                                Exhibit (17)(c)

                      One Group Mutual Funds Annual Report
                       For the period ended June 30, 2000

BOND FUNDS
                               ANNUAL REPORT
                               For the year ended June 30, 2000

                                                               [One Group Logo]

                               ONE GROUP(R) ULTRA SHORT-TERM BOND FUND
                               ONE GROUP(R) SHORT-TERM BOND FUND
                               ONE GROUP(R) INTERMEDIATE BOND FUND
                               ONE GROUP(R) BOND FUND
                               ONE GROUP(R) INCOME BOND FUND
                               ONE GROUP(R) GOVERNMENT BOND FUND
                               ONE GROUP(R) TREASURY & AGENCY FUND
                               ONE GROUP(R) HIGH YIELD BOND FUND

              NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

     This material must be preceded or accompanied by a current prospectus.

Table of Contents
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

Portfolio Performance Review...............................................    2
Schedules of Portfolio Investments.........................................   27
Statements of Assets and Liabilities.......................................   85
Statements of Operations...................................................   87
Statements of Changes in Net Assets........................................   89
Schedules of Capital Stock Activity........................................   92
Financial Highlights.......................................................   95
Notes to Financial Statements............................................... 124
Report of Independent Accountants........................................... 134

                      One Group Ultra Short-Term Bond Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
For the year ended June 30, 2000, One Group Ultra Short-Term Bond Fund I share class posted a total return of 5.66%. (For information on other share classes and performance comparisons to indexes, please see page 4.)

HOW WOULD YOU DESCRIBE THE YEAR'S MARKET CLIMATE?
The 12-month period was characterized by rising interest rates, as the U.S. economy continued to surprise investors with high growth and low inflation. Uncomfortable with this situation, the Federal Reserve embarked on a rate-tightening campaign that eventually raised the federal funds rate by 1.75 percentage points. More important, short-term market rates increased by more than 1 percentage point.

High levels of spread volatility characterized the performance of the mortgage-backed sector during the year. (Spreads refer to the differences in yields between non-Treasury bonds, such as agency, corporate and mortgage-backed securities, and comparable-maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.) At the beginning of the fiscal year, increasing concerns over potential Federal Reserve tightening and Y2K caused interest rate volatility to spike, and spreads on mortgage-backed securities widened. But, after the Federal Reserve announced it would provide enough liquidity to combat any Y2K problems, spreads tightened.

During the first quarter of 2000, strong global growth, a soaring equity market and high levels of non-public debt led to concerns that the Federal Reserve would become significantly more restrictive. In addition, record U.S. government surpluses led the U.S. Treasury to implement a buyback program of federal debt. These factors resulted in an inversion of the yield curve, and spreads re-tested their historical highs. Furthermore, the high levels of growth in some government agencies, particularly Freddie Mac and Fannie Mae, have come under Congressional scrutiny. We do not expect any changes in the legal or credit status of these agencies, but spreads on their debt have risen significantly. Also, this event has led to a dislocation in the mortgage market, where the value of Ginnie Mae securities has risen significantly in relation to those of Fannie Mae and Freddie Mac.

HOW DID THESE EVENTS INFLUENCE THE FUND?
The significant widening of spreads, particularly among mortgage-related securities, negatively affected the Fund's performance. In addition, the Federal Reserve's tightening of monetary policy negatively influenced performance by increasing the level of spread volatility and the overall level of interest rates.

At the same time, the rise in short-term interest rates led to increases in the coupon rates of the Fund's floating-rate securities, which enhanced Fund performance. Coupon income was the key to performance for the year. The rising rate environment caused the Fund's share price to decline, but the level of income more than offset the share price depreciation, resulting in a positive total return.

Rising interest rates also helped push up the Fund's yield. As of June 30, 2000, the Fund's 30-day SEC yield on I shares was 6.61%, compared to 5.35% on June 30, 1999.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our strategy is to attempt to maximize total return while maintaining a relatively stable net asset value. As such, we invest primarily in high-quality fixed and floating-rate asset-backed and mortgage-backed securities that offer significant yield advantages over comparable-maturity Treasury securities.

We also attempt to keep the Fund's duration close to its target of 0.9 years. (Duration is a measure of a fund's sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) Duration fluctuated from 0.95 years to 1.10 years, primarily due to the varying duration of mortgage-backed securities and the increased interest rate volatility. At fiscal year-end, duration was 1.03 years.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Given the uncertainty surrounding inflation, economic growth and Federal Reserve policy, we expect rates and spreads to remain volatile for the near term. But, we believe the economy will start slowing down in the fall, and this should put an end to the Federal Reserve's

                      One Group Ultra Short-Term Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

rate hikes. By the end of the year, we expect interest rates to remain steady or even fall slightly. The yield curve should flatten, and overall interest rate volatility should drop. As such, we expect spread securities to perform well during the second half of 2000.

We plan to continue heavily overweighting spread securities. In addition, we expect to maintain duration at or slightly above our target duration to keep interest rate risk relatively neutral. Finally, we will actively pursue opportunities to enhance the Fund's yield.

/s/ Douglas S. Swanson
Douglas S. Swanson
Team Leader, Taxable Bond Team
Banc One Investment Advisors Corporation

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                      One Group Ultra Short-Term Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                    Since
                                                                  Inception

                              1 Year            5 Year             2/2/93)

  Class I                      5.66%             5.81%              5.18%


                          VALUE OF $10,000 INVESTMENT

                                                                             ML 1 YEAR TREASURY BILL     LIPPER ULTRA SHORT FUND
                                                         CLASS I                      INDEX                       INDEX
                                                         -------             -----------------------     -----------------------
2/93                                                      10000                       10000                       10000
6/93                                                      10201                       10139                       10182
6/94                                                      10421                       10382                       10241
6/95                                                      10957                       11053                       10552
6/96                                                      11571                       11665                       11011
6/97                                                      12397                       12386                       11686
6/98                                                      13141                       13104                       12369
6/99                                                      13754                       13778                       12961
6/00                                                      14533                       14483                       13656

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                    Since
                                                                  Inception
                              1 Year            5 Year            (3/10/93)

  Class A                      5.40%             5.59%              4.95%
  Class A*                     2.26%             4.96%              4.51%


* Reflects 3.00% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                       ML 1 YEAR TREASURY     LIPPER ULTRA SHORT
                                              CLASS A                CLASS A*              BILL INDEX             FUND INDEX
                                              -------                --------          ------------------     ------------------
3/93                                           10000                   9700                  10000                  10000
6/93                                           10146                   9842                  10104                  10133
6/94                                           10344                  10034                  10346                  10192
6/95                                           10845                  10519                  11014                  10502
6/96                                           11432                  11089                  11625                  10958
6/97                                           12233                  11866                  12343                  11630
6/98                                           12936                  12548                  13059                  12309
6/99                                           13505                  13099                  13731                  12899
6/00                                           14234                  13807                  14433                  13590

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                    Since
                                                                  Inception
                              1 Year            5 Year           (1/14/94)(1)

  Class B                      4.91%             5.01%              4.63%
  Class B**                    1.92%             5.01%              4.63%


** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                       ML 1 YEAR TREASURY     LIPPER ULTRA SHORT
                                              CLASS B               CLASS B**              BILL INDEX             FUND INDEX
                                              -------               ---------          ------------------     ------------------
1/94                                           10000                  10000                  10000                  10000
6/94                                            9991                   9991                  10067                   9937
6/95                                           10468                  10468                  10717                  10239
6/96                                           10953                  10953                  11311                  10684
6/97                                           11634                  11634                  12010                  11339
6/98                                           12253                  12253                  12707                  12002
6/99                                           12742                  12742                  13360                  12577
6/00                                           13368                  13368                  14044                  13251

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Ultra Short-Term Bond Fund is measured against the Merrill Lynch (ML) 1 Year Treasury Bill Index, an unmanaged index which reflects the total return of a hypothetical Treasury bill with a discount rate equal to the average rate established at each of the auctions during a given year. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B shares.

The Lipper Ultra Short Fund Index is typically comprised of the 30 largest mutual funds that invest at least 65% of their assets in investment grade debt issues, or better, and maintain a portfolio dollar-weighted average maturity between 91 and 365 days.

The Lipper Ultra Short Fund Index consists of the average monthly returns of the Lipper Adjustable Rate Mortgage Fund Index for periods prior to July 1996. Thereafter, the data is from the Lipper Ultra Short Fund Index, which corresponds with the initiation of the Lipper Ultra Short Fund Index on July 1, 1996.

------------

(1) Class B shares automatically convert to Class A shares after six years. Therefore, the performance in the "since inception" example for Class B shares represents a combination of Class A and Class B operating expenses.

                         One Group Short-Term Bond Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
For the 12-month period ended June 30, 2000, One Group Short-Term Bond Fund I share class posted a total return of 4.81%. (For information on other share classes and performance comparisons to indexes, please see page 6.)

The fiscal year ended June 30, 2000, can be characterized as an incredibly turbulent period in the fixed income market. Interest rates increased across the board, with shorter-term rates rising more than longer-term rates. Yield spreads widened during the year, causing agency and other non-Treasury sectors to underperform Treasury securities. (Spreads refer to the differences in yields between non-Treasury bonds, such as agency, corporate, asset-backed and mortgage-backed securities, and comparable-maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.)

With yields higher across the entire yield curve, bond prices declined throughout the fiscal year. But, the Fund's income was enough to offset the price declines, resulting in a positive total return for the Fund.

HOW DID THE FUND'S YIELD CHANGE?
The Fund's yield increased throughout the year, due to the rising interest rate environment. As of June 30, 2000, the Fund's 30-day SEC yield on I shares was 6.38%, compared to 5.66% on June 30, 1999.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Consistent with our investment philosophy, our strategy was to search for value based on thorough credit research and risk/return analysis across all sectors of the fixed income market. At the same time, we carefully controlled the Fund's duration, or interest rate risk. These strategies helped reduce the negative effects of last fiscal year's flight to quality on Fund performance.

In anticipation of higher interest rates, we lowered the Fund's duration to help limit the impact of rising rates and falling prices. Duration ended the fiscal year at 1.6 years, compared to 1.8 years on June 30, 1999. (Duration is a measure of a fund's sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.)

The Federal Reserve's interest rate hikes during the year helped the yield curve take on an inverted shape, meaning that shorter-term bonds offered higher yields than long-term bonds. Our barbelled strategy of investing in maturities at the short and long ends of our maturity range helped mitigate the effects of rising interest rates.

WHAT WAS THE FUND'S QUALITY PROFILE?*
In general, higher-quality securities performed better than lower-quality securities during the year. We maintained a high-quality portfolio throughout the period, and at fiscal year end, 82% of the Fund's assets was invested in securities rated "AAA." Securities rated "AA" "A" and "BBB" comprised 2%, 15% and 1% of the portfolio, respectively.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Our expectation is for interest rates to possibly head higher over the near term, as the economy continues to grow at a solid rate. We believe the Federal Reserve may continue to raise the federal funds rate this year, possibly peaking at 7%. We believe the Federal Reserve remains committed to keeping inflation under control and will successfully slow down the economy. This should contribute to a positive bond market environment. Spreads may remain volatile and wider than their historical averages due to supply and demand changes in the market. Nonetheless, over time, we believe that non-Treasury securities will continue to present attractive investment opportunities.

/s/ Douglas S. Swanson
Douglas S. Swanson
Team Leader, Taxable Bond Team
Banc One Investment Advisors Corporation

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation

------------
* The Fund's composition is subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                         One Group Short-Term Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                    Since
                                                                  Inception
                              1 Year            5 Year             (9/4/90)

  Class I                      4.81%             5.59%              6.56%


                          VALUE OF $10,000 INVESTMENT

                                                               LEHMAN BROTHERS 1-3
                                                                 YEAR GOVT/CREDIT     LEHMAN BROTHERS 1-3      LIPPER SHORT US
                                              CLASS I                 INDEX             YEAR GOVT INDEX        GOVT FUND INDEX
                                              -------          -------------------    -------------------      ---------------
9/90                                           10000                  10000                  10000                  10000
6/91                                           10799                  10858                  10853                  10774
6/92                                           12068                  11991                  11975                  11801
6/93                                           13066                  12791                  12759                  12590
6/94                                           13170                  12995                  12952                  12744
6/95                                           14218                  14007                  13946                  13686
6/96                                           14947                  14783                  14709                  14366
6/97                                           15957                  15762                  15676                  15292
6/98                                           17008                  16836                  16739                  16285
6/99                                           17802                  17702                  17583                  17000
6/00                                           18658                  18561                  18437                  17789

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                    Since
                                                                  Inception
                              1 Year            5 Year            (2/18/92)

  Class A                      4.55%             5.32%              5.53%
  Class A*                     1.43%             4.67%              5.14%


* Reflects 3.00% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                         LEHMAN BROTHERS     LEHMAN BROTHERS
                                                                            1-3 YEAR          1-3 YEAR GOVT      LIPPER SHORT US
                                     CLASS A            CLASS A*        GOVT/CREDIT INDEX         INDEX          GOVT FUND INDEX
                                     -------            --------        -----------------    ---------------     ---------------
2/92                                  10000                9698               10000               10000               10000
6/92                                  10356               10043               10289               10284               10274
6/93                                  11188               10851               10975               10957               10961
6/94                                  11243               10904               11150               11123               11095
6/95                                  12105               11740               12019               11976               11915
6/96                                  12694               12311               12684               12632               12507
6/97                                  13515               13107               13525               13462               13314
6/98                                  14369               13935               14446               14375               14178
6/99                                  15002               14550               15188               15100               14800
6/00                                  15685               15212               15926               15833               15487

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                    Since
                                                                  Inception
                              1 Year            5 Year           (1/14/94)(1)
  Class B                      4.00%             4.80%              4.56%
  Class B**                    1.03%             4.80%              4.56%



** Reflects Applicable Contingent Deferred Sales Charge.
VALUE OF $10,000 INVESTMENT

                                                                         LEHMAN BROTHERS     LEHMAN BROTHERS
                                                                            1-3 YEAR          1-3 YEAR GOVT      LIPPER SHORT US
                                     CLASS B            CLASS B**       GOVT/CREDIT INDEX         INDEX          GOVT FUND INDEX
                                     -------            ---------       -----------------    ---------------     ---------------
1/94                                  10000               10000               10000               10000               10000
6/94                                   9819                9819                9953                9951                9943
6/95                                  10524               10524               10728               10714               10678
6/96                                  10974               10974               11323               11301               11208
6/97                                  11604               11604               12073               12044               11931
6/98                                  12298               12298               12895               12860               12706
6/99                                  12792               12792               13558               13509               13264
6/00                                  13304               13304               14216               14165               13879

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Short-Term Bond Fund is measured against the Lehman Brothers 1-3 Year Government/Credit Bond Index, an unmanaged index with a broad measure of the performance of short-term government and corporate fixed-rate debt issues. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B shares.

The Lehman Brothers 1-3 Year Government Index is an unmanaged index comprised of US Government and agency securities with maturities of one to three years.

The Lipper Short US Government Fund Index consists of the equally weighted average monthly returns of the largest funds within the universe of all funds in the category.

The benchmark index for the Short-Term Bond Fund has changed from the Lehman Brothers 1-3 Year Government Index to the Lehman Brothers 1-3 Year Government/Credit Index in order to better represent the investment policies for comparison purposes.

------------

(1) Class B shares automatically convert to Class A shares after six years. Therefore, the performance in the "since inception" example for Class B shares represents a combination of Class A and Class B operating expenses.

                        One Group Intermediate Bond Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
For the year ended June 30, 2000, One Group Intermediate Bond Fund I share class posted a total return of 4.12%. (For information on other share classes and performance comparisons to indexes, please see pages 8-9.)

HOW DID MARKET EVENTS INFLUENCE PERFORMANCE?
During the fiscal year interest rates increased as the U.S. economy continued to surprise investors with high levels of income growth and low inflation. Uncomfortable with the strong economic growth and potential for future inflation, the Federal Reserve began a series of interest rate hikes that eventually pushed up the federal funds rate by 1.75 percentage points. But, more important, short-term market rates rose by more than 1 percentage point, causing prices on many of the Fund's securities to decline.

In addition, spread volatility remained high during the year, and non-Treasury securities underperformed. (Spreads refer to the differences in yields between non-Treasury bonds, such as agency, corporate and mortgage-backed securities, and comparable-maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.) Several factors contributed to this volatility, including Y2K worries, concerns about a more restrictive Federal Reserve, and speculation that government surpluses would eliminate the federal debt. Furthermore, high levels of growth among certain government agencies led to congressional scrutiny, causing investors to question the future status of securities issued by these agencies. In this volatile environment, higher-quality bonds, such as those represented in the Fund, outperformed lower-quality securities.

HOW DID THE FUND'S YIELD CHANGE?
The rising interest rate environment caused bond prices to fall and the Fund's net asset value to decrease slightly during the year. Rising rates also contributed to a slight increase in the Fund's yield. As of June 30, 2000, the Fund's 30-day SEC yield on I shares was 6.56%, compared to 6.37% on June 30, 1999.

WHAT WERE YOUR KEY STRATEGIES AND TACTICS?
In our efforts to outperform the Fund's benchmark index, the Lehman Intermediate Government/Credit Bond Index, we kept the Fund's duration similar to that of the index. (Duration is a measure of a fund's sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) At the same time, we held more longer-duration securities and fewer short and intermediate securities because we expected yield increases (and price declines) to be more subdued among longer securities. We also overweighted high-quality corporate, mortgage- and asset-backed securities because of their significantly higher yields versus Treasuries.

Security selection also was a key component of our strategy throughout the year. By carefully researching each security we considered for purchase, we were able to enhance the Fund's total return without taking on additional incremental risk.

HOW WAS THE FUND STRUCTURED IN TERMS OF SECTORS AND QUALITY?*
As of June 30, 2000, 48% of the Fund's assets were invested in mortgage-backed securities; 24% were invested in U.S. Treasuries; 11% were invested in corporate bonds; 9% were invested in money market securities and 8% were invested in asset-backed securities. We maintained a high credit-quality profile throughout the year, and securities rated "AAA" comprised 86% of the Fund on June 30, 2000.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Our expectation is for interest rates to possibly head higher over the near term, as the economy continues to grow at a solid rate in the third quarter. We believe the Federal Reserve may continue to raise the federal funds rate this year, possibly until it reaches 7%. Longer term, we believe the Federal Reserve will slow down the economy and remain committed to keeping inflation under control. This should contribute to a positive bond market environment. Spreads may remain volatile and wider than their historical averages due to supply and demand changes in the market. Nonetheless, we believe that non-Treasury securities will continue to present attractive investment opportunities over the long term.

/s/ Douglas S. Swanson
Douglas S. Swanson
Team Leader, Taxable Bond Team
Banc One Investment Advisors Corporation

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation
------------
* The Fund composition is subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                        One Group Intermediate Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception

                     1 Year          5 Year          10 Year        (12/31/83)
  Class I             4.12%           6.41%           7.20%            8.24%


                          VALUE OF $10,000 INVESTMENT

                                                                                 LEHMAN BROTHERS
                                                                            INTERMEDIATE GOVT/CREDIT    LIPPER SHORT INTERMEDIATE
                                                         CLASS I                   BOND INDEX                 US GOVT INDEX
                                                         -------            ------------------------    -------------------------
6/90                                                      10000                       10000                       10000
6/91                                                      11056                       11052                       10997
6/92                                                      12486                       12507                       12250
6/93                                                      13671                       13820                       13279
6/94                                                      13377                       13785                       13239
6/95                                                      14694                       15215                       14327
6/96                                                      15659                       15977                       14937
6/97                                                      17074                       17130                       15905
6/98                                                      18527                       18593                       17036
6/99                                                      19254                       19372                       17654
6/00                                                      20046                       20191                       18350

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                    1 Year          5 year          10 Year         (12/31/83)

  Class A            3.86%           6.19%           7.06%             8.16%
  Class A*         (0.78)%           5.23%           6.57%             7.86%


* Reflects 4.50% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                          INTERMEDIATE           LIPPER SHORT
                                                                                        GOVT/CREDIT BOND       INTERMEDIATE US
                                              CLASS A                CLASS A*                INDEX                GOVT INDEX
                                              -------                --------           ----------------       ---------------
6/90                                           10000                   9546                  10000                  10000
6/91                                           11050                  10549                  11052                  10997
6/92                                           12448                  11884                  12507                  12250
6/93                                           13630                  13012                  13820                  13279
6/94                                           13337                  12732                  13785                  13239
6/95                                           14650                  13985                  15215                  14327
6/96                                           15613                  14904                  15977                  14937
6/97                                           16960                  16191                  17130                  15905
6/98                                           18361                  17528                  18593                  17036
6/99                                           19049                  18185                  19372                  17654
6/00                                           19784                  18886                  20191                  18350

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                 Since
                                                               Inception
                        1 Year       5 Year       10 Year     (12/31/83)

  Class B                3.23%        5.66%        6.80%         8.00%
  Class B**             (1.67)%       5.33%        6.80%         8.00%


* * Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                          INTERMEDIATE           LIPPER SHORT
                                                                                        GOVT/CREDIT BOND       INTERMEDIATE US
                                              CLASS B               CLASS B**                INDEX                GOVT INDEX
                                              -------               ---------           ----------------       ---------------
6/90                                           10000                  10000                  10000                  10000
6/91                                           11049                  11049                  11052                  10997
6/92                                           12448                  12448                  12507                  12250
6/93                                           13625                  13625                  13820                  13279
6/94                                           13339                  13339                  13785                  13239
6/95                                           14658                  14658                  15215                  14327
6/96                                           15612                  15612                  15977                  14937
6/97                                           16911                  16911                  17130                  15905
6/98                                           18173                  18173                  18593                  17036
6/99                                           18696                  18696                  19372                  17654
6/00                                           19299                  19299                  20191                  18350

                        One Group Intermediate Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                 Since
                                                               Inception
                                    1 Year                       (3/22/99)

  Class C                           3.33%                          2.19%
  Class C**                         2.35%                          2.19%

** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                          INTERMEDIATE           LIPPER SHORT
                                                                                        GOVT/CREDIT BOND       INTERMEDIATE US
                                              CLASS C               CLASS C**                INDEX                GOVT INDEX
                                              -------               ---------           ----------------       ---------------
3/99                                          10000.00               10000.00               10000.00               10000.00
6/99                                           9949.00                9949.00                9960.00                9962.00
6/00                                          10280.00               10280.00               10382.00               10355.00

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The Intermediate Bond Fund commenced operations as the Pegasus Intermediate Bond Fund on June 1, 1991, subsequent to the transfer of assets from a common trust fund with materially equivalent investment objectives, policies, guidelines and restrictions as the Fund. The quoted performance of the Fund includes the performance of the common trust fund for periods prior to the Fund's commencement of operations as adjusted to reflect the expenses and sales charges associated with the Fund. Common trust funds are not registered under the Investment Company Act of 1940 ("1940 Act") and, therefore, are not subject to certain investment restrictions, limitations and diversification requirements imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, its performance may have been adversely affected. The above quoted performance data includes the performance of a common trust fund and the Pegasus Intermediate Bond Fund prior to the acquisition by the One Group Intermediate Bond Fund on March 22, 1999.

The performance of the Intermediate Bond Fund is measured against the Lehman Brothers Intermediate Government/Credit Bond Index, an unmanaged index comprised of US Government agency and Treasury securities and investment grade corporate bonds. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B and Class C shares. The Lehman Brothers Intermediate Government/Credit Bond Index was formally named the Lehman Brothers/Corporate Bond Index.

The Lipper Short Intermediate US Government Index consists of the equally weighted average monthly returns of the largest funds within the universe of all funds in the category.

                              One Group Bond Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
One Group Bond Fund I share class posted a total return of 3.94% for the year ended June 30, 2000. (For information on other share classes and performance comparisons to indexes, please see pages 11-12.) The Fund's 30-day SEC yield on I shares ended the fiscal year at 6.74%.

During the fiscal year interest rates increased as the U.S. economy continued to surprise investors with high levels of income growth and low inflation. Uncomfortable with the strong economic growth and potential for future inflation, the Federal Reserve began a series of interest rate hikes that eventually pushed up the federal funds rate by 1.75 percentage points. But, more important, short-term market rates rose by more than 1 percentage point.

In addition, spread volatility remained high during the year, and non-Treasury securities underperformed. (Spreads refer to the differences in yields between non-Treasury bonds, such as agency, corporate and mortgage-backed securities, and comparable-maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.) But, within the spread sectors, higher-quality securities, such as those represented in the Fund, performed better than lower-quality securities.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
In our goal of outperforming the Lehman Aggregate Bond Index, we kept the Fund's average duration in line with that of the index. (Duration is a measure of a fund's sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) At the same time, we held more longer-duration securities and fewer short and intermediate securities because we expected yield increases (and price declines) to be less significant among longer securities. We also overweighted high-quality corporate, mortgage- and asset-backed securities because of the yield advantages these securities offered versus Treasuries.

We also focused on security selection and carefully researched each bond we purchased for the Fund. These efforts enabled us to enhance the Fund's total return without taking on additional incremental risk.

HOW WAS THE FUND STRUCTURED IN TERMS OF SECTORS AND QUALITY?*
As of June 30, 2000, 53% of the Fund's assets was invested in mortgage-backed securities; 28% was invested in U.S. Treasuries, 6% was in asset-backed securities; 6% was in corporate bonds and 6% was in money market securities. We maintained a high credit-quality profile throughout the year, and securities rated "AAA" comprised 93% of the Fund on June 30, 2000.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect interest rates to possibly head higher over the near term, as the economy continues to grow in the months ahead. We believe additional Federal Reserve rate hikes may be in store this year and expect the federal funds rate to top out around 7%. Longer term, we believe the Federal Reserve will be successful in slowing down the economy through its commitment to keeping inflation under control. This should contribute to a positive bond market environment. Supply and demand changes in the market may cause spreads to remain volatile and wider than their historical averages, but we still believe that, over time, non-Treasury securities will continue to present attractive investment opportunities.

/s/ Douglas S. Swanson
Douglas S. Swanson
Team Leader, Taxable Bond Team
Banc One Investment Advisors Corporation

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation

------------
* The Fund's composition is subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                              One Group Bond Fund

--------------------------------------------------------------------------------

ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                        Since
                                                                      Inception
                      1 Year          5 Year          10 Year        (12/31/83)

  Class I              3.94%           6.78%           8.00%            9.24%


                          VALUE OF $10,000 INVESTMENT

                                                                                 LEHMAN BROTHERS         LIPPER INTERMEDIATE US
                                                         CLASS I              AGGREGATE BOND INDEX             GOVT INDEX
                                                         -------              --------------------       ----------------------
6/90                                                      10000                       10000                       10000
6/91                                                      11064                       11070                       10958
6/92                                                      12559                       12624                       12365
6/93                                                      14181                       14112                       13623
6/94                                                      13848                       13928                       13390
6/95                                                      15545                       15676                       14708
6/96                                                      16593                       16462                       15304
6/97                                                      18191                       17804                       16408
6/98                                                      20112                       19681                       17955
6/99                                                      20766                       20300                       18422
6/00                                                      21584                       21228                       19142

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                      Since
                                                                    Inception
                       1 Year         5 Year         10 Year       (12/31/83)
  Class A               3.68%          6.58%          7.89%           9.17%
  Class A*             (1.01)%         5.60%          7.39%           8.88%


* Reflects 4.50% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                         AGGREGATE BOND      LIPPER INTERMEDIATE
                                              CLASS A                CLASS A*                INDEX              US GOVT INDEX
                                              -------                --------           ---------------      -------------------
6/90                                           10000                   9545                  10000                  10000
6/91                                           11604                  10561                  11070                  10958
6/92                                           12559                  11988                  12624                  12365
6/93                                           14181                  13536                  14112                  13623
6/94                                           13848                  13218                  13928                  13390
6/95                                           15545                  14838                  15676                  14708
6/96                                           16593                  15838                  16462                  15304
6/97                                           18130                  17305                  17804                  16408
6/98                                           20015                  19105                  19681                  17955
6/99                                           20615                  19677                  20300                  18422
6/00                                           21373                  20401                  21228                  19142

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                      Since
                                                                    Inception
                       1 Year         5 Year         10 Year       (12/31/83)

  Class B               3.01%          6.05%          7.64%           9.02%
  Class B**            (1.87)%         5.73%          7.64%           9.02%


** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                         AGGREGATE BOND      LIPPER INTERMEDIATE
                                              CLASS B               CLASS B**                INDEX              US GOVT INDEX
                                              -------               ---------           ---------------      -------------------
6/90                                           10000                  10000                  10000                  10000
6/91                                           11076                  11076                  11070                  10958
6/92                                           12571                  12571                  12624                  12365
6/93                                           14185                  14185                  14112                  13623
6/94                                           13849                  13849                  13928                  13390
6/95                                           15563                  15563                  15676                  14708
6/96                                           16605                  16605                  16462                  15304
6/97                                           18102                  18102                  17804                  16408
6/98                                           19826                  19826                  19681                  17955
6/99                                           20268                  20268                  20300                  18422
6/00                                           20878                  20878                  21228                  19142

                              One Group Bond Fund

--------------------------------------------------------------------------------

ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                         Since
                                                                       Inception
                                        1 Year                         (3/22/99)

  Class C                               3.19%                            2.21%
  Class C**                             2.21%                            2.21%

** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                         AGGREGATE BOND      LIPPER INTERMEDIATE
                                              CLASS C               CLASS C**                INDEX              US GOVT INDEX
                                              -------               ---------           ---------------      -------------------
3/99                                           10000                  10000                  10000                  10000
6/99                                            9965                   9965                   9912                   9901
6/00                                           10282                  10282                  10365                  10288

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The Bond Fund commenced operations as the Pegasus Bond Fund on June 1, 1991, subsequent to the transfer of assets from a common trust fund with materially equivalent investment objectives, policies, guidelines and restrictions as the Fund. The quoted performance of the Fund includes the performance of the common trust fund for periods prior to the Fund's commencement of operations as adjusted to reflect the expenses and sales charges associated with the Fund. Common trust funds are not registered under the Investment Company Act of 1940 ("1940 Act") and, therefore, are not subject to certain investment restrictions, limitations and diversification requirements imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, its performance may have been adversely affected. The above quoted performance data includes the performance of a common trust fund and the Pegasus Bond Fund prior to the acquisition by the One Group Bond Fund on March 22, 1999.

The performance of the Bond Fund is measured against the Lehman Brothers Aggregate Bond Index, an unmanaged index generally representative of the bond market as a whole. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B and Class C shares.

The Lipper Intermediate US Government Index consists of the equally weighted average monthly returns of the largest funds within the universe of all funds in the category.

                           One Group Income Bond Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
The One Group Income Bond Fund I share class posted a total return of 4.19% for the year ended June 30, 2000. (For information on other share classes and performance comparisons to indexes, please see pages 14-15.)

Rising interest rates and widening yield spreads had a negative effect on the Fund's one-year total return. (Spreads refer to the differences in yields between non-Treasury bonds, such as agency, corporate and mortgage-backed securities, and comparable-maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.) With yields generally higher across the yield curve, bond prices declined. But the Fund's income level was enough to offset the price declines, resulting in a positive total return.

HOW DID THE FUND'S YIELD CHANGE?
The Fund's yield increased throughout the year as a result of higher market interest rates and the addition of a modest allocation to high-yield securities. The Fund's 30-day SEC yield on I shares was 7.10% on June 30, 2000, compared to 5.88% on June 30, 1999.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our ongoing strategy is to search for and purchase undervalued securities and market sectors. During the past fiscal year, the sectors that we believe represented the best value included spread products in general and, more specifically, mortgage-backed securities. As such, we increased the Fund's allocations to mortgages and decreased its weightings primarily in Treasury securities. This action helped increase the Fund's yield and positions the portfolio nicely to take advantage of historically wide spreads.

We also added a small high-yield component to the Fund. While this action helped increase the Fund's yield, it also had a negative effect on the Fund's principal return. High-yield bonds suffered during our holding period due to credit quality concerns and a lack of demand. We were able to minimize the effects of this due to our small and broadly diversified position in these bonds.

The yield curve took on an inverted shape during the year, meaning that shorter-term bonds offered higher yields than long-term bonds. Our yield curve positioning in the zero to three-year range as well as our long-term Treasury holdings helped the Fund make the most of this situation.

HOW WAS THE FUND STRUCTURED IN TERMS OF SECTORS AND QUALITY?*
The Fund's average quality changed only slightly due to the addition of high-yield securities. As of June 30, 2000, the Fund's average quality was "AA," and 64% of the portfolio was invested in "AAA"-rated securities. Securities rated "AA" comprised 5% of the portfolio; those rated "A" comprised 16%; securities rated "BBB" comprised 9%; and high-yield bonds comprised 6%.

U.S. Treasuries comprised 19% of the Fund at fiscal year end, while 29% was invested in mortgage-backed securities, 35% in corporate bonds, 12% in asset backed securities, 4% in agency securities and 1% in money market securities.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Over time, we believe the Federal Reserve will remain committed to controlling inflation and will be successful in its efforts to slow down the economy. This should contribute to a positive bond market environment. Supply and demand changes in the market may cause spreads to remain volatile and wider than their historical averages. Nonetheless, we believe that over the long-term non-Treasury securities will continue to present attractive investment opportunities.

/s/ Douglas S. Swanson
Douglas S. Swanson
Team Leader, Taxable Bond Team
Banc One Investment Advisors Corporation

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation
------------
* The Fund's composition is subject to change.

The high-yield portion of the Fund is sub-advised by Banc One High Yield Partners, LLC. Banc One High Yield Partners, LLC is a joint venture between Banc One Investment Advisors, the Fund's advisor, and Pacholder Associates, Inc.

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                           One Group Income Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                               1 Year             5 Year              (3/5/93)

  Class I                       4.19%              5.69%               5.68%


                          VALUE OF $10,000 INVESTMENT

                                                                                 LEHMAN BROTHERS           LIPPER INTERMEDIATE
                                                         CLASS I              AGGREGATE BOND INDEX       INVESTMENT GRADE INDEX
                                                         -------              --------------------       ----------------------
3/93                                                      10000                       10000                       10000
6/93                                                      10151                       10308                       10300
6/94                                                      10173                       10174                       10164
6/95                                                      11362                       11450                       11293
6/96                                                      11895                       12025                       11829
6/97                                                      12770                       13005                       12767
6/98                                                      14101                       14376                       14000
6/99                                                      14383                       14828                       14347
6/00                                                      14986                       15506                       14886

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                               1 Year             5 Year              (3/5/93)

  Class A                       3.80%              5.38%               5.44%
  Class A*                     (0.85)%             4.42%               4.78%


* Reflects 4.50% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS      LIPPER INTERMEDIATE
                                                                                         AGGREGATE BOND        INVESTMENT GRADE
                                              CLASS A                CLASS A*                INDEX                  INDEX
                                              -------                --------           ---------------      -------------------
3/93                                           10000                   9554                  10000                  10000
6/93                                           10151                   9698                  10308                  10300
6/94                                           10187                   9733                  10174                  10164
6/95                                           11341                  10835                  11450                  11293
6/96                                           11826                  11299                  12025                  11829
6/97                                           12666                  12101                  13005                  12767
6/98                                           13956                  13334                  14376                  14000
6/99                                           14197                  13564                  14828                  14347
6/00                                           14736                  14080                  15506                  14886

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                               1 Year             5 Year              (3/5/93)

  Class B                       3.11%              4.63%               4.93%
  Class B**                    (1.77)%             4.32%               4.93%


** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS      LIPPER INTERMEDIATE
                                                                                         AGGREGATE BOND        INVESTMENT GRADE
                                              CLASS B               CLASS B**                INDEX                  INDEX
                                              -------               ---------           ---------------      -------------------
3/93                                           10000                  10000                  10000                  10000
6/93                                           10153                  10153                  10308                  10300
6/94                                           10194                  10194                  10174                  10164
6/95                                           11340                  11340                  11450                  11293
6/96                                           11748                  11748                  12025                  11829
6/97                                           12481                  12481                  13005                  12767
6/98                                           13671                  13671                  14376                  14000
6/99                                           13790                  13790                  14828                  14347
6/00                                           14219                  14219                  15506                  14886

                           One Group Income Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                               1 Year             5 Year              (3/5/93)

  Class C                       3.15%              4.56%               4.84%
  Class C**                     2.15%              4.56%               4.84%



** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS      LIPPER INTERMEDIATE
                                                                                         AGGREGATE BOND        INVESTMENT GRADE
                                              CLASS C               CLASS C**                INDEX                  INDEX
                                              -------               ---------           ---------------      -------------------
3/93                                           10000                  10000                  10000                  10000
6/93                                           10149                  10149                  10308                  10300
6/94                                           10181                  10181                  10174                  10164
6/95                                           11314                  11314                  11450                  11293
6/96                                           11709                  11709                  12025                  11829
6/97                                           12427                  12427                  13005                  12767
6/98                                           13600                  13600                  14376                  14000
6/99                                           13706                  13706                  14828                  14347
6/00                                           14138                  14138                  15506                  14886

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The above-quoted performance data includes the performance of the Pegasus Multi Sector Bond Fund prior to the acquisition by the One Group Income Bond Fund on March 22, 1999. On December 2, 1994 the fund terminated its offering of Class B shares and such shares converted to Class A shares. The Fund re-offered Class B shares on May 31, 1995. Therefore, the above-quoted performance data for Class B includes the performance of the Pegasus Multi Sector Bond Fund for Class A for the period between December 2, 1994 to May 30, 1995. Performance for Class B shares is based on Class A share performance adjusted to reflect the difference in sales charges.

The performance of the Income Bond Fund is measured against the Lehman Brothers Aggregate Bond Index, an unmanaged index comprised of US Government, mortgage, corporate and asset-backed securities. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B and Class C shares. Performance for Class C shares is based on Class B share performance adjusted to reflect the difference in sales charges.

The Lipper Intermediate Investment Grade Index consists of the equally weighted average monthly returns of the largest funds within the universe of all funds in the category.

                         One Group Government Bond Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
For the year ended June 30, 2000, One Group Government Bond Fund I share class posted a total return of 4.33%. (For information on other share classes and performance comparisons to indexes, please see pages 18-19.)

HOW WOULD YOU DESCRIBE THE YEAR'S MARKET CLIMATE?
The 12-month period was characterized by rising interest rates, as the U.S. economy continued to surprise investors with high growth and low inflation. Uncomfortable with this situation, the Federal Reserve embarked on a rate-tightening campaign that eventually raised the federal funds rate by 1.75 percentage points. More important, short-term market rates increased by more than 1 percentage point.

High levels of spread volatility characterized the performance of the mortgage-backed sector during the year. (Spreads refer to the differences in yields between non-Treasury bonds, such as agency, corporate and mortgage-backed securities, and comparable-maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.) At the beginning of the fiscal year, increasing concerns over potential Federal Reserve tightening and Y2K caused interest rate volatility to spike, and spreads on mortgage-backed securities widened. But, after the Federal Reserve announced it would provide enough liquidity to combat any Y2K problems, spreads tightened.

The recovery was short-lived. During the first quarter of 2000, strong global growth, a soaring equity market and high levels of non-public debt led to concerns that the Federal Reserve would become significantly more restrictive. In addition, record U.S. government surpluses led the U.S. Treasury to implement a buyback program of federal debt. These factors resulted in an inversion of the yield curve, and spreads re-tested their historical highs. Furthermore, the high levels of growth in some government agencies, particularly Freddie Mac and Fannie Mae, have come under Congressional scrutiny. We do not expect any changes in the legal or credit status of these agencies, but spreads on their debt have risen significantly. Also, this event has led to a dislocation in the mortgage market, where the value of Ginnie Mae securities has risen significantly in relation to those of Fannie Mae and Freddie Mac.

HOW DID THESE EVENTS INFLUENCE THE FUND?
The Federal Reserve's tightening of monetary policy negatively contributed to the Fund's performance by increasing the level of spread volatility and the overall level of interest rates. These factors caused bond prices to fall, which negatively affected Fund performance. In addition, our emphasis on agency-issued mortgage-backed securities hurt price performance, as spreads widened to levels not seen in years. We continued to emphasize high-quality mortgage securities because they offered attractive yield benefits compared to Treasuries.

The Fund remained underweighted in long-term Treasury securities, which outperformed most other sectors. The demand for liquidity, the federal government's buyback program and the inverted yield curve all significantly benefited longer-term Treasuries.

Overall, though, the Fund's performance was solid relative to the year's market conditions. The Fund performed relatively well despite high volatility among interest rates and spreads and an inverted yield curve.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
We focused on maintaining a high-quality and liquid portfolio and on keeping the Fund's duration close to its target of 5.5 years. (Duration is a measure of a fund's sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) The Fund's duration varied from
5.3 to 5.4 years during the year, due in part to the varying duration of mortgage-backed securities and the increased interest rate volatility.

                         One Group Government Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

WHAT IS YOUR OUTLOOK FOR THE FUND?
Given the uncertainty surrounding inflation, economic growth and Federal Reserve policy, we expect rates and spreads to remain volatile throughout the summer months. But, we believe the economy will start showing signs of a slowdown in the fall, which should alleviate any further pressure on the Federal Reserve to continue raising rates. By the end of the year, we expect interest rates to remain steady or fall slightly. The yield curve should shift to a flat position, and overall interest rate volatility should drop. As such, we expect spread securities to perform well during the second half of 2000.

We plan to continue heavily overweighting spread securities in this market. In addition, we expect to maintain duration at or slightly above our target duration to keep interest rate risk at a neutral level.

/s/ Douglas S. Swanson
Douglas S. Swanson
Team Leader, Taxable Bond Team
Banc One Investment Advisors Corporation

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                         One Group Government Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                               1 Year             5 Year              (2/8/93)

  Class I                       4.33%              5.75%               5.57%


                          VALUE OF $10,000 INVESTMENT

                                                                                      SALOMON BROTHERS 3-
                                                                 LEHMAN BROTHERS        7 YEAR TREASURY       LIPPER GENERAL US
                                              CLASS I            GOVT BOND INDEX             INDEX             GOVT FUND INDEX
                                              -------            ---------------      -------------------     -----------------
2/93                                           10000                  10000                  10000                  10000
6/93                                           10351                  10530                  10454                  10443
6/94                                           10068                  10390                  10351                  10122
6/95                                           11285                  11643                  11471                  11197
6/96                                           11714                  12168                  11995                  11598
6/97                                           12664                  13068                  12843                  12459
6/98                                           14033                  14538                  14041                  13700
6/99                                           14305                  14982                  14644                  13922
6/00                                           14924                  15731                  15297                  14451

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                               1 Year             5 Year              (3/5/93)

  Class A                       4.17%              5.51%               5.12%
  Class A*                     (0.53)%             4.55%               4.46%


* Reflects 4.50% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                                 SALOMON         LIPPER GENERAL
                                                                         LEHMAN BROTHERS    BROTHERS 3-7 YEAR     US GOVT FUND
                                     CLASS A            CLASS A*         GOVT BOND INDEX     TREASURY INDEX           INDEX
                                     -------            --------         ---------------    -----------------    --------------
3/93                                  10000                9549               10000               10000               10000
6/93                                  10171                9713               10324               10275               10290
6/94                                   9849                9405               10186               10174                9974
6/95                                  11019               10522               11414               11274               11033
6/96                                  11414               10899               11929               11789               11428
6/97                                  12307               11753               12811               12623               12276
6/98                                  13604               12991               14253               13800               13499
6/99                                  13834               13211               14687               14394               13718
6/00                                  14411               13762               15423               15036               14239

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                       Since
                                                                     Inception
                               1 Year             5 Year             (1/14/94)

  Class B                       3.39%              4.85%               4.62%
  Class B**                    (1.51)%             4.52%               4.62%


** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                                 SALOMON         LIPPER GENERAL
                                                                         LEHMAN BROTHERS    BROTHERS 3-7 YEAR    U.S. GOVT FUND
                                     CLASS B            CLASS B**        GOVT BOND INDEX     TREASURY INDEX           INDEX
                                     -------            ---------        ---------------    -----------------    --------------
1/94                                  10000               10000               10000               10000               10000
6/94                                   9501                9501                9588                9676                9499
6/95                                  10566               10566               10745               10722               10508
6/96                                  10877               10877               11229               11212               10884
6/97                                  11654               11654               12060               12005               11692
6/98                                  12803               12803               13417               13125               12856
6/99                                  12949               12949               13826               13689               13064
6/00                                  13388               13388               14518               14299               13561

                         One Group Government Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                     Since
                                                                   Inception
                                        1 Year                     (3/22/99)

  Class C                               3.39%                        1.41%
  Class C**                             2.41%                        1.41%

** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                                 SALOMON         LIPPER GENERAL
                                                                         LEHMAN BROTHERS    BROTHERS 3-7 YEAR     US GOVT FUND
                                     CLASS C            CLASS C**        GOVT BOND INDEX     TREASURY INDEX           INDEX
                                     -------            ---------        ---------------    -----------------    --------------
3/99                                  10000               10000               10000               10000               10000
6/99                                   9846                9846                9915                9947                9865
6/00                                  10180               10180               10411               10390               10240

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Government Bond Fund is measured against the Lehman Brothers Government Bond Index, an unmanaged index comprised of securities issued by the US Government. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B and Class C shares.

The Salomon Brothers 3-7 Year Treasury Index is comprised of US Government agency and Treasury securities and mortgage-backed securities.

The Lipper General US Government Fund Index consists of the equally weighted average monthly returns of the largest funds within the universe of all funds in the category.

The benchmark index for the One Group Government Bond Fund has changed from the Salomon Brothers 3-7 Year Treasury Index to the Lehman Brothers Government Bond Index to better represent the investment policies for comparison purposes.

                        One Group Treasury & Agency Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
One Group Treasury & Agency Fund I share class posted a total return of 4.42% for the year ended June 30, 2000. (For information on other share classes and performance comparisons to indexes, please see page 22.)

The Fund's share price declined from $9.81 on June 30, 1999, to $9.64 on June 30, 2000--a decrease of 1.73%. This decline was within our expectations, as the Fund's average maturity is 3.5 years, and the 3.5-year Treasury note with a 5.38% coupon and a maturity date of June 30, 2003, had a price decline of 1.50% during the same period. As with all Treasury and agency securities, all of the Fund's holdings will mature at least at par. But, prior to maturity, their market values may fluctuate. The daily practice of marking-to-market the Fund's holdings reflects these fluctuating market values.

The primary cause of the decline in Treasury prices and associated increase in yields was the Federal Reserve's tightening policy. The resulting decreases in market prices, while significant, are not outside the norm of what can be experienced from time to time. In addition, a one-year decline often is just the reversal of the prior year's gains. This was the case in 1999 and 1998. Because of this, we recommend that investors focus on longer-term return prospects and remain disciplined during short-term periods of decline.

HOW WOULD YOU DESCRIBE THE YEAR'S MARKET CLIMATE?
Interest rates increased across the board during the fiscal year, as the U.S. economy remained strong. Concerned about the potential for an increase in inflation, the Federal Reserve began a tightening campaign that increased the federal funds rate by 1.75 percentage points. More important, short-term market rates rose by more than 1 percentage point.

At the beginning of the fiscal year agency yields relative to Treasuries were at historic highs due to Y2K concerns. Those concerns were alleviated somewhat in October, when the Federal Reserve announced that it would provide enough liquidity in the system to combat potential Y2K problems. This, combined with the growing belief that Y2K would pass without much economic disruption, helped agency spreads tighten. (Spreads refer to the differences in yields between non-Treasury bonds, such as agency, corporate and mortgage-backed securities, and comparable-maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.)

But, early in the new year the U.S. Treasury announced that its growing surpluses would allow it to start buying back longer-term Treasury securities. As it became clear that fewer Treasury securities would be available to investors, Treasury prices moved higher and yields moved lower relative to other securities, such as agencies. The perceived decrease in the supply of Treasuries also contributed to an inverted yield curve, whereby yields on short-term securities were higher than yields on long-term securities.

HOW DID THE FUND'S YIELD CHANGE?
With interest rates on the rise during the fiscal year, yields increased and bond prices declined. The Fund's 30-day SEC yield on I shares increased from 5.99% on June 30, 1999, to 6.49% on June 30, 2000.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our ongoing strategy involves analyzing the relative value of the various market sectors through a rigorous research process. For the fiscal year ended June 30, 2000, our efforts focused on the selective use of agency securities, due to the yield advantage agencies offered over Treasuries. Within the Treasury component of the Fund, we emphasized securities that offer the best return potential over a six- to 12-month time horizon. We also invested a small portion of the portfolio in Treasury inflation-protected securities, as we believe they have attractive return potential versus regular Treasury securities.

The yield advantage of the agency portion of the portfolio was a positive contributor to Fund performance, but it was offset a bit by the lagging price performance of these securities relative to Treasuries. Another positive influence was the strong relative performance of the Treasury inflation-protected securities we purchased.

The Fund's maturity remained slightly longer than average, which was a negative influence on total return.

                        One Group Treasury & Agency Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

In a rising interest rate environment, prices on longer-term securities generally fall more than prices on shorter-term securities.

WHAT IS YOUR OUTLOOK FOR THE FUND?
The Fund's current position reflects opportunities that are available in the government bond market. For example, agency yields versus Treasury yields are very attractive from an historical perspective. Therefore, the Fund remains fully allocated to the agency sector. Within the Treasury component, our focus is on certain seasoned securities that offer a yield advantage and the potential for higher total return over the next year. We also believe that the absolute level of yields is relatively attractive, and the portfolio's average maturity remains slightly longer than average.

/s/ Douglas S. Swanson
Douglas S. Swanson
Team Leader, Taxable Bond Team
Banc One Investment Advisors Corporation

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                        One Group Treasury & Agency Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                         Since
                                                                       Inception
                       1 Year          5 Year          10 Year         (4/30/88)

  Class I               4.42%           5.35%           6.56%            6.83%


                          VALUE OF $10,000 INVESTMENT

                                                                                 LEHMAN BROTHERS
                                                                              INTERMEDIATE TREASURY       LIPPER SHORT US GOVT
                                                         CLASS I                      INDEX                    FUND INDEX
                                                         -------              ---------------------       --------------------
6/90                                                      50000                       50000                       50000
6/91                                                      54646                       55226                       54400
6/92                                                      60315                       62342                       59584
6/93                                                      64331                       68673                       63571
6/94                                                      65354                       68547                       64346
6/95                                                      72756                       75219                       69101
6/96                                                      75669                       78889                       72536
6/97                                                      80926                       84297                       77214
6/98                                                      87329                       91395                       82225
6/99                                                      90419                       95504                       85835
6/00                                                      94417                       99911                       89818

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                         Since
                                                                       Inception
                       1 Year          5 Year          10 Year         (4/30/88)
  Class A               4.27%           5.24%           6.36%            6.61%
  Class A*              1.18%           4.59%           6.04%            6.35%


* Reflects 3.00% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                          INTERMEDIATE         LIPPER SHORT US
                                              CLASS A                CLASS A*            TREASURY INDEX        GOVT FUND INDEX
                                              -------                --------           ---------------        ---------------
6/90                                           50000                  48499                  50000                  50000
6/91                                           54489                  52853                  55226                  54400
6/92                                           59985                  58183                  62342                  59584
6/93                                           63777                  61862                  68673                  63571
6/94                                           64706                  62763                  68547                  64346
6/95                                           71749                  69595                  75219                  69101
6/96                                           74458                  72222                  78889                  72536
6/97                                           79548                  77159                  84297                  77214
6/98                                           85993                  83410                  91395                  82225
6/99                                           88833                  86165                  95504                  85835
6/00                                           92626                  89845                  99911                  89818

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                                         Since
                                                                       Inception
                       1 Year          5 Year          10 Year         (4/30/88)

  Class B               3.65%           4.66%           5.82%            6.07%
  Class B**             0.70%           4.66%           5.82%            6.07%


** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                        LEHMAN BROTHERS
                                                                                          INTERMEDIATE         LIPPER SHORT US
                                              CLASS B               CLASS B**            TREASURY INDEX        GOVT FUND INDEX
                                              -------               ---------           ---------------        ---------------
6/90                                           50000                  50000                  50000                  50000
6/91                                           54273                  54273                  55226                  54400
6/92                                           59445                  59445                  62342                  59584
6/93                                           62894                  62894                  68673                  63571
6/94                                           63418                  63418                  68547                  64346
6/95                                           70090                  70090                  75219                  69101
6/96                                           72339                  72339                  78889                  72536
6/97                                           76897                  76897                  84297                  77214
6/98                                           82534                  82534                  91395                  82225
6/99                                           84916                  84916                  95504                  85835
6/00                                           88013                  88013                  99911                  89818

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The above-quoted performance data includes the performance of a collective trust fund for the period prior to the commencement of operations of the Treasury & Agency Fund on January 20, 1997, adjusted to reflect the expenses and sales charges associated with the Fund. The collective trust fund was not registered under the Investment Company Act of 1940 ("1940 Act") and, therefore, was not subject to certain investment restrictions, limitations and diversification requirements imposed by the 1940 Act and the Internal Revenue Code. If the collective trust fund had been registered under the 1940 Act, its performance may have been adversely affected.

The performance of the Treasury & Agency Fund is measured against the Lehman Brothers Intermediate Treasury Index, an unmanaged index comprised of US Treasury-issued securities with maturities of one to ten years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B shares.

The Lipper Short US Government Fund Index consists of the equally weighted average monthly returns of the largest funds within the universe of all funds in the category.

                         One Group High Yield Bond Fund

Portfolio Performance Review
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

HOW DID THE FUND PERFORM?
One Group High Yield Bond Fund I share class posted a total return of -0.75% for the year ended June 30, 2000. (For information about other share classes and performance comparisons to indexes, please see pages 25-26.)

A steadily rising interest rate environment along with the continued economic expansion and the U.S. Treasury Department's announcement that it would buy back Treasury securities caused prices to fall, yields to rise and spreads to increase for high-yield bonds and all other non-Treasury sectors. (Spreads refer to the differences in yields between non-Treasury bonds--in this case high-yield bonds--and comparable maturity Treasury bonds. When spreads widen, prices on non-Treasury bonds decline, and vice versa.) The high-yield sector also was negatively affected by an overall decrease in demand throughout most of the period.

DID THE FUND'S YIELD BENEFIT FROM THIS ENVIRONMENT?
The Fund's 30-day SEC yield on I shares increased nearly 2 percentage points during the year--from 9.33% on July 1, 1999, to 11.25% on June 30, 2000. High-yield bonds are influenced by interest rate changes, but their higher average coupon may insulate them from rising rates more than other fixed income securities. As such, the Fund's higher yield was the result of a combination of factors: higher overall interest rates; a widening of spreads; and the Fund becoming more fully invested in high-yield bonds and less so in commercial paper and other short-term products.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our primary, ongoing strategy is to limit risk and volatility by maintaining a broadly diversified portfolio offering exposure to a variety of issuers and industries. At fiscal year-end, the Fund had investments in more than 190 companies in 31 different industries. At the core of this strategy is research. We employ fundamental investment analysis to thoroughly examine the underlying credit quality of each company we consider for purchase. In addition, we continuously review and monitor each security in the portfolio to uncover any credit developments.

Our credit selection process and underweighting in what we believe are the riskiest segments of the high-yield market position the Fund more conservatively than a number of its peers. As such, we were not as aggressively positioned in the volatile telecommunications sector. This negatively influenced Fund performance in the first two months of 2000, when the more speculative credits in the telecommunications sector offered strong performance. But, this trend began reversing in March, and by the end of May the Fund's more conservative stance was back in favor.

We maintained the Fund's duration in a fairly tight band during the year. (Duration is a measure of a fund's price sensitivity to interest rate changes. A higher duration indicates greater sensitivity; a shorter duration indicates less.) Duration ranged from 4.61 years to 4.96 years and ended the fiscal year at 4.61 years.

HOW DID YOU MANAGE THE FUND'S CREDIT QUALITY?*
One of the key elements of successfully managing a high-yield bond portfolio is avoiding deteriorating credits or selling them before they decline significantly. We attempt to do this by closely monitoring every bond in the portfolio. We try to stay ahead of the market on developing news and spot clues to potential deteriorations of individual credits or industry sectors.

As new cash moved into the Fund, our goal was to improve the Fund's overall credit quality. By year-end, 20% of the Fund was invested in credits rated "BB," compared to 12% on June 30, 1999. At fiscal year-end, the majority of the Fund's assets--68%--were invested in securities rated "B." Cash and securities rated "BBB" comprised 4% of the Fund; "CCC" comprised 3%; and non-rated and other securities comprised 6%. The Fund's average credit quality was "B" as of June 30, 2000.

                         One Group High Yield Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

WHAT IS YOUR OUTLOOK FOR THE FUND?
Our strategy of investing in a diversified portfolio of better-quality high-yield bonds should perform well over the next year, given that the attractive yields available in this sector should fuel demand. We believe that if we are successful in managing credit risk, the Fund's performance should remain solid relative to the high-yield market as a whole. Rather than focusing on the anticipated direction of interest rates, we will constantly monitor the Fund's credit quality to determine how the Fund's investments will perform in various economic cycles.

/s/ William J. Morgan
William J. Morgan
Banc One High Yield Partners, LLC
Fund Sub-Advisor

/s/ Gary J. Madich
Gary J. Madich, CFA
Chief Investment Officer of Fixed Income Securities
Banc One Investment Advisors Corporation

------------
* The Fund composition is subject to change.

Banc One High Yield Partners, LLC serves as sub-advisor to the Fund. Banc One High Yield Partners, LLC is a joint venture between Banc One Investment Advisors, the Fund's advisor, and Pacholder Associates, Inc.

Although the Fund's yield may be higher than that of fixed income funds that purchase higher-rate securities, the potentially higher yield is a function of the greater risk that the Fund's share price will decline.

Please refer to the prospectus and the accompanying financial statements for more information about the Fund.

                         One Group High Yield Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                     Since
                                                   Inception
                                      1 Year       (11/13/98)
             Class I                (0.75)%         1.85%

                          VALUE OF $10,000 INVESTMENT

                                                                 CSFB GLOBAL HIGH      CSFB DOMESTIC PLUS     LIPPER HIGH YIELD
                                              CLASS I              YIELD INDEX          HIGH YIELD INDEX       BOND FUND INDEX
                                              -------            ----------------      ------------------     -----------------
11/98                                          10000                  10000                  10000                  10000
6/99                                           10380                  10778                  10729                  10962
6/00                                           10302                  10736                  10571                  10848

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                     Since
                                                   Inception
                                      1 Year       (11/13/98)
             Class A                (1.00)%         1.52%
             Class A*               (5.42)%        (1.30)%

* Reflects 4.50% Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                              CSFB DOMESTIC
                                                                           CSFB GLOBAL       PLUS HIGH YIELD    LIPPER HIGH YIELD
                                     CLASS A            CLASS A*        HIGH YIELD INDEX          INDEX          BOND FUND INDEX
                                     -------            --------        ----------------     ---------------    -----------------
11/98                                 10000               9551                10000               10000               10000
6/99                                  10353               9888                10778               10729               10962
6/00                                  10249               9789                10736               10571               10848

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                     Since
                                                   Inception
                                      1 Year       (11/13/98)
             Class B                (1.64)%         0.98%
             Class B**              (6.15)%        (1.21)%

** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                              CSFB DOMESTIC
                                                                           CSFB GLOBAL       PLUS HIGH YIELD    LIPPER HIGH YIELD
                                     CLASS B            CLASS B**       HIGH YIELD INDEX          INDEX          BOND FUND INDEX
                                     -------            ---------       ----------------     ---------------    -----------------
11/98                                 10000               10000               10000               10000               10000
6/99                                  10330               10330               10778               10729               10962
6/00                                  10160                9803               10736               10571               10848

                         One Group High Yield Bond Fund

--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

                                 AVERAGE ANNUAL
                        TOTAL RETURN AS OF JUNE 30, 2000

                                                     Since
                                                   Inception
                                      1 Year       (3/22/99)
             Class C                (1.66)%        (1.73)%
             Class C**              (2.56)%        (1.73)%

** Reflects Applicable Contingent Deferred Sales Charge.
                          VALUE OF $10,000 INVESTMENT

                                                                                              CSFB DOMESTIC
                                                                           CSFB GLOBAL       PLUS HIGH YIELD    LIPPER HIGH YIELD
                                     CLASS C            CLASS C**       HIGH YIELD INDEX          INDEX          BOND FUND INDEX
                                     -------            ---------       ----------------     ---------------    -----------------
3/99                                10000.00            10000.00            10000.00            10000.00            10000.00
6/99                                 9944.00             9944.00            10116.00            10077.00            10065.00
6/00                                 9780.00             9780.00            10076.00             9928.00             9960.00

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the High Yield Bond Fund is measured against the Credit Suisse First Boston (CSFB) Global High Yield Bond Index, an unmanaged index comprised of securities that are selected primarily on the basis of size, liquidity and diversification to be representative of the high yield bond market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management fees. By contrast, the performance of the Fund reflects the deduction of these services as well as the deduction of sales charges on Class A shares and applicable contingent deferred sales charges on Class B and Class C shares.

The CSFB Global High Yield Index was formerly named the CSFB High Yield Index.

The CSFB Domestic Plus High Yield Index is an unmanaged index comprised of high yield securities, within developed nations, that are selected primarily on the basis of size, liquidity and diversification to be representative of the high yield bond market.

The Lipper High Yield Bond Fund Index is an unmanaged index typically comprised of the 30 largest mutual funds aimed at high current yields from fixed income securities. These funds have no quality or maturity restrictions and tend to invest in lower grade debt issues.

The CSFB Domestic Plus High Yield Index consists of the average monthly returns of the CSFB Global High Yield Index for periods prior to January 1999. Thereafter, the data is from the CSFB Domestic Plus High Yield Index, which corresponds with the initiation of the CSFB Domestic Plus High Yield Index on January 1, 1999.

Although the fund's yield may be higher than that of fixed income funds that purchase higher-rated securities, the potentially higher yield is a function of the greater risk that the fund's share price will decline.

One Group Mutual Funds
Ultra Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
 ASSET BACKED SECURITIES (43.2%):
 $6,715     American Residential Home Equity Loan
              Trust, Series 1998-1, Class M1,
              5.54%, 5/25/29*....................  $  6,689
  6,000     AmeriCredit Automobile Receivables
              Trust, Series 1998-B, 6.06%,
              12/12/02...........................     5,946
  1,437     Amresco, Series 1998-2, Class A8,
              6.81%, 5/25/28*....................     1,436
  5,000     Amresco, Series 1998-3 MIA, 7.07%,
              9/25/28*...........................     4,965
  2,314     Asset Securitization Corp., Series
              1996-MD6, Class A1B, 6.88%,
              11/13/26...........................     2,277
    188     Auto Finance Group, Inc., Series
              1997-B, Class B, 6.40%, 2/15/03....       187
    375     Auto Finance Group, Inc., Series
              1997-B, Class C, 7.00%, 2/15/03....       374
  1,550     BA Master Credit Card Trust 1998-A,
              Class B, 6.92%, 4/15/05*...........     1,547
  1,900     BankBoston, Series 1998-1, Class B2,
              7.09%, 2/16/06* (c)................     1,900
    500     BankBoston, Series 1998-1, Class C1,
              8.73%, 2/16/06* (c)................       500
  5,420     Brazos Student Loan Finance Corp.,
              Series 1996-B, Class A4, 5.18%,
              12/1/02*...........................     5,408
  1,985     Case Equipment Loan Trust, Series
              1998-B, Class B, 5.99%, 10/15/05...     1,950
  4,369     Countrywide Home Equity Loan Trust,
              Series 1997-B, Class A, 6.70%,
              6/15/22*...........................     4,366
    898     Countrywide Home Equity Loan Trust,
              Series 1997-D, Class A, 6.72%,
              12/15/23*..........................       896
  2,387     Countrywide Home Equity Loan Trust,
              Series 1998-C, 6.70%, 10/15/24*....     2,385
  3,000     DLJ Commercial Mortgage Corp., Series
              1999-STF1, Class A3, 7.89%, 9/5/01*
              (c)................................     3,008
  1,024     FFCA Secured Lending Corp., Series
              1999-1A, Class B2, 7.65%, 6/18/13*
              (c)................................       966
  2,000     First Security Auto Owner Trust,
              Series 2000-1, Class A3, 7.30%,
              7/15/04............................     2,005
  2,000     First USA Credit Card Master Trust,
              Series 1998-3, Class C, 5.44%,
              2/18/04* (c).......................     1,994

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
ASSET BACKED SECURITIES, CONTINUED:
 $2,000     First USA Credit Card Master Trust,
              Series 1998-4, Class B, 5.32%,
              3/18/08*...........................  $  2,001
  1,175     Greentree Home Improvement Loan
              Trust, Series 1997-D, 6.80%,
              9/15/28*...........................     1,175
  1,919     Greentree Home Improvement Loan
              Trust, Series 1998-B, Class A1B,
              ARM, 6.87%, 11/15/29*..............     1,920
  2,297     Greentree Home Improvement Loan
              Trust, Series 1998-C, Class A1B,
              6.83%, 7/15/29*....................     2,299
  1,536     Greentree Home Improvement Loan
              Trust, Series 1998-E, Class A1B,
              7.30%, 9/15/28*....................     1,529
    320     Household Consumer Loan Trust, Series
              1996-2, Class A1, 6.82%,
              8/15/06*...........................       320
  2,000     Lakeshore Commercial Loan Master
              Trust, Series 1998-AA, Class B2,
              6.71%, 7/25/07* (c)................     1,973
  1,000     Lakeshore Commercial Loan Master
              Trust, Series 1998-AA, Class C1,
              7.06%, 7/25/07* (c)................       970
  5,000     Lakeshore Commercial Loan Master
              Trust, Series 1998-AA, Class C1,
              7.06%, 7/25/07* (c)................     4,852
  3,000     Lex Commercial Loan Master Trust 1,
              Series 1998-AA, Class C1, 8.31%,
              10/25/07* (c)......................     2,943
  5,000     MBNA Master Credit Card Trust, Series
              1997-E, Class B, 6.56%, 9/15/04*...     4,990
  1,500     MBNA Master Credit Card Trust, Series
              1999-C, Class B, 6.48%, 5/17/04*...     1,500
  1,550     MBNA Master Credit Card Trust, Series
              1999-C, Class C, 6.94%,
              5/17/04* (c).......................     1,549
  1,353     Merrill Lynch Home Equity Loan,
              Series 1997-1, Class A, 6.65%,
              9/25/27*...........................     1,349
  4,292     Merrill Lynch Mortgage Investment,
              Series 1999-PNB1, Class A, 6.94%,
              6/25/25*...........................     4,291
  3,859     Nationslink Funding Corp., Series
              1999-SL, Class A1V, 5.30%,
              4/10/07*...........................     3,865

Continued

One Group Mutual Funds
Ultra Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
ASSET BACKED SECURITIES, CONTINUED:
 $2,000     Nomura Depositor Trust, Series
              1998-ST1, Class A2, 7.07%, 1/15/03*
              (c)................................  $  1,985
  1,000     Nomura Depositor Trust, Series
              1998-ST1, Class A3, 5.57%, 1/15/03*
              (c)................................       987
  3,000     Onyx Acceptance Auto Trust, Series
              1998-A, 5.99%, 1/15/05.............     2,932
  3,000     People's Bank Credit Card Master
              Trust, Series 1997-2, Class B,
              5.32%, 4/15/05*....................     3,012
  2,634     Residential Asset Securities Corp.,
              Series 1997-KS3, Class A4, 6.90%,
              8/25/27............................     2,611
  6,341     Residential Funding Mortgage
              Securities, 7.23%, 9/25/12.........     6,309
  3,500     Salomon Brothers Mortgage Securities,
              Series 1998-Nc3, Class A2, 6.41%,
              8/25/28............................     3,479
  5,335     Standard Credit Card Master Trust,
              Series 1994-2, Class A, 7.25%,
              4/7/08.............................     5,306
  1,115     Structured Asset Securities Corp.,
              Series 1997-1, Class B2, 7.11%,
              2/25/27*...........................     1,137
  1,619     Structured Asset Securities Corp.,
              Series 1998-C2A, Class C, 7.04%,
              1/25/13* (c).......................     1,613
  1,696     Structured Asset Securities Corp.,
              Series 1998-C2A, Class D, 7.21%,
              1/25/01* (c).......................     1,685
  1,965     Structured Asset Securities Corp.,
              Series 1998-C3A, Class B, 5.84%,
              1/25/01* (c).......................     1,964
  5,000     Student Loan Marketing Association,
              Series 1997-3, 6.57%, 10/25/12*....     4,897
  2,000     Team Fleet Financing Corp., Series
              1999-2A, Class C, 7.25%, 7/25/02*
              (c)................................     1,999
    132     UCFC Home Equity Loan, Series
              1993-B2, Class A2, 6.20%,
              7/25/14............................       128
                                                   --------
  Total Asset Backed Securities                     126,369
                                                   --------
COLLATERALIZED MORTGAGE OBLIGATIONS (11.5%):
    377     ABN AMRO Mortgage Corp., Series
              1998-1, Class A3, 7.00%, 4/25/28...       376
  1,410     ABN AMRO Mortgage Corp., Series
              1998-2, Class IA2, 6.30%,
              4/25/29............................     1,330
  2,269     AMAC, Series 1998-1, Class A5, 6.50%,
              4/25/28............................     2,249

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
 $1,866     American Housing Trust, Series VII,
              Class D, 9.25%, 11/25/20...........  $  1,967
    556     Chemical Mortgage Acceptance Corp.,
              Series 1988-2, Class A, 6.70%,
              5/25/18*...........................       558
  2,066     Citicorp Mortgage Securities, Series
              1988-17, Class A1, 6.85%,
              11/25/18*..........................     2,058
  2,750     Citicorp Mortgage Securities, Series
              1994-09, Class A4, 5.75%,
              6/25/09............................     2,607
    375     Citicorp Mortgage Securities, Series
              1998-07, Class A14, 6.75%,
              8/25/28............................       336
  1,269     Collateralized Mortgage Obligation
              Trust, Series 49, Class C, 9.00%,
              10/1/18............................     1,306
    527     DLJ Mortgage Acceptance Corp., Series
              1994-QE2, Class A1, 8.60%, 6/25/24*
              (c)................................       527
  2,000     First Boston Mortgage Securities
              Corp., Series 1998-Fl2A, Class D,
              8.18%, 10/15/01* (c)...............     2,004
    204     First Boston Mortgage Securities
              Corp., Series 1992-5, Class 2A,
              6.97%, 1/25/23*....................       203
    500     GE Capital Mortgage Services, Inc.,
              Series 1993-13, Class A6, 6.00%,
              10/25/08...........................       470
  1,000     GE Capital Mortgage Services, Inc.,
              Series 1998-13, Class A9, 6.25%,
              8/25/28............................       962
  3,703     GE Capital Mortgage Services, Inc.,
              Series 1998-10, Class 1A2, 6.50%,
              5/25/28............................     3,660
  1,577     Glendale Federal Bank, Series 1990-1,
              Class A, 6.41%, 10/25/29*..........     1,575
  3,000     Nascor, Series 1998-34, Class A2,
              6.30%, 1/25/29.....................     2,920
    805     Nomura Mortgage Capital Corp., Series
              1990-1, Class H, 7.00%, 6/17/20....       806
  1,174     Prudential Home Mortgage Securities,
              Series 1994-19, Class A2, 7.05%,
              5/25/24............................     1,169
  1,839     Salomon Brothers Mortgage Securities,
              Series 1987-2, Class A, 7.07%,
              12/25/17*..........................     1,846

Continued

One Group Mutual Funds
Ultra Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
 $  762     Salomon Brothers Mortgage Securities,
              Series 1988-2, Class A, 6.60%,
              6/25/18*...........................  $    759
    381     Sears Mortgage Securities Corp.
              Services, Series 1992-18A, Class
              A3, 7.11%, 9/25/22*................       379
  1,359     Securitized Asset Sales, Inc., Series
              1993-7, Class TA3, 6.25%,
              12/25/23...........................     1,310
  2,194     Westpac Securitization Trust, Series
              1999-1G, Class A, 5.28%,
              5/19/30*...........................     2,191
                                                   --------
  Total Collateralized Mortgage Obligations          33,568
                                                   --------
CORPORATE BONDS (2.6%):
Financial Services (1.4%):
  4,292     Ace Securities Corp., Series
              1999-LB1, Class A1, 6.97%,
              11/25/28*..........................     4,293
                                                   --------
Governments (Foreign) (0.5%):
  1,500     Republic of Argentina, Series C,
              0.00%, 10/15/01....................     1,328
                                                   --------
Transportation & Shipping (0.7%):
  1,911     Regional Jet Equipment Trust, Series
              2000-1, 7.77%, 9/5/04..............     1,930
                                                   --------
  Total Corporate Bonds                               7,551
                                                   --------
U.S. GOVERNMENT AGENCY MORTGAGES (39.5%):
Fannie Mae (15.6%):
    128     6.50%, 11/1/03, Pool #44174..........       125
    772     5.75%, 9/1/06, Pool #411526..........       739
  4,872     8.70%, 8/25/08, Series 1993-129,
              Class C............................     4,862
    774     8.44%, 10/25/08, Series 1993-197,
              Class SC, CMO*.....................       771
    314     6.61%, 3/25/09, Series 1994-89, Class
              FA, CMO*...........................       314
    505     7.00%, 5/1/09, Pool #433995*.........       509
    715     6.80%, 6/1/09, Pool #433992*.........       717
  1,022     6.50%, 4/1/16, Pool #344051..........       973
    639     6.08%, 3/1/17, Pool #47109, 1 Year
              CMT ARM*...........................       639
    954     6.63%, 5/1/18, Pool #75505, 6 Month
              T-Bill ARM*........................       967
    271     6.23%, 6/1/18, Pool #70793, 6 Month
              T-Bill ARM*........................       272
  6,605     6.73%, 11/1/18, Pool #313539*........     6,715
  1,530     6.49%, 1/1/20, Pool #90031, 1 Year
              CMT ARM*...........................     1,554
  1,814     6.25%, 1/25/20, Series 1993-102 G....     1,797
    920     7.23%, 5/1/20, Pool #96195*..........       921
  3,596     6.51%, 7/1/20, Pool #133558, 1 Year
              CMT ARM* (b).......................     3,667

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $1,302     6.71%, 12/1/20, Pool #116590, 1 Year
              CMT ARM*...........................  $  1,322
  1,647     5.96%, 12/25/20, Series 1990-145,
              Class A, CMO*......................     1,649
  1,006     6.72%, 4/1/21, Pool #70983, 1 Year
              CMT ARM*...........................     1,023
    428     9.00%, 8/1/21, Pool #348983..........       443
    402     7.60%, 11/1/21, Pool #124510, 1 Year
              CMT ARM*...........................       415
    345     6.97%, 11/1/22, Pool #193013, 1 Year
              CMT ARM*...........................       348
  1,144     6.61%, 3/1/23, Pool #202670, 6 Month
              CD ARM*............................     1,155
  1,738     7.89%, 6/25/23, Series 1993-102,
              Class F, CMO*......................     1,776
    195     6.00%, 7/25/23, Series 1993-119,
              Class H............................       185
    886     7.01%, 11/1/23, Pool #241828, 6 Month
              CD ARM*............................       905
    255     8.50%, 7/1/24, Pool #342036..........       261
    587     8.50%, 10/1/24, Pool #345876.........       601
    456     9.00%, 4/1/25, Pool #370122..........       472
    276     6.97%, 7/1/25, Pool #326092, 1 Year
              CMT ARM*...........................       280
    427     9.00%, 8/1/25, Pool #361354..........       442
  1,895     7.01%, 6/1/26, Pool #313555*.........     1,959
    397     7.51%, 11/1/26, Pool #363030, 1 Year
              CMT ARM*...........................       405
  2,141     6.68%, 7/1/27, Pool #70179, 1 Year
              CMT ARM*...........................     2,175
  1,799     6.66%, 4/1/30, Pool #532523*.........     1,820
  2,163     7.02%, 1/1/31, Pool #124945, 1 Year
              CMT ARM*...........................     2,224
                                                   --------
                                                     45,402
                                                   --------
Freddie Mac (13.6%):
    126     6.00%, 10/1/00, Gold Pool #G50424....       125
    417     7.50%, 7/15/06, Series 1106, Class
              E..................................       418
  2,000     6.50%, 5/15/09, Series 1628, Class
              LC.................................     1,907
  1,658     8.00%, 12/1/09, Pool #G10314.........     1,677
  1,294     8.00%, 1/1/10, Pool #G10307..........     1,310
     41     8.00%, 1/1/10, Pool #E00355..........        41
    167     8.00%, 4/1/10, Pool #E00371..........       169
  1,410     6.87%, 10/15/13, Series 1607, Class
              SA*................................     1,255
  1,481     7.33%, 5/1/18, Pool #840160, 1 Year
              CMT ARM* (b).......................     1,524
  4,630     6.95%, 3/15/21, Series 2081, Class
              PA.................................     4,524
  7,380     3.50%, 11/15/21, Series 1584 HA......     6,331

Continued

One Group Mutual Funds
Ultra Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $  322     6.14%, 12/1/21, Pool #645083, 1 Year
              CMT ARM*...........................  $    320
    215     7.85%, 12/20/21, Pool #2314478.......       216
    803     7.15%, 6/1/22, Pool #846013..........       822
  2,138     7.79%, 2/1/23, Pool #845297..........     2,195
  3,430     5.53%, 12/15/23, Series 1637 LG,
              CMO*...............................     3,427
  1,640     7.25%, 4/1/24, Pool #755288..........     1,675
  5,000     6.91%, 10/15/24, Series 2236-FP,
              CMO*...............................     4,991
    899     9.00%, 2/1/25, Pool #C00387..........       929
  1,680     6.36%, 6/1/26, Pool #785586, 1 Year
              CMT ARM*...........................     1,689
  2,051     7.04%, 12/1/26, Pool #755248.........     2,084
  2,144     8.50%, 7/1/28, Gold Pool #G00981.....     2,193
                                                   --------
                                                     39,822
                                                   --------
Government National Mortgage Assoc. (10.3%):
    174     6.75%, 8/20/17, Pool #8252...........       175
    116     6.12%, 10/20/17, Pool #8276..........       117
    191     6.38%, 2/20/18, Pool #8318...........       192
    120     6.12%, 10/20/18, Pool #8416..........       120
    226     6.75%, 8/20/19, Pool #8537...........       227
    725     6.75%, 9/20/19, Pool #8548...........       728
    692     7.85%, 12/20/20, Pool #289712........       695
    425     7.85%, 12/20/20, Pool #289683........       427
    233     7.85%, 1/20/21, Pool #289660.........       233
  1,345     7.37%, 1/20/21, Pool #8738*..........     1,349
    109     6.38%, 6/20/21, Pool #8796...........       109
    211     7.85%, 8/20/21, Pool #310473.........       211
    507     6.75%, 8/20/21, Pool #8826...........       510
    176     6.38%, 5/20/22, Pool #8974...........       176
    846     6.75%, 8/20/22, Pool #8041...........       850
    483     6.75%, 9/20/22, Pool #8052...........       485

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $  324     6.38%, 4/20/23, Pool #8052...........  $    324
  2,775     6.38%, 1/20/24, Pool #8351...........     2,776
  1,236     6.86%, 9/20/24, Pool #8502*..........     1,242
  1,058     6.75%, 9/20/24, Pool #8503...........     1,064
    910     9.00%, 11/15/24, Pool #780029........       946
  2,123     8.00%, 7/20/25, Pool #2036...........     2,141
    223     6.12%, 10/20/25, Pool #8722..........       225
    477     6.75%, 7/20/26, Pool #8913*..........       479
  2,530     8.00%, 8/20/26, Pool #2270...........     2,549
  2,006     0.00%, 12/16/26, Series 1999-15,
              Class PE, PO.......................     1,681
     18     6.38%, 2/20/27, Pool #80045..........        18
  6,650     6.63%, 7/20/27, Pool #80094, 1 Year
              CMT ARM............................     6,676
    975     8.00%, 10/15/27, Pool #412336........       988
  2,352     6.13%, 11/20/27, Pool #80136.........     2,360
                                                   --------
                                                     30,073
                                                   --------
  Total U.S. Government Agency Mortgages            115,297
                                                   --------
YANKEE & EURODOLLAR (0.3%):
    779     BHN, Series 1997-1, Class A1, 8.24%,
              3/25/11* (c).......................       715
     71     BHN, Series 1997-2, Class A2, 7.54%,
              5/31/17 (c)........................        64
                                                   --------
  Total Yankee & Eurodollar                             779
                                                   --------
INVESTMENT COMPANIES (3.0%):
  8,861     One Group Prime Money Market Fund,
              Class I............................     8,861
                                                   --------
  Total Investment Companies                          8,861
                                                   --------
Total (Cost $294,686) (a)                          $292,425
                                                   ========

------------

Percentages indicated are based on net assets of $292,150.

 (a) Represents cost for federal income tax and financial reporting purposes and differs from market value by unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $   497
                   Unrealized depreciation......................   (2,758)
                                                                  -------
                   Net unrealized appreciation (depreciation)...  $(2,261)
                                                                  =======

(b) Serves as collateral for Futures Contracts.

(c) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities amounted to $34,198 or 11.71% of net assets.

 * The interest rate for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 2000.

See notes to financial statements.

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
 ASSET BACKED SECURITIES (16.6%):
 $   206    Advanta Equipment Receivables, Series
              1998-1, Class A4, 5.98%,
              12/15/06...........................  $    200
     100    AESOP Funding II, L.L.C.,
              Series 1997-1A, Class A1, 6.22%,
              10/20/01 (b).......................        99
     175    American Express Master Trust, Series
              1994-2, Class A, 7.60%,
              8/15/02............................       176
     241    Arcadia Automobile Receivables Trust,
              Series 1997-B, Class A4, 6.50%,
              6/17/02............................       241
   5,621    Arcadia Automobile Receivables Trust,
              Series 1997-C, Class A4, 6.38%,
              1/15/03............................     5,608
   1,000    Arcadia Automobile Receivables Trust,
              Series 1998-A, Class A, 6.00%,
              11/17/03...........................       983
   1,750    Arcadia Automobile Receivables Trust,
              Series 1997-C, Class A5, 6.55%,
              6/15/05............................     1,736
   1,000    Arcadia Automobile Receivables Trust,
              Series 1998-B, Class A5, 6.06%,
              6/15/06............................       977
     200    BankBoston Home Equity Loan Trust,
              Series 1998-2, Class A5, 6.14%,
              2/25/19............................       185
     484    Case Equipment Loan Trust,
              Series 1998-B, Class A3, 5.81%,
              5/15/03............................       483
     670    Case Equipment Loan Trust,
              Series 1997-B, Class A4, 6.41%,
              9/15/04............................       666
     140    Caterpillar Financial Asset Trust,
              Series 1998-A, Class A3, 5.85%,
              4/25/03............................       139
   2,030    Chase Credit Card Master Trust,
              Series 1997-2, Class A, 6.30%,
              4/15/03............................     2,030
   1,000    Chase Loan Obligations USA Trust,
              Series 2000-A, Class A, 6.92%,
              2/15/06 (b)........................     1,000
     375    Chase Manhattan Auto Owner Trust,
              Series 1997-A, Class A5, 6.50%,
              12/17/01...........................       375
     454    Chevy Chase Auto Receivables Trust,
              Series 1997-3, Class A, 6.20%,
              3/20/04............................       450
     746    Chevy Chase Auto Receivables Trust,
              Series 1998-2, Class A, 5.91%,
              12/15/04...........................       736

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
ASSET BACKED SECURITIES, CONTINUED:
 $ 5,000    CIT RV Trust, Series 1998-A, Class B,
              6.29%, 1/15/17.....................  $  4,761
     575    Citibank Credit Card Master Trust I,
              Series 1996-1, Class B, 0.00%,
              2/7/03, PO.........................       551
     840    Citibank Credit Card Master Trust I,
              Series 1997-7, Class B, 6.45%,
              8/15/02............................       840
   7,750    Citibank Credit Card Master Trust I,
              Series 1997-9, Class A, 0.00%,
              8/15/06, PO........................     5,776
   5,000    Citibank Credit Card Master Trust I,
              Series 1998-1, Class B, 5.88%,
              1/15/03............................     4,957
     903    CNH Equipment Trust, Series 2000-A,
              Class A4, 7.34%, 2/15/07...........       904
   1,061    Consumer Portfolio Services, Series
              1997-2, Class A, 6.65%,
              10/15/02...........................     1,058
     697    Contimortgage Home Equity Loan Trust,
              Series 1995-2, Class A4, 8.05%,
              7/15/12............................       696
     393    Contimortgage Home Equity Loan Trust,
              Series 1996-4, Class A6, 6.71%,
              6/15/14............................       392
     853    Countrywide Home Equity,
              Series 1997-D, Class A, 6.85%,
              12/15/23*..........................       851
   1,000    CPS Auto Receivables Trust, Series
              1998-3, Class A, 6.08%,
              10/15/03...........................       990
   5,000    Dayton Hudson Credit Card Master
              Trust, Series 1998-1A, 5.90%,
              5/26/06............................     4,810
   1,550    Discover Card Master Trust I, Series
              1995-2, Class A, 6.55%, 2/18/03....     1,550
   1,875    Discover Card Master Trust I, Series
              1998-2, Class A, 5.80%, 9/16/03....     1,856
   1,000    Discover Card Master Trust I, Series
              1993-3, Class A, 6.20%, 5/16/06....       968
     140    Discover Card Master Trust I, Series
              2000-1, Class A, 6.82%, 8/16/07*...       140
   1,583    DVI Equipment Receivables Trust,
              Series
              1997-A, Class A, 6.45%, 1/15/04
              (b)................................     1,560
   5,150    Evans Withycombe Finance Trust,
              Series 1, Class A1, 7.98%, 8/1/01
              (b)................................     5,178
     257    Fifth Third Auto Grantor Trust,
              Series
              1996-A, Class A, 6.20%, 9/15/01....       257
     339    Fifth Third Auto Grantor Trust,
              Series 1996-B, Class A, 6.45%,
              3/15/02............................       338

Continued

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
ASSET BACKED SECURITIES, CONTINUED:
 $   150    First Bank Corporate Card Master
              Trust, Series 1997-1, Class B,
              6.55%,
              2/15/03............................  $    148
     270    First Bank Corporate Card Master
              Trust, Series 1997-A, Class A,
              6.40%,
              2/15/03............................       267
     500    First Omni Bank Credit Card Master
              Trust, Series 1996-A, Class A,
              6.65%, 9/15/03.....................       498
     282    First Security Auto Grantor Trust,
              Series 98-A, Class A, 5.97%,
              4/15/04............................       280
      61    Ford Credit Auto Owner Trust, Series
              1998, Class A3, 5.65%, 10/15/01....        61
   5,000    Ford Credit Auto Owner Trust, Series
              1995-1, Class A, 6.50%, 8/15/02....     5,000
   5,000    Ford Credit Auto Owner Trust, Series
              1998-B, Class B, 6.15%, 9/15/02....     4,917
   1,244    Ford Credit Auto Owner Trust, Series
              1998-C, 5.81%, 3/15/02.............     1,240
     655    Ford Credit Auto Owner Trust, Series
              1998-C, Class B, 6.06%, 2/15/03....       641
     100    Ford Credit Auto Owner Trust, Series
              1999-A, Class B, 5.79%, 6/16/03....        97
     500    GE Capital Mortgage Services, Inc.,
              Series 1996-HE1, Class A4, 7.30%,
              2/25/25............................       495
   4,349    Greentree Lease Finance, Series
              1998-1, Class A3, 5.60%, 7/20/02...     4,320
     189    Greentree Recreational, Equipment and
              Consulting, Series 1996-A, Class
              A1, 5.55%, 2/15/18.................       183
      98    Greentree Recreational, Equipment and
              Consulting, Series 1997-A, Class
              A1B, 6.80%, 4/15/18*...............        98
     760    Greentree Recreational, Equipment and
              Consulting, Series 1998-A, Class
              A1C, 6.18%, 6/15/19................       745
   3,658    J.P. Morgan Commercial Mortgage
              Financial Corp., Series 1998-C6,
              Class A1, 6.37%, 1/15/30...........     3,581
     416    Key Auto Finance Trust, Series
              1997-1, Class A3, 6.15%, 3/15/04...       416
     160    MBNA Master Credit Card Trust, 6.76%,
              8/15/05*...........................       160
     725    MBNA Master Credit Card Trust, Series
              1999-H, Class A, 6.49%,
              9/15/06*...........................       728
   6,500    Metris Mastertrust, Series 1997-1,
              Class B, 7.11%, 10/20/05...........     6,441
     155    Navistar Financial Corp. Owner Trust,
              Series 1997-A, Class A3, 6.75%,
              3/15/02............................       155

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
ASSET BACKED SECURITIES, CONTINUED:
 $   701    Newcourt Receivables Asset Trust,
              Series 1997-1, Class A4, 6.19%,
              5/20/05............................  $    695
     312    Newcourt Receivables Asset Trust,
              Series 1996-3, Class A, 6.24%,
              12/20/04...........................       312
     417    Nissan Auto Receivables Owner Trust,
              Series 2000-A, Class A3, 7.01%,
              9/15/03............................       416
     741    Olympic Automobile Receivables Trust,
              Series 1996-C, Class A4, 6.80%,
              3/15/02............................       741
     198    Olympic Automobile Receivables Trust,
              Series 1996-B, Class A4, 6.70%,
              3/15/02............................       198
     137    Olympic Automobile Receivables Trust,
              Series 1996-D, Class A4, 6.05%,
              8/15/02............................       137
     703    Olympic Automobile Receivables Trust,
              Series 1997-A, Class A4, 6.63%,
              12/15/02...........................       703
   1,150    Olympic Automobile Receivables Trust,
              Series 1996-C, Class A5, 7.00%,
              3/15/04............................     1,150
   3,000    Onyx Acceptance Grantor Trust, Series
              1998-B, Class A2, 5.85%, 7/15/03...     2,957
     448    Onyx Acceptance Grantor Trust, Series
              1997-3, Class A, 6.35%, 1/15/04....       446
   1,189    Onyx Acceptance Grantor Trust, Series
              1997-4, Class A, 6.30%, 5/15/04....     1,181
   3,000    Onyx Acceptance Grantor Trust, Series
              2000-B, Class A4, 7.38%, 8/15/05...     3,023
      60    Premier Auto Trust, Series 1996-4,
              Class A4, 6.45%, 10/6/01...........        60
     630    Premier Auto Trust, Series 1998-3,
              Class B, 6.14%, 9/8/04.............       616
     200    Premier Auto Trust, Series 1998-2,
              Class B, 6.06%, 7/6/04.............       195
   7,000    Proffitt's Credit Card Master Trust,
              Series 1997-2, Class B, 6.69%,
              12/15/05...........................     6,914
   2,671    Ryder Vehicle Lease, Series 1998-A,
              Class A, 6.10%, 9/15/08 (b)........     2,650
   3,000    Sears Credit Account Master Trust,
              Series 1998-1, Class A, 5.80%,
              8/15/05............................     2,976
   1,750    Sears Credit Account Master Trust,
              Series 1996-1, Class A, 6.20%,
              2/16/06............................     1,736
   2,000    Sears Credit Account Master Trust,
              Series 1996-4, Class A, 6.45%,
              10/16/06...........................     1,979

Continued

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
ASSET BACKED SECURITIES, CONTINUED:
 $   390    Standard Credit Card Master Trust,
              Series 1994-2, Class A, 7.25%,
              4/7/08.............................  $    388
     425    Toyota Auto Lease Trust, Series
              1997-A, Class A3, 6.45%, 4/26/04...       423
      64    Union Acceptance Corp., Series
              1997-D, Class A3, 6.26%, 2/8/02....        64
     456    Union Acceptance Corp., Series
              1998-A, Class A3, 6.05%, 6/10/02...       456
     576    Union Acceptance Corp., Series
              1997-B, Class A2, 6.70%, 6/8/03....       574
     691    Union Acceptance Corp., Series
              1997-A, Class A2, 6.38%, 10/8/03...       687
     647    Western Financial Grantor Trust,
              Series
              1997-B, Class A4, 6.40%, 7/20/02...       647
     422    Western Financial Grantor Trust,
              Series
              1997-D, Class A4, 6.25%, 3/20/03...       421
   1,000    Western Financial Grantor Trust,
              Series
              1998-B, Class A4, 6.05%, 4/20/03...       988
     519    Western Financial Grantor Trust,
              Series
              1996-B, Class A4, 6.95%,
              11/20/03...........................       519
     897    Western Financial Grantor Trust,
              Series 1996-C, Class A4, 6.80%,
              12/20/03...........................       894
   4,766    Western Financial Grantor Trust,
              Series
              1998-B, Class A3, 5.95%, 7/20/01...     4,757
     138    WFS Financial Owner Trust, Series
              1998-A, Class A3, 5.90%, 5/20/02...       138
      65    World Omni, Series 1997-A, Class A4,
              6.90%, 6/25/03.....................        65
     116    World Omni, Series 1997-B, Class A4,
              6.20%, 11/25/03....................       116
                                                   --------
  Total Asset Backed Securities                     125,210
                                                   --------
COLLATERALIZED MORTGAGE OBLIGATIONS (3.4%):
     274    Asset Securitization Corp., Series
              1996-D3, Class A1-A, 7.01%,
              10/13/26...........................       275
   1,426    BA Mortgage Securities, Inc., Series
              1998-2, Class 1A10, 6.60%,
              6/25/28............................     1,414
     850    Citicorp Mortgage Securities, Inc.,
              Series
              1994-9, Class A3, 5.75%, 6/25/09...       839
   4,656    CMC Securities Corp. III, Series
              1994-D, Class M, 6.00%, 3/25/24....     4,330
     340    CMC Securities Corp. III, Series
              1994-B, Class A5, 6.00%, 2/25/09...       335
     131    Collateralized Mortgage Corp., Series
              88-2, Class 2-B, 8.80%, 4/20/19....       134
     500    CS First Boston Mortgage Securities
              Corp., Series 1998-2A, Class D,
              8.05%, 10/15/01* (b)...............       501
     500    GE Capital Mortgage Services, Inc.,
              Series 1994-15, Class A5, 6.00%,
              4/25/09............................       478

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
 $   428    GE Capital Mortgage Services, Inc.,
              Series 1993-17, Class A5, 6.50%,
              12/25/23...........................  $    426
     459    GE Capital Mortgage Services, Inc.,
              Series 1994-16, Class A6, 6.50%,
              8/25/24............................       456
     407    Nomura Mortgage Capital Corp., Series
              1994-1, Class A3, 6.63%, 1/25/09...       405
   2,012    Nomura Mortgage Capital Corp., Series
              1990-1, Class H, 7.00%, 6/17/20....     2,015
   5,000    Norwest Asset Securities Corp.,
              Series
              1988-2, Class 2-B, 7.50%,
              6/25/27............................     4,986
   1,325    Norwest Asset Securities Corp.,
              6.00%, 12/25/28....................     1,236
      68    Paine Webber, Series J, Class 3,
              8.80%, 5/1/18......................        70
     192    Paine Webber, Series L, Class 4,
              8.95%, 7/1/18......................       197
   2,000    PNC Mortgage Securities Corp., Series
              1998-5, Class 2A11, 6.30%,
              7/25/28............................     1,982
   1,767    Prudential Home Mortgage Securities,
              Series 1992-38, Class A6, 7.00%,
              11/25/22...........................     1,757
     370    Residential Accredit Loans, Inc.,
              Series 1998-QS1, Class A2, 7.00%,
              1/25/28............................       365
     119    Residential Funding Corp.,
              Series 1993-S20, Class A14, 8.24%,
              6/25/08*...........................       107
   2,000    Residential Funding Corp., 6.50%,
              12/25/08...........................     1,980
     500    Residential Funding Mortgage
              Securities Trust I, Series 1999-S8,
              Class A3, 6.25%, 3/25/14...........       488
     295    United States Department of Veterans
              Affairs, Series 1994-3A, Class 1H,
              6.50%, 12/15/01....................       294
     682    United States Department of Veterans
              Affairs, Series 1992-2, Class G,
              7.25%, 2/15/19.....................       679
                                                   --------
  Total Collateralized Mortgage Obligations          25,749
                                                   --------
CORPORATE BONDS (13.2%):
Automotive (0.2%):
   1,402    Ford Motor Co., 9.00%, 9/15/01.......     1,429
     250    General Motors Corp., 9.63%,
              12/1/00............................       253
                                                   --------
                                                      1,682
                                                   --------
Electric Utility (0.6%):
   5,000    Scana Corp., 6.25%, 7/8/03...........     4,842
                                                   --------

Continued

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
 Financial Services (8.3%):
 $ 1,000    African Development Bank, 8.63%,
              5/1/01.............................  $  1,011
     700    African Development Bank, 9.75%,
              12/15/03...........................       752
   1,090    Associates Corp., 6.25%, 9/15/00.....     1,088
   1,015    Associates Corp., 6.63%, 5/15/01.....     1,010
     250    Associates Corp., 7.55%, 8/23/01.....       251
     300    Associates Corp., 7.48%, 7/27/02.....       301
   1,800    Associates Corp., 5.75%, 11/1/03.....     1,702
     500    Associates Corp., 7.70% , 6/10/04....       502
   5,000    Bear Stearns, 6.13%, 2/1/03..........     4,822
     500    Beneficial Corp., 7.95%, 2/12/01.....       503
   2,250    Beneficial Corp., Series E, 6.38%,
              7/18/03............................     2,183
   2,450    Beneficial Corp., 6.80%, 9/16/03.....     2,405
   3,000    Beneficial Corp., Series I, 6.45%,
              10/12/04...........................     2,893
   1,350    Bombardier Capital, 6.00%, 1/15/02
              (b)................................     1,318
   1,500    Case Credit Corp., 5.91%, 2/19/01....     1,487
   3,000    Citicorp, 8.00%, 2/1/03..............     3,036
     313    Ford Capital, 9.38%, 5/15/01.........       318
     950    Ford Motor Credit Corp., 8.20%,
              2/15/02............................       961
     219    Ford Motor Credit Corp., 8.00%,
              6/15/02............................       221
     750    General Electric Corp., 8.77%,
              2/8/01.............................       757
   5,000    General Motors Acceptance Corp.,
              6.75%, 2/7/02......................     4,957
     500    General Motors Acceptance Corp.,
              5.75%, 11/10/03....................       475
   1,700    Goldman Sachs Group, 6.20%,
              2/15/01 (b)........................     1,691
   7,000    Goldman Sachs Group, 7.80%,
              7/15/02 (b)........................     7,035
   3,000    Goldman Sachs Group, 6.25%,
              2/1/03 (b).........................     2,903
   5,000    Goldman Sachs Group, 6.65%,
              8/1/03 (b).........................     4,882
   1,000    Household Bank FSB, 6.50%, 7/15/03...       962
     500    Household Finance Corp., 6.88%,
              3/1/03.............................       490
     500    International Bank for Reconstruction
              & Development, 9.25%, 10/12/00.....       503
     360    Lehman Brothers Holdings, Inc.,
              6.33%, 8/1/00......................       360
   4,000    Lehman Brothers Holdings, Inc.,
              9.88%, 10/15/00....................     4,031
      31    Morgan Stanley Mortgage, 0.00%,
              11/20/21, PO.......................        24
   1,290    New York Republic Corp., 9.75%,
              12/1/00............................     1,303

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Financial Services, continued:
 $   265    Norwest Financial, Inc., 7.88%,
              2/15/02............................  $    267
   5,000    Visa International, 6.72%, 2/4/02
              (b)................................     4,922
                                                   --------
                                                     62,326
                                                   --------
Industrial Goods & Services (2.9%):
   5,000    Carpenter Technology, 6.28%,
              4/7/03.............................     4,831
   7,000    Case Corp., Series B, 6.25%,
              12/1/03............................     6,579
   5,000    Housing Urban Development, 5.30%,
              8/1/01.............................     4,918
     500    Sears Roebuck Acceptance Co., 6.73%,
              8/29/00............................       500
   5,000    Sears Roebuck Acceptance Co., 6.69%,
              8/13/01............................     4,955
                                                   --------
                                                     21,783
                                                   --------
Office Equipment & Services (0.3%):
   2,005    Xerox Corp., 5.55%, 7/22/37..........     2,003
                                                   --------
Oil & Gas Exploration (0.3%):
   2,500    Mobil Oil Canada, Euro, 5.00%,
              12/24/04...........................     2,294
                                                   --------
Retail Stores/Catalog (0.6%):
   5,000    Avon Products, 6.25%, 5/1/03 (b).....     4,809
                                                   --------
  Total Corporate Bonds                              99,739
                                                   --------
U.S. GOVERNMENT AGENCY MORTGAGES (35.8%):
Fannie Mae (20.1%):
  22,000    5.72%, 3/8/01........................    21,843
  11,000    5.63%, 3/15/01.......................    10,911
  10,000    6.16%, 3/29/01.......................     9,953
     152    6.00%, 4/25/01, Series 1994-31,
              Class VB...........................       151
     212    7.00%, 7/25/01, Series 1994-75,
              Class OB...........................       211
   3,900    6.50%, 8/1/01, Pool #190976..........     3,847
   5,000    6.65%, 9/4/01........................     4,991
     222    6.00%, 1/25/02, Series 1994-23,
              Class PJ...........................       220
     100    7.55%, 4/22/02.......................       101
     245    7.50%, 8/1/02, Pool #250315..........       245
     192    6.67%, 1/17/03, Series 1997-M1,
              Class A *..........................       192
     800    5.76%, 2/25/03.......................       776
     500    5.40%, 9/24/03.......................       477
     430    5.63%, 9/29/03.......................       412
     250    5.33%, 10/20/03......................       238
     225    5.35%, 10/27/03......................       214
     255    5.39%, 11/5/03.......................       243
     500    5.68%, 2/2/04........................       478
     500    5.54%, 2/5/04........................       476
     500    6.00%, 3/1/04........................       482
     750    5.68%, 3/24/04.......................       716
     300    5.94%, 4/5/04........................       287

Continued

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $   767    6.00%, 4/13/04.......................  $    738
     144    8.00%, 1/25/05, Series 1992-93, Class
              K..................................       144
      81    6.00%, 3/25/05, Series 1993-76,
              Class PE...........................        81
  10,816    7.00%, 7/17/05, Series 97-26, Class
              GD.................................    10,716
      83    9.00%, 9/1/05, Pool #50340...........        86
  15,441    6.60%, 10/18/05, Series 97-26, Class
              B..................................    15,083
     151    7.00%, 10/25/05, Series 1992-94,
              Class G............................       151
      65    9.00%, 11/1/05, Pool #50361..........        67
     498    7.00%, 11/25/05, Series 1992-153,
              Class L............................       497
     304    7.00%, 1/25/06, Series 1992-193,
              Class GB...........................       303
     108    8.50%, 4/1/06, Pool #116875..........       110
  13,542    7.42%, 9/1/06, Pool #73618...........    13,564
   2,000    6.50%, 12/25/06, Series 1993-107,
              Class D............................     1,990
      92    6.00%, 1/25/07, Series 1993-86, Class
              E..................................        91
     146    6.00%, 2/25/07, Series 1994-17, Class
              E..................................       145
     175    6.25%, 4/25/07, Series 1993-93, Class
              E..................................       174
      43    5.50%, 11/25/07, Series 1994-33,
              Class E............................        43
   1,325    6.50%, 12/25/07, Series 1993-10,
              Class PH...........................     1,292
     610    5.75%, 12/25/07, Series 1993-229,
              Class PE...........................       598
     100    6.43%, 6/23/08.......................        94
   2,000    6.50%, 9/25/08, Series 1999-19,
              Class LA...........................     1,987
     536    6.50%, 10/25/08, Series 1993-192,
              Class KB...........................       529
     602    5.98%, 10/25/08, Series 1993-196,
              Class FA *.........................       579
     500    5.95%, 10/27/08......................       458
     500    5.66%, 12/17/08, Series B............       450
     460    6.25%, 1/25/09.......................       440
     235    6.50%, 3/25/09, Series 1994-32, Class
              Z..................................       220
     500    9.50%, 12/1/09, Pool #426815.........       519
   3,631    7.00%, 6/1/10, Pool #315928..........     3,576
   3,344    6.50%, 9/1/10, Pool #325479..........     3,253
   2,750    6.50%, 10/1/10, Pool #250377.........     2,670
   1,556    7.00%, 11/1/10, Pool #250387.........     1,533
   1,707    7.50%, 2/1/11, Pool #303755..........     1,707
     705    6.00%, 4/25/12, Series 1999-19,
              Class UD...........................       700
   6,355    6.50%, 4/1/13, Pool #425396..........     6,187
   5,000    6.50%, 6/25/13, Series 94-1, Class
              K..................................     4,886
   1,631    6.50%, 9/1/13, Pool #251982..........     1,574
       1    5.90%, 7/25/15, Series G93-26, Class
              PE.................................         1

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $   107    5.75%, 11/25/16, Series 1993-187,
              Class E............................  $    107
     131    5.80%, 12/25/16, Series 1993-202,
              Class E............................       130
     172    5.65%, 5/25/17, Series 1993-206,
              Class E............................       171
   1,114    7.65%, 10/17/17, Series G94-6,
              Class PD...........................     1,115
   1,881    6.50%, 12/18/17, Series 1998-17,
              Class TB...........................     1,869
     228    9.25%, 4/25/18, Series 1998-7, Class
              Z..................................       238
     349    9.30%, 5/25/18, Series 1988-13, Class
              C..................................       361
     301    9.50%, 6/25/18.......................       316
     305    9.00%, 6/25/18, Series 1988-15, Class
              A..................................       316
      46    5.45%, 10/25/18, Series 1993-225,
              Class TE...........................        45
     359    6.03%, 1/1/19, Pool #70226*..........       350
     191    8.80%, 1/25/19, Series 1989-2, Class
              D..................................       196
     182    5.50%, 2/25/19, Series 1994-15, Class
              E..................................       181
     784    7.28%, 3/1/19, Pool #116612*.........       797
     790    6.90%, 6/25/19, Series 1989-27, Class
              Y..................................       768
     209    7.42%, 8/1/19, Pool #111366*.........       212
     179    7.00%, 9/25/19, Series 1989-66, Class
              J..................................       175
     187    8.00%, 10/25/19, Series 1989-70,
              Class G............................       188
      10    0.00%, 10/25/19, Series 1989-73,
              Class C, PO........................        10
     532    9.00%, 11/25/19, Series 1989, Class
              H..................................       553
     500    6.50%, 2/25/20, Series 1994-36,
              Class GA...........................       495
     180    7.00%, 9/25/20, Series 1990-109,
              Class J............................       176
     170    6.00%, 9/25/20, Series 1993-149,
              Class H............................       167
     226    8.95%, 10/25/20, Series 1990-117,
              Class E............................       232
     272    7.00%, 10/25/20, Series 1990-123,
              Class G............................       266
     275    6.00%, 12/18/20, Series 1998-27,
              Class PC...........................       265
     233    8.00%, 3/25/21, Series 1992-132,
              Class PL...........................       235
     264    7.50%, 4/25/21, Series 1992-79, Class
              K..................................       263
     152    7.00%, 5/25/21, Series 1992-143,
              Class K............................       151
     172    6.50%, 5/25/21, Series 1992-137,
              Class Z............................       171
   1,005    7.00%, 8/18/21.......................     1,003
   1,037    9.00%, 9/25/21, Series 1991-130,
              Class C............................     1,068
      71    9.00%, 2/1/23, IO....................        20

Continued

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $   572    0.00%, 11/25/23, Series 1993-225,
              Class MC, PO.......................  $    515
     499    10.00%, 2/1/24, Pool #479469.........       532
   1,004    7.50%, 6/20/24, Series G97-1.........     1,004
     276    7.00%, 2/18/27, Series 1997-55, Class
              B..................................       268
   1,276    9.50%, 7/1/28, Pool #457268..........     1,328
                                                   --------
                                                    150,957
                                                   --------
Federal Home Loan Bank (3.9%):
   5,000    5.58%, 2/23/01.......................     4,962
   5,000    5.88%, 8/15/01.......................     4,945
  10,000    7.78%, 10/19/01......................    10,106
   1,650    5.69%, 12/10/01, Series LB-01........     1,623
     905    5.70%, 12/17/01, Series LJ-01........       890
     200    5.50%, 3/8/02........................       196
     200    5.95%, 4/1/02........................       197
   5,000    5.59%, 1/13/03.......................     4,846
     100    5.53%, 11/5/03.......................        95
     250    5.60%, 3/8/04........................       238
     500    5.65%, 5/5/04........................       476
     500    5.80%, 8/24/04.......................       476
                                                   --------
                                                     29,050
                                                   --------
Freddie Mac (8.7%):
     151    5.68%, 9/15/00, Series 1566, Class FC
              *..................................       151
     738    6.50%, 1/1/01, Pool #M80308..........       732
   3,309    7.00%, 1/1/02, Pool #G50415..........     3,296
   3,831    6.50%, 5/1/02, Pool #G50444..........     3,770
     107    7.00%, 2/15/03, Series 1730, Class
              H..................................       107
     150    5.20%, 10/14/03......................       142
     200    5.70%, 2/12/04.......................       191
     300    6.02%, 6/30/04.......................       288
     363    6.50%, 12/15/04, Series 2055.........       357
      57    6.00%, 11/15/05, Series 1698, Class
              PE.................................        57
     141    9.00%, 12/1/05, Pool #G00005.........       145
     129    9.00%, 1/1/06, Pool #G00012..........       133
     350    5.75%, 2/15/06, Series 1693, Class
              E..................................       348
     139    6.50%, 7/15/06, Series 1426..........       139
       5    5.75%, 7/15/06, Series 1490, Class
              PE.................................         5
      85    5.30%, 8/15/06, Series 1615, Class
              E..................................        85
     150    6.50%, 9/15/06.......................       150
     192    5.25%, 9/15/06, Series 1679, Class
              A..................................       190
     270    8.00%, 10/1/06, Pool #G00052.........       272
   1,094    7.00%, 3/1/07, Pool #G34594..........     1,081
     629    8.00%, 3/15/07, Series 1276, Class
              J..................................       634
     502    7.00%, 3/15/07, Series 1679, Class
              A..................................       499
   1,089    7.50%, 4/1/07, Pool #G00084..........     1,091
     884    7.00%, 4/1/07, Pool #G00087..........       874
     568    5.50%, 5/15/07, Series 1587, Class
              EB.................................       566
     500    6.26%, 6/15/07, Series 1561, Class
              EA*................................       497
   1,881    7.00%, 7/15/07, Series 1555, Class
              PK.................................     1,874
   1,363    7.50%, 11/1/07, Pool #E00165.........     1,366

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $   250    6.00%, 11/15/07, Series 2103, Class
              PB.................................  $    247
     260    5.75%, 1/15/08, Series 1606, Class
              G..................................       256
     610    5.60%, 1/15/08, Series 1587, Class
              GA.................................       601
   1,458    8.50%, 2/1/08, Pool #10133...........     1,477
     408    7.00%, 3/15/08, Series 1887, Class
              A..................................       407
      40    6.25%, 6/15/08, Series 1544, Class
              E..................................        40
   1,960    6.00%, 8/15/08, Series 2134, Class
              PE.................................     1,927
     575    6.50%, 10/15/08, Series 1655, Class
              HB.................................       560
   1,179    7.00%, 12/1/08, Pool #E20065.........     1,165
     821    8.00%, 1/1/10, Pool #G00355..........       831
   2,749    8.00%, 2/1/10, Pool #G10328..........     2,782
   4,262    7.00%, 10/1/10, Pool #E61709.........     4,201
   6,988    7.00%, 5/1/11, Pool #E20241..........     6,878
   1,186    5.85%, 11/15/11, Series 2146, Class
              QV.................................     1,151
   7,982    6.50%, 7/1/14, Pool #E77962..........     7,706
   1,579    5.85%, 5/15/15, Series 1692, Class
              PE.................................     1,570
     365    6.75%, 11/15/16, Series 2198, Class
              PK.................................       363
      96    6.00%, 11/15/16, Series 1560, Class
              X..................................        95
   2,876    7.00%, 12/15/16, Series 1882, Class
              PB.................................     2,873
       9    6.00%, 12/15/16, Series 1541, Class
              E..................................         9
      18    4.00%, 12/15/16, Series 1541, Class
              EA.................................        18
     458    6.50%, 4/15/18, Series 1727, Class
              E..................................       456
     379    6.65%, 5/15/18, Series 1477, Class
              F..................................       378
     104    6.25%, 9/15/18, Series 1714, Class
              E..................................       104
     141    5.25%, 9/15/18, Series 1602, Class
              AE.................................       141
     900    6.00%, 1/15/19, Series 1585, Class
              F..................................       891
      72    6.00%, 1/15/19, Series 1706, Class
              E..................................        72
     251    5.80%, 2/15/19, Series 1614, Class
              G..................................       250
     381    9.30%, 3/15/19, Series 2, Class Z....       396
     190    4.00%, 3/25/19, Series 10, Class F...       188
     553    6.00%, 6/15/19, Series 1552, Class
              F..................................       546
     417    10.00%, 10/15/19, Series 16, Class
              D..................................       435
     255    9.25%, 11/15/19, Series 12, Class
              A..................................       263
      82    6.75%, 11/15/19, Series 1909, Class
              H..................................        82
     164    8.50%, 1/15/20, Series 77, Class G...       165
     247    7.00%, 1/15/20, Series 1834, Class
              A..................................       247
     449    9.50%, 2/15/20, Series 1559, Class
              VF.................................       462
     470    6.25%, 2/15/20, Series 26, Class F...       465
     249    9.00%, 10/15/20, Series 1807, Class
              G..................................       256
     114    8.13%, 11/15/20, Series 81, Class
              A..................................       115
     518    9.50%, 1/15/21, Series 99, Class Z...       534
     365    8.60%, 1/15/21, Series 85, Class C...       371
       1    1006.21%, 2/15/21, Series 1045,
              Class G, HB........................        16
     507    9.00%, 5/15/21, Series 1082, Class
              C..................................       522
     500    6.00%, 5/15/21, Series 2068, Class
              CG.................................       475
     238    8.25%, 8/15/21, Series 1125, Class
              Z..................................       241
     649    9.00%, 9/15/21, Series 1141, Class
              G..................................       672
      81    4.50%, 9/15/21, Series 159, Class
              H..................................        74
     200    6.25%, 4/15/22, Series 1610, Class
              PM.................................       193
     149    7.00%, 11/15/22, Series 1927, Class
              L..................................       149

Continued

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $   500    6.00%, 11/15/22, Series 1673, Class
              H..................................  $    469
     539    5.63%, 11/15/22, Series 1424, Class
              F*.................................       516
     637    6.00%, 9/15/25, Series 2160, Class
              D..................................       599
     868    7.43%, 10/1/26, Pool #785652*........       873
                                                   --------
                                                     65,813
                                                   --------
Government National Mortgage Assoc. (3.1%):
       1    8.00%, 2/15/02, Pool #192917.........         1
       5    8.00%, 3/15/02, Pool #209172.........         5
       1    9.00%, 6/15/02, Pool #229311.........         1
      20    9.00%, 10/15/02, Pool #229569........        20
       8    8.00%, 6/15/05, Pool #28827..........         8
       3    9.00%, 9/15/05, Pool #292569.........         3
      21    9.00%, 10/15/05, Pool #292589........        22
       5    8.00%, 5/15/06, Pool #303851.........         6
       3    8.00%, 7/15/06, Pool #307231.........         3
      28    8.00%, 8/15/06, Pool #311166.........        28
      25    8.00%, 9/15/06, Pool #311301.........        26
     141    8.00%, 10/15/06, Pool #316915........       144
     123    8.00%, 11/15/06, Pool #312210........       125
     102    8.00%, 11/15/06, Pool #313528........       103
      38    8.00%, 11/15/06, Pool #316671........        38
      34    8.00%, 11/15/06, Pool #315078........        34
      27    8.00%, 11/15/06, Pool #311131........        28
      87    8.00%, 12/15/06, Pool #311384........        88
      21    8.00%, 1/15/07, Pool #317663.........        21
     151    8.00%, 2/15/07, Pool #316086.........       153
      98    8.00%, 3/15/07, Pool #318825.........       100
      42    8.00%, 3/15/07, Pool #178684.........        43
      71    8.00%, 4/15/07, Pool #316441.........        72
      64    8.00%, 10/15/07, Pool #018954........        65
      36    8.00%, 10/15/07, Pool #020981........        37
      88    8.00%, 12/15/07, Pool #019083........        89
      29    8.00%, 12/15/07, Pool #020290........        29
   1,902    9.00%, 9/15/09, Pool #780072.........     1,966
     609    12.00%, 11/15/19, Pool #780149.......       676
     454    9.50%, 7/15/20, Pool #293363.........       475
     109    7.50%, 8/20/20, Series 1995-8, Class
              B..................................       109
     268    8.00%, 2/16/22, Series 1994-6, Class
              J..................................       271
     717    9.50%, 3/15/23, Pool #780010.........       750
     250    6.00%, 6/20/23, Series 1998-14,
              Class PD...........................       240
     283    9.00%, 9/15/24, Pool #403964.........       293
     872    9.50%, 12/15/24, Pool #780831........       911
     699    8.50%, 3/20/25, Pool #001974.........       713
   3,048    7.13%, 11/20/25, Pool #8746*.........     3,063
   7,334    9.50%, 12/15/25, Pool #780965........     7,676
   1,238    7.37%, 1/20/26, Pool #8790*..........     1,240
   1,363    8.00%, 9/20/26, Pool #2488...........     1,373
     170    9.00%, 10/15/26, Pool #423946........       176
     432    8.00%, 10/20/27, Pool #2499..........       434

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $   259    8.00%, 6/15/28, Pool #444095.........  $    262
     268    8.00%, 8/15/28, Pool #472198.........       272
   1,466    7.50%, 9/20/28, Pool #002646.........     1,449
                                                   --------
                                                     23,641
                                                   --------
  Total U.S. Government Agency Mortgages            269,461
                                                   --------
U.S. GOVERNMENT AGENCY SECURITIES (1.1%):
Federal Farm Credit Bank (0.0%):
     200    6.08%, 10/22/08......................       185
                                                   --------
Government Trust Certificate (0.3%):
     927    0.00%, 5/15/02.......................       821
     425    0.00%, 11/15/02......................       366
     408    0.00%, 11/15/02......................       352
     250    0.00%, 11/15/02......................       215
     229    0.00%, 5/15/03.......................       189
     510    0.00%, 11/15/03......................       409
     216    0.00%, 11/15/03......................       173
                                                   --------
                                                      2,525
                                                   --------
Tennessee Valley Authority (0.8%):
   5,500    6.50%, 8/20/01.......................     5,477
                                                   --------
  Total U.S. Government Agency Securities             8,187
                                                   --------
U.S. TREASURY OBLIGATIONS (26.5%):
U.S. Treasury Bonds (1.3%):
   9,000    11.63%, 11/15/02.....................    10,010
                                                   --------
U.S. Treasury Inflation Protected Bonds (0.1%):
   1,069    3.63%, 7/15/02.......................     1,062
                                                   --------
U.S. Treasury Notes (24.3%):
  12,000    5.75%, 10/31/00......................    11,985
   3,426    4.00%, 10/31/00......................     3,400
  13,000    6.25%, 4/30/01.......................    12,980
  13,500    6.50%, 5/31/01.......................    13,508
   4,000    6.63%, 6/30/01.......................     4,008
   2,500    6.63%, 7/31/01.......................     2,505
   9,400    7.88%, 8/15/01.......................     9,541
  15,000    6.38%, 9/30/01.......................    14,977
   7,500    6.25%, 10/31/01......................     7,477
  10,325    7.50%, 11/15/01......................    10,461
   2,000    5.88%, 11/30/01......................     1,983
  50,000    6.38%, 1/31/02.......................    49,905
     500    6.25%, 1/31/02.......................       498
   6,600    6.25%, 2/28/02.......................     6,577
     500    6.63%, 3/31/02.......................       501
   6,400    6.63%, 4/30/02.......................     6,418
   3,500    6.50%, 5/31/02.......................     3,503
  10,500    6.38%, 8/15/02.......................    10,487
  12,000    6.25%, 8/31/02.......................    11,959
                                                   --------
                                                    182,673
                                                   --------

Continued

One Group Mutual Funds
Short-Term Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. TREASURY OBLIGATIONS, CONTINUED:
 U.S. Treasury STRIPS (0.8%):
 $ 7,890    0.00%, 8/15/05.......................  $  5,718
                                                   --------
  Total U.S. Treasury Obligations                   199,463
                                                   --------
INVESTMENT COMPANIES (2.7%):
  20,093    One Group Government Money Market
              Fund, Class I......................    20,093
                                                   --------
  Total Investment Companies                         20,093
                                                   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING (21.0%):
Master Notes (3.1%):
 $ 7,702    Bear Stearns, 7.40%, 7/3/00*.........     7,702
   2,311    Danaher Corp., 7.31%, 7/3/00*........     2,311
   4,467    General Mills, 6.83%, 7/3/00*........     4,467
   6,932    Lehman Brothers, 7.44%, 7/3/00*......     6,932
   1,617    NationsBanc, 7.33%, 7/3/00*..........     1,617
                                                   --------
                                                     23,029
                                                   --------
Put Bonds (9.9%):
   3,851    Associates Corp., 7.00%, 9/17/01*....     3,894
   5,391    Bank of America, 6.32%, 7/5/01*......     5,453
   3,081    Caterpillar Finance, 7.05%,
              5/1/01*............................     3,081
   3,851    Chase Manhattan, 7.02%, 5/4/01*......     3,851
   3,851    Chase Manhattan, 7.11%, 5/6/02*......     3,851
   3,891    Ford Motor Credit, 6.99%,
              11/27/00*..........................     3,891
   3,851    GMAC, 7.07%, 5/30/01*................     3,851
   3,851    GMAC, 7.08%, 4/30/01*................     3,851
   3,851    Goldman Sachs, 7.05%, 11/19/01*......     3,851
   5,777    Jackson National, 7.50%, 4/15/01*....     5,777
   3,851    JP Morgan and Co., 7.01%, 5/4/01*....     3,851
   3,851    Lehman Bros., 6.80%, 6/1/01*.........     3,865
   1,540    Liberty Lighthouse, 7.08%,
              4/12/02*...........................     1,540
   3,851    Merrill Lynch, 7.16%, 5/6/02*........     3,851
   3,851    Salomon Smith Barney, 6.84%,
              4/12/01*...........................     3,851
   3,851    Sigma Finance, Inc., 6.91%,
              5/15/01*...........................     3,851
   3,081    Sigma Finance, Inc., 7.31%,
              2/2/01*............................     3,081

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
Put Bonds, continued:
 $ 5,392    SPARCC, 6.65%, 9/25/00*..............  $  5,392
   3,851    U.S. Bancorp., 6.78%, 5/8/02*........     3,851
                                                   --------
                                                     74,484
                                                   --------
Repurchase Agreements (8.0%):
  19,255    Goldman Sachs, 7.15%, 7/3/00,
              (Collateralized by $20,377 various
              Commercial Paper, 0.00%,
              7/3/00 - 8/14/00, market value
              $20,285)...........................    19,255
  10,783    Goldman Sachs, 7.21%, 7/3/00,
              (Collateralized by $12,112 various
              Corporate Bonds, 5.20% - 9.45%,
              3/19/01 - 6/1/37, market value
              $11,728)...........................    10,783
   3,493    Lehman Brothers, 7.18%, 7/3/00,
              (Collateralized by $3,667 Galaxy
              Funding Commercial Paper, 0.00%,
              10/10/00, market value $3,597).....     3,493
  11,553    Paine Webber, 7.27%, 7/3/00,
              (Collateralized by $12,303 various
              Corporate Bonds, 6.50% - 9.63%,
              6/1/01 - 6/15/25, market value
              $12,131)...........................    11,553
  15,404    Salomon Smith Barney, 7.17%, 7/3/00,
              (Collateralized by $16,237 various
              Commercial Paper, 0.00%,
              7/6/00 - 10/3/00, market value
              $16,175)...........................    15,404
                                                   --------
                                                     60,488
                                                   --------
  Total Short-Term Securities Held as Collateral
  for
    Securities Lending
                                                    158,001
                                                   --------
Total (Cost $913,992) (a)                          $905,903
                                                   ========

------------

Percentages indicated are based on net assets of $753,009.
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $107. Cost for federal income tax purposes differs from value by net unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $   888
                   Unrealized depreciation......................   (9,084)
                                                                  -------
                   Net unrealized appreciation (depreciation)...  $(8,196)
                                                                  =======

(b) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities amounted to $38,547 or 5.12% of net assets.

 * The interest rate for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 2000.
See notes to financial statements.

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
 ASSET BACKED SECURITIES (9.2%):
 $ 4,500    Advanta Mortgage Loan Trust, Series
              98-1, Class A5, 6.60%, 3/25/28....  $    4,201
   5,000    Aesop Funding II, Series 97-1, Class
              A2, 6.40%, 10/20/03...............       4,925
   5,000    Americredit Automobile Receivable
              Trust, Series 99-C, Class A3,
              6.84%, 10/5/03....................       4,983
   3,270    Americredit Automobile Receivable
              Trust, Series 99-A, Class A4,
              5.88%, 12/12/05...................       3,197
   1,874    Arcadia Automobile Receivables
              Trust, Series 98-B, Class A3,
              5.95%, 11/15/02...................       1,867
   2,500    Arcadia Automobile Receivables
              Trust, Series 99-B, Class A3,
              6.30%, 7/15/03....................       2,474
   3,000    Arcadia Automobile Receivables
              Trust, Series 98-B, Class A4,
              6.00%, 11/15/03...................       2,955
   2,000    Arcadia Automobile Receivables
              Trust, Series 98-A, Class A4,
              6.00%, 11/17/03...................       1,966
   1,450    Arcadia Automobile Receivables
              Trust, Series 99-C, Class A2,
              6.90%, 12/15/03...................       1,442
   6,000    Arcadia Automobile Receivables
              Trust, Series 99-B, Class A4,
              6.51%, 9/15/04....................       5,918
     225    Arcadia Automobile Receivables
              Trust, Series 97-C, Class A5,
              6.55%, 6/15/05....................         223
     475    Case Equipment Loan Trust, Series
              95-B, Class A3, 6.45%, 3/15/04....         474
      49    Chase Manhattan Grantor Trust,
              Series 96-A, Class A, 5.20%,
              2/15/02...........................          48
     250    Chemical Master Credit Card Trust,
              Series 95-3, Class A, 6.23%,
              8/15/02...........................         246
     386    Chevy Chase Auto Receivable Trust,
              Series 97-4, Class A, 6.25%,
              6/15/04...........................         382
   5,440    Circuit City Credit Card Master
              Trust, Series 95-1, Class A,
              6.38%, 8/15/05....................       5,438
   1,858    CPS Auto Trust, Series 98-3, Class
              A3, 6.00%, 6/15/02................       1,856
   2,000    CPS Auto Trust, Series 98-3, Class
              A4, 6.08%, 10/15/03...............       1,980
     300    Discover Card Master Trust I, Series
              95-2, Class A, 6.55%, 2/18/03.....         300

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
ASSET BACKED SECURITIES, CONTINUED:
 $ 6,000    EQCC Home Equity Loan Trust, Series
              96-4, Class A6, 6.88%, 7/15/14....  $    5,969
   2,000    First Bank Corporate Card Master
              Trust, Series 97-1, Class B,
              6.55%, 2/15/03....................       1,977
   4,000    First Security Auto, Series 2000-1,
              Class A3, 7.30%, 7/15/04..........       4,009
     212    First Security Auto Grantor Trust,
              Series 98-A, Class A, 5.97%,
              4/15/04...........................         210
   1,000    Fleet Credit Card Master Trust,
              Series 96-A, Class A1, 6.00%,
              11/15/05..........................         975
   4,000    Greentree Financial Corp., Series
              93-2, Class B, 8.00%, 7/15/18.....       3,451
   1,927    Greentree Home Improvement Loan
              Trust, Series 95-D, Class M1,
              6.95%, 9/15/25....................       1,924
   2,941    Greentree Recreational, Equipment &
              Consulting, Series 97-D, Class
              A1HE, 6.90%, 3/15/29..............       2,909
     345    MBNA Master Credit Card Trust,
              Series 94-C, Class A, 7.13%,
              3/15/04*..........................         346
     517    Merrill Lynch MBS, Inc., Series
              144-S, 7.43%, 7/25/24.............         496
     336    Newcourt Receivables Asset Trust,
              Series 96-3, Class A, 6.24%,
              12/20/04..........................         336
   1,718    Olympic Automobile Receivables
              Trust, Series 96-C, Class A4,
              6.80%, 3/15/02....................       1,719
   2,650    Olympic Automobile Receivables
              Trust, Series 96-C, Class A5,
              7.00%, 3/15/04....................       2,649
   1,000    Onyx Acceptance Auto Trust, Series
              97-C, Class A4, 6.76%, 5/15/04....         994
     127    Onyx Acceptance Grantor Trust,
              Series 96-1, Class A, 5.40%,
              5/15/01...........................         127
   1,250    Onyx Acceptance Grantor Trust,
              Series 98-B, Class A2, 5.85%,
              7/15/03...........................       1,232
     404    Onyx Acceptance Grantor Trust,
              Series 97-1, Class A, 6.55%,
              9/15/03...........................         403
     259    Premier Auto Trust, Series 97-2,
              Class A4, 6.25%, 6/6/01...........         259
   3,790    Premier Auto Trust, Series 97-2,
              Class A5, 6.32%, 3/6/02...........       3,775

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
ASSET BACKED SECURITIES, CONTINUED:
 $ 2,125    Premier Auto Trust, Series 98-5,
              Class A4, 5.19%, 4/8/03...........  $    2,062
   1,100    Prime Credit Card Master Trust,
              Series 96-1, Class A, 6.70%,
              7/15/04...........................       1,096
   5,000    Rental Car Finance, Series 97-1,
              Class A2, 6.45%, 8/25/05..........       4,867
     596    Sears Credit Account Master Trust,
              Series 95-3, Class A, 7.00%,
              10/15/04..........................         596
   1,000    Sears Credit Account Master Trust,
              Series 98-1, Class A, 5.80%,
              8/15/05...........................         992
   2,000    Sears Credit Account Master Trust,
              Series 96-4, Class A, 6.45%,
              10/16/06..........................       1,979
   5,000    Sears Roebuck Acceptance, Series
              MTN3, 7.07%, 9/18/01..............       4,973
   9,323    SLM Student Loan Trust, Series 99-1,
              Class A1T, 6.71%, 4/25/08*........       9,310
   4,000    Team Fleet Financing Corp. (c),
              Series 97-1, Class A, 7.35%,
              5/15/03...........................       3,990
   1,050    Textron Financial Corp. Receivables
              Trust, Series 98-A, Class A1,
              5.82%, 1/15/02....................       1,048
   1,000    Toyota Auto Lease Trust, Series
              97-A, Class A2, 6.35%, 4/26/04....       1,000
      18    Union Acceptance Corp., Series 97-D,
              Class A3, 6.26%, 2/8/02...........          18
   1,000    Union Acceptance Corp., Series 99-A,
              Class A3, 5.57%, 9/8/03...........         990
     259    WFS Financial Owner Trust, Series
              98-A, Class A3, 5.90%, 5/20/02....         259
   2,900    WFS Financial Owner Trust, Series
              98-B, Class A4, 6.05%, 4/20/03....       2,865
   1,345    WFS Financial Owner Trust, Series
              96-C, Class A4, 6.80%, 12/20/03...       1,341
   4,000    WFS Financial Owner Trust, Series
              99-C, Class A2, 6.92%, 1/20/04....       3,991
   6,000    World Financial Network Credit Card
              Master Trust, Series 96-A, Class
              A, 6.70%, 2/15/04.................       5,977
   2,429    World Omni Automobile Lease Secured
              Trust, Series 97-A, Class A4,
              6.90%, 6/25/03....................       2,431
     980    World Omni Automobile Lease Secured
              Trust, Series 97-B, Class A3,
              6.18%, 11/25/03...................         980
                                                  ----------
  Total Asset Backed Securities                      129,400
                                                  ----------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS (2.9%):
 $   981    BHN, Series 97-1, Class A2, 7.92%,
              7/25/09 (c).......................  $      900
   1,390    Chase Mortgage Finance Corp., Series
              94-E, Class A6B, 5.96%, 4/25/10,
              IF*...............................       1,328
      73    Collateralized Mortgage Obligation
              Trust, Series 16, Class Q, 11.25%,
              3/20/18, IF*......................          72
     167    Collateralized Mortgage Securities
              Corp., Series 88-2, Class B,
              8.80%, 4/20/19....................         170
   1,981    Countrywide Funding Corp., Series
              93-11, Class A11, 5.92%, 2/25/09,
              IF*...............................       1,763
     933    Countrywide Home Loans, Series 97-7,
              Class A1, 7.75%, 12/25/27.........         930
   2,000    Countrywide Home Loans, Series 98-2,
              Class A2, 6.25%, 3/25/28..........       1,773
   5,000    JP Morgan Commercial Mortgage
              Finance Corp., Series 96-C2, Class
              B, 6.80%, 11/25/27................       4,854
   2,000    JP Morgan Commerical Mortgage
              Finance Corp., Series 97-C4, Class
              B, 7.46%, 12/26/28................       1,987
   5,000    MLMI, Series 97-C2, Class A2, 6.54%,
              12/10/29..........................       4,722
       1    Morgan Stanley Mortgage Trust,
              Series 35, Class 2, 7979.75%,
              4/20/21, HB, IF*..................         119
       1    Morgan Stanley Mortgage Trust,
              Series 37, Class 2, 7979.75%,
              7/20/21, HB, IF*..................         123
     170    Morgan Stanley Mortgage Trust,
              Series 39, Class 3, 0.00%,
              12/20/21, PO......................         134
   4,000    Mortgage Capital Funding, Inc.,
              Series 96-MC2, Class A3, 7.01%,
              9/20/06...........................       3,898
   1,183    Norwest Asset Securities Corp.,
              Series 1997-18, Class A1, 6.75%,
              12/25/27..........................       1,138

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
 $    11    Paine Webber Trust, Series H, Class
              4, 8.75%, 4/1/18..................  $       12
   2,500    PNC Mortgage Securities Corp.,
              Series 98-5, Class 2A11, 6.30%,
              7/25/28...........................       2,478
   2,347    Residential Accredit Loans, Series
              96-QS3, Class M2, 7.75%,
              6/25/26...........................       2,324
   1,993    Residential Asset Securitization
              Trust, Series 98-A4, Class IA2,
              6.75%, 5/25/28....................       1,978
   3,580    Residential Funding Mortgage
              Securities, Series 1994-S8, Class
              A6, 6.00%, 3/25/09................       3,433
     219    Rural Housing Trust, Series 87-1,
              Class 3B, 7.33%, 4/1/26...........         218
   4,000    The Equitable Life Assurance Society
              of Private Placement, Series 174,
              Class A1, 7.24%, 5/15/06 (c)......       3,948
   3,022    Wells Fargo Capital Markets, Series
              APT, Class 1, 6.56%,
              12/29/05 (c)......................       2,963
                                                  ----------
  Total Collateralized Mortgage Obligations           41,265
                                                  ----------
CORPORATE BONDS (10.4%):
Banking, Finance & Insurance (5.1%):
     200    ABN AMRO Bank NV Chicago, 7.25%,
              5/31/05...........................         198
     983    African Development Bank, 9.30%,
              7/1/00............................         983
     250    American Express Credit Corp.,
              6.13%, 11/15/01...................         246
     700    Ameritech Capital Funding, 6.15%,
              1/15/08...........................         637
   1,000    Associates Corp., 6.00%, 4/15/03....         960
   1,750    Associates Corp., 5.75%, 11/1/03....       1,655
     300    Associates Corp., 6.63%, 6/15/05....         289
   1,000    Associates Corp., 6.38%, 11/15/05...         947
   3,625    Associates Corp., 8.15%, 8/1/09.....       3,647
     250    Avco Financial Services, Inc.,
              7.38%, 8/15/01....................         250
   1,000    Bank of America Corp., 9.25%,
              11/1/01...........................       1,024
   1,500    Boeing Capital Corp., 6.36%,
              7/15/05...........................       1,438
   1,000    CIT Group Holdings, Inc., Series
              MTN, 6.70%, 5/28/01...............         995
     200    CIT Group Holdings, Inc., 8.38%,
              11/1/01...........................         202
   1,180    Citicorp, 5.63%, 2/15/01............       1,169
     250    Citicorp, 6.75%, 8/15/05............         242
     200    Dillard Investment Co., 9.25%,
              2/1/01............................         202

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Banking, Finance & Insurance, continued:
 $ 4,100    First Hawaiian, Inc., 6.25%,
              8/15/00...........................  $    4,095
   2,000    Ford Motor Credit Co., 8.20%,
              2/15/02...........................       2,024
   1,500    Ford Motor Credit Co., 6.63%,
              6/30/03...........................       1,463
   1,000    General Electric Capital Corp.,
              Series MTNA, 5.92%, 4/3/01........         991
     266    General Electric Capital Corp.,
              7.88%, 12/1/06....................         276
   7,000    GMAC, 5.75%, 11/10/03...............       6,645
   2,000    GMAC, 6.85%, 6/17/04................       1,957
     900    Household Finance Corp., 7.63%,
              1/15/03...........................         899
   1,000    Household Finance Corp., 7.20%,
              7/15/06...........................         965
   1,000    Household Finance Corp., 6.50%,
              11/15/08..........................         909
   4,000    Household Finance Corp., 5.88%,
              2/1/09............................       3,480
     100    Inter American Development Bank,
              8.40%, 9/1/09.....................         108
   3,000    Lehman Brothers Holdings, Inc.,
              9.88%, 10/15/00...................       3,023
   5,000    Lehman Brothers Holdings, Inc.,
              8.88%, 3/1/02.....................       5,093
   3,000    Lehman Brothers Holdings, Inc.,
              7.25%, 4/15/03....................       2,961
   6,000    Liberty Mutual Insurance, 8.20%,
              5/4/07 (c)........................       5,908
   5,000    MBNA Corp., 6.84%, 5/23/03*.........       4,971
   4,000    Metropolitan Life Insurance Co.,
              7.00%, 11/1/05 (c)................       3,870
     170    Midland Bank, 8.63%, 12/15/04.......         178
     100    Norwest Financial, Inc., 7.00%,
              1/15/03...........................          99
   1,000    Norwest Financial, Inc., 7.20%,
              4/1/04............................         993
   4,000    Prime Property Funding II, 6.80%,
              8/15/02 (c).......................       3,910
     216    Private Exempt Funding, 5.65%,
              3/15/03...........................         212
     250    Republic New York Corp., 8.25%,
              11/1/01...........................         253
     570    Toyota Motor Credit, 5.63%,
              11/13/03..........................         545
                                                  ----------
                                                      70,912
                                                  ----------
Governments (Foreign) (0.2%):
   3,500    Ontario Province of Canada, Senior
              Unsubordinated Debenture, 7.38%,
              1/27/03...........................       3,518
                                                  ----------
Industrial Goods & Services (1.8%):
     100    American Home Products Corp., 6.50%,
              10/15/02..........................          99
     250    Boeing Co., 8.38%, 2/15/01..........         252
     250    BP America, Inc., 8.50%, 4/15/01....         253

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Industrial Goods & Services, continued:
 $ 1,500    Case Corp., Series B, 6.25%,
              12/1/03 (c).......................  $    1,410
   5,000    Cox Radio, Inc., 6.38%, 5/15/05.....       4,723
   4,000    Oracle Corp., 6.72%, 2/15/04........       3,925
   5,000    Thomas & Betts, Series MTN, 6.29%,
              2/13/03 (c).......................       4,866
   5,000    Tyco International Group SA, 6.25%,
              6/15/03...........................       4,763
   5,000    USA Waste Services, 6.13%,
              7/15/01...........................       4,843
     650    VF Corp., 6.63%, 3/15/03............         642
                                                  ----------
                                                      25,776
                                                  ----------
Leasing (0.3%):
   4,250    International Lease Finance Corp.,
              5.85%, 11/25/03...................       4,070
                                                  ----------
Retail (0.4%):
   5,000    Dillards Department Stores, 6.39%,
              8/1/03............................       4,546
   1,000    Wal Mart Stores, Inc., 8.63%,
              4/1/01............................       1,011
     150    Wal Mart Stores, Inc., 6.75%,
              5/15/02...........................         149
                                                  ----------
                                                       5,706
                                                  ----------
Telecommunications (0.3%):
     500    AT&T Corp., 7.00%, 5/15/05..........         492
   2,900    Bellsouth Telecommunications, 6.00%,
              6/15/02...........................       2,837
     470    Chesapeake & Potomac
              Telecommunications, 7.13%,
              1/15/02...........................         468
                                                  ----------
                                                       3,797
                                                  ----------
Transportation (0.7%):
   5,039    Federal Express Corp., Series 98-1A,
              6.72%, 1/15/22....................       4,601
   5,000    Ford Motor Credit, 7.38%,
              10/28/09..........................       4,850
                                                  ----------
                                                       9,451
                                                  ----------
Utilities (1.6%):
   5,000    Avon Energy Partners, 7.05%,
              12/11/07 (c)......................       4,635
     250    Baltimore Gas & Electric, 5.50%,
              7/15/00...........................         250
   3,000    D.R. Investments, 7.10%,
              5/15/02 (c).......................       2,955
   4,050    Enron Corp., 6.75%, 7/1/05..........       3,912
     723    Kern River Funding, 6.42%,
              3/31/01 (c).......................         722
   1,032    National Rural Utilities, 7.30%,
              9/15/06...........................       1,020
     250    Northern States Power Co. --
              Minneapolis, 7.88%, 10/1/01.......         251
   6,000    Ohio Power, 6.73%, 11/1/04..........       5,810
     630    Public Service Electric & Gas
              Utilities, 6.13%, 8/1/02..........         619

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Utilities, continued:
 $ 3,000    Ras Laffan Gas, 7.63%,
              9/15/06 (c).......................  $    2,888
                                                  ----------
                                                      23,062
                                                  ----------
  Total Corporate Bonds                              146,292
                                                  ----------
U.S. GOVERNMENT AGENCY (0.2%):
Other U.S. Agencies (0.2%):
     933    Federal Housing Administration,
              Project #07335307, 7.43%,
              1/1/22............................         908
   1,789    Federal Housing Administration,
              Greystone 96-2, 7.43%, 11/1/22....       1,733
                                                  ----------
  Total U.S. Government Agency                         2,641
                                                  ----------
U.S. GOVERNMENT AGENCY MORTGAGES (44.8%):
Fannie Mae (17.9%):
   2,000    5.41%, 2/13/01, Series MTN..........       1,984
       0    6.50%, 12/1/02, Pool #6345 (b)......           0
   1,130    6.78%, 1/17/03, Series 97-MI, Class
              A*................................       1,128
     568    7.00%, 9/18/03, Series 97-13, Class
              CB................................         565
     572    6.99%, 3/17/04, Series 97-M4, Class
              A*................................         571
     179    10.00%, 5/25/04, Series 89-26, Class
              D.................................         184
  10,694    6.88%, 9/1/05, Pool #73192..........      10,466
       1    758.75%, 1/25/06, Series 91-4, Class
              N, HB.............................          11
       0    908.75%, 3/25/06, Series 91-20,
              Class M, HB (b)...................           7
   7,454    6.95%, 4/1/06, Pool #73429..........       7,310
       1    1008.00%, 4/25/06, Series 91-33,
              Class J, HB*......................          19
     790    6.50%, 4/25/06, Series 93-18, Class
              PH................................         785
     544    7.05%, 6/25/06, Series 93-11, Class
              G.................................         542
   1,138    2.34%, 8/25/06, Series 93-8, Class
              SB, IF, IO*.......................          17
     673    0.00%, 9/25/06, Series 96-46, Class
              PE, PO............................         564
     216    7.00%, 1/1/07, Pool #145771.........         213
     750    7.25%, 4/25/07, Series 92-44, Class
              K.................................         742
     654    7.50%, 8/25/07, Series G92-48, Class
              H.................................         651
     454    7.52%, 11/25/07, Series 93-174,
              Class SB, IF*.....................         442
   2,003    7.41%, 2/25/08, Series 93-188, Class
              F*................................       2,020
   1,388    0.00%, 2/25/08, Series 96-24,
              Class K, PO.......................       1,175
   5,000    6.50%, 4/25/08, Series 99-45D, Class
              TA................................       4,974
   4,657    7.66%, 5/25/08, Series 93-55, Class
              FA*...............................       4,777
   1,465    5.98%, 5/25/08, Series 93-72, Class
              F*................................       1,416

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $   701    5.88%, 5/25/08, Series 93-63, Class
              FD*...............................  $      661
   2,275    8.86%, 8/25/08, Series 93-134, Class
              SA, IF*...........................       2,258
     449    5.98%, 8/25/08, Series 93-129, Class
              FE*...............................         421
     622    5.66%, 8/25/08, Series 93-209, Class
              KB................................         605
   1,375    8.19%, 9/25/08, Series 93-175, Class
              SA, IF*...........................       1,413
   2,000    6.50%, 9/25/08, Series 99-19, Class
              LA................................       1,987
     305    5.78%, 9/25/08, Series 93-170, Class
              FA*...............................         298
   1,750    0.00%, 9/25/08, Series 96-39, Class
              J, PO.............................       1,290
   1,303    0.00%, 9/25/08, Series 96-20, Class
              L, PO.............................         920
   2,409    5.98%, 10/25/08, Series 93-196,
              Class FA*.........................       2,316
     243    6.00%, 12/25/08, Series 93-214,
              Class L...........................         241
   2,000    0.00%, 12/25/08, Series 98-27, Class
              B, PO.............................       1,337
     659    6.41%, 1/25/09, Series 94-12, Class
              SB, IF*...........................         613
   2,760    6.50%, 2/25/09, Series 94-17, Class
              JB,
              IO................................         428
   1,000    6.50%, 2/25/09, Series 94-13, Class
              SK, IF*...........................         882
     594    6.50%, 2/25/09, Series 94-20, Class
              Z.................................         551
   1,555    6.50%, 3/25/09, Series 95-13, Class
              B.................................       1,492
   1,500    0.00%, 3/25/09, Series 96-24, Class
              E,
              PO................................         996
      73    7.50%, 11/1/09, Pool #158...........          73
   3,200    7.00%, 4/25/10, Series 92-124, Class
              D.................................       3,090
   1,134    7.00%, 6/1/10, Pool #312903.........       1,117
   2,455    6.50%, 12/1/10, Pool #322598........       2,383
   4,000    7.00%, 1/18/11, Series 97-23, Class
              VG................................       3,830
   1,019    6.50%, 4/1/11, Pool #337903.........         987
   2,250    6.75%, 10/25/12, Series 93-65, Class
              D.................................       2,142
  15,873    6.50%, 5/1/13, Pool #429707.........      15,322
   2,856    6.50%, 9/1/13, Pool #251982.........       2,757
   3,019    6.37%, 11/25/13, Series 93-220,
              Class SE, IF*.....................       2,655
   1,243    1.96%, 11/25/13, Series 93-220,
              Class SD, IF*.....................         979
     800    5.52%, 12/25/13, Series 93-225,
              Class SS, IF*.....................         507
      46    7.50%, 5/1/14, Pool #57930..........          46
     381    12.50%, 1/1/16, Pool #303306........         428
     252    7.06%, 5/25/16, Series 93-156, Class
              FA*...............................         252

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $   158    5.70%, 8/25/16, Series G93-39, Class
              A.................................  $      157
     207    5.68%, 11/25/16, Series 93-187,
              Class FE*.........................         206
     650    6.00%, 12/25/16, Series G-22, Class
              G.................................         611
     844    7.16%, 3/25/17, Series 96-27, Class
              FA*...............................         846
      42    7.00%, 4/1/17, Pool #44696..........          41
   1,881    6.50%, 12/18/17, Series 98-17, Class
              TB................................       1,869
     210    9.25%, 4/25/18, Series 88-7, Class
              Z.................................         219
   3,250    5.31%, 6/25/18, Series 92-206, Class
              FA*...............................       3,037
   1,447    9.85%, 11/1/18, Series 97-77, Class
              M.................................       1,524
     909    9.50%, 12/1/18, Pool #426839........         946
      78    10.50%, 3/25/19, Series 50, Class 2,
              IO................................          19
     567    7.12%, 3/1/19, Pool #116612*........         577
     453    6.50%, 6/25/19, Series G93-19, Class
              K.................................         451
     259    7.84%, 8/1/19, Pool #111366*........         262
      38    7.95%, 8/25/19, Series 90-14, Class
              H.................................          37
   1,737    8.00%, 10/25/19, Series 89-70, Class
              G.................................       1,752
   1,000    2.53%, 10/25/19, Series 93-156,
              Class SD, IF*.....................         785
      13    0.00%, 10/25/19, Series 89-73, Class
              C, PO.............................          12
     889    9.40%, 11/25/19, Series 89-78, Class
              H.................................         930
     638    9.00%, 11/25/19, Series 89-89, Class
              H.................................         663
     526    8.50%, 11/25/19, Series 89-83, Class
              H.................................         538
     500    6.25%, 11/25/19, Series G93-32,
              Class PG..........................         494
     279    8.80%, 1/25/20, Series 90-1, Class
              D.................................         285
     559    8.50%, 1/25/20, Series 90-7, Class
              B.................................         571
     365    9.50%, 6/25/20, Series 90-63, Class
              H.................................         379
     400    5.50%, 6/25/20, Series 90-60, Class
              K.................................         372
     550    4.00%, 6/25/20, Series G92-66, Class
              HB................................         524
       3    1118.00%, 8/25/20, Series 90-95,
              Class J, HB.......................         101
       6    504.00%, 8/25/20, Series 90-94,
              Class H, HB*......................          92
   1,369    6.50%, 8/25/20, Series 90-102, Class
              J.................................       1,308
     412    5.50%, 8/25/20, Series 90-93, Class
              G.................................         382
     629    9.00%, 10/25/20, Series 90-120,
              Class H...........................         651
      92    6.00%, 10/25/20, Series 92-204,
              Class B...........................          92
     152    11.62%, 11/25/20, Series 90-134,
              Class SC, IF*.....................         166
      10    652.15%, 12/25/20, Series 90-140,
              Class K, HB.......................         189
   2,855    6.50%, 12/25/20, Series 97-85, Class
              L,
              IO................................         220
   1,030    0.01%, 1/25/21, Series 93-165, Class
              SX, IF*...........................         795

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $     0    907.20%, 2/25/21, Series 91-7, Class
              K, HB* (b)........................  $       11
      42    8.00%, 3/1/21, Pool #70825..........          43
   1,954    8.75%, 6/25/21, Series G-18, Class
              Z.................................       2,008
     472    8.50%, 6/25/21, Series G-14, Class
              L.................................         483
   1,371    8.75%, 10/25/21, Series G-35, Class
              M.................................       1,412
     210    6.50%, 10/25/21, Series 94-30, Class
              LA................................         207
   1,200    7.88%, 11/25/21, Series 92-215,
              Class PM..........................       1,209
   2,800    5.00%, 11/25/21, Series G92-66,
              Class JB..........................       2,536
   2,149    7.00%, 2/18/22, Series 97-30, Class
              E.................................       2,145
       1    3614.40%, 5/25/22, Series G92-27,
              Class SQ, HB, IF*.................         112
   1,158    5.00%, 5/25/22, Series G93-10, Class
              G.................................       1,117
     473    7.00%, 7/25/22, Series G92-42, Class
              Z.................................         458
   3,000    6.50%, 8/25/22, Series 96-59, Class
              J.................................       2,851
     700    5.50%, 9/25/22, Series 92-143, Class
              MA................................         618
   2,000    0.00%, 9/25/22, Series 97-70, Class
              PO, PO............................       1,464
   1,859    7.50%, 11/1/22, Pool #189190........       1,845
     616    6.75%, 12/25/22, Series 93-46, Class
              O.................................         587
   2,000    6.73%, 12/25/22, Series X, Class VO,
              IF*...............................       1,895
       3    359.96%, 2/25/23, Series 93-12,
              Class SB, IF, IO*.................           8
   1,126    6.50%, 2/25/23, Series 93-5, Class
              Z.................................       1,042
     909    4.55%, 2/25/23, Series 98-35, Class
              SV, IF*...........................         688
     271    2.84%, 2/25/23, Series 93-12, Class
              S, IF, IO*........................           4
     493    0.00%, 2/25/23, Series G93-12, Class
              C, PO.............................         472
   9,700    6.00%, 3/25/23, Series 93-41, Class
              PH................................       9,263
   1,041    7.50%, 4/1/23, Series 218, Class 2,
              IO................................         318
     118    5.50%, 4/25/23, Series 93-58, Class
              J.................................         101
   1,001    0.00%, 4/25/23, Series 98-4, Class
              C, PO.............................         691
     116    6.75%, 5/25/23, Series 93-94, Class
              K.................................         110
     145    6.50%, 5/25/23, Series 93-155, Class
              LA................................         138
   5,500    0.00%, 5/25/23, Series 93-146, Class
              D, PO.............................       4,813
   6,149    0.99%, 5/25/23, Series 94-82, Class
              SA, IF, IO*.......................         119
  12,500    0.00%, 6/25/23, Series 93-257, Class
              C, PO.............................       7,559
   1,000    6.50%, 7/25/23, Series 93-122, Class
              M.................................         894
   1,549    2.24%, 7/25/23, Series 93-113, Class
              S, IF, IO*........................          45

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $   579    8.33%, 8/25/23, Series 93-113, Class
              SE, IF*...........................  $      510
   1,123    1.49%, 8/25/23, Series 93-139, Class
              SG, IF*...........................         673
   3,099    1.34%, 8/25/23, Series 94-36, Class
              SG, IF, IO*.......................         120
     486    0.73%, 8/25/23, Series G93-27, Class
              SE*...............................         213
     933    6.50%, 9/25/23, Series 93-178, Class
              PK................................         841
   1,290    3.00%, 9/25/23, Series 93-193, Class
              B.................................       1,178
     937    2.34%, 9/25/23, Series 93-155, Class
              SB, IF, IO*.......................          48
     535    1.89%, 9/25/23, Series 93-178, Class
              SE, IF*...........................         357
  10,000    6.50%, 10/25/23, Series 93-189,
              Class PI..........................       9,186
   5,000    6.50%, 10/25/23, Series 93-183,
              Class KA..........................       4,495
      60    6.08%, 10/25/23, Series 93-198,
              Class FA*.........................          58
   1,518    1.04%, 11/25/23, Series 93-207,
              Class SC, IF*.....................       1,104
   9,000    6.00%, 12/18/23, Series 97-79, Class
              PE................................       8,363
     157    7.08%, 12/25/23, Series 93-223,
              Class SB, IF*.....................         149
   3,000    6.75%, 12/25/23, Series 94-55, Class
              G.................................       2,865
     174    6.28%, 12/25/23, Series 93-223,
              Class FB*.........................         168
   1,500    1.14%, 12/25/23, Series 93-223,
              Class SO, IF*.....................       1,078
   1,384    0.00%, 12/25/23, Series 97-24, Class
              PQ, PO............................       1,006
     966    10.00%, 2/1/24, Pool #479469........       1,030
   7,632    0.00%, 2/25/24, Series 99-16, Class
              B,
              PO................................       4,029
     377    7.06%, 3/25/24, Series 94-39, Class
              F*................................         378
     726    6.50%, 3/25/24, Series 95-18, Class
              B.................................         700
     203    6.18%, 3/25/24, Series 94-36, Class
              FA*...............................         196
     145    5.05%, 3/25/24, Series 94-39, Class
              S, IF*............................         135
     909    8.00%, 5/1/24, Pool #250066.........         916
   1,459    8.50%, 7/1/24, Pool #250103.........       1,489
   1,166    7.50%, 10/1/24, Pool #303031........       1,156
   1,617    7.00%, 11/17/24, Series G94-13,
              Class ZB..........................       1,539
     901    8.80%, 1/25/25, Series G95-1, Class
              C.................................         934
     289    8.50%, 5/1/25, Pool #308499.........         295
     311    7.50%, 5/1/25, Pool #311810.........         308
     147    7.50%, 5/1/25, Pool #293928.........         146
     330    8.50%, 6/1/25, Pool #315277.........         336
   1,724    7.00%, 7/1/25, Pool #312931.........       1,668
   1,528    7.00%, 7/1/25, Pool #290387.........       1,478

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $   580    9.00%, 4/1/26, Pool #446278.........  $      600
   1,991    7.05%, 6/1/26, Pool #341503*........       2,001
   1,700    7.50%, 8/18/26, Series 97-29, Class
              PL, IO............................         527
     555    8.50%, 11/1/26, Pool #411183........         569
   2,500    7.50%, 3/18/27, Series 97-22, Class
              PI, IO............................         542
   8,182    1.84%, 3/25/27, Series 97-20, Class
              IO, IO............................         555
   7,232    1.84%, 3/25/27, Series 97-20, Class
              IB, IO............................         487
   3,826    7.50%, 4/18/27, Series 97-27, Class
              J.................................       3,757
   6,000    7.50%, 4/20/27, Series 97-29, Class
              J.................................       5,876
   3,284    7.50%, 5/20/27, Series 97-39, Class
              PD................................       3,157
   2,900    7.00%, 9/1/27, Pool #313687.........       2,805
   1,078    6.22%, 9/1/27, Pool #54844*.........       1,049
   8,071    7.00%, 11/18/27, Series 97-81, Class
              PI, IO............................       2,047
   9,223    6.00%, 8/1/28, Pool #423236.........       8,456
   4,274    8.50%, 1/25/29, Series 98-70, Class
              AD................................       4,410
   1,248    6.22%, 3/1/29, Pool #303532*........       1,215
                                                  ----------
                                                     252,407
                                                  ----------
Freddie Mac (17.0%):
      22    8.00%, 6/1/01, Pool #252601.........          22
   1,885    5.87%, 5/12/03, Series 2Z03.........       1,832
   6,462    0.96%, 9/15/04, Series 1982, Class
              SB, IF, IO*.......................          84
     920    7.70%, 9/20/04, Series AT04.........         944
   5,580    6.50%, 10/1/04, Gold Pool #M80495...       5,461
   1,000    7.59%, 3/10/05, Series Q-05.........       1,021
     750    6.92%, 9/15/05......................         733
       6    1008.00%, 5/15/06, Series 1072,
              Class A, HB.......................         102
       1    1008.00%, 6/15/06, Series 1098,
              Class M, HB.......................          16
   1,103    7.00%, 6/15/06, Series 1457, Class
              PH................................       1,103
     855    7.20%, 7/18/06......................         862
     823    7.50%, 2/15/07, Series 1322, Class
              G.................................         827
   1,029    4.50%, 3/15/07, Series 1295, Class
              JB................................         978
      27    8.00%, 4/1/07, Pool #160022.........          27
       4    981.87%, 6/15/07, Series 1298, Class
              L,
              IO................................          91
     485    5.50%, 10/15/07, Series 1640, Class
              A.................................         480
      84    2.24%, 10/15/07, Series 1389, Class
              SA, IF*...........................          68
     694    7.93%, 11/15/07, Series 1414, Class
              LB, IF*...........................         678
     224    6.28%, 12/15/07, Series 1450, Class
              F*................................         217

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $ 3,100    2.31%, 2/15/08, Series 1465, Class
              SA, IF, IO*.......................  $       80
       9    8.85%, 3/15/08, Series A-78.........           9
     170    6.00%, 4/15/08, Series 1531, Class
              K.................................         168
     239    5.50%, 4/15/08, Series 1489, Class
              L.................................         233
      73    7.76%, 5/15/08, Series 1506, Class
              S, IF*............................          70
     428    6.73%, 5/15/08, Series 1506, Class
              F*................................         422
     740    6.08%, 5/15/08, Series 1513, Class
              TA*...............................         709
   3,215    1.81%, 5/15/08, Series 1506, Class
              SD, IF, IO*.......................          89
   1,366    0.00%, 5/15/08, Series 89, Class L,
              PO................................       1,075
   1,000    6.00%, 7/15/08, Series 1708, Class
              D.................................         961
     441    7.50%, 8/1/08, Gold Pool #G10117....         442
     176    7.52%, 8/15/08, Series 1561, Class
              SC, IF*...........................         165
     176    7.28%, 8/15/08, Series 1564, Class
              SB, IF*...........................         174
     381    6.14%, 8/15/08, Series 1564, Class
              FB*...............................         361
     828    4.49%, 8/15/08, Series 1565, Class
              K, IF*............................         676
   2,432    0.00%, 8/15/08, Series 1900, Class
              T, PO.............................       1,642
      75    7.50%, 9/1/08, Pool #252600.........          75
     463    6.00%, 9/15/08, Series 1586, Class
              A.................................         447
     659    1.22%, 9/15/08, Series 1580, Class
              SC,
              IF*...............................         531
     850    8.60%, 10/15/08, Series 1600, Class
              SC, IF*...........................         855
   3,958    7.68%, 10/15/08, Series 1587, Class
              SL, IF*...........................       3,741
   2,284    0.00%, 10/15/08, Series 1967, Class
              PC, PO............................       1,587
     581    0.00%, 10/15/08, Series 1900, Class
              I, PO.............................         412
   2,502    5.34%, 11/15/08, Series 1604, Class
              SH, IF*...........................       2,335
   1,300    4.87%, 11/15/08, Series 1604, Class
              SA, IF*...........................       1,077
   1,606    8.51%, 12/15/08, Series 1625, Class
              SD, IF*...........................       1,620
   1,048    7.84%, 12/15/08, Series 1655, Class
              F*................................       1,060
   1,799    7.19%, 12/15/08, Series 1635, Class
              O*................................       1,810
     698    7.10%, 12/15/08, Series 1647, Class
              SB, IF*...........................         654
     623    6.18%, 12/15/08, Series 1647, Class
              FB*...............................         600
  10,845    6.00%, 12/15/08, Series 1624, Class
              KZ................................       9,826
     798    5.39%, 12/15/08, Series 2017, Class
              SE, IF*...........................         695

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $   127    0.70%, 12/15/08, Series 1655, Class
              SA, IF*...........................  $      101
   1,000    0.00%, 12/15/08, Series 1948, Class
              A,
              PO................................         653
   1,392    5.74%, 2/15/09, Series 1796, Class
              S, IF*............................       1,201
     997    0.00%, 2/15/09, Series 1679, Class
              N, PO.............................         669
   1,461    7.24%, 3/15/09, Series 1900, Class
              FA*...............................       1,468
   1,480    6.93%, 3/15/09, Series 1698, Class
              SC, IF*...........................       1,426
   1,000    6.21%, 6/2/09.......................         938
       2    10.00%, 9/15/09, Series C-79........           2
   1,512    8.50%, 1/1/10, Gold Pool #G10305....       1,548
     660    8.50%, 1/1/10, Gold Pool #E00356....         676
     115    7.00%, 8/1/10, Gold Pool #E20187....         113
   1,758    7.00%, 9/1/10, Gold Pool #E00393....       1,733
   1,468    7.50%, 7/1/11, Gold Pool #E20253....       1,469
   4,942    1.81%, 3/15/12, Series 1933, Class
              SJ, IF, IO*.......................         233
   5,042    7.00%, 9/1/12, Gold Pool #E00506....       4,957
   4,000    6.30%, 1/15/13, Series 2025, Class
              PE................................       3,660
   6,225    7.00%, 2/15/13, Series 1942, Class
              VD................................       5,926
   4,335    1.46%, 10/15/13, Series 1595, Class
              S, IF, IO*........................          81
     222    6.50%, 12/1/13, Pool #C90043........         213
     800    6.00%, 12/15/13, Series 2102, Class
              TC................................         712
     435    12.00%, 8/1/15, Pool #170269........         477
   6,000    6.50%, 12/15/15, Series 2054, Class
              VB................................       5,577
  10,000    6.50%, 5/15/18, Series 2056, Class
              TD................................       9,395
     380    4.00%, 3/25/19, Series 10, Class
              F.................................         376
     172    12.00%, 7/1/19, Pool #555238........         188
   1,030    9.50%, 7/15/19, Series 11, Class
              D.................................       1,069
     250    6.00%, 12/15/19, Series 1666, Class
              E.................................         247
     605    5.50%, 12/15/19, Series 1709, Class
              C.................................         596
   2,383    7.15%, 2/15/20, Series 1446, Class
              G.................................       2,379
   3,000    6.00%, 4/15/20, Series 1534, Class
              F.................................       2,944
      25    84.00%, 5/15/20, Series 41, Class I,
              HB................................          64
     233    10.00%, 6/15/20, Series 47, Class
              F.................................         242
     274    8.00%, 7/1/20, Gold Pool #A01047....         277
     605    7.80%, 9/15/20, Series 46, Class
              B.................................         606
     373    9.00%, 1/1/06, Series 1807, Class
              G.................................         384
     518    9.50%, 1/15/21, Series 99, Class
              Z.................................         534
   1,616    9.36%, 1/15/21, Series 1362, Class
              S, IF*............................       1,669
       8    8.60%, 1/15/21, Series 85, Class
              C.................................           8
   3,172    6.95%, 1/15/21, Series 114, Class
              H.................................       3,091
     129    15.13%, 5/15/21, Series 1084, Class
              S,
              IF*...............................         146
     239    11.26%, 5/15/21, Series 1079, Class
              S,
              IF*...............................         254

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $   184    7.64%, 5/15/21, Series 1084, Class
              F*................................  $      187
   1,115    8.50%, 9/15/21, Series 1144, Class
              KB................................       1,144
   9,440    6.50%, 10/15/21, Series 1590, Class
              GA................................       9,026
     249    9.50%, 10/20/21, Series 62, Class
              AE................................         249
       4    1169.85%, 11/15/21, Series 1172,
              Class L, HB.......................          96
     966    7.75%, 12/15/21, Series 1347, Class
              HB................................         969
     524    7.00%, 12/20/21, Series 1956, Class
              A.................................         520
      15    367.02%, 1/15/22, Series 1196, Class
              B, IF, IO*........................         120
   9,074    8.00%, 2/15/22, Series 1212, Class
              IZ................................       9,142
   2,500    0.00%, 2/15/22, Series 1987, Class
              W,
              PO................................       1,442
      21    8.00%, 4/1/22, Gold Pool #D17768....          21
   1,100    7.00%, 5/15/22, Series 1250, Class
              J.................................       1,051
   5,000    7.50%, 7/25/22, Series FNRA G92-35,
              Class E...........................       4,933
   2,000    6.50%, 8/25/22, Series 8, Class J...       1,886
   2,500    8.00%, 9/15/22, Series 1591, Class
              FH*...............................       2,573
     413    8.50%, 10/15/22, Series 1646, Class
              MD, IF*...........................         420
     971    6.18%, 10/15/22, Series 1646, Class
              MB*...............................         934
   3,500    0.00%, 11/15/22, Series 2002, Class
              A,
              PO................................       2,485
     858    7.34%, 12/15/22, Series 1483, Class
              FB*...............................         862
   3,000    7.37%, 1/15/23, Series 1603, Class
              IF*...............................       3,035
     293    6.08%, 2/15/23, Series 1470, Class
              F*................................         284
   1,500    7.50%, 4/15/23, Series 1491, Class
              I.................................       1,463
   1,500    5.84%, 4/15/23, Series 1672, Class
              FB*...............................       1,359
       4    558.00%, 5/15/23, Series 204, Class
              E, IF, IO*........................          42
     921    7.02%, 5/15/23, Series 1614, Class
              VB, IF*...........................         756
     181    4.45%, 5/15/23, Series 1694, Class
              SE,
              IF*...............................         166
     968    1.04%, 5/15/23, Series 1592, Class
              TB, IF*...........................         652
   1,586    7.21%, 6/15/23, Series 1633, Class
              SB, IF*...........................       1,429
   2,700    7.00%, 6/15/23, Series 1927, Class
              PD................................       2,661
   2,500    6.61%, 6/15/23, Series 1608, Class
              SD, IF*...........................       2,272
   2,500    6.50%, 7/15/23, Series 1558, Class
              D.................................       2,256
     128    6.08%, 7/15/23, Series 1541, Class
              TA*...............................         121
   1,672    7.88%, 8/15/23, Series 1611, Class
              JA*...............................       1,712
   1,525    0.00%, 8/15/23, Series 1611, Class
              JB,
              IF*...............................         848
   7,616    6.25%, 9/15/23, Series 1589, Class
              Z.................................       6,609

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $   161    1.25%, 9/15/23, Series 1583, Class
              NS, IF*...........................  $      111
   2,000    6.02%, 10/15/23, Series 1689, Class
              SD, IF*...........................       1,871
   1,976    5.54%, 10/15/23, Series 1859, Class
              SB, IF, IO*.......................         280
     169    8.50%, 11/15/23, Series 1619, Class
              SD, IF*...........................         171
     584    6.00%, 11/25/23, Series 1685, Class
              Z.................................         505
     906    6.25%, 11/25/23, Series 24, Class
              ZE................................         801
   1,029    5.78%, 12/15/23, Series 1854, Class
              SE, IF, IO*.......................         133
   2,500    2.41%, 12/15/23, Series 1628, Class
              S,
              IF*...............................       1,584
     302    7.08%, 2/15/24, Series 1675, Class
              SC,
              IF*...............................         276
     556    5.00%, 2/15/24, Series 1686, Class
              A.................................         519
   2,274    0.00%, 2/15/24, Series 1700, Class
              GA, PO............................       1,713
   3,388    8.25%, 3/15/24, Series 1750, Class
              S, IF*............................       2,953
   2,190    5.79%, 3/15/24, Series 1689, Class
              FC*...............................       1,898
   1,907    0.81%, 4/25/24, Series G-29, Class
              SD, IF, IO*.......................          48
   1,021    8.00%, 8/1/24, Gold Pool #G00245....       1,030
   2,000    7.50%, 8/15/24, Series 1745, Class
              D.................................       1,949
     887    8.00%, 11/1/24, Gold Pool #C00376...         895
   1,528    7.50%, 8/1/25, Gold Pool #C00414....       1,514
   1,500    7.50%, 2/15/26, Series 1935, Class
              CB................................       1,491
   2,238    7.00%, 4/1/26, Gold Pool #C00452....       2,167
   1,014    6.85%, 7/1/26, Pool #785618.........       1,003
   7,038    7.50%, 1/15/27, Series 1927, Class
              PH................................       6,982
   4,739    6.00%, 5/15/27, Series 1981, Class
              Z.................................       3,863
   3,000    7.50%, 9/15/27, Series 87, Class
              PE................................       2,921
   5,000    6.50%, 1/15/28, Series 2137, Class
              TM................................       4,737
   6,426    7.00%, 3/15/28, Series 2038, Class
              PN, IO............................       1,272
  10,000    6.50%, 6/15/28, Series 2063, Class
              PG................................       9,080
   5,118    8.50%, 7/1/28, Gold Pool #G00981....       5,235
   4,000    7.00%, 10/15/28, Series 2089, Class
              PJ, IO............................       1,471
   9,345    6.50%, 4/1/29, Gold Pool #C25557....       8,827
                                                  ----------
                                                     239,474
                                                  ----------
Government National Mortgage Assoc. (9.9%):
       8    10.00%, 1/15/01, Pool #145167.......           8
       5    10.00%, 1/15/01, Pool #145328.......           5
       1    9.00%, 6/15/01, Pool #161443........           1
       0    9.00%, 6/15/01, Pool #166985 (b)....           0

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $     0    9.00%, 6/15/01, Pool #164431 (b)....  $        0
       6    8.50%, 6/15/01, Pool #137056........           6
       1    8.50%, 6/15/01, Pool #162447........           1
       7    6.50%, 6/15/01, Pool #849...........           6
       4    6.50%, 6/15/01, Pool #1305..........           4
       1    9.00%, 7/15/01, Pool #155822........           1
       9    8.50%, 8/15/01, Pool #164207........           9
       1    9.00%, 9/15/01, Pool #177121........           1
      12    9.00%, 10/15/01, Pool #179852.......          12
       2    9.00%, 10/15/01, Pool #185596.......           2
       1    9.00%, 10/15/01, Pool #177634.......           1
      14    9.00%, 11/15/01, Pool #191819.......          14
       2    9.00%, 11/15/01, Pool #174365.......           2
       1    8.50%, 11/15/01, Pool #183462.......           1
      10    8.50%, 12/15/01, Pool #199837.......          10
       2    8.50%, 12/15/01, Pool #182959.......           2
       2    9.00%, 1/15/02, Pool #205001........           2
      13    8.00%, 3/15/02, Pool #205933........          13
      13    8.00%, 3/15/02, Pool #210065........          13
      14    8.50%, 5/15/02, Pool #213776........          15
      19    8.00%, 5/15/02, Pool #180296........          19
       7    8.00%, 5/15/02, Pool #203042........           7
      16    8.50%, 6/15/02, Pool #2297..........          16
       8    9.00%, 8/15/02, Pool #232424........           8
       5    9.00%, 10/15/02, Pool #246307.......           6
       4    9.00%, 11/15/02, Pool #235553.......           4
       1    9.00%, 6/15/03, Pool #247863........           1
      14    8.50%, 9/15/04, Pool #274390........          14
      24    9.00%, 10/15/04, Pool #281655.......          24
      18    9.00%, 10/15/04, Pool #229506.......          18
      31    8.50%, 10/15/04, Pool #277469.......          31
      36    8.50%, 11/15/04, Pool #253471.......          37
      40    9.00%, 5/15/05, Pool #288771........          41
      14    9.00%, 6/15/05, Pool #283904........          15
      28    9.00%, 8/15/05, Pool #297031........          29
      17    9.50%, 10/15/05, Pool #291846.......          18
       5    9.00%, 10/15/05, Pool #292589.......           5
      51    9.00%, 11/15/05, Pool #292610.......          52
      14    9.00%, 11/15/05, Pool #299161.......          15
       5    9.00%, 12/15/05, Pool #299569.......           6
      27    7.50%, 2/15/06, Pool #7855..........          27
      50    8.50%, 4/15/06, Pool #307487........          51
      27    7.50%, 6/15/06, Pool #7855..........          27
      23    8.00%, 10/15/06, Pool #11503........          24
      22    8.00%, 1/15/07, Pool #14709.........          22
       5    7.50%, 4/15/07, Pool #16991.........           5
     123    7.50%, 5/15/07, Pool #329528........         124
      39    7.50%, 7/15/07, Pool #17316.........          39
      97    7.50%, 8/15/07, Pool #19015.........          97

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $    18    9.00%, 1/15/09, Pool #26076.........  $       19
      72    9.00%, 4/15/09, Pool #30352.........          74
      52    8.00%, 5/15/09, Pool #385676........          53
   2,589    6.50%, 7/15/09, Pool #780316........       2,542
       9    8.00%, 8/15/09, Pool #372143........           9
      24    9.50%, 10/15/09, Pool #36582........          25
     243    8.00%, 10/15/09, Pool #380639.......         247
     787    7.50%, 2/15/12, Pool #393363........         793
   1,093    7.50%, 3/15/12, Pool #399163........       1,101
   1,019    7.50%, 3/15/12, Pool #441145........       1,027
      17    10.50%, 2/15/13, Pool #6507.........          18
   1,000    7.00%, 7/16/13, Series 96-21, Class
              J.................................         958
       2    12.00%, 1/15/15, Pool #112920.......           2
      36    9.00%, 8/15/16, Pool #164502........          37
      25    9.50%, 9/15/16, Pool #158201........          26
      25    9.00%, 9/15/16, Pool #179044........          26
       3    9.00%, 9/15/16, Pool #175362........           3
      18    9.00%, 12/15/16, Pool #198652.......          19
      17    9.50%, 1/15/17, Pool #185619........          18
      81    8.50%, 1/15/17, Pool #203625........          83
      10    9.00%, 3/15/17, Pool #180330........          10
       4    8.50%, 3/15/17, Pool #196700........           4
      82    8.50%, 5/15/17, Pool #217536........          84
       5    8.50%, 6/15/17, Pool #188545........           5
   1,182    8.50%, 11/15/17, Pool #780086.......       1,218
      84    9.00%, 7/15/18, Pool #226769........          88
       4    9.50%, 9/15/18, Pool #258627........           4
      13    9.50%, 12/15/18, Pool #229531.......          14
       3    9.50%, 10/15/19, Pool #279630.......           3
     919    12.00%, 11/15/19, Pool #780149......       1,020
      12    9.00%, 11/15/19, Pool #279649.......          12
      62    9.50%, 2/15/20, Pool #284959........          65
      17    9.00%, 2/15/20, Pool #286315........          18
      24    9.50%, 9/15/20, Pool #292918........          25
      36    9.00%, 7/15/21, Pool #311256........          38
      90    8.00%, 4/15/22, Pool #325461........          91
      45    8.00%, 5/15/22, Pool #317346........          46
      27    8.00%, 5/15/22, Pool #320675........          28
       7    8.00%, 5/15/22, Pool #317358........           7
     192    8.00%, 7/15/22, Pool #183670........         195
     174    7.50%, 8/15/22, Pool #333881........         173
     923    8.00%, 9/15/22, Pool #297628........         937
   3,721    6.50%, 9/20/22, Series 98-23, Class
              XI,
              IO................................         815
     742    7.50%, 11/15/22, Pool #313110.......         741
   1,052    7.00%, 8/15/23, Pool #352108........       1,027
   4,796    7.00%, 9/15/23, Pool #363030........       4,684

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $ 1,593    7.00%, 11/15/23, Pool #352022.......  $    1,556
   6,435    6.50%, 1/15/24, Pool #366706........       6,145
   7,051    7.00%, 2/15/24, Pool #371281........       6,883
   2,485    0.00%, 2/20/24, Series 98-23, Class
              AP, PO............................       1,814
   5,000    7.99%, 7/16/24, Series 94-4, Class
              KQ................................       5,045
   1,000    7.49%, 7/16/24, Series 94-3, Class
              PQ................................         973
   1,451    9.00%, 11/15/24, Pool #780029.......       1,508
     356    8.50%, 3/20/25, Pool #1974..........         363
   1,713    8.50%, 4/20/25, Pool #1989..........       1,748
   2,177    8.50%, 5/20/25, Pool #2006..........       2,221
   7,886    8.05%, 6/16/25, Series 95-3, Class
              DQ................................       7,932
   3,000    7.50%, 9/16/25, Series 95-7, Class
              CQ................................       2,960
   1,000    7.50%, 9/17/25, Series 98-26, Class
              K.................................         969
   3,119    9.50%, 12/15/25, Pool #780965.......       3,265
     441    8.00%, 12/20/25, Pool #2141.........         444
   1,067    7.50%, 1/15/26, Pool #416874........       1,062
   1,077    7.50%, 3/15/26, Pool #422292........       1,072
   1,289    7.50%, 4/15/26, Pool #426059........       1,283
   4,804    7.50%, 4/18/26, Series 97-8, Class
              PD................................       4,691
     698    8.00%, 6/20/26, Pool #2334..........         703
     750    8.00%, 7/15/26, Pool #426612........         760
     532    8.00%, 7/15/26, Pool #428509........         539
   8,000    7.50%, 8/16/26, Series 96-16, Class
              E.................................       7,787
     883    8.00%, 8/20/26, Pool #2270..........         890
     975    8.00%, 9/20/26, Pool #2285..........         983
   1,710    7.50%, 11/15/26, Pool #442119.......       1,702
     683    8.00%, 11/20/26, Pool #2324.........         688
   1,612    0.00%, 12/16/26, Series 99-15, Class
              PE, PO............................       1,350
   2,970    7.50%, 7/15/27, Pool #411829........       2,954
   2,303    7.50%, 7/15/27, Pool #442119........       2,291
   2,028    8.00%, 10/20/27, Pool #2499.........       2,042
   1,816    8.00%, 11/20/27, Pool #2512.........       1,828
     930    8.00%, 12/20/27, Pool #2525.........         936
   1,170    7.50%, 2/20/28, Pool #2549..........       1,156
   9,001    6.00%, 3/20/28, Pool #2562..........       8,253
     661    8.00%, 5/15/98, Pool #456883........         669
   2,139    8.00%, 6/20/28, Pool #002606........       2,151
     619    8.00%, 7/15/28, Pool #468066........         626
   1,023    7.50%, 7/15/23, Pool # 481915.......       1,017
   1,304    8.50%, 8/15/28, Pool #468149........       1,320
     454    8.00%, 8/20/28, Pool #2633..........         457
   2,291    7.50%, 9/15/28, Pool #486537........       2,278
   9,442    6.50%, 9/15/28, Pool #468236........       8,965
   4,399    7.50%, 9/20/28, Pool #2646..........       4,348
   3,159    8.00%, 10/20/28, Pool #2661.........       3,177

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $ 9,464    6.00%, 11/15/28, Pool #466406.......  $    8,725
                                                  ----------
                                                     139,872
                                                  ----------
  Total U.S. Government Agency Mortgages             631,753
                                                  ----------
U.S. TREASURY OBLIGATIONS (23.5%):
U.S. Treasury Bonds (9.4%):
   3,000    10.75%, 5/15/03.....................       3,338
     750    10.75%, 8/15/05.....................         894
  11,300    10.38%, 11/15/09....................      12,953
     850    11.75%, 2/15/10.....................       1,027
  51,276    12.75%, 11/15/10....................      65,714
  15,660    10.38%, 11/15/12....................      19,276
   1,000    12.50%, 8/15/14.....................       1,419
  20,000    11.75%, 11/15/14....................      27,582
                                                  ----------
                                                     132,203
                                                  ----------
U.S. Treasury Inflation Protected Bonds (3.5%):
   8,231    3.63%, 7/15/02......................       8,179
  40,737    3.38%, 1/15/07......................      39,107
   2,119    3.63%, 1/15/08......................       2,055
                                                  ----------
                                                      49,341
                                                  ----------
U.S. Treasury Notes (10.1%):
  17,600    8.75%, 8/15/00......................      17,672
   1,045    6.25%, 8/31/00......................       1,046
   1,500    5.75%, 10/31/00.....................       1,498
      85    5.63%, 11/30/00.....................          85
      60    7.75%, 2/15/01......................          61
   2,700    6.25%, 4/30/01......................       2,696
   2,500    8.00%, 5/15/01......................       2,533
   2,000    6.63%, 7/31/01......................       2,004
   3,300    7.50%, 11/15/01.....................       3,343
  38,000    6.25%, 2/28/02......................      37,868
   3,110    6.63%, 3/31/02......................       3,117
   2,750    6.38%, 8/15/02......................       2,747
  39,000    6.25%, 8/31/02......................      38,864
   1,300    6.25%, 2/15/03......................       1,297
     100    5.75%, 4/30/03......................          99
  10,720    5.75%, 8/15/03......................      10,539
   5,000    7.25%, 5/15/04......................       5,156
   6,570    7.88%, 11/15/04.....................       6,956
   2,500    6.50%, 8/15/05......................       2,527
   2,150    6.13%, 8/15/07......................       2,136
                                                  ----------
                                                     142,244
                                                  ----------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. TREASURY OBLIGATIONS, CONTINUED:
U.S. Treasury STRIPS (0.5%):
 $ 3,300    2/15/01.............................  $    3,176
   2,250    8/15/01.............................       2,095
   2,500    11/15/09............................       1,383
                                                  ----------
                                                       6,654
                                                  ----------
  Total U.S. Treasury Obligations                    330,442
                                                  ----------
INVESTMENT COMPANIES (4.0%):
  55,961    One Group Prime Money Market Fund,
              Class I...........................      55,961
                                                  ----------
  Total Investment Companies                          55,961
                                                  ----------
REPURCHASE AGREEMENTS (4.8%):
 $67,191    State Street Bank and Trust, 6.45%,
              7/3/00, (Collateralized by $69,160
              various U.S. Government
              securities, 5.13% - 7.62%,
              2/13/04 - 1/12/10, market value
              $68,543)..........................      67,191
                                                  ----------
  Total Repurchase Agreements                         67,191
                                                  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING (18.5%):
Master Notes (2.7%):
  12,672    Bear Stearns, 7.40%, 7/3/00*........      12,672
   3,802    Danaher Corp., 7.31%, 7/3/00*.......       3,802
   7,350    General Mills, 6.83%, 7/3/00*.......       7,350
  11,405    Lehman Brothers, 7.44%, 7/3/00*.....      11,405
   2,661    NationsBanc, 7.33%, 7/3/00*.........       2,661
                                                  ----------
                                                      37,890
                                                  ----------
Put Bonds (8.7%):
   6,336    Associates Corp., 7.00%, 9/17/01*...       6,409
   8,871    Bank of America, 6.32%, 7/5/01*.....       8,972
   5,069    Caterpillar Finance, 7.05%,
              5/1/01*...........................       5,069
   6,336    Chase Manhattan, 7.02%, 5/4/01*.....       6,336
   6,336    Chase Manhattan, 7.11%, 5/6/02*.....       6,336
   6,336    Ford Motor Credit, 6.99%,
              11/27/00*.........................       6,402
   6,336    GMAC, 7.07%, 5/30/01*...............       6,336
   6,336    GMAC, 7.08%, 4/30/01*...............       6,336
   6,336    Goldman Sachs, 7.05%, 11/19/01*.....       6,336
   9,504    Jackson National, 7.50%, 4/15/01*...       9,504
   6,336    JP Morgan and Co., 7.01%, 5/4/01*...       6,336
   6,336    Lehman Brothers, 6.80%, 6/1/01*.....       6,360
   2,534    Liberty Lighthouse, 7.08%,
              4/12/02*..........................       2,534
   6,336    Merrill Lynch, 7.16%, 5/6/02*.......       6,336
   6,336    Salomon Smith Barney, 6.84%,
              4/12/01*..........................       6,336
   6,336    Sigma Finance, Inc., 6.91%,
              5/15/01*..........................       6,336
   5,069    Sigma Finance, Inc., 7.31%,
              2/2/01*...........................       5,069
   8,871    SPARCC, 6.65%, 9/25/00*.............       8,871
   6,336    U.S. Bancorp, 6.78%, 5/8/02*........       6,336
                                                  ----------
                                                     122,550
                                                  ----------

Continued

One Group Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
 Repurchase Agreements (7.1%):
 $31,681    Goldman Sachs, 7.15%, 7/3/00
              (Collateralized by $33,526 various
              Commercial Paper, 0.00%, 7/3/00 -
              8/14/00, market value $33,376)....  $   31,681
  17,741    Goldman Sachs, 7.21%, 7/3/00
              (Collateralized by $19,928 various
              Corporate Bonds, 5.20% - 9.45%,
              3/19/01 - 6/1/37, market value
              $19,297)..........................      17,741
   5,746    Lehman Brothers, 7.18%, 7/3/00
              (Collateralized by $6,034 Galaxy
              Funding Commercial Paper, 0.00%,
              10/10/00, market value $5,919)....       5,746
  19,009    Paine Webber, 7.27%, 7/3/00,
              (Collateralized by $20,242 various
              Corporate Bonds, 6.50% - 9.63%,
              6/1/01 - 6/15/25, market value
              $19,960)..........................      19,009

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
Repurchase Agreements, continued:
 $25,345    Salomon Smith Barney, 7.17%, 7/3/00,
              (Collateralized by $26,715 various
              Commercial Paper, 0.00%,
              7/6/00 - 10/3/00, market value
              $26,612)..........................  $   25,345
                                                  ----------
                                                      99,522
                                                  ----------
  Total Short-Term Securities Held as Collateral
    for Securities Lending                           259,962
                                                  ----------
Total (Cost $1,708,316) (a)                       $1,664,907
                                                  ==========

------------

Percentages indicated are based on net assets of $1,407,240.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $1,497. Cost for federal income tax purposes differs from value by net unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $  4,874
                   Unrealized depreciation......................   (49,780)
                                                                  --------
                   Net unrealized appreciation (depreciation)...  $(44,906)
                                                                  ========

(b) Amount is less than 1,000.

(c) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities amounted to $45,311 or 3.22% of net assets.

 * The interest rate for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect as of June 30, 2000.

See notes to financial statements.

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
 ASSET BACKED SECURITIES (6.0%):
Banking, Finance & Insurance (6.0%):
$  5,000    Americredit Automobile Receivables
              Trust, Series 99-C, Class A3,
              6.84%, 10/5/03....................  $    4,981
   1,701    Arcadia Automobile Receivables
              Trust, Series 99-C, Class A1,
              6.25%, 9/15/02....................       1,698
   2,342    Arcadia Automobile Receivables
              Trust, Series 98-B, Class A3,
              5.95%, 11/15/02...................       2,334
   2,500    Arcadia Automobile Receivables
              Trust, Series 99-B, Class A3,
              6.30%, 7/15/03....................       2,474
   5,000    Arcadia Automobile Receivables
              Trust, Series 98-B, Class A4,
              6.00%, 11/15/03...................       4,925
   3,600    Arcadia Automobile Receivables
              Trust, Series 98-A, Class AY,
              6.00%, 11/15/03...................       3,539
   1,450    Arcadia Automobile Receivables
              Trust, Series 99-C, Class A2,
              6.90%, 12/15/03...................       1,442
   7,000    Arcadia Automobile Receivables
              Trust, Series 99-B, Class A4,
              6.51%, 9/15/04....................       6,904
   8,850    CPS Auto Trust, Series 98-3, Class
              A4, 6.08%, 10/15/03...............       8,762
   8,000    First Security Auto Owner Trust,
              Series 00-1, Class A3, 7.30%,
              7/15/04...........................       8,019
   3,000    Greentree Financial Corp., Series
              95-4, Class A6, 7.30%, 7/15/25....       2,922
   1,833    Greentree Financial Corp., Series
              95-6, Class A4, 7.00%, 9/15/26....       1,833
   4,472    Merrill Lynch MBS, Inc., Series
              144-S, 7.43%, 7/25/24.............       4,291
   1,383    Olympic Automobile Receivables
              Trust, Series 96-C, Class A4,
              6.80%, 3/15/02....................       1,383
   3,500    Olympic Automobile Receivables
              Trust, Series 96-C, Class A5,
              7.00%, 3/15/04....................       3,500
   1,200    Onyx Acceptance Auto Trust, Series
              97-C, Class A4, 6.76%, 5/15/04....       1,193
     159    Onyx Acceptance Grantor Trust,
              Series 96-1, Class A, 5.40%,
              5/15/01...........................         159
   1,500    Onyx Acceptance Grantor Trust,
              Series 98-B, Class A2, 5.85%,
              7/15/03...........................       1,478
   1,839    Onyx Acceptance Grantor Trust,
              Series 97-1, Class A, 6.55%,
              9/15/03...........................       1,836

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
ASSET BACKED SECURITIES, CONTINUED:
Banking, Finance & Insurance, continued:
$  1,550    Onyx Acceptance Grantor Trust,
              Series 00-B, Class A4, 7.38%,
              8/15/05...........................  $    1,562
   2,900    Providian Master Trust, Series 99-2,
              Class A, 6.60%, 4/16/07...........       2,869
     733    Sears Credit Account Master Trust,
              Series 95-3, Class A, 7.00%,
              10/15/04..........................         734
   2,800    Sears Credit Account Master Trust,
              Series 98-1, Class A, 5.80%,
              8/15/05...........................       2,778
   1,800    Standard Credit Card Master Trust,
              Series 94-2, Class A, 7.25%,
              4/7/08............................       1,790
  10,170    Student Loan Marketing Association,
              Series 99-1, Class A1T, 6.71%,
              4/25/08*..........................      10,155
      43    Union Acceptance Corp., Series 97-D,
              Class A3, 6.26%, 2/8/02...........          43
     304    Union Acceptance Corp., Series 98-A,
              Class A3, 6.05%, 6/10/02..........         304
     396    WFS Financial Owner Trust, Series
              97-B, Class A4, 6.40%, 7/20/02....         396
   6,000    WFS Financial Owner Trust, Series
              98-B, Class A4, 6.05%, 4/20/03....       5,928
     930    WFS Financial Owner Trust, Series
              96-C, Class A4, 6.80%, 12/20/03...         927
  14,000    WFS Financial Owner Trust, Series
              99-C, Class A2, 6.92%, 1/20/04....      13,967
   2,000    WFS Financial Owner Trust, Series
              99-C, Class A3, 7.07%, 10/20/04...       1,995
   2,599    World Omni Automobile Lease Secured
              Trust, Series 97-A, Class A4,
              6.90%, 6/25/03....................       2,600
     980    World Omni Automobile Lease Secured
              Trust, Series 97-B, Class A3,
              6.18%, 11/25/03...................         980
                                                  ----------
  Total Asset Backed Securities                      110,701
                                                  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS (6.1%):
Banking, Finance & Insurance (6.1%):
   4,136    BA Mortgage Securities, Inc., Series
              98-6, Class A2, 6.25%, 12/26/28...       3,847

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
Banking, Finance & Insurance, continued:
$  1,187    Chase Mortgage Finance Corp., Series
              94-E, Class A6B, 5.96%, 4/25/10,
              IF*...............................  $    1,135
   1,562    Citicorp Mortgage Securities, Series
              97-2, Class A8, 7.25%, 5/25/27....       1,557
     130    Collateralized Mortgage Obligation
              Trust, Series 16, Class Q, 11.25%,
              3/20/18, IF*......................         128
   4,243    Countrywide Funding Corp., Series
              93-11, Class A11, 5.92%, 2/25/09,
              IF*...............................       3,776
   4,423    Countrywide Funding Corp., Series
              93-8, Class A9, 7.81%,
              12/25/23*.........................       4,489
   2,200    Countrywide Home Loans, Series 98-2,
              Class A2, 6.25%, 3/25/28..........       1,950
   1,258    Countrywide Home Loans, Series
              98-19, Class A12, 1.04%, 12/25/28,
              IF*...............................         543
   6,727    Countrywide Home Loans, Series
              99-12, Class A1, 7.50%,
              11/25/29..........................       6,683
   1,068    First Boston Mortgage Securities
              Corp., Series C, Class IO, 10.97%,
              4/25/17, IO.......................         284
   1,068    First Boston Mortgage Securities
              Corp., Series C, Class PO, 0.00%,
              4/25/17, PO.......................         830
   1,800    First Union Residential
              Securitization Trust, Series 98-1,
              Class SA3, 7.00%, 4/25/25.........       1,675
   1,141    GE Capital Mortgage Services, Inc.,
              Series 96-10, Class A1, 6.75%,
              6/25/11...........................       1,137
   1,250    GE Capital Mortgage Services, Inc.,
              Series 94-3, Class A8, 6.50%,
              1/25/24...........................       1,164
   1,399    GE Capital Mortgage Services, Inc.,
              Series 98-25, Class A15, 3.90%,
              12/25/28, IF*.....................         681
   4,053    GE Capital Mortgage Services, Inc.,
              Series 99-13, Class A4, 1.21%,
              7/25/29, IF*......................       1,761
   1,156    Homeside Mortgage Securities, Inc.,
              Series 98-1, Class A8, 8.50%,
              2/25/28...........................       1,168
       1    Morgan Stanley Mortgage Trust,
              Series 35, Class 2, 7136.00%,
              4/20/21, HB, IF*..................         156

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
Banking, Finance & Insurance, continued:
$      2    Morgan Stanley Mortgage Trust,
              Series 37, Class 2, 7136.00%,
              7/20/21, HB, IF*..................  $      186
     219    Morgan Stanley Mortgage Trust,
              Series 39, Class 3, 0.00%,
              12/20/21, PO......................         173
   3,647    Norwest Asset Securities Corp.,
              Series 97-18, Class A1, 6.75%,
              12/25/27..........................       3,507
   3,500    Norwest Asset Securities Corp.,
              Series 98-4, Class 2A4, 6.75%,
              2/25/28...........................       3,247
   1,481    Norwest Asset Securities Corp.,
              Series 98-9, Class A1, 6.50%,
              3/25/28...........................       1,409
   1,716    Norwest Asset Securities Corp.,
              Series 99-2, Class A1, 6.50%,
              2/25/29...........................       1,619
   1,739    Norwest Asset Securities Corp.,
              Series 99-4, Class A1, 6.50%,
              3/26/29...........................       1,637
     532    Norwest Asset Securities Corp.,
              Series 99-12, Class A1, 6.25%,
              5/25/29...........................         503
  12,919    Norwest Asset Securities Corp.,
              Series 99-24, Class A6, 7.00%,
              11/25/29..........................      12,206
     285    Paine Webber Trust, Series H, Class
              4, 8.75%, 4/1/18..................         293
   1,246    Paine Webber Trust, Series P, Class
              4, 8.50%, 8/1/19..................       1,272
   2,000    PNC Mortgage Securities Corp.,
              Series 98-1, Class 2A10, 6.50%,
              2/25/28...........................       1,777
   4,060    PNC Mortgage Securities Corp.,
              Series 98-10, Class 1A8, 6.50%,
              12/25/28..........................       3,827
     705    PNC Mortgage Securities Corp.,
              Series 98-8, Class 1A11, 6.75%,
              8/25/29...........................         651
   3,808    Prudential Home Mortgage Securities,
              Series 93-39, Class A13, 4.48%,
              10/25/08*.........................       3,137
  10,740    Prudential Home Mortgage Securities,
              Series 93-28, Class A7, 7.38%,
              8/25/23...........................      10,715
   2,007    Prudential Home Mortgage Securities,
              Series 93-47, Class A9, 6.60%,
              10/25/08, IF*.....................       1,612
   4,500    Residential Accredit Loans, Inc.,
              Series 96-QS3, Class AI11, 7.75%,
              6/25/26...........................       4,456

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
Banking, Finance & Insurance, continued:
$  1,917    Residential Asset Securitization
              Trust, Series 97-A1, Class A3,
              7.38%, 3/25/27....................  $    1,911
   2,185    Residential Asset Securitization
              Trust, Series 98-A4, Class IA2,
              6.75%, 5/25/28....................       2,168
   7,607    Residential Funding Mortgage
              Securities, Inc., Series 94-S8,
              Class A6, 6.00%, 3/25/09..........       7,296
   1,698    Residential Funding Mortgage
              Securities, Inc., Series 98-S9,
              Class 1A1, 6.50%, 4/25/13.........       1,632
   2,028    Residential Funding Mortgage
              Securities, Inc., Series 93-S45,
              Class A10, 8.00%, 12/25/23........       2,033
   2,086    Residential Funding Mortgage
              Securities, Inc., Series 97-S15,
              Class A1, 7.00%, 10/25/27.........       2,074
   2,500    Residential Funding Mortgage
              Securities, Inc., Series 98-S10,
              Class A6, 6.75%, 4/25/28..........       2,377
     490    Rural Housing Trust, Series
              87-1,Class 3B, 7.33%, 4/1/26......         488
     697    Securitized Asset Sales, Inc.,
              Series 94-A, Class A3, 6.91%,
              3/25/24...........................         690
     761    Securitized Asset Sales, Inc.,
              Series 94-5, Class A3, 7.00%,
              7/25/24...........................         757
   4,500    Structured Asset Mortgage
              Investments, Series 98-8, Class
              2A11, 6.75%, 7/25/28..............       4,186
   2,800    Vendee Mortgage Trust, Series 95-2B,
              Class 2D, 7.50%, 10/15/17.........       2,803
                                                  ----------
  Total Collateralized Mortgage Obligations          113,606
                                                  ----------
CORPORATE BONDS (6.3%):
Automotive (0.1%):
   2,000    Daimler Chrysler, 7.75%, 5/27/03....       2,016
                                                  ----------
Banking, Finance & Insurance (4.0%):
   2,000    ABN AMRO Bank NV Chicago, 7.25%,
              5/31/05...........................       1,983
   1,572    African Development Bank, 9.30%,
              7/1/00............................       1,572
   1,500    American RE Corp., Series B, 7.45%,
              12/15/26..........................       1,377
   1,750    Associates Corp., 5.75%, 11/1/03....       1,655
   2,625    Associates Corp., 8.55%, 7/15/09....       2,708
   3,085    Associates Corp., 8.15%, 8/1/09.....       3,105

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Banking, Finance & Insurance, continued:
$  2,500    Associates Corp., NA, 7.95%,
              8/15/10...........................  $    2,475
   5,000    Bank of America Corp., 7.80%,
              2/15/10...........................       4,982
   1,900    Bellsouth Capital Funding, 7.75%,
              2/15/10...........................       1,902
   5,500    Boeing Capital Corp., 6.36%,
              7/15/05...........................       5,273
   2,000    Chase Manhattan Corp., 9.75%,
              11/1/01...........................       2,063
   2,500    Citicorp, 8.00%, 2/1/03.............       2,530
   4,000    Ford Motor Credit Co., 8.20%,
              2/15/02...........................       4,048
   7,000    Ford Motor Credit Co., 7.38%,
              10/28/09..........................       6,790
   5,500    GMAC, 5.75%, 11/10/03...............       5,221
   3,000    GMAC, 6.85%, 6/17/04................       2,936
   2,000    Goldman Sachs Group LP, 6.25%,
              2/1/03 (b)........................       1,935
   1,000    Household Finance Corp., 7.20%,
              7/15/06...........................         965
   5,670    Household Finance Corp., 6.50%,
              11/15/08..........................       5,151
   2,000    Household Finance Corp., 5.88%,
              2/1/09............................       1,740
   2,700    Huntington National Bank, 8.00%,
              4/1/10............................       2,680
   4,600    National Westminister Bank, PLC.,
              7.38%, 10/1/09....................       4,477
   4,000    USAA Capital Corp., 7.05%,
              11/8/06 (b).......................       3,892
   2,020    Wells Fargo Co., 6.38%, 9/15/02.....       1,984
                                                  ----------
                                                      73,444
                                                  ----------
Electric Utility (0.1%):
   2,500    WPS Resources Co., 7.00%, 11/1/09...       2,405
                                                  ----------
Governments (Foreign) (0.8%):
   1,900    Household Netherlands BV, 6.20%,
              12/1/03...........................       1,830
   2,000    Kingdom of Belgium, 9.20%,
              6/28/10...........................       2,270
   4,400    Ontario Province of Canada, Senior
              Unsubordinated Debenture, 7.38%,
              1/27/03...........................       4,423
   2,515    Province of Quebec, 9.13%,
              8/22/01...........................       2,567
   2,500    Province of Quebec, 6.50%,
              1/17/06...........................       2,404
   1,000    Province of Quebec, 6.29%, 3/6/26...         976
                                                  ----------
                                                      14,470
                                                  ----------
Industrial Goods & Services (0.9%):
   1,730    Boeing Co., 7.95%, 8/15/24..........       1,782
   4,000    Case Corp., 6.25%, 12/1/03..........       3,759
   1,800    Dayton Hudson Corp., 7.88%,
              6/15/23...........................       1,724
   2,695    General Motors Corp., 8.80%,
              3/1/21............................       2,947
   1,500    Monsanto Co., 8.20%, 4/15/25........       1,465
   1,500    Xerox Corp., 6.25%, 11/15/26........       1,408

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Industrial Goods & Services, continued:
$  4,000    Xerox Corp., 5.55%, 7/22/37.........  $    3,996
                                                  ----------
                                                      17,081
                                                  ----------
Telecommunications (0.3%):
   3,500    Bellsouth Telecommunications, 6.00%,
              6/15/02...........................       3,423
   2,000    Deutsche Telekom, 8.00%, 6/15/10....       2,020
                                                  ----------
                                                       5,443
                                                  ----------
Transportation & Shipping (0.1%):
   1,737    Regional Jet Equipment Trust, 7.77%,
              9/5/04 (b)........................       1,755
                                                  ----------
  Total Corporate Bonds                              116,614
                                                  ----------
U.S. GOVERNMENT AGENCY MORTGAGES (46.5%):
Fannie Mae (21.0%):
       2    758.75%, 1/25/06, Series 91-4, Class
              N, HB.............................          32
       2    1008.00%, 4/25/06, Series 91-33,
              Class J, HB*......................          41
     576    6.00%, 8/25/06, Series 93-188, Class
              WA, IO............................           8
   1,184    2.34%, 8/25/06, Series 93-8, Class
              SB, IF, IO*.......................          18
   1,505    0.00%, 9/25/06, Series 96-46, Class
              PE, PO............................       1,261
   1,000    7.50%, 9/25/07, Series 92-135, Class
              LC................................         994
     492    7.52%, 11/25/07, Series 93-174,
              Class SB, IF*.....................         479
   3,854    0.00%, 2/25/08, Series 96-24, Class
              K, PO.............................       3,262
   5,000    6.50%, 4/25/08, Series 99-45D, Class
              TA................................       4,974
   8,279    7.66%, 5/25/08, Series 93-55, Class
              FA*...............................       8,491
   3,970    7.41%, 5/25/08, Series 93-59, Class
              FA*...............................       4,010
   2,442    5.98%, 5/25/08, Series 93-72, Class
              F*................................       2,359
   1,157    5.88%, 5/25/08, Series 93-63, Class
              FA*...............................       1,115
     956    5.93%, 6/25/08, Series 93-107, Class
              F*................................         915
   2,500    9.06%, 7/25/08, Series 93-238, Class
              SB, IF*...........................       2,565
   2,748    8.86%, 8/25/08, Series 93-134, Class
              SA, IF*...........................       2,727
     753    6.03%, 8/25/08, Series 93-129, Class
              FB*...............................         713
     877    5.66%, 8/25/08, Series 93-209, Class
              KB................................         853
     937    4.74%, 8/25/08, Series 93-209, Class
              SG, IF*...........................         807

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$  2,093    9.25%, 9/25/08, Series 93-186, Class
              SA, IF*...........................  $    2,149
   2,749    8.19%, 9/25/08, Series 93-175, Class
              S, IF*............................       2,825
   3,306    7.52%, 9/25/08, Series 93-164, Class
              SC, IF*...........................       3,108
   2,000    6.03%, 9/25/08, Series 93-175, Class
              FE*...............................       1,911
     610    5.78%, 9/25/08, Series 93-170, Class
              FA*...............................         596
   2,491    0.00%, 9/25/08, Series 96-20, Class
              L, PO.............................       1,759
   6,599    0.00%, 9/25/08, Series 96-39, Class
              J, PO.............................       4,865
   2,306    9.25%, 10/25/08, Series 93-196,
              Class SB, IF*.....................       2,398
   4,118    5.98%, 10/25/08, Series 93-196,
              Class FA*.........................       3,960
   1,700    4.43%, 10/25/08, Series 93-197,
              Class SB, IF*.....................       1,361
   5,800    0.00%, 10/25/08, Series 96-24, Class
              B, PO.............................       3,874
     171    256.00%, 11/1/08, Series K, Class 2,
              HB................................         975
     973    9.50%, 12/25/08, Series 93-221,
              Class SE*.........................         994
   2,000    7.76%, 12/25/08, Series 93-221,
              Class FH*.........................       2,048
     158    6.00%, 12/25/08, Series 93-214,
              Class L...........................         157
   2,500    5.70%, 12/25/08, Series 93-233,
              Class SB, IF*.....................       2,176
   4,000    0.00%, 12/25/08, Series 98-27, Class
              B, PO.............................       2,675
     716    6.41%, 1/25/09, Series 94-12, Class
              SB, IF*...........................         666
     106    6.18%, 1/25/09, Series 94-12, Class
              FB*...............................         102
     901    6.13%, 1/25/09, Series 94-12, Class
              FC*...............................         852
   1,391    6.50%, 2/25/09, Series 94-13, Class
              SK, IF*...........................       1,226
   2,465    10.89%, 3/25/09, Series 94-34, Class
              S, IF*............................       2,664
   3,344    7.63%, 3/25/09, Series 94-32, Class
              S, IF*............................       3,244
     332    7.06%, 3/25/09, Series 94-33, Class
              F*................................         331
   2,481    6.50%, 3/25/09, Series 95-13, Class
              B.................................       2,381
   3,945    6.08%, 3/25/09, Series 94-33, Class
              FA*...............................       3,809

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$  1,542    5.98%, 3/25/09, Series 94-32, Class
              F*................................  $    1,477
   2,628    0.00%, 3/25/09, Series 96-24,
              Class E, PO.......................       1,745
   3,750    7.15%, 10/17/09, Series 97-M1,
              Class B*..........................       3,720
   4,381    7.00%, 5/18/12, Series 97-51,
              Class PM, IO......................         814
   2,088    1.96%, 11/25/13, Series 93-220,
              Class SD, IF*.....................       1,645
   5,000    6.50%, 6/25/14, Series 98-59,
              Class VB..........................       4,653
     578    12.50%, 1/1/16, Pool #303306........         648
   1,050    7.06%, 5/25/16, Series 93-156,
              Class FA*.........................       1,051
   1,105    7.16%, 3/25/17, Series 96-27,
              Class FA*.........................       1,107
      94    7.00%, 4/1/17, Pool #44699..........          91
     380    10.00%, 9/1/17, Series 23, Class 2,
              IO................................         101
     214    9.25%, 4/25/18, Series 88-7, Class
              Z.................................         223
   1,692    9.00%, 5/1/18, Pool #426836.........       1,750
   3,484    5.31%, 6/25/18, Series 92-206,
              Class FA*.........................       3,256
   1,447    9.85%, 11/1/18, Series 1997-77,
              Class M...........................       1,524
     299    5.97%, 1/1/19, Pool #70226*.........         292
   2,353    6.43%, 10/25/23, Series 93-178,
              Class SD, IF*.....................       2,300
      49    10.50%, 3/25/19, Series 50, Class 2,
              IO................................          12
     885    7.28%, 3/1/19, Pool #116612*........         899
     549    6.50%, 6/25/19, Series G93-19, Class
              K.................................         547
   1,737    8.00%, 10/25/19, Series 89-70, Class
              G.................................       1,752
   1,250    2.53%, 10/25/19, Series 93-156,
              Class SD, IF*.....................         982
      59    0.00%, 10/25/19, Series 89-73, Class
              C, PO.............................          58
     762    9.40%, 11/25/19, Series 89-78, Class
              H.................................         797
   1,276    9.00%, 11/25/19, Series 89-89, Class
              H.................................       1,326
   1,051    8.50%, 11/25/19, Series 89-83, Class
              H.................................       1,075
     938    8.80%, 1/25/20, Series 90-1, Class
              D.................................         960
   3,505    0.00%, 5/18/20, Series 97-40,
              Class PC, PO......................       3,036
     435    9.50%, 6/25/20, Series 90-63, Class
              H.................................         452
     240    5.50%, 6/25/20, Series 90-60, Class
              K.................................         223
       7    1118.04%, 8/25/20, Series 90-95,
              Class J, HB.......................         203
      10    504.00%, 8/25/20, Series 90-94,
              Class H, HB.......................         155
   1,190    6.50%, 8/25/20, Series 90-102, Class
              J.................................       1,138
     485    5.50%, 8/25/20, Series 90-93, Class
              G.................................         450
   2,531    9.00%, 10/25/20, Series 90-120,
              Class H...........................       2,618

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$    198    6.00%, 10/25/20, Series 92-204,
              Class B...........................  $      197
     256    11.62%, 11/25/20, Series 90-134,
              Class SC, IF*.....................         280
      11    652.15%, 12/25/20, Series 90-140,
              Class K, HB.......................         203
  11,461    6.50%, 12/25/20, Series 97-85,
              Class L, IO*......................         882
   1,030    0.01%, 1/25/21, Series 93-165,
              Class SX, IF*.....................         795
       2    907.20%, 2/25/21, Series 91-7,
              Class K, HB*......................          46
   1,210    0.00%, 2/25/21, Series 92-23,
              Class C, PO.......................       1,190
     983    9.00%, 3/25/21, Series 91-82,
              Class PM..........................         989
   1,352    5.00%, 3/25/21, Series 91-24, Class
              Z.................................       1,233
      40    374.40%, 6/25/21, Series G-17, Class
              S, HB, IF*........................         387
     850    8.50%, 6/25/21, Series 91-144,
              Class PZ..........................         854
   2,482    8.00%, 9/25/21, Series G92-31,
              Class W...........................       2,492
     589    7.50%, 9/25/21, Series 91-126,
              Class ZB..........................         586
   2,057    8.75%, 10/25/21, Series G-35,
              Class M...........................       2,117
   3,374    7.00%, 10/25/21, Series 92-124,
              Class PJ..........................       3,319
     193    6.50%, 2/25/09, Series 94-30, Class
              LA................................         191
   5,720    0.00%, 10/25/21, Series 98-57, Class
              L, PO.............................       4,216
   1,600    7.88%, 11/25/21, Series 92-215,
              Class PM..........................       1,612
   4,500    5.00%, 11/25/21, Series G92-66,
              Class JB..........................       4,076
     844    11.25%, 12/25/21, Series G-51,
              Class SA, IF*.....................         932
     741    6.00%, 12/25/21, Series G92-59,
              Class C...........................         729
   1,825    10.25%, 1/25/22, Series 93-155,
              Class SB, IF*.....................       1,938
   1,500    7.46%, 1/25/22, Series 93-79,
              Class FE*.........................       1,525
     895    7.39%, 1/25/22, Series 93-165,
              Class SC, IF*.....................         821
   2,236    7.00%, 1/25/22, Series G92-15,
              Class Z...........................       2,127
   2,000    6.20%, 3/25/22, Series 93-189,
              Class SH, IF*.....................       1,878

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$  4,075    5.63%, 4/25/22, Series 92-143,
              Class FI*.........................  $    3,978
       3    3614.40%, 5/25/22, Series G92-27,
              Class SQ, HB, IF*.................         223
     200    7.50%, 6/25/22, Series 92-101, Class
              J.................................         196
      11    1184.78%, 7/25/22, Series G92-35,
              Class G, IO.......................         420
   9,000    7.50%, 7/25/22, Series G92-35,
              Class E...........................       8,879
   1,655    7.00%, 7/25/22, Series G92-42,
              Class Z...........................       1,604
   5,184    7.00%, 7/25/22, Series 93-103,
              Class PN, IO*.....................         879
   5,000    6.50%, 8/25/22, Series 96-59, Class
              J.................................       4,751
   6,000    7.75%, 9/25/22, Series 92-163,
              Class M...........................       5,941
   9,308    6.50%, 9/25/22, Series 93-185,
              Class A, IO.......................         847
   3,500    5.50%, 9/25/22, Series 92-143,
              Class MA..........................       3,091
   5,000    0.00%, 9/25/22, Series 97-70,
              Class PO, PO......................       3,660
   1,355    9.15%, 10/25/22, Series 92-201,
              Class SB, IF*.....................       1,333
     782    7.00%, 10/25/22, Series G92-61,
              Class Z...........................         733
   3,468    6.18%, 10/25/22, Series G92-61,
              Class FJ*.........................       3,358
   2,274    5.78%, 10/25/22, Series G92-59,
              Class F*..........................       2,166
   7,331    7.00%, 11/25/22, Series 93-138,
              Class JH, IO......................       1,150
     801    6.75%, 12/25/22, Series 93-46, Class
              O.................................         763
   1,600    6.74%, 12/25/22, Series X,
              Class VO, IF*.....................       1,516
   2,400    7.90%, 1/25/23, Series G93-1,
              Class KA..........................       2,408
     584    5.75%, 1/25/23, Series 93-247,
              Class AB..........................         577
       3    384.71%, 2/25/23, Series 93-12,
              Class SB, IF, IO*.................          10
   2,252    6.50%, 2/25/23, Series 93-5,
              Class Z...........................       2,084
   1,817    4.55%, 2/25/23, Series 98-35,
              Class SV, IF*.....................       1,376
     428    2.84%, 2/25/23, Series 93-12,
              Class S, IF, IO*..................           6
     987    0.00%, 2/25/23, Series G93-12,
              Class C, PO.......................         945
   1,850    7.70%, 3/25/23, Series 93-21,
              Class KA..........................       1,824
   1,484    6.50%, 3/25/23, Series G93-14, Class
              J.................................       1,340

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$  2,978    7.50%, 4/1/23, Series 218, Class 2,
              IO................................  $      911
     157    5.50%, 4/25/23, Series 93-58, Class
              J.................................         135
   1,582    2.59%, 4/25/23, Series 93-44, Class
              S, IF, IO*........................         121
   2,871    0.00%, 4/25/23, Series 98-4, Class
              C, PO.............................       1,982
     174    6.75%, 5/25/23, Series 93-94, Class
              K.................................         165
     379    6.50%, 5/25/23, Series 93-155,
              Class LA..........................         362
   2,671    6.04%, 5/25/23, Series 93-94,
              Class S, IF*......................       1,952
   2,675    5.19%, 5/25/23, Series 93-110,
              Class S, IF*......................       1,873
  16,800    0.00%, 5/25/23, Series 93-146,
              Class D, PO.......................      14,700
     110    6.08%, 6/25/23, Series 93-160,
              Class FE*.........................         106
  12,475    0.99%, 5/25/23, Series 94-82,
              Class SA, IF, IO*.................         242
  21,500    0.00%, 6/25/23, Series 93-257,
              Class C, PO.......................      13,001
     737    2.67%, 7/25/23, Series 93-115,
              Class SB, IF*.....................         489
   1,730    2.24%, 7/25/23, Series 93-113, Class
              S, IF, IO*........................          50
   3,000    0.00%, 7/25/23, Series 93-159, Class
              PD, PO............................       2,227
     825    8.33%, 8/25/23, Series 93-113, Class
              SE, IF*...........................         727
   1,634    1.49%, 8/25/23, Series 93-139, Class
              SG, IF*...........................         980
   6,813    1.34%, 8/25/23, Series 94-36, Class
              SG, IF, IO*.......................         265
     425    0.73%, 8/25/23, Series G93-27, Class
              SE*...............................         187
   1,797    10.00%, 9/25/23, Series 93-187,
              Class FB*.........................       2,001
     239    10.00%, 9/25/23, Series 93-187,
              Class SA, IF*.....................         242
   1,370    9.00%, 9/25/23, Series 93-248, Class
              FB*...............................       1,327
   3,555    3.00%, 9/25/23, Series 93-193, Class
              B.................................       3,245
   2,187    2.34%, 9/25/23, Series 93-155, Class
              SB, IF, IO*.......................         113
     687    1.89%, 9/25/23, Series 93-178, Class
              SE, IF*...........................         459
     939    0.00%, 9/25/23, Series G93-32, Class
              SA, IF*...........................         553
   1,370    0.00%, 9/25/23, Series 93-248, Class
              SB, IF*...........................         987
   1,384    10.50%, 10/25/23, Series 93-179,
              Class SC, IF*.....................       1,527

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$  8,000    7.21%, 10/25/23, Series 93-199,
              Class FA*.........................  $    8,046
      86    6.08%, 10/25/23, Series 93-198,
              Class FA*.........................          83
   1,000    5.41%, 10/25/23, Series 93-189,
              Class FB*.........................         861
   1,228    0.00%, 10/25/23, Series 93-241,
              Class PG, PO......................       1,106
   1,250    10.00%, 11/25/23, Series 93-206,
              Class SD, IF*.....................       1,082
   2,707    6.50%, 11/25/23, Series 95-19, Class
              Z.................................       2,356
   3,054    3.10%, 11/25/23, Series 97-20, Class
              SA, IF*...........................       1,769
   2,387    1.04%, 11/25/23, Series 93-207,
              Class SC, IF*.....................       1,736
   1,044    0.00%, 11/25/23, Series 94-8, Class
              G, PO.............................         849
   1,159    7.87%, 12/25/23, Series 93-247,
              Class SU, IF*.....................       1,118
   3,226    7.26%, 12/25/23, Series 93-230,
              Class FA*.........................       3,170
     745    7.08%, 12/25/23, Series 93-223,
              Class SB, IF*.....................         703
   3,000    6.75%, 12/25/23, Series 94-55, Class
              G.................................       2,865
   1,719    6.28%, 12/25/23, Series 93-223,
              Class FB*.........................       1,656
   2,409    1.25%, 12/25/23, Series 93-245,
              Class SE, IF*.....................       1,547
   4,697    0.00%, 12/25/23, Series 97-24,
              Class PQ, PO......................       3,415
   6,349    9.77%, 12/26/23, Series 99-34,
              Class FR*.........................       6,784
   2,683    7.11%, 12/26/23, Series 99-34,
              Class FV*.........................       2,610
   3,194    0.00%, 12/26/23, Series 99-34,
              Class SY, IF*.....................       1,576
   1,113    7.00%, 1/1/24, Pool #50966..........       1,081
   2,403    0.00%, 1/25/24, Series 94-19,
              Class S, IF*......................       1,934
   9,876    0.00%, 2/25/24, Series 99-16,
              Class B, PO.......................       5,214
     503    7.06%, 3/25/24, Series 94-39, Class
              F*................................         504
   1,042    6.50%, 3/25/24, Series 95-18, Class
              B.................................       1,004
     194    5.05%, 3/25/24, Series 94-39,
              Class S, IF*......................         180
     800    7.33%, 4/25/24, Series 94-63, Class
              T, IF*............................         628
   1,617    7.00%, 11/17/24, Series G94-13,
              Class ZB..........................       1,539
   1,598    8.80%, 1/25/25, Series G95-1, Class
              C.................................       1,657

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$    967    9.00%, 4/1/26, Pool #446278.........  $    1,001
   7,875    7.50%, 8/18/26, Series 97-29, Class
              PL, IO............................       2,440
   7,500    7.50%, 3/18/27, Series 97-22, Class
              PI, IO............................       1,627
  27,961    1.84%, 3/25/27, Series 97-20, Class
              IO, IO............................       1,898
   1,913    7.50%, 4/18/27, Series 97-27, Class
              J.................................       1,879
   5,500    7.50%, 4/20/27, Series 97-29, Class
              J.................................       5,387
   8,000    7.50%, 5/20/27, Series 97-39,
              Class PD..........................       7,691
   3,113    6.22%, 9/1/27, Pool #54844*.........       3,031
  19,686    7.00%, 11/18/27, Series 97-81, Class
              PI, IO............................       4,992
   1,874    9.50%, 7/1/28, Pool #457268.........       1,951
   6,079    6.00%, 12/1/28, Pool #454390........       5,574
   9,256    6.00%, 1/1/29, Pool #252211.........       8,485
   2,553    7.00%, 2/25/29, Series 99-65, Class
              ZB................................       2,130
   3,352    6.26%, 3/1/29, Pool #303532*........       3,263
   2,378    5.50%, 4/18/29, Series 99-18, Class
              Z.................................       1,621
   4,443    7.30%, 2/20/30, Series 00-8, Class
              F*................................       4,435
                                                  ----------
                                                     388,890
                                                  ----------
Freddie Mac (19.1%):
      40    7.50%, 4/1/02, Pool #200070.........          39
  15,965    0.96%, 9/15/04, Series 1982, Class
              SB, IF, IO*.......................         207
       9    1008.00%, 5/15/06, Series 1072,
              Class A, HB*......................         153
       4    1008.00%, 6/15/06, Series 1098,
              Class M, HB*......................          74
   1,235    7.50%, 2/15/07, Series 1322, Class
              G.................................       1,241
   1,647    4.50%, 3/15/07, Series 1295, Class
              JB................................       1,565
       6    981.86%, 6/15/07, Series 1298, Class
              L, IO.............................         136
     269    5.50%, 10/15/07, Series 1640, Class
              A.................................         265
     261    2.24%, 10/15/07, Series 1389, Class
              SA, IF*...........................         211
   1,299    7.93%, 11/15/07, Series 1414, Class
              LB, IF*...........................       1,269
     471    5.73%, 11/15/07, Series 1414, Class
              LA*...............................         454
   3,364    2.31%, 2/15/08, Series 1465, Class
              SA, IF, IO*.......................          87
     184    6.00%, 4/15/08, Series 1531, Class
              K.................................         182
     286    5.50%, 4/15/08, Series 1489, Class
              L.................................         279
   1,123    0.00%, 4/15/08, Series 1854, Class
              C, PO.............................         760
   1,075    9.29%, 5/15/08, Series 1587, Class
              SF, IF*...........................       1,109
   1,287    8.50%, 5/15/08, Series 1606, Class
              LC*...............................       1,316

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$    110    7.76%, 5/15/08, Series 1506, Class
              S, IF*............................  $      106
     530    6.73%, 5/15/08, Series 1506, Class
              F*................................         523
   5,836    1.81%, 5/15/08, Series 1506, Class
              SD, IF, IO*.......................         162
     290    0.00%, 5/15/08, Series 1606, Class
              LD, IF*...........................         239
   1,892    0.00%, 5/15/08, Series 89, Class L,
              PO................................       1,489
   1,999    8.50%, 6/15/08, Series 1539, Class
              S, IF*............................       1,996
   1,622    5.68%, 7/15/08, Series 1544,
              Class TA*.........................       1,595
   2,983    8.00%, 8/15/08, Series 1575,
              Class FB*.........................       3,048
     227    7.52%, 8/15/08, Series 1561,
              Class SC, IF*.....................         213
     473    7.28%, 8/15/08, Series 1564,
              Class SB, IF*.....................         469
   1,299    6.14%, 8/15/08, Series 1564,
              Class FB*.........................       1,230
   1,000    6.03%, 8/15/08, Series 1563,
              Class FA*.........................         956
   1,479    4.49%, 8/15/08, Series 1565, Class
              K, IF*............................       1,207
   3,243    0.00%, 8/15/08, Series 1900, Class
              T, PO.............................       2,189
   4,500    0.00%, 8/15/08, Series 1561, Class
              TA, PO............................       3,146
     994    0.00%, 8/15/08, Series 1575, Class
              SB, IF*...........................         750
     497    6.00%, 9/15/08, Series 1586, Class
              A.................................         480
   2,239    1.22%, 9/15/08, Series 1580, Class
              SC, IF*...........................       1,805
   1,540    8.75%, 10/15/08, Series 1601, Class
              S, IF*............................       1,565
     892    5.83%, 10/15/08, Series 1587,
              Class FA*.........................         851
   3,149    5.64%, 10/15/08, Series 1601, Class
              SB, IF*...........................       2,930
   1,807    0.00%, 10/15/08, Series 1946, Class
              L, PO.............................       1,254
   2,566    0.00%, 10/15/08, Series 1900, Class
              I, PO.............................       1,818
   5,873    0.00%, 10/15/08, Series 1967, Class
              PC, PO............................       4,081
   2,951    5.34%, 11/15/08, Series 1604, Class
              SH, IF*...........................       2,754
   4,647    4.98%, 11/15/08, Series 1612, Class
              SD, IF*...........................       3,860
   2,750    4.87%, 11/15/08, Series 1604, Class
              SA, IF*...........................       2,279

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$    869    3.67%, 11/15/08, Series 1604, Class
              SE, IF*...........................  $      781
   2,500    8.51%, 12/15/08, Series 1625, Class
              SD, IF*...........................       2,523
     845    7.84%, 12/15/08, Series 1655,
              Class F*..........................         854
   2,161    7.19%, 12/15/08, Series 1624,
              Class FB*.........................       2,177
   3,598    7.19%, 12/15/08, Series 1635,
              Class O*..........................       3,620
   1,177    7.10%, 12/15/08, Series 1647,
              Class SB, IF*.....................       1,103
     419    6.18%, 12/15/08, Series 1647,
              Class FB*.........................         404
   1,794    5.39%, 12/15/08, Series 2017, Class
              SE, IF*...........................       1,562
     310    0.70%, 12/15/08, Series 1655, Class
              SA, IF*...........................         248
   3,016    0.00%, 12/15/08, Series 1948, Class
              A, PO.............................       1,969
   1,000    8.50%, 1/15/09, Series 1659, Class
              SB, IF*...........................       1,002
   1,998    6.40%, 2/15/09, Series 1679, Class
              O.................................       1,905
   1,000    5.74%, 2/15/09, Series 1796, Class
              S, IF*............................         863
   1,608    0.00%, 2/15/09, Series 1679, Class
              N, PO.............................       1,079
   5,271    7.24%, 3/15/09, Series 1900, Class
              FA*...............................       5,296
   2,673    6.93%, 3/15/09, Series 1698, Class
              SC, IF*...........................       2,576
   2,525    7.49%, 4/15/09, Series 1716, Class
              F*................................       2,550
  21,968    1.81%, 3/15/12, Series 1933, Class
              SJ, IF, IO*.......................       1,034
   5,300    6.30%, 1/15/13, Series 2025, Class
              PE................................       4,849
   5,200    6.50%, 5/15/13, Series 2055, Class
              OE................................       4,912
   1,472    7.00%, 10/15/13, Series 1595, Class
              D.................................       1,406
   1,762    6.76%, 10/15/13, Series 1607, Class
              SA, IF*...........................       1,568
   3,076    1.46%, 10/15/13, Series 1595, Class
              S, IF, IO*........................          57
   5,000    6.50%, 3/15/14, Series 2135, Class
              UK, IO*...........................         972
     550    12.00%, 8/1/15, Pool #170269........         604
   8,000    6.50%, 12/15/15, Series 2054,
              Class VB..........................       7,436
      26    7.50%, 7/1/16, Pool #274081.........          26
  11,708    1.56%, 7/15/16, Series 1930, Class
              SJ, IF, IO*.......................         474
      34    7.50%, 4/1/17, Pool #289711.........          34
   5,000    6.50%, 3/15/19, Series 2134, Class
              PI, IO*...........................       1,129

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$    380    4.00%, 3/25/19, Series 10, Class
              F.................................  $      376
     226    12.00%, 7/1/19, Pool #555238........         247
   2,377    9.50%, 7/15/19, Series 11, Class
              D.................................       2,466
     585    7.50%, 1/15/20, Series 1297, Class
              H.................................         586
     211    6.50%, 2/15/20, Series 1483, Class
              E.................................         210
     988    9.60%, 4/15/20, Series 23, Class
              F.................................       1,021
     860    9.50%, 4/15/20, Series 22, Class
              C.................................         889
      34    84.00%, 5/15/20, Series 41,
              Class I, HB*......................          85
     233    10.00%, 6/15/20, Series 47, Class
              F.................................         242
     722    9.00%, 1/1/06, Series 1807, Class
              G.................................         742
     518    9.50%, 1/15/21, Series 99, Class
              Z.................................         534
   1,778    9.36%, 1/15/21, Series 1362, Class
              S, IF*............................       1,835
       1    1066.21%, 2/15/21, Series 1045,
              Class G, IO.......................          33
     876    9.00%, 4/15/21, Series 1065, Class
              J.................................         905
     606    15.13%, 5/15/21, Series 1084, Class
              S, IF*............................         688
     319    11.26%, 5/15/21, Series 1079, Class
              S, IF*............................         339
     865    7.64%, 5/15/21, Series 1084, Class
              F*................................         877
   2,687    6.50%, 5/15/21, Series 1602, Class
              T.................................       2,538
   1,254    4.91%, 5/15/21, Series 1602, Class
              SP, IF*...........................       1,079
   1,542    5.50%, 8/15/21, Series 1116, Class
              I.................................       1,445
     991    8.50%, 9/15/21, Series 1144, Class
              KB................................       1,017
       5    1171.50%, 11/15/21, Series 1172,
              Class L, HB.......................         111
   4,169    7.50%, 11/15/21, Series 1378, Class
              JZ................................       4,052
     797    7.00%, 3/15/21, Series 1706, Class
              LA................................         800
   1,203    7.75%, 12/15/21, Series 1347,
              Class HB..........................       1,206
   1,641    7.00%, 12/20/21, Series 1956,
              Class A...........................       1,630
      32    394.27%, 1/15/22, Series 1196, Class
              B, IF, IO*........................         260
   4,826    8.00%, 2/15/22, Series 1212, Class
              IZ................................       4,863
   5,000    0.00%, 2/15/22, Series 1987, Class
              W, PO.............................       2,884
     296    9.00%, 4/1/22, Series 134, Class B,
              IO................................          76
   1,550    7.00%, 5/15/22, Series 1250, Class
              J.................................       1,481
   3,005    6.50%, 8/25/22, Series 8, Class J...       2,833
   2,500    8.00%, 9/15/22, Series 1591,
              Class FH*.........................       2,573
   1,033    8.50%, 10/15/22, Series 1646, Class
              MD, IF*...........................       1,050
   1,346    6.95%, 10/15/22, Series 1577, Class
              SH, IF*...........................       1,103
   2,222    6.56%, 10/15/22, Series 1577, Class
              SG, IF*...........................       1,784

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$  1,116    6.18%, 10/15/22, Series 1646, Class
              MB*...............................  $    1,073
   8,800    0.00%, 11/15/22, Series 2002, Class
              A, PO.............................       6,248
   1,717    7.34%, 12/15/22, Series 1483, Class
              FB*...............................       1,724
   7,000    7.37%, 1/15/23, Series 1603, Class
              IF*...............................       7,083
   2,547    0.94%, 1/25/23, Series G-48, Class
              BE, IF, IO*.......................          45
     585    6.08%, 2/15/23, Series 1470, Class
              F*................................         569
   7,000    7.84%, 4/15/23, Series 1498, Class
              I*................................       7,144
   1,500    5.84%, 4/15/23, Series 1672,
              Class FB*.........................       1,359
     366    4.35%, 4/25/23, Series G-13, Class
              SA, IF*...........................         335
      11    558.00%, 5/15/23, Series 204, Class
              E, IF, IO*........................         131
     557    7.59%, 5/15/23, Series 1669,
              Class KE*.........................         557
   1,197    7.02%, 5/15/23, Series 1614,
              Class VB, IF*.....................         983
   2,318    7.00%, 5/15/23, Series 1505,
              Class Q...........................       2,190
   7,000    5.00%, 5/15/23, Series 1798,
              Class F...........................       5,413
     258    4.45%, 5/15/23, Series 1694, Class
              SE, IF*...........................         237
   1,937    1.04%, 5/15/23, Series 1592, Class
              TB, IF*...........................       1,305
   3,468    7.89%, 6/15/23, Series 1532, Class
              E*................................       3,558
   2,468    7.21%, 6/15/23, Series 1633, Class
              SB, IF*...........................       2,222
   1,392    6.61%, 6/15/23, Series 1608, Class
              SD, IF*...........................       1,265
   2,019    7.54%, 7/15/23, Series 1541, Class
              M, IF*............................       1,627
   2,500    6.50%, 7/15/23, Series 1558, Class
              D.................................       2,256
   1,500    0.23%, 7/15/23, Series 1543, Class
              JC, IF*...........................         789
   2,100    7.88%, 8/15/23, Series 1611,
              Class JA*.........................       2,150
   1,283    6.58%, 8/15/23, Series 1570, Class
              F*................................       1,247
   2,000    0.00%, 8/15/23, Series 1611, Class
              JB, IF*...........................       1,112
   2,928    10.00%, 9/15/23, Series 1584,
              Class FB*.........................       3,262
  15,835    6.25%, 9/15/23, Series 1589, Class
              Z.................................      13,741
     227    1.25%, 9/15/23, Series 1583, Class
              NS, IF*...........................         156
   2,500    7.00%, 9/25/23, Series 29, Class
              J.................................       2,402
   2,225    6.02%, 10/15/23, Series 1689, Class
              SD, IF*...........................       2,081

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$  1,429    6.00%, 10/15/23, Series 1602, Class
              O.................................  $    1,378
   4,714    5.54%, 10/15/23, Series 1859, Class
              SB, IF, IO*.......................         667
     281    8.50%, 11/15/23, Series 1619, Class
              SD, IF*...........................         286
   2,000    7.69%, 11/15/23, Series 1630,
              Class FA*.........................       2,021
     767    6.74%, 11/15/23, Series 1619, Class
              SC, IF*...........................         708
   3,652    6.00%, 11/25/23, Series 1685, Class
              Z.................................       3,157
   2,266    5.84%, 11/15/23, Series 1610, Class
              SD, IF*...........................       1,761
   1,279    10.13%, 12/15/23, Series 1633, Class
              SE, IF*...........................       1,470
   1,402    5.80%, 12/15/23, Series 1825, Class
              C.................................       1,340
   4,071    5.78%, 12/15/23, Series 1854, Class
              SE, IF, IO*.......................         527
   2,550    2.41%, 12/15/23, Series 1628, Class
              S, IF*............................       1,616
     686    6.00%, 1/15/24, Series 1666, Class
              SB, IF*...........................         621
   4,648    10.00%, 2/15/24, Series 1671, Class
              QC, IF*...........................       5,166
     241    6.77%, 2/15/24, Series 1686, Class
              SL, IF*...........................         228
   1,536    4.19%, 2/15/24, Series 1686, Class
              SH, IF*...........................       1,068
  11,008    0.00%, 2/15/24, Series 1700, Class
              GA, PO............................       8,288
   1,995    0.00%, 2/15/24, Series 1860, Class
              PA, PO............................       1,172
  12,500    0.00%, 2/15/24, Series 1865, Class
              D, PO.............................       7,317
   3,388    8.25%, 3/15/24, Series 1750, Class
              S, IF*............................       2,953
   4,292    5.79%, 3/15/24, Series 1689,
              Class FC*.........................       3,721
   1,911    5.64%, 3/15/24, Series 1709, Class
              FA*...............................       1,739
     743    1.13%, 3/15/24, Series 1689, Class
              SA, IF*...........................         572
   2,325    7.19%, 4/25/24, Series G-29, Class
              FE*...............................       2,310
   3,285    0.81%, 4/25/24, Series 29, Class SD,
              IF, IO*...........................          83
 103,068    0.60%, 4/25/24, Series 55, Class Gl,
              IF, IO*...........................       1,287
   1,060    10.00%, 5/15/24, Series 1987, Class
              SI, IF*...........................       1,014
   1,000    8.75%, 5/15/24, Series 1727, Class
              ME................................       1,044
   1,786    6.00%, 5/15/24, Series 2134, Class
              DA................................       1,674
   3,043    7.50%, 8/15/24, Series 1745, Class
              D.................................       2,966

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$  3,500    7.50%, 2/15/26, Series 1935, Class
              CB................................  $    3,479
   2,650    6.50%, 9/15/26, Series 2067, Class
              PD................................       2,509
   1,863    7.39%, 2/15/27, Series 1935, Class
              FL*...............................       1,872
   7,109    6.00%, 5/15/27, Series 1981, Class
              Z.................................       5,795
  17,500    6.50%, 7/15/27, Series 2137, Class
              TG................................      16,573
   7,000    7.50%, 9/15/27, Series 1987, Class
              PE................................       6,816
   4,523    7.00%, 10/15/27, Series 1995, Class
              EJ, IO............................         531
   3,528    6.50%, 12/15/27, Series 2019, Class
              Z.................................       2,952
   3,000    6.00%, 2/15/28, Series 2143, Class
              CD................................       2,715
  22,816    7.00%, 3/15/28, Series 2038, Class
              PN, IO*...........................       4,515
   9,468    7.50%, 5/15/28, Series 2054, Class
              PV................................       9,207
  14,700    7.00%, 10/15/28, Series 2089, Class
              PJ, IO............................       5,406
   3,700    0.00%, 1/15/29, Series 2113, Class
              GA, PO............................       1,467
   2,873    6.50%, 6/1/29, Pool #C00785.........       2,714
   2,417    6.50%, 7/1/29, Pool #C29164.........       2,283
                                                  ----------
                                                     353,467
                                                  ----------
Government National Mortgage Assoc. (6.4%):
     189    8.50%, 7/15/08, Pool #023594........         193
   2,000    7.00%, 8/16/13, Series 96-22, Class
              VB................................       1,930
     135    9.00%, 12/15/16, Pool #190923.......         140
      88    0.00%, 5/20/17, Series 1, Class A...          69
   7,373    7.05%, 12/16/18, Series 99-42, Class
              FG*...............................       7,338
   2,768    1.91%, 12/16/20, Series 96-26, Class
              S, IF, IO*........................          26
     773    9.00%, 11/20/21, Series 96-15,
              Class OB..........................         775
   1,384    8.00%, 9/15/22, Pool #297628........       1,406
   2,189    1.81%, 10/16/22, Series 94-4, Class
              SA, IF, IO*.......................          75
   1,024    7.50%, 11/15/22, Pool #313110.......       1,022
   2,687    4.55%, 12/20/22, Series 99-27, Class
              SG, IF*...........................       2,214
     348    7.50%, 3/15/23, Pool #345288........         347
   7,000    7.99%, 7/16/24, Series 94-4, Class
              KQ................................       7,063
   8,000    7.49%, 7/16/24, Series 94-3, Class
              PQ................................       7,783
   4,626    8.50%, 5/20/25, Pool #2006..........       4,720
   5,000    7.50%, 9/17/25, Series 98-26, Class
              K.................................       4,844
     470    8.00%, 12/20/25, Pool #2141.........         474
   4,000    7.50%, 4/18/26, Series 97-8, Class
              PD................................       3,906
   1,349    8.00%, 6/20/26, Pool #2334..........       1,359
  11,000    7.50%, 8/16/26, Series 96-16, Class
              E.................................      10,708
   1,065    8.00%, 8/20/26, Pool #2270..........       1,073
   1,239    8.00%, 9/20/26, Pool #2285..........       1,248

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
$  1,422    8.00%, 11/20/26, Pool #2324.........  $    1,433
  12,272    7.50%, 5/16/27, Series 97-8, Class
              PN................................      11,864
   6,100    7.50%, 7/20/27, Series 97-11, Class
              D.................................       5,883
   2,589    8.00%, 10/20/27, Pool #2499.........       2,606
   2,566    8.00%, 11/20/27, Pool #2512.........       2,583
   1,565    8.00%, 12/20/27, Pool #2525.........       1,575
   4,387    7.50%, 2/20/28, Pool #2549..........       4,336
   1,278    8.00%, 5/15/28, Pool #460372........       1,293
     759    8.00%, 5/15/28, Pool #476291........         768
     668    8.00%, 5/15/28, Pool #456883........         676
   1,114    8.00%, 7/15/28, Pool #468066........       1,128
   1,482    7.50%, 7/15/28, Pool #481872........       1,473
   2,034    8.50%, 8/15/28, Pool #468149........       2,059
   4,582    7.50%, 9/15/28, Pool #486537........       4,556
   1,586    8.00%, 9/20/28, Pool #2647..........       1,595
  10,337    7.50%, 9/20/28, Pool #2646..........      10,218
   3,692    6.50%, 10/15/28, Pool #486631.......       3,505
   2,200    6.50%, 1/16/29, Series 99-15, Class
              E.................................       1,928
                                                  ----------
                                                     118,192
                                                  ----------
  Total U.S. Government Agency Mortgages             860,549
                                                  ----------
U.S. GOVERNMENT AGENCY SECURITIES (0.3%):
Other U.S. Agencies (0.3%):
   1,149    Federal Housing Administration,
              Merrill Lynch Project, 7.43%,
              8/1/20............................       1,112
   1,891    Federal Housing Administration,
              Project #07335307, 7.43%,
              1/1/22............................       1,841
   2,370    Federal Housing Administration,
              Greystone 1996-2, 7.43%,
              11/1/22...........................       2,295
                                                  ----------
  Total U.S. Government Agency Securities              5,248
                                                  ----------
U.S. TREASURY OBLIGATIONS (26.2%):
U.S. Treasury Bonds (18.5%):
   1,000    10.75%, 5/15/03.....................       1,113
   3,500    11.13%, 8/15/03.....................       3,962
   5,000    11.63%, 11/15/04....................       6,003
  16,330    10.38%, 11/15/09....................      18,718
  14,800    11.75%, 2/15/10.....................      17,880
 159,270    12.75%, 11/15/10....................     204,115
  50,315    10.38%, 11/15/12....................      61,935
   4,000    12.00%, 8/15/13.....................       5,406
   1,300    12.50%, 8/15/14.....................       1,845
   1,000    9.88%, 11/15/15.....................       1,355
   7,395    7.50%, 11/15/16.....................       8,331
   8,695    8.75%, 5/15/17......................      10,931
   2,500    7.88%, 2/15/21......................       2,970
                                                  ----------
                                                     344,564
                                                  ----------
U.S. Treasury Inflation Protected Bonds (2.2%):
  10,967    3.63%, 7/15/02......................      10,899
   7,456    3.38%, 1/15/07......................       7,158

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
U.S. TREASURY OBLIGATIONS, CONTINUED:
U.S. Treasury Inflation Protected Bonds, continued:
$  4,239    3.63%, 1/15/08......................  $    4,110
  19,105    3.63%, 4/15/28......................      18,227
                                                  ----------
                                                      40,394
                                                  ----------
U.S. Treasury Notes (0.4%):
   6,800    7.50%, 11/15/01.....................       6,889
                                                  ----------
U.S. Treasury STRIPS (5.1%):
   2,450    2/15/01.............................       2,358
   2,000    11/15/09............................       1,107
  12,025    2/15/11.............................       6,256
   9,338    5/15/11.............................       4,784
   8,900    11/15/11............................       4,422
   9,555    2/15/12.............................       4,664
  14,200    2/15/13.............................       6,492
  10,594    5/15/13.............................       4,769
   3,500    8/15/13.............................       1,551
  40,000    2/15/14.............................      17,164
  25,410    11/15/14............................      10,408
   2,000    2/15/15.............................         807
  30,870    5/15/17.............................      10,879
  55,265    5/15/18.............................      18,339
                                                  ----------
                                                      94,000
                                                  ----------
  Total U.S. Treasury Obligations                    485,847
                                                  ----------
INVESTMENT COMPANIES (4.0%):
  73,414    One Group Prime Money Market Fund,
              Class I...........................      73,414
                                                  ----------
  Total Investment Companies                          73,414
                                                  ----------
REPURCHASE AGREEMENTS (5.2%):
$ 96,126    State Street Bank and Trust, 6.45%,
              7/3/00, (Collateralized by $99,715
              various U.S. Government
              securities, 6.39% - 6.70%,
              12/21/01 - 10/1/08, market value
              $98,110)..........................      96,126
                                                  ----------
  Total Repurchase Agreements                         96,126
                                                  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING (17.0%):
Master Notes (2.5%):
$ 15,320    Bear Stearns Mortgage Capital,
              7.40%, 7/3/00*....................      15,320
   4,596    Danaher, 7.31%, 7/3/00*.............       4,596
   8,886    General Mills, 6.83%, 7/3/00*.......       8,886
  13,788    Lehman Brothers, 7.44%, 7/3/00*.....      13,788
   3,217    NationsBanc Capital Markets, 7.33%,
              7/3/00*...........................       3,217
                                                  ----------
                                                      45,807
                                                  ----------
Put Bonds (8.0%):
   7,660    Associates Corp., 7.00%, 9/17/01*...       7,746
  10,724    Bank of America, 6.32%, 7/5/01*.....      10,847
   6,128    Caterpillar Finance, 7.05%,
              5/1/01*...........................       6,128

Continued

One Group Mutual Funds
Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
Put Bonds, continued:
$  7,660    Chase Manhattan, 7.11%, 5/6/02*.....  $    7,660
   7,660    Chase Manhattan, 7.02%, 5/4/01*.....       7,660
   7,660    Ford Motor Credit, 6.99%,
              11/27/00*.........................       7,740
   7,660    GMAC, 7.08%, 4/30/01*...............       7,660
   7,660    GMAC, 7.07%, 5/30/01*...............       7,660
   7,660    Goldman Sachs, 7.05%, 11/19/01*.....       7,660
  11,490    Jackson National, 7.50%, 4/15/01*...      11,490
   7,660    JP Morgan & Co., 7.01%, 5/4/01*.....       7,660
   7,660    Lehman Brothers, 6.80%, 6/1/01*.....       7,689
   3,064    Liberty Lighthouse, 7.08%,
              4/12/02*..........................       3,063
   7,660    Merrill Lynch, 7.16%, 5/6/02*.......       7,660
   7,660    Salomon Smith Barney, 6.84%,
              4/12/01*..........................       7,660
   7,660    Sigma Financial, 6.91%, 5/15/01*....       7,660
   6,128    Sigma Financial, 7.31%, 2/2/01*.....       6,128
  10,724    SPARCC, 6.65%, 9/25/00*.............      10,724
   7,660    US Bancorp, 6.78%, 5/8/02*..........       7,660
                                                  ----------
                                                     148,155
                                                  ----------
Repurchase Agreements (6.5%):
  38,301    Goldman Sachs, 7.15%, 7/3/00,
              (Collateralized by $40,531 various
              Commercial Paper, 0.00%,
              7/3/00 - 8/14/00, market value
              $40,350)..........................      38,301
  21,448    Goldman Sachs, 7.21%, 7/3/00,
              (Collateralized by $24,092 various
              Corporate Bonds, 5.20% - 9.45%,
              3/19/01 - 6/1/37, market value
              $23,328)..........................      21,448

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
Repurchase Agreements, continued:
$  6,947    Lehman Brothers, 7.18%, 7/3/00,
              (Collateralized by $7,294 Galaxy
              Funding Commercial Paper, 0.00%,
              10/10/00, market value $7,156)....  $    6,947
  22,980    Paine Webber, 7.27%, 7/3/00,
              (Collateralized by $24,471 various
              Corporate Bonds, 6.50% - 9.63%,
              6/1/01 - 6/15/25, market value
              $24,130)..........................      22,980
  30,640    Salomon Smith Barney, 7.17%, 7/3/00,
              (Collateralized by $32,297 various
              Commercial Paper, 0.00%,
              7/6/00 - 10/3/00, market value
              $32,173)..........................      30,640
                                                  ----------
                                                     120,316
                                                  ----------
  Total Short-Term Securities Held as Collateral
    for Securities Lending                           314,278
                                                  ----------
Total (Cost $2,205,263) (a)                       $2,176,383
                                                  ==========

------------

Percentages indicated are based on net assets of $1,851,388.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $3,704. Cost for federal income tax purposes and differs from value by net unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $ 19,308
                   Unrealized depreciation......................   (51,892)
                                                                  --------
                   Net unrealized appreciation (depreciation)...  $(32,584)
                                                                  ========

(b) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities amounted to $7,582 or .41% of net assets.

 * The interest rate for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect as of June 30, 2000.

See notes to financial statements.

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
ASSET BACKED SECURITIES (11.3%):
Banking, Finance & Insurance (11.3%):
$    5,000   Advanta Mortgage Loan Trust, 7.60%,
               6/25/27..........................  $    4,926
     1,000   Americredit Automobile Receivables,
               Series 99-A, Class A4, 5.88%,
               12/12/05.........................         978
     5,900   Arcadia Automobile Receivables
               Trust, Series 97-C, Class A4,
               6.38%, 1/15/03...................       5,883
     2,000   Arcadia Automobile Receivables
               Trust, Series 98-B, Class A4,
               6.00%, 11/15/03..................       1,970
     5,000   Arcadia Automobile Receivables
               Trust, 8.15%, 8/1/09.............       4,916
     1,300   Arcadia Automobile Receivables
               Trust, Series 99-B, Class A4,
               6.51%, 9/15/04...................       1,282
       469   Auto Finance Group, Inc., Series
               97-B, Class C, 7.00%, 2/15/03....         467
     7,071   Case Equipment Loan Trust, Series
               97-B, Class A4, 6.41%,
               9/15/04..........................       7,026
     6,000   Chase Manhatten Auto Owner Trust,
               Series 98-C, Class A4, 5.85%,
               5/15/03..........................       5,903
     2,500   Chemical Master Credit Card Trust,
               Series 95-3, Class A, 6.23%,
               8/15/02..........................       2,459
       340   Chevy Chase Auto Receivables Trust,
               Series 97-3, Class A, 6.20%,
               3/20/04..........................         337
       257   Chevy Chase Auto Receivables Trust,
               Series 97-4, Class A, 6.25%,
               6/15/04..........................         255
       857   Chevy Chase Auto Receivables Trust,
               Series 98-2, Class A, 5.91%,
               12/15/04.........................         847
     1,041   Citicorp Mortgage Securities, Inc.,
               Series 94-9, Class A3, 5.75%,
               6/25/09..........................       1,028
        57   Collateralized Mortgage Securities
               Corp., Series 88-2, Class 2-B,
               8.80%, 4/20/19...................          59
     1,000   CPS Auto Receivables Trust, Series
               98-3, Class A4, 6.08%,
               10/15/03.........................         990
     1,640   Discover Card Master Trust 1,
               Series 98-2, Class A, 5.80%,
               9/16/03..........................       1,623
       600   EQCC Home Equity Loan Trust, Series
               96-2, Class A4, 7.50%, 6/15/21...         601
       995   EQCC Home Equity Loan Trust, Series
               97-1, Class A7, 7.12%, 5/15/28...         989
     5,000   EQCC Home Loan Trust, Series
               1998-2, Class A3F, 6.23%,
               3/15/13..........................       4,950
       197   First Security, Series 98A, Class
               A, 5.97%, 4/15/04................         196

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
ASSET BACKED SECURITIES, CONTINUED:
Banking, Finance & Insurance, continued:
$      170   First Security Auto Grantor Trust,
               Series 97-B, Class A, 6.10%,
               4/15/03..........................  $      169
     1,182   Ford Credit Auto, Series 98-C,
               Class A4, 5.81%, 3/15/02.........       1,178
     1,000   GE Capital Mortgage Services, Inc.,
               Series 97-HE3, Class A6, 6.72%,
               10/25/27.........................         975
     4,053   Greentree Financial Corp., Series
               980-C, Class A3, 5.92%,
               2/15/09..........................       4,036
       498   Greentree Financial Corp., Series
               97-C, Class A1, 6.49%, 2/15/18...         492
     4,350   Greentree Financial Corp., 8.60%,
               5/15/26..........................       4,211
     4,873   Greentree Financial Corp., 7.05%,
               2/15/27..........................       4,617
     5,000   Greentree Financial Corp., Series
               93-2, Class B, 8.00%, 7/15/18....       4,314
     1,927   Greentree Home Improvement Loan
               Trust, Series 95-D, 6.95%,
               9/15/25..........................       1,924
     3,050   John Deere, Series 99-A, Class A3,
               5.94%, 10/15/02..................       3,009
     3,000   MBNA, Series 98-C, 6.35%,
               11/15/05 (b).....................       2,859
       262   MBNA, Series 99-D, 6.50%,
               11/17/08.........................         251
     1,655   MBNA Master Credit Card Trust,
               Series 94-C, Class A, 5.81%,
               3/15/04..........................       1,660
     1,530   Navistar Financial Corp Owner
               Trust, Series 98-A, Class A,
               5.94%, 11/15/04..................       1,514
     3,000   Olympic Automobile Receivables
               Trust, Series 96-C, Class A5,
               7.00%, 3/15/04...................       2,999
     1,120   Onyx Acceptance Auto Trust, Series
               99-A2, 5.83%, 3/15/04............       1,098
       800   Onyx Acceptance Grantor Trust,
               Series 98-B, Class A2, 5.85%,
               7/15/03..........................         788
       706   Onyx Acceptance Grantor Trust,
               Series 97-1, Class A, 6.55%,
               9/15/03..........................         705
        97   Onyx Acceptance Grantor Trust,
               Series 97-2, Class A, 6.35%,
               10/15/03.........................          96
     2,672   Onyx Acceptance Grantor Trust,
               Series 97-4, Class A, 6.30%,
               5/15/04..........................       2,655
     2,000   Osprey Trust, 8.31%, 1/15/03 (b)...       2,008
       382   PNC Student Loan Trust, Series
               97-2, Class A6, 6.57%, 1/25/04...         378
    10,000   Premier Auto Trust, Series 97-2,
               Class A5, 6.32%, 3/6/02..........       9,962
     1,200   Premier Auto Trust, Series 98-2,
               Class A4, 5.82%, 12/6/02.........       1,184

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
ASSET BACKED SECURITIES, CONTINUED:
Banking, Finance & Insurance, continued:
$    7,500   Premier Auto Trust, Series 99-3,
               Class A3, 6.27%, 4/8/03..........  $    7,425
     8,000   Sears Credit Account Master Trust,
               Series 98-1A, 5.80%, 8/15/05.....       7,937
     2,056   Sears Credit Account Master Trust,
               Series 96-1, Class A, 6.20%,
               2/16/06..........................       2,040
     2,000   Security Pacific Acceptance Corp.,
               Series 95-1, Class A3, 7.25%,
               4/10/20..........................       1,980
       600   Standard Credit Card Master Trust,
               Series 94-2, Class A, 7.25%,
               4/7/08...........................         597
     6,780   Student Loan Marketing Assoc.,
               Series 99-1, Class A1T, 6.18%,
               4/25/08..........................       6,770
     3,000   Team Fleet, 6.53%, 7/25/02 (b).....       2,929
       600   The Money Store Home Equity Trust,
               Series 96-C, Class A13, 7.54%,
               8/15/15..........................         599
       745   The Money Store Home Equity Trust,
               Series 96-B, Class A16, 8.01%,
               7/15/27..........................         750
        76   Union Acceptance Corp., Series
               97-D, Class A3, 6.26%, 2/8/02....          76
     1,000   Union Acceptance Corp., Series
               98-A, Class A4, 6.11%, 10/8/03...         991
     2,000   Union Acceptance Corp., Series
               99-C, Class A4, 6.82%, 1/9/06....       1,989
     1,000   Union Acceptance Corp., Series
               98-D, Class A5, 5.96%, 7/10/06...         975
     1,200   Western Financial Service Owner
               Trust, 5.95%, 5/20/03............       1,187
     7,000   Western Financial Service Owner
               Trust, 5.75%, 8/20/03............       6,859
       839   WFS Financial Owner Trust, Series
               98-A, Class A3, 5.90%, 5/20/02...         838
     3,800   WFS Financial Owner Trust, Series
               98-B, Class A4, 6.05%, 4/20/03...       3,754
       897   WFS Financial Owner Trust, Series
               96-C, Class A4, 6.80%,
               12/20/03.........................         894
     5,000   World Omni, 6.48%, 12/12/08........       4,788
                                                  ----------
  Total Asset Backed Securities                      154,145
                                                  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS (1.7%):
Asset Backed Securities (1.5%):
     1,783   BA Mortgage Securities, Inc.,
               Series 98-2, Class 1A10, 6.60%,
               6/25/28..........................       1,767
       700   Bear Stearns Co., Series 98-1,
               Class A17, 5.00%, 3/25/28........         514

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
Asset Backed Securities, continued:
$    1,471   BHN, Series 97-1, Class A2, 7.92%,
               7/25/09 (b)......................  $    1,350
     1,811   BHN, Series 97-2, Class A2, 7.54%,
               5/31/17 (b)......................       1,639
       361   Case Equipment Loan Trust, Series
               97-A, Class A3, 6.45%, 3/15/04...         361
       190   Chase Mortgage Finance Corp.,
               Series 1993-P, Class A18, 6.75%,
               12/25/24.........................         169
       450   Chase Mortgage Finance Corp.,
               Series 1994-H, Class A7, 7.25%,
               6/25/25..........................         425
     4,923   Citicorp Mortgage Securities, Inc.,
               Series 1999-3, Class A4, 6.50%,
               5/25/29..........................       4,576
     2,500   CMC Securities Corp., Series
               97-Nam3, Class A4, 7.25%,
               10/25/27.........................       2,440
       750   Federal Home Loan Mortgage Corp.,
               Series 2151, Class JM, 6.00%,
               4/15/25..........................         656
     2,827   General Electric Mortgage Services,
               Inc., Series 96-12, Class A4,
               7.25%, 7/25/11...................       2,782
       193   Kidder Peabody Mortgage Assets
               Trust, Series 22, Class D, 9.95%,
               2/1/19...........................         198
       223   Morgan Stanley Mortgage Trust,
               Series L, Class L-5, 8.95%,
               11/1/17..........................         225
       500   Nationsbanc Montgomery Funding
               Corp., Series 98-1, Class A16,
               6.75%, 6/25/28...................         464
       680   Norwest Asset Securities Corp.,
               6.50%, 7/25/29...................         618
       239   Paine Webber Trust, Series H, Class
               4, 8.75%, 4/1/18.................         246
        68   Paine Webber Trust, Series J, Class
               3, 8.80%, 5/1/18.................          70
       240   Paine Webber Trust, Series L, Class
               L-4, 8.95%, 7/1/18...............         247
       360   PNC Mortgage Securities Corp.,
               Series 99-4, Class 4A4, 6.50%,
               5/25/29..........................         326
       815   Prudential Home Mortgage
               Securities, Series 94-15, Class
               A7, 6.80%, 5/25/24...............         810
       455   Residential Asset Securitization
               Trust, Series 1998-A8, Class A8,
               6.75%, 8/25/28...................         432

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
Asset Backed Securities, continued:
$      275   Residential Funding Mortgage
               Securities, Series 1997-S14,
               Class A6, 7.25%, 10/25/27........  $      267
                                                  ----------
                                                      20,582
                                                  ----------
Financial Services (0.2%):
       691   Citicorp Mortgage Securities, Inc.,
               Series 1998-6, Class A, 6.80%,
               7/25/28..........................         658
     2,436   PNC Mortgage Securities Corp.,
               Series 98-10, Class 1A8, 6.50%,
               12/25/28.........................       2,297
                                                  ----------
                                                       2,955
                                                  ----------
  Total Collateralized Mortgage Obligations           23,537
                                                  ----------
CORPORATE BONDS (34.9%):
Airlines (0.1%):
     1,031   Atlantic Coast Airlines, 8.75%,
               1/1/07 (b).......................       1,023
                                                  ----------
Automotive (1.0%):
     1,000   Accuride Corp., 9.25%, 2/1/08......         845
     1,000   Airxcel Inc., 11.00%, 11/15/07.....         715
     1,000   Dura Operating Corp., 9.00%,
               5/1/09...........................         875
     5,000   General Motors Corp., 9.13%,
               7/15/01..........................       5,097
       750   General Motors Corp., 8.80%,
               3/1/21...........................         820
     1,000   Group One Auto, 10.88%, 3/1/09.....         895
     2,000   Harley-Davidson Eaglemark
               Motorcycle Trust, Series 97-3,
               6.60%, 4/15/04...................       1,963
     1,000   Hayes Lemmerz Wheels, 9.13%,
               7/15/07..........................         900
     1,000   Oshkosh Truck Corp., 8.75%,
               3/1/08...........................         935
     1,000   Western Star Truck, 8.75%,
               5/1/07...........................         935
                                                  ----------
                                                      13,980
                                                  ----------
Banking, Finance & Insurance (12.3%):
     4,800   ABN AMRO Bank NV Chicago, 7.25%,
               5/31/05..........................       4,758
       250   AETNA Services, Inc., 7.50%,
               1/15/07..........................         213
     5,000   American Express Credit Corp.,
               6.13%, 11/15/01..................       4,920
     5,160   American RE Corp., Series B, 7.45%,
               12/15/26.........................       4,736
       500   Associates Corp., 6.88%, 2/17/03...         493
     1,500   Associates Corp., 7.70%, 6/10/04...       1,505
       150   Associates Corp., 7.63%, 4/27/05...         150
     1,000   Associates Corp., 6.63%, 6/15/05...         965
     1,000   Associates Corp., 6.25%, 11/1/08...         898

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Banking, Finance & Insurance, continued:
$    6,000   Associates Corp., 8.15%, 8/1/09....  $    6,038
       500   Associates Corp., Series B, 7.95%,
               2/15/10..........................         495
     2,900   Banc Of America, 7.80%, 2/15/10....       2,889
     1,331   BankAmerica Corp., 9.38%, 3/1/01...       1,349
     1,350   BankAmerica Corp., 6.85%, 3/1/03...       1,329
     4,000   BankBoston, 6.35%, 2/25/13.........       3,769
       250   Bankers Trust New York, 7.25%,
               10/15/11.........................         235
     5,000   Bear Stearns Corp., Inc., 8.25%,
               2/1/02...........................       5,045
     5,000   Citigroup, Inc., 7.38%, 3/15/03....       4,938
     5,000   Citigroup, Inc., 6.25%, 12/1/05....       4,742
     1,500   Commercial Credit, 7.75%, 3/1/05...       1,518
     6,500   Corestates Capital, 8.00%,
               12/15/26 (b).....................       5,636
       500   Donaldson Lufkin & Jenrette, 6.50%,
               4/1/08...........................         451
     1,000   Donaldson Lufkin & Jenrette, 6.50%,
               6/1/08...........................         900
       400   Donaldson Lufkin & Jenrette, 5.63%,
               2/15/16..........................         395
     2,000   Fleet-Norstar Group, 8.13%,
               7/1/04...........................       2,045
     3,500   Ford Capital BV, 10.13%,
               11/15/00.........................       3,536
     1,050   Ford Motor Credit Co., 5.99%,
               2/27/01..........................       1,043
       724   Ford Motor Credit Co., 7.75%,
               3/15/05..........................         729
       250   Ford Motor Credit Co., 6.25%,
               12/8/05..........................         236
     6,865   General Electric Capital Corp.,
               5.65%, 3/31/03...................       6,606
       500   General Electric Capital Corp.,
               5.70%, 10/7/03...................         479
     3,500   General Electric Capital Corp.,
               8.85%, 4/1/05....................       3,728
       900   General Motors Acceptance Corp.,
               9.63%, 12/15/01..................         928
     2,000   General Motors Acceptance Corp.,
               7.13%, 5/1/03....................       1,993
     3,710   Goldman Sachs, 5.90%,
               1/15/03 (b)......................       3,567
     5,000   Household Finance Corp., 7.25%,
               7/15/03..........................       4,939
     1,000   Household Finance Corp., 7.25%,
               5/15/06..........................         968
     1,000   Household Finance Corp., 6.50%,
               11/15/08.........................         909
     7,200   Household Finance Corp., 5.88%,
               2/1/09...........................       6,264
     2,000   Huntington National Bank, 8.00%,
               4/1/10...........................       1,985
     5,000   Key Bank, 7.55%, 9/15/06...........       4,948

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Banking, Finance & Insurance, continued:
$   10,000   Lehman Brothers Holdings, Inc.,
               8.88%, 3/1/02....................  $   10,185
     5,000   Lehman Brothers Holdings, Inc.,
               11.63%, 5/15/05..................       5,676
       295   Lehman Brothers Holdings, Inc.,
               8.50%, 8/1/15....................         295
     5,000   Manufacturer's Life, 8.38%,
               2/1/27 (b).......................       4,365
     6,000   Massachusetts Mutual Life
               Insurance, 7.50%, 3/1/24 (b).....       5,643
       500   Mellon Financial Corp., 6.38%,
               2/15/10..........................         452
     6,000   Morgan Stanley Dean Witter and Co.,
               6.13%, 10/1/03...................       5,771
       500   NationsBank Corp., 7.80%,
               9/15/16..........................         486
     1,500   Norwest Corp., 7.75%, 3/1/02.......       1,512
       600   Pitney Bowes Credit Corp., 9.25%,
               6/15/08..........................         668
     5,000   Principal Mutual, 7.88%,
               3/1/24 (b).......................       4,489
     5,000   Republic New York Corp., 7.25%,
               7/15/02..........................       4,983
       500   Sears Roebuck Acceptance Corp.,
               6.88%, 10/15/17..................         430
     5,000   Security Pacific Corp., 11.00%,
               3/1/01...........................       5,118
     5,000   Sun Life Capital Trust, 8.53%,
               5/29/49 (b)......................       4,393
       419   SunAmerica, Inc., 8.13%, 4/28/23...         429
       400   Torchmark Corp., 7.88%, 5/15/23....         354
    10,000   Transamerica Financial, 6.37%,
               5/14/04..........................       9,514
                                                  ----------
                                                     168,033
                                                  ----------
Beverages & Tobacco (0.1%):
       500   Coca-Cola Enterprises, 7.13%,
               8/1/17...........................         467
       400   Coca-Cola Enterprises, 6.95%,
               11/15/26.........................         359
       250   Phillip Morris Co., Inc., 7.20%,
               2/1/07...........................         233
                                                  ----------
                                                       1,059
                                                  ----------
Broadcasting/Cable (0.7%):
     1,500   Cablevision, 7.25%, 7/15/08........       1,393
     1,000   Classic Cable, 9.38%, 8/1/09.......         878
     4,000   Comcast Cable, 8.38%, 5/1/07.......       4,082
     1,000   Mediacom, 8.50%, 4/15/08...........         925
     1,000   Salem Communications, 9.50%,
               10/1/07..........................         943
     1,000   Spanish Broadcasting, 9.63%,
               11/1/09..........................       1,000
                                                  ----------
                                                       9,221
                                                  ----------

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Chemicals/Plastics (0.1%):
$    1,000   Huntsman ICI, 10.13%, 7/1/09.......  $    1,013
     1,000   Polymer Group, Inc., Series B,
               9.00%, 7/1/07....................         855
                                                  ----------
                                                       1,868
                                                  ----------
Computer Software (0.1%):
     1,000   Psinet, Inc., 10.50%, 12/1/06......         925
                                                  ----------
Containers & Packaging (0.1%):
     1,000   Portola Packaging, 10.75%,
               10/1/05..........................         815
                                                  ----------
Electrical & Electronic (0.1%):
     1,000   Flextronics International, 8.75%,
               10/15/07.........................         950
       650   IBM, 7.00%, 10/30/25...............         624
                                                  ----------
                                                       1,574
                                                  ----------
Entertainment (0.1%):
     1,000   Hollywood Park, 9.50%, 8/1/07......       1,000
     1,000   SFX Entertainment, 9.13%,
               12/1/08..........................       1,010
                                                  ----------
                                                       2,010
                                                  ----------
Environmental Services (0.4%):
     1,000   Jackson Products, 9.50%, 4/15/05...         905
       740   Safety-Kleen Services, 9.25%,
               6/1/08 (c).......................          63
     5,000   Waste Management, 6.88%, 5/15/09...       4,413
                                                  ----------
                                                       5,381
                                                  ----------
Equipment Trust Certificate (1.6%):
     4,649   Federal Express, 7.85%, 6/1/08.....       4,476
     4,292   Northwest Air Trust, Series B,
               10.23%, 6/21/14..................       4,791
    10,302   Northwest Air Trust, Series 2,
               Class A, 9.25%, 6/21/14..........      11,023
       782   Regional Jet Equipment Trust,
               7.77%, 9/5/04, (b)...............         790
                                                  ----------
                                                      21,080
                                                  ----------
Food Products & Services (0.2%):
     1,000   Dominos, Inc., 10.38%, 1/15/09.....         933
       660   Fresh Foods, 10.75%, 6/1/06........         413
     1,000   International Home Foods, 10.38%,
               11/1/06..........................       1,074
                                                  ----------
                                                       2,420
                                                  ----------
Forest Products (0.2%):
     1,000   Ainsworth Lumber, 12.50%,
               7/15/07..........................         998
     1,000   American Tissue, Inc., 12.50%,
               7/15/06..........................         970
     1,000   Millar Western, 9.88%, 5/15/08.....         940
                                                  ----------
                                                       2,908
                                                  ----------

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Health Care (0.6%):
$    1,000   Bally Total Fitness, 9.88%,
               10/15/07.........................  $      910
     3,500   Cardinal Health, 6.25%, 7/15/08....       3,195
     1,000   Drypers Corp., 10.25%, 6/15/07.....         650
     1,000   Fisher Scientific International,
               Inc., 9.00%, 2/1/08..............         920
     1,000   Healthsouth Corp., 3.25%, 4/1/03...         790
     1,500   Tenet Healthcare Corp, 8.00%,
               1/15/05..........................       1,448
                                                  ----------
                                                       7,913
                                                  ----------
Hotels & Lodging (0.5%):
     5,000   Hilton Hotels Corp., 7.95%,
               4/15/07..........................       4,709
     1,000   HMH Properties, Inc., Series C,
               8.45%, 12/1/08...................         931
     1,000   Prime Hospitality, 9.75%, 4/1/07...         970
                                                  ----------
                                                       6,610
                                                  ----------
Industrial Goods & Services (5.9%):
     1,000   Ackerly Group, 9.00%, 1/15/09......         923
     1,500   Advanced Micro Device, Inc.,
               11.00%, 8/1/03...................       1,556
     1,000   Anchor Lamina, 9.88%, 2/1/08.......         455
     5,000   Avon Products, Inc., 6.25%,
               5/1/03 (b).......................       4,809
     3,000   Beckman Instruments, 7.05%,
               6/1/26...........................       2,795
     3,000   Boise Cascade Co., 9.45%,
               11/1/09..........................       3,141
       400   Brunswick Corp., 7.38%, 9/1/23.....         361
     9,750   Case Corp., Series B, 6.25%,
               12/1/03..........................       9,163
     1,500   D.R. Horton, Inc., 6.50%, 4/1/08...       1,425
       250   Eastman Chemical, 7.60%, 2/1/27....         227
     2,500   Fred Meyer, Inc., 7.38%, 3/1/05....       2,440
     4,000   Golden State Petroleum, 8.04%,
               2/1/19...........................       3,602
     1,000   Home Products International, 9.63%,
               5/15/08..........................         825
       300   Ingersoll Rand Corp., 7.20%,
               6/1/25...........................         281
     1,000   Iron Mountain, Inc., 10.13%,
               10/1/06..........................       1,005
     1,000   ISP Holdings, Inc., Series B,
               9.75%, 2/15/02...................         978
       300   Loews Corp., 7.63%, 6/1/23.........         276
       400   Loral Corp., 7.00%, 9/15/23........         341
     1,000   NCI Building Systems, 9.25%,
               5/1/09...........................         945
     5,000   Newell Co., 6.35%, 7/15/08.........       4,602
     4,282   Newmont Gold Co., 8.91%, 1/5/09....       4,366
     2,500   Northrop-Grumman Co., 7.00%,
               3/1/06...........................       2,388
     7,000   NRG Energy Corp., 7.63%,
               2/1/06 (b).......................       6,791
     4,611   Oslo Seismic Service, 8.28%,
               6/1/11...........................       4,621
     2,500   Owens-Illinois, Inc., 7.15%,
               5/15/05..........................       2,267
     1,000   Philipp Brothers, 9.88%, 6/1/08....         715
     1,000   Pope & Talbot, 8.38%, 6/1/13.......         915
     1,500   Terra Industries, 10.50%,
               6/15/05..........................         908
       500   Weyerhauser Co., 7.50%, 3/1/13.....         485

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Industrial Goods & Services, continued:
$    2,500   Williams Cos., Inc., 6.13%,
               2/15/02..........................  $    2,439
     1,000   Windmere-Durable, 10.00%,
               7/31/08..........................         985
     5,000   Xerox Corp, 5.55%, 7/22/37.........       4,996
     6,000   Xerox Corp., 6.25%, 11/15/26.......       5,631
     2,075   Yanacocha, 8.40%, 6/15/04 (b)......       2,139
                                                  ----------
                                                      79,796
                                                  ----------
Leasing (0.9%):
     5,000   Enterprise Rent-A-Car, 6.38%,
               5/15/03 (b)......................       4,792
     5,000   Hertz Corp., 6.50%, 5/15/06........       4,701
     2,500   Hertz Corp., Senior Note, 6.63%,
               5/15/08..........................       2,314
     1,000   Williams Scotsman, 9.88%, 6/1/07...         915
                                                  ----------
                                                      12,722
                                                  ----------
Machinery & Equipment (0.3%):
     1,000   Better Minerals, 13.00%, 9/15/09...         982
       750   Columbus Mckinnon Corp., 8.50%,
               4/1/08...........................         649
     1,000   Marsulex, Inc., 9.63%, 7/1/08......         935
     1,000   National Equipment Services,
               10.00%, 11/30/04.................         835
     1,000   Wesco Distribution, Inc., Series B,
               9.13%, 6/1/08....................         920
                                                  ----------
                                                       4,321
                                                  ----------
Medical Equipment & Supplies (0.1%):
     1,250   Hanger Orthopedic, 11.25%,
               6/15/09..........................       1,094
                                                  ----------
Oil & Gas (0.1%):
     1,500   Pride Petroleum Services, Inc.,
               9.38%, 5/1/07....................       1,504
                                                  ----------
Paper Products (0.1%):
     1,000   Buckeye Cellulose, 9.25%,
               9/15/08..........................       1,005
                                                  ----------
Printing & Publishing (0.1%):
     1,000   Garden State, 8.63%, 7/1/11........         875
     1,000   Phoenix Color, 10.38%, 2/1/09......         905
                                                  ----------
                                                       1,780
                                                  ----------
Publishing (0.1%):
     1,000   Hollinger International Publishing,
               9.25%, 2/1/06....................         968
                                                  ----------
Real Estate (1.1%):
     2,000   Avalon Properties, 7.38%,
               9/15/02..........................       1,975
     5,000   Security Capital Pacific Trust,
               6.95%, 10/15/02 (b)..............       4,820
     5,000   Spieker Properties, Inc., 6.65%,
               12/15/00.........................       4,976

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Real Estate, continued:
$    3,000   Wellsford Residential Property,
               7.25%, 8/15/00...................  $    2,998
                                                  ----------
                                                      14,769
                                                  ----------
Retailers (0.1%):
     1,000   Central Tractor Farm & Country,
               10.63%, 4/1/07...................         705
                                                  ----------
Steel (0.1%):
     1,000   Ns Group, Inc., 13.50%, 7/15/03....       1,025
                                                  ----------
Telecommunications (2.4%):
     1,000   Alaska Communications, 9.38%,
               5/15/09..........................         928
     1,000   Arch Communications, Inc., 13.75%,
               4/15/08..........................         810
       250   AT&T Corp., 8.63%, 12/31/01........         252
     4,000   Bell Telephone Co., 8.35%,
               12/15/30.........................       4,190
     1,000   Bellsouth Telecommunications,
               6.00%, 6/15/02...................         978
     1,000   Centennial Cellular, 10.75%,
               12/15/08.........................         976
     1,000   Charter Communications, 10.25%,
               1/15/10..........................         973
     1,000   Exodus Communications, 10.75%,
               12/15/09.........................         970
     1,000   Global Crossing, 9.13%, 11/15/06...         963
     1,000   Globenet Communications Group,
               Ltd., 13.00%, 7/15/07............       1,014
       400   GTE Corp., 7.90%, 2/1/27...........         380
     1,000   Level 3 Communications, 11.25%,
               3/15/10 (b)......................         990
       400   MCI Communications Corp., 8.25%,
               1/20/23..........................         395
     1,000   McLeodUSA, Inc., 9.25%, 7/15/07....         970
     1,000   Metromedia Fiber, 10.00%,
               12/15/09.........................         990
     5,000   New York Telephone, 5.63%,
               11/1/03..........................       4,749
       500   New York Telephone, 6.13%,
               1/15/10..........................         445
     1,000   Nextel Communications, 9.38%,
               11/15/09.........................         960
     1,000   Nextlink Communications, 10.50%,
               12/1/09..........................         985
     5,000   Pacific Bell, 6.88%, 8/15/06.......       4,868
     1,000   RCN Corp., 10.13%, 1/15/10.........         838
     1,000   Rogers Cantel, Inc., 8.80%,
               10/1/07..........................       1,000
     1,000   Rural Cellular, 9.63%, 5/15/08.....         975
       270   United Telephones of Florida,
               8.38%, 1/15/25...................         275
     1,000   Voicestream Wire, 10.38%,
               11/15/09.........................       1,040

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Telecommunications, continued:
$    1,000   Williams Communications, 10.88%,
               10/1/09..........................  $      983
                                                  ----------
                                                      32,897
                                                  ----------
Transportation & Shipping (0.5%):
     1,000   Newport News Shipbuilding, 8.63%,
               12/1/06..........................         990
     5,000   Union Pacific Co., 9.63%,
               12/15/02.........................       5,247
                                                  ----------
                                                       6,237
                                                  ----------
Utilities (1.3%):
     5,000   Baltimore Gas & Electric Co.,
               6.50%, 2/15/03...................       4,887
       300   Commonwealth Edison, 8.38%,
               9/15/22..........................         293
       500   Florida Power Corp., 8.00%,
               12/1/22..........................         488
       200   Minnesota Power and Light Co.,
               7.50%, 8/1/07....................         194
     2,290   National Rural Utilities
               Cooperative Financial Corp.,
               6.75%, 9/1/01....................       2,279
     5,000   Ohio Edison, 8.25%, 4/1/02.........       5,073
       250   Pacificorp, Series F, 7.24%,
               8/16/23..........................         226
     4,600   Penn Electric, 6.63%, 4/1/19.......       3,991
       250   Texas Utilities, 7.88%, 3/1/23.....         236
                                                  ----------
                                                      17,667
                                                  ----------
Yankee & Eurodollar (3.6%):
     1,120   African Development Bank, 9.30%,
               7/1/00...........................       1,120
     3,650   Bombardier Capital, 6.00%,
               1/15/02 (b)......................       3,565
       280   Canadian Pacific, Ltd., 9.45%,
               8/1/21...........................         316
     1,000   Deutsche Telephone Finance, 8.00%,
               6/15/10..........................       1,010
       619   Government Trust Certificate,
               Israel, 9.40%, 5/15/02...........         631
     9,500   Grand Metro Investment Corp.,
               7.45%, 4/15/35 (b)...............       9,528
     1,000   Kingdom of Belgium Put Euro, 9.20%,
               6/28/10..........................       1,135
     3,000   Mobil Oil Canada, 5.00%,
               12/21/04.........................       2,753
     4,250   Ras Laffan Gas, 7.63%,
               9/15/06 (b)......................       4,091
     5,000   Royal Caribbean Cruises, 8.25%,
               4/1/05...........................       4,799
     1,150   Royal Caribbean Cruises, 6.75%,
               3/15/08..........................         991
     5,000   Scotland International Finance,
               8.80%, 1/27/04 (b)...............       5,186
     7,125   Scotland International Finance,
               7.00%, 11/29/49 (b)..............       6,512

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Yankee & Eurodollar, continued:
$    8,055   Societe Generale Estate LLC, 7.64%,
               9/30/07 (b)......................  $    7,344
                                                  ----------
                                                      48,981
                                                  ----------
  Total Corporate Bonds                              472,291
                                                  ----------
U.S. GOVERNMENT AGENCY (2.0%):
Federal Home Loan Bank (0.3%):
     2,600   5.59%, 1/13/03.....................       2,520
     1,500   5.09%, 10/7/08.....................       1,308
                                                  ----------
                                                       3,828
                                                  ----------
Resolution Funding Corporation (1.6%):
    10,000   4/15/19............................       2,905
     5,000   10/15/19...........................       1,407
    65,000   10/15/19...........................      18,422
                                                  ----------
                                                      22,734
                                                  ----------
Student Loan Marketing Association (0.1%):
       700   7.20%, 6/17/02.....................         703
                                                  ----------
  Total U.S. Government Agency                        27,265
                                                  ----------
U.S. GOVERNMENT AGENCY MORTGAGES (29.4%):
Fannie Mae (8.6%):
    10,000   5.63%, 3/15/01.....................       9,920
        25   8.00%, 11/1/02, Pool #076220.......          25
     2,310   7.00%, 4/1/03......................       2,291
       329   6.90%, 12/25/03, Series 93-70,
               Class D..........................         326
       330   6.00%, 12/25/06, Series 93-212,
               Class PB.........................         325
       305   6.00%, 5/25/07, Series 93-209,
               Class G..........................         300
       725   7.50%, 9/25/07, Series 92-135,
               Class LC.........................         720
       490   6.50%, 5/25/08, Series 93-55, Class
               K................................         469
     2,000   6.50%, 9/25/08, Series 99-19, Class
               LA...............................       1,987
     3,000   6.50%, 9/25/08, Series 1993-175,
               Class PG.........................       2,853
       746   5.64%, 9/25/08, Series 93-175,
               Class FE.........................         713
       615   6.00%, 12/25/08, Series 93-231,
               Class M..........................         585
     1,000   7.15%, 10/17/09, Series 97-M1,
               Class B..........................         992
     2,500   6.00%, 4/18/12, Series 97-31, Class
               EB...............................       2,274
       300   6.50%, 3/25/13, Series 93-140,
               Class H..........................         291
     7,554   6.50%, 5/1/13, Pool #251700........       7,291
    13,461   6.00%, 1/1/14, Pool #440777........      12,752
     5,600   6.50%, 6/25/14, Series 98-59, Class
               VB...............................       5,212
       462   12.50%, 1/1/16, Pool #303306.......         518
     2,000   8.20%, 3/10/16.....................       2,192
        57   5.70%, 6/25/17, Series X-225C,
               Class PD.........................          56
     1,881   6.50%, 12/18/17, Series 98-17,
               Class TB.........................       1,869
       257   9.30%, 5/25/18, Series 88-13, Class
               13-C.............................         266
       232   5.50%, 2/25/19, Series 94-15, Class
               E................................         230

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
$      198   11.50%, 12/25/19, Series 89-98,
               Class 98-H.......................  $      219
       308   8.80%, 1/25/20, Series 90-1, Class
               D................................         315
       280   6.00%, 2/25/20, Series 94-36, Class
               G................................         275
       353   9.50%, 5/15/20, Series 38, Class
               38-D.............................         363
       249   8.75%, 9/25/20, Series 90-110,
               Class H..........................         256
       180   8.95%, 10/25/20, Series 90-117,
               Class E..........................         185
       311   6.00%, 10/25/20, Series 94-40,
               Class H..........................         305
       331   8.50%, 9/25/21, Series G-29, Class
               O................................         338
     1,158   8.00%, 10/25/21, Series 91-141,
               Class PZ.........................       1,163
     2,683   7.00%, 1/25/22, Series G92-15,
               Class Z..........................       2,553
     2,652   6.00%, 5/25/22, Series 1993-204,
               Class A..........................       2,564
     1,184   9.00%, 6/25/22, Series 92-79, Class
               Z................................       1,242
     1,500   7.50%, 6/25/22, Series 92-101,
               Class J..........................       1,469
       440   7.00%, 6/25/22, Series G92-30,
               Class Z..........................         429
     1,520   4.55%, 2/25/23, Series 98-35, Class
               SV*..............................       1,151
       181   7.50%, 3/25/23, Series 93-23, Class
               PZ...............................         172
     1,638   6.50%, 4/25/23, Series 93-160,
               Class AJ.........................       1,575
       516   7.00%, 5/25/23, Series 93-56, Class
               PZ...............................         477
     3,000   0.00%, 5/25/23, Series 93-146,
               Class D, PO......................       2,625
       225   10.25%, 6/25/23, Series 93-98,
               Class SE, IF*....................         238
       334   7.00%, 6/25/23, Series 93-89, Class
               Z................................         303
     2,000   0.00%, 6/25/23, Series 93-257,
               Class C..........................       1,209
       655   6.50%, 7/25/23, Series 96-59, Class
               K................................         595
     2,417   7.00%, 8/25/23, Series 1993-141,
               Class Z..........................       2,252
     2,000   6.50%, 8/25/23, Series 1994-28,
               Class K..........................       1,892
     2,030   6.50%, 11/25/23, Series 95-19,
               Class Z..........................       1,767
     3,292   7.00%, 7/18/24, Series 97-12, Class
               G................................       3,277
     4,066   7.50%, 9/1/25, Pool #324179........       4,026
       333   0.00%, 6/25/26, Series 99-27,
               Class PG, PO.....................         163
       265   7.50%, 10/1/26, Pool #365997.......         262
       229   7.50%, 2/1/27, Pool #250854........         226
       956   7.50%, 4/18/27, Series 97-27, Class
               J................................         939
       313   7.00%, 3/1/28, Pool #251569........         303
     7,202   6.50%, 4/1/28, Pool #420165........       6,799
     4,940   6.50%, 7/1/29, Pool #252570........       4,660
    10,136   6.50%, 7/1/29, Pool #517679........       9,565
     4,729   6.50%, 8/1/29, Pool #323866........       4,462
     1,538   7.50%, 2/20/30, Series 2000-8,
               Class Z..........................       1,470
                                                  ----------
                                                     116,541
                                                  ----------
Freddie Mac (16.8%):
    18,000   0.00%, 8/15/02.....................      15,601

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$       49   7.25%, 1/1/05, Pool #184093........  $       48
       100   6.75%, 12/15/05, Series 1507, Class
               LC...............................          97
       615   6.00%, 5/15/07, Series 1490, Class
               PJ...............................         611
     2,000   6.25%, 9/15/07, Series 1701, Class
               PG...............................       1,976
       100   8.75%, 4/1/08, Pool #160043........         103
     1,537   0.00%, 5/15/08, Series 89, Class
               L................................       1,209
       105   8.00%, 8/1/08, Pool #180531........         105
        63   8.25%, 9/1/08, Pool #186743........          64
     1,500   6.00%, 1/15/09, Series 1667, Class
               B................................       1,419
     2,278   7.00%, 6/1/09, Pool #E00313........       2,248
       124   8.00%, 8/1/09, Pool #256159........         124
     3,495   7.50%, 5/1/11, Pool #E00438........       3,496
     4,042   7.00%, 5/1/11, Pool #E00434........       3,979
     3,526   7.00%, 6/1/11, Pool #E64220........       3,470
        32   6.38%, 8/15/11, Series 1995, Class
               EM...............................          32
     1,000   7.00%, 2/15/13, Series 1942, Class
               VD...............................         952
     5,000   6.50%, 5/15/13, Series 2055, Class
               OE...............................       4,723
       115   6.50%, 8/15/13, Series 1556, Class
               H................................         107
    31,110   6.50%, 7/1/14, Pool #E00721........      30,036
       113   12.00%, 8/1/15, Pool #170269.......         124
    15,450   6.50%, 12/15/15, Series 2054, Class
               VB...............................      14,360
        41   7.50%, 11/1/16, Pool #280421.......          40
        17   7.50%, 2/1/17, Pool #285128........          17
     2,000   6.00%, 2/15/17, Series 2108, Class
               VB...............................       1,809
        17   7.50%, 3/1/17, Pool #290818........          17
         5   7.50%, 6/1/17, Pool #294569........           5
       345   5.50%, 1/15/19, Series 1590, Class
               FA...............................         339
     1,590   5.50%, 11/25/23, Series 24, Class
               G................................       1,559
       124   12.00%, 7/1/19, Pool #555238.......         135
       792   9.50%, 7/15/19, Series 11, Class
               D................................         822
       965   6.50%, 11/15/19, Series 1498, Class
               F................................         959
     1,150   6.00%, 12/15/19, Series 1666, Class
               E................................       1,136
       735   6.00%, 6/15/20, Series 1614, Class
               H................................         729
       399   9.20%, 10/15/20, Series 84, Class
               F................................         409
       225   8.13%, 11/15/20, Series 81, Class
               A................................         227
       345   9.10%, 1/15/21, Series 109, Class
               I................................         356
     5,000   7.00%, 1/17/21, Series 2190, Class
               PU...............................       4,824
       289   6.50%, 12/15/21, Series 1552, Class
               GB...............................         279
     2,000   7.50%, 3/15/22, Series 1459, Class
               L................................       1,949
       250   6.25%, 3/15/22, Series 1671, Class
               F................................         247
     3,936   8.00%, 6/15/22, Series 1316, Class
               Z................................       3,957
       216   8.66%, 8/15/22, Series 1541,
               Class KN, IF*....................         196
     1,000   7.50%, 8/15/22, Series 1721, Class
               G................................       1,000
        99   8.50%, 9/15/22, Series 198, Class
               Z................................         101
       255   7.00%, 10/15/22, Series 1547, Class
               PK...............................         251
     1,700   6.75%, 11/15/22, Series 1552, Class
               H................................       1,645
       733   6.50%, 11/15/22, Series 1552,
               Class HB 3.......................         698

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
$      782   6.50%, 2/15/23, Series 1522, Class
               N................................  $      733
     2,500   6.50%, 3/15/23, Series 2137, Class
               Tl...............................       2,412
       802   6.00%, 5/15/23, Series 1630, Class
               PJ...............................         733
    13,318   6.00%, 6/15/23, Series 1637, Class
               G................................      12,702
       638   7.00%, 7/15/23, Series 1542, Class
               Z................................         581
       500   6.50%, 9/15/23, Series 1633, Class
               B................................         482
       307   6.50%, 9/15/23, Series 1574, Class
               T................................         273
       875   6.50%, 9/15/23, Series 1577, Class
               Pv...............................         801
     1,500   7.00%, 9/25/23, Series 29, Class
               J................................       1,441
       680   6.50%, 11/15/23, Series 1617, Class
               D................................         628
     4,332   6.25%, 11/25/23, Series 24, Class
               J................................       4,029
     7,234   6.50%, 1/1/24, Gold Pool #C80091...       6,885
     1,976   10.00%, 2/15/24, Series 1671, Class
               QC...............................       2,197
       336   6.50%, 2/15/24, Series 1682, Class
               E................................         311
       535   7.50%, 6/1/24, Pool #C80161........         531
     8,597   7.00%, 9/1/24, Pool #G00271........       8,332
     2,722   7.50%, 10/1/24, Pool #C80245.......       2,701
     5,326   7.00%, 11/1/24, Pool #G00278.......       5,162
     1,336   6.50%, 11/15/23, Series 2093, Class
               G................................       1,209
     3,000   6.50%, 9/15/26, Series 2067, Class
               PD...............................       2,840
     3,600   6.25%, 10/15/26, Series 2082, Class
               PG...............................       3,329
     2,400   6.25%, 12/15/26, Series 2075, Class
               QG...............................       2,254
       206   7.50%, 2/1/27, Pool #00496.........         204
       157   7.50%, 2/1/27, Pool #78499.........         155
    10,000   6.50%, 7/15/27, Series 2137, Class
               TG...............................       9,471
     6,131   8.00%, 8/1/27, Gold Pool #G00747...       6,172
     2,516   7.00%, 8/1/27, Gold Pool #D81734...       2,436
     3,000   6.00%, 11/15/27, Series 2132, Class
               PD...............................       2,739
     8,000   6.00%, 12/15/27, Series 2123, Class
               PE...............................       7,345
     7,000   6.50%, 1/15/28, Series 2137, Class
               TM...............................       6,631
       289   7.00%, 2/1/28, Pool #086005........         279
       321   6.50%, 4/15/28, Series 2046, Class
               PN...............................         291
     2,000   7.00%, 10/15/28, Series 2089, Class
               PJ...............................         735
    10,000   6.00%, 11/15/28, Series 2091, Class
               PG...............................       8,656
     4,982   6.00%, 2/1/29, Pool #C21930........       4,566
     4,789   6.50%, 6/1/29, Gold Pool #C00785...       4,523
     4,916   7.00%, 8/1/29......................       4,752
                                                  ----------
                                                     228,111
                                                  ----------
Government National Mortgage Assoc. (3.7%):
        55   8.00%, 5/15/04, Pool #002597.......          55
       216   7.50%, 6/15/07, Pool #017109.......         215
        16   8.00%, 10/15/07, Pool #20471.......          16
        72   8.00%, 10/15/07, Pool #19860.......          72
        71   8.00%, 11/15/07, Pool #21064.......          71
        28   8.00%, 1/15/08, Pool #21259........          29
        68   8.00%, 5/15/08, Pool #23139........          68
        58   9.00%, 4/15/16, Pool #159851.......          61
        48   9.00%, 9/15/16, Pool #164740.......          49

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
$       25   9.00%, 11/15/16, Pool #193234......  $       26
       371   9.00%, 12/15/16, Pool #190923......         386
        32   9.00%, 12/15/16, Pool #151253......          33
        42   9.00%, 12/15/16, Pool #183237......          44
        82   9.00%, 12/15/16, Pool #190783......          85
       122   9.00%, 1/15/17, Pool #180482.......         126
         5   9.00%, 5/15/17, Pool #2003439......           5
     1,658   7.50%, 10/15/22, Pool #297656......       1,656
       202   7.00%, 1/15/23, Pool #339885.......         197
       357   7.00%, 2/15/24, Pool #376855.......         348
        53   7.00%, 4/15/24, Pool #389850.......          52
       106   7.00%, 4/15/24, Pool #380930.......         103
       640   7.00%, 4/15/24, Pool #359713.......         624
     1,270   9.00%, 11/15/24, Pool #780029......       1,319
     3,537   7.50%, 7/15/26, Pool #430999.......       3,520
       294   8.00%, 8/20/26, Pool #2270.........         297
       746   6.38%, 11/20/26, Series 98-14,
               Class PG.........................         687
       289   7.75%, 2/15/27, Pool #438633.......         290
       225   7.50%, 2/15/27, Pool #442422.......         223
       183   8.00%, 3/20/27, Pool #2397.........         184
     1,500   7.50%, 5/16/27, Series 97-8, Class
               PN...............................       1,450
     1,888   8.00%, 6/20/27, Pool #2445.........       1,900
     4,586   7.50%, 7/20/27, Pool #2457.........       4,534
       333   7.00%, 11/15/27, Pool #460982......         325
     8,669   6.50%, 2/15/28, Pool #460759.......       8,232
       303   8.00%, 4/20/28, Pool #002581.......         305
       277   8.00%, 6/20/28, Pool #002606.......         278
       856   8.00%, 7/20/28, Pool #2619.........         861
     1,717   8.00%, 8/20/28, Pool #2633.........       1,728
     9,474   6.00%, 11/15/28, Pool #486678......       8,734
     4,956   6.50%, 6/15/29, Pool #472969.......       4,706
     6,884   6.50%, 10/15/29, Pool #781118......       6,545
                                                  ----------
                                                      50,439
                                                  ----------
U.S. Government Agency (0.3%):
     1,915   Federal Housing Administration,
               7.43%, 8/1/20....................       1,853
     2,684   Federal Housing Administration,
               Greystone Series 96-2, 7.43%,
               11/1/22..........................       2,600
                                                  ----------
                                                       4,453
                                                  ----------
  Total U.S. Government Agency Mortgages             399,544
                                                  ----------
U.S. TREASURY OBLIGATIONS (18.7%):
U.S. Treasury Bonds (18.3%):
     6,050   11.88%, 11/15/03...................       7,048
    33,500   10.75%, 8/15/05....................      39,938
    46,815   12.75%, 11/15/10...................      59,996
     8,385   10.38%, 11/15/12...................      10,321

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
U.S. TREASURY OBLIGATIONS, CONTINUED:
U.S. Treasury Bonds, continued:
$      750   7.25%, 5/15/16.....................  $      825
     5,500   7.50%, 11/15/16....................       6,196
    10,925   8.88%, 8/15/17.....................      13,899
    15,125   9.13%, 5/15/18.....................      19,738
    14,000   9.00%, 11/15/18....................      18,152
     5,000   8.13%, 8/15/19.....................       6,033
     1,150   8.50%, 2/15/20.....................       1,440
     8,000   8.75%, 5/15/20.....................      10,250
    12,685   8.13%, 5/15/21.....................      15,448
    13,450   8.13%, 8/15/21.....................      16,405
     7,125   8.00%, 11/15/21....................       8,601
    13,600   7.13%, 2/15/23.....................      15,092
                                                  ----------
                                                     249,382
                                                  ----------
U.S. Treasury Inflation Protected Bonds (0.4%):
     1,069   3.63%, 7/15/02.....................       1,062
     2,809   3.38%, 1/15/07.....................       2,697
     1,058   3.63%, 4/15/28.....................       1,010
                                                  ----------
                                                       4,769
                                                  ----------
U.S. Treasury STRIPS (0.0%):
       308   5/15/13............................         139
       230   5/15/17............................          81
       810   5/15/18............................         269
                                                  ----------
                                                         489
                                                  ----------
  Total U.S. Treasury Obligations                    254,640
                                                  ----------
INVESTMENT COMPANIES (1.4%):
    19,260   One Group Prime Money Market Fund,
               Class I..........................      19,260
                                                  ----------
  Total Investment Companies                          19,260
                                                  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING (18.2%):
Master Notes (2.7%):
$   12,047   Bear Stearns Mortgage Capital,
               7.40%, 7/3/00*...................      12,047
     3,614   Danaher, 7.31%, 7/3/00*............       3,614
     6,987   General Mills, 6.83%, 7/3/00*......       6,987
    10,842   Lehman Brothers, 7.44%, 7/3/00*....      10,842
     2,530   NationsBanc Capital Markets, 7.33%,
               7/3/00*..........................       2,530
                                                  ----------
                                                      36,020
                                                  ----------
Put Bonds (8.5%):
     6,023   Associates Corp., 7.00%,
               9/17/01*.........................       6,091
     8,433   Bank of America, 6.32%, 7/5/01*....       8,530
     4,819   Caterpillar Finance, 7.05%,
               5/1/01*..........................       4,819
     6,023   Chase Manhattan, 7.02%, 5/4/01*....       6,023
     6,023   Chase Manhattan, 7.11%, 5/6/02*....       6,023

Continued

One Group Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
Put Bonds, continued:
$    6,023   Ford Motor Credit, 6.99%,
               11/27/00*........................  $    6,086
     6,023   GMAC, 7.08%, 4/30/01*..............       6,023
     6,023   GMAC, 7.07%, 5/30/01*..............       6,023
     6,023   Goldman Sachs, 7.05%, 11/19/01*
               (b)..............................       6,023
     9,035   Jackson National, 7.50%,
               4/15/01*.........................       9,035
     6,023   JP Morgan & Co., 7.01%, 5/4/01*....       6,023
     6,023   Lehman Brothers, 6.80%, 6/1/01*....       6,046
     2,409   Liberty Lighthouse, 7.08%,
               4/12/02*.........................       2,408
     6,023   Merrill Lynch, 7.16%, 5/6/02*......       6,023
     6,023   Salomon Smith Barney, 6.84%,
               4/12/01*.........................       6,023
     4,819   Sigma Financial, 7.31%, 2/2/01*....       4,819
     6,023   Sigma Financial, 6.91%, 5/15/01*...       6,023
     8,433   SPARCC, 6.65%, 9/25/00*............       8,433
     6,023   US Bancorp, 6.78%, 5/8/02*.........       6,023
                                                  ----------
                                                     116,497
                                                  ----------
Repurchase Agreements (7.0%):
    16,865   Goldman Sachs, 7.21%, 7/3/00,
               (Collateralized by $18,944
               various Corporate Bonds,
               5.20% - 9.45%, 3/19/01 - 6/1/37,
               market value $18,344)............      16,865
    30,117   Goldman Sachs, 7.15%, 7/3/00,
               (Collateralized by $31,870
               various Commercial Paper, 0.00%,
               7/3/00 - 8/14/00, market value
               $31,728).........................      30,117

  SHARES
    OR
PRINCIPAL                                           MARKET
  AMOUNT            SECURITY DESCRIPTION            VALUE
----------   -----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
Repurchase Agreements, continued:
$    5,462   Lehman Brothers, 7.18%, 7/3/00,
               (Collateralized by $5,736 Galaxy
               Funding Commercial Paper, 0.00%,
               10/10/00, market value $5,627)...  $    5,462
    18,070   Paine Webber, 7.27%, 7/3/00,
               (Collateralized by $19,242
               various Corporate Bonds,
               6.50% - 9.63%, 6/1/01 - 6/15/25,
               market value $18,974)............      18,070
    24,093   Salomon Smith Barney, 7.17%,
               7/3/00, (Collateralized by
               $25,396 various Commercial Paper,
               0.00%,
               7/6/00 - 10/3/00, market value
               $25,298).........................      24,093
                                                  ----------
                                                      94,607
                                                  ----------
  Total Short-Term Securities Held as Collateral
    for Securities Lending                           247,124
                                                  ----------
Total (Cost $1,623,624) (a)                       $1,597,806
                                                  ==========

------------

Percentages indicated are based on net assets of $1,358,969.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $6. Cost for federal income tax purposes differs from value by net unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $ 16,761
                   Unrealized depreciation......................   (42,585)
                                                                  --------
                   Net unrealized appreciation (depreciation)...  $(25,824)
                                                                  ========

(b) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities amounted to $101,256 or 7.45% of net assets.

(c) Safety Kleen, which filed for protection under Chapter 11 of the Federal Bankruptcy Code, has $0 accrued interest and amortized cost of $733.

 * The interest rate for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 2000.

See notes to financial statements.

One Group Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
 U.S. GOVERNMENT AGENCY MORTGAGES (70.8%):
Fannie Mae (20.4%):
 $    53    7.00%, 9/1/02, Pool #250355..........  $     52
   2,310    7.00%, 4/1/03, Pool #303876..........     2,291
      80    7.50%, 5/1/03, Pool #347175..........        80
     671    7.50%, 7/1/03, Pool #250656..........       672
      21    6.50%, 4/1/04, Pool #85019...........        20
     100    8.00%, 5/25/05, Series 92-146, Class
              D..................................       101
   4,859    7.00%, 7/17/05, Series 97-26, Class
              GD.................................     4,814
     148    6.25%, 2/25/07, Series 93-129, Class
              E..................................       147
   2,000    7.35%, 6/25/07, Series 93-11, Class
              N..................................     1,996
   1,083    7.00%, 9/1/07, Pool #185265..........     1,071
   1,678    7.00%, 4/1/08, Pool #211750..........     1,657
   6,000    8.30%, 10/25/08, Series 93-197, Class
              SC, IF*............................     5,978
   1,000    6.25%, 1/25/09, Series 94-12, Class
              C..................................       957
   6,878    8.63%, 2/25/09, Series 94-13, Class
              SM, IF*............................     6,274
   8,000    6.00%, 6/25/09, Series 94-86, Class
              PJ.................................     7,419
   1,868    7.00%, 7/1/10, Pool #250326..........     1,840
   1,314    6.50%, 12/1/10, Pool #332301.........     1,276
   8,063    6.00%, 3/1/11, Pool #340683..........     7,682
   9,394    6.00%, 1/17/13, Series 98-37, Class
              VB.................................     8,553
  10,000    6.50%, 6/25/13, Series 94-1, Class
              K..................................     9,772
   3,596    6.35%, 8/25/13, Series 93-225B,
              Class VG...........................     3,470
   1,936    7.50%, 6/1/14, Pool #250081..........     1,933
   4,000    6.50%, 6/25/14, Series 98-59, Class
              VB.................................     3,723
   1,648    7.50%, 7/1/14, Pool #250082..........     1,645
      53    10.00%, 10/1/16, Pool #70110.........        56
   3,170    10.00%, 9/1/17, Pool #303969.........     3,373
   3,314    9.50%, 6/25/18, Series 88-16,
              Class B (b)........................     3,478
     209    10.00%, 10/1/19, Pool #231675........       222
   3,794    7.00%, 5/25/20, Series 90-57.........     3,703
     102    10.00%, 7/1/20, Pool #050318.........       109
   5,584    6.50%, 5/25/21, Series 92-205, Class
              K..................................     5,327
   5,000    7.00%, 9/25/21, Series G92-64, Class
              K..................................     4,916
     191    10.00%, 11/1/21, Pool #208372........       204
     145    10.00%, 11/1/21, Pool #208374........       154
   5,150    6.55%, 12/25/21, Series 93-137,
              Class PH...........................     5,011
   1,000    7.25%, 5/25/22, Series G93-9, Class
              K..................................       976
     648    7.50%, 7/25/22, Series G92-35........       642
  10,785    6.50%, 2/17/23, Series G94-12, Class
              C..................................    10,305
   5,000    6.50%, 5/25/23, Series 94-110, Class
              H..................................     4,743
   7,400    7.00%, 9/25/23, Series 93-155, Class
              PJ.................................     7,127
   9,094    6.35%, 12/25/23, Series 94-43, Class
              PJ.................................     8,446
   5,042    7.00%, 1/25/24, Series 94-62, Class
              PJ.................................     4,910
   5,110    7.00%, 2/1/24, Pool #190257..........     4,964
  10,556    6.00%, 3/15/24, Series 94-51, Class
              PV.................................     9,310
     982    9.00%, 12/1/24, Pool #353898.........     1,017
   2,524    7.00%, 8/1/25, Pool #315500..........     2,442
  16,486    6.50%, 3/1/28, Pool #251613..........    15,561

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Fannie Mae, continued:
 $ 2,038    7.50%, 2/20/30, Series 2000-8, Class
              Z..................................  $  1,948
   5,919    7.50%, 3/1/30, Pool #524949..........     5,835
   8,977    7.50%, 4/1/30, Pool #530816..........     8,857
   7,985    7.50%, 4/1/30, Pool #536916..........     7,872
                                                   --------
                                                    194,931
                                                   --------
Freddie Mac (33.7%):
   1,571    7.50%, 11/15/01, Series 1318, Class
              JB.................................     1,576
      32    6.70%, 5/15/05, Series 1233, Class
              F..................................        31
     247    9.00%, 11/1/05, Pool #B00203.........       253
     182    9.00%, 5/1/06, Pool #B00282..........       185
   1,000    7.00%, 10/15/06, Series 1150, Class
              I..................................       984
      13    7.25%, 5/1/07, Pool #185801..........        13
   3,425    7.00%, 9/15/07, Series 1457, Class
              PJ.................................     3,388
   4,850    6.50%, 4/15/08, Series 1489, Class
              I..................................     4,626
   2,543    7.50%, 4/1/09, Gold Pool #E00315.....     2,547
     290    9.00%, 8/1/09, Pool #279063..........       296
  16,500    6.50%, 9/15/09, Series 1838, Class
              G..................................    16,051
     506    9.00%, 12/1/09, Pool #256360.........       516
   1,613    8.50%, 1/1/10, Gold Pool #G10305.....     1,651
   3,895    6.00%, 4/1/14, Pool #E76438..........     3,695
  15,349    6.00%, 4/1/14, Pool #E76504..........    14,563
  35,905    6.50%, 6/1/14, Pool #E00678..........    34,666
       2    9.50%, 4/1/16, Pool #170161..........         2
   1,000    6.00%, 2/15/17, Series 2108, Class
              VB.................................       905
     102    9.00%, 10/1/17, Gold Pool #A00756....       106
     101    9.00%, 4/1/18, Gold Pool #A01143.....       104
      26    9.00%, 10/1/20, Gold Pool #A01134....        27
      28    9.00%, 1/1/21, Gold Pool #A00948.....        30
     500    7.25%, 2/15/21, Series 1464..........       499
   4,630    6.00%, 3/15/21, Series 2081..........     4,524
       9    9.00%, 4/1/21, Gold Pool #D04193.....         9
      40    9.00%, 6/1/21, Gold Pool #A01017.....        41
      43    9.00%, 7/1/21, Gold Pool #A01093.....        45
      25    9.00%, 9/1/21, Gold Pool #D32271.....        25
      44    9.00%, 11/1/21, Gold Pool #D11866....        46
      35    9.00%, 11/1/21, Gold Pool #D11191....        36
      24    9.00%, 11/1/21, Gold Pool #C00078....        25
   5,500    6.50%, 1/15/22, Series 2149, Class
              TR.................................     5,328
     129    9.00%, 5/1/22, Gold Pool #D19203.....       133
     900    7.00%, 8/25/22, Series 13, Class
              PL.................................       883
  10,000    5.50%, 9/15/22, Series 1367, Class
              K..................................     8,488
   6,200    6.50%, 11/15/22, Series 1552, Class
              HB.................................     5,904
   2,380    7.00%, 4/15/23, Pool #348645.........     2,325
   4,554    10.00%, 10/15/23, Series 1591, Class
              E..................................     5,081
   8,837    6.00%, 10/15/23, Series 1785, Class
              A..................................     7,646
  17,851    5.00%, 11/15/23, Series 1686, Class
              PG.................................    17,381
   7,053    6.50%, 1/1/24, Gold Pool #C80091.....     6,713
   3,000    6.50%, 3/15/24, Series 1694, Class
              PK.................................     2,805
   1,717    8.50%, 5/1/24, Gold Pool #G00229.....     1,760
   1,440    8.50%, 7/1/24, Gold Pool #C00354.....     1,474
   1,245    7.50%, 9/1/24, Gold Pool #D56307.....     1,236

Continued

One Group Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Freddie Mac, continued:
 $ 5,000    6.80%, 10/15/24, Series 2236, Class
              FP.................................  $  4,991
   2,218    8.00%, 11/1/24, Gold Pool #C00376....     2,237
   1,528    7.50%, 8/1/25, Gold Pool #C00414.....     1,514
   2,592    7.00%, 8/1/25, Gold Pool #C00418.....     2,510
   2,053    8.00%, 9/1/25, Gold Pool #D63705.....     2,069
   2,121    7.00%, 9/1/25, Gold Pool #D63303.....     2,053
   7,678    7.00%, 4/1/26, Gold Pool #D69811.....     7,434
   3,384    6.50%, 6/1/26, Pool #250575..........     3,201
  11,800    6.50%, 10/17/26, Series 1985, Class
              PL.................................    10,919
  10,500    6.00%, 2/15/27, Series 2091, Class
              PF.................................     9,608
  14,000    6.25%, 4/15/27, Series 2018, Class
              PE.................................    12,754
   5,000    6.50%, 1/15/28, Series 2137, Class
              TM.................................     4,737
   5,000    7.00%, 2/15/28, Series 2031, Class
              PG.................................     4,685
   9,000    6.95%, 3/15/28, Series 2035, Class
              PC.................................     8,512
  10,000    6.50%, 6/15/28, Series 2064, Class
              PD.................................     9,166
   2,948    8.50%, 7/1/28, Gold Pool #G00981.....     3,015
  14,000    6.50%, 10/25/28, Series 98-64,
              Class TM...........................    12,802
   4,545    6.50%, 2/1/29, Pool #C22459..........     4,295
   2,266    6.50%, 4/1/29, Gold Pool #C24553.....     2,140
  27,333    6.50%, 4/1/29, Pool #C00742..........    25,817
   9,942    6.50%, 6/1/29, Gold Pool #C00785.....     9,391
     906    6.50%, 7/1/29, Gold Pool #C29124.....       856
  18,970    6.50%, 8/1/29, Gold Pool #C00843.....    17,917
                                                   --------
                                                    321,245
                                                   --------
Government National Mortgage Assoc. (16.7%):
       4    8.50%, 6/15/01, Pool #166491.........         4
       1    8.50%, 7/15/01, Pool #161997.........         1
      12    9.50%, 9/15/01, Pool #180786.........        12
       1    9.00%, 9/15/01, Pool #174330.........         1
       8    9.00%, 9/15/01, Pool #166928.........         8
       9    8.50%, 11/15/01, Pool #179383........         9
       8    9.00%, 12/15/01, Pool #187723........         8
      10    8.50%, 12/15/01, Pool #199837........        10
      13    8.00%, 3/15/02, Pool #205933.........        13
       2    9.00%, 7/15/02, Pool #227176.........         2
      57    9.00%, 5/15/03, Pool #154134.........        59
      59    9.00%, 6/15/05, Pool #283904.........        61
      30    9.00%, 8/15/05, Pool #291836.........        31
      22    9.00%, 9/15/05, Pool #292898.........        23
       7    9.00%, 9/15/05, Pool #295227.........         7
      28    8.00%, 7/15/06, Pool #11337..........        28
      17    7.50%, 7/15/07, Pool #17316..........        17
      40    8.00%, 8/15/07, Pool #18677..........        41
      26    8.00%, 8/15/07, Pool #18539..........        26
      73    7.50%, 12/15/07, Pool #338189........        74
     643    6.50%, 7/15/08, Pool #349693.........       632
      40    9.00%, 11/15/08, Pool #27932.........        41
      82    6.50%, 3/15/09, Pool #367398.........        81
      54    9.00%, 4/15/09, Pool #30352..........        56
      10    9.00%, 5/15/09, Pool #32214..........        11

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $ 1,711    6.50%, 5/15/09, Pool #366779.........  $  1,677
       2    9.50%, 7/15/09, Pool #34487..........         2
      93    9.50%, 9/15/09, Pool #34878..........        97
      18    9.50%, 10/15/09, Pool #36804.........        19
      13    11.00%, 11/15/09, Pool #37615........        15
      12    11.00%, 6/15/15, Pool #130125........        13
      28    9.00%, 5/15/16, Pool #149877.........        29
      28    9.00%, 6/15/16, Pool #166130.........        30
       4    9.00%, 6/15/16, Pool #157147.........         5
       9    9.50%, 7/15/16, Pool #166772.........        10
      39    9.00%, 7/15/16, Pool #144968.........        41
      87    9.00%, 7/15/16, Pool #151273.........        91
      48    9.00%, 7/15/16, Pool #158921.........        50
      38    9.00%, 7/15/16, Pool #167475.........        40
      70    9.50%, 8/15/16, Pool #177531.........        74
      71    9.00%, 9/15/16, Pool #179044.........        74
     163    9.00%, 9/15/16, Pool #169908.........       169
      40    9.00%, 10/15/16, Pool #173089........        41
      49    9.00%, 11/15/16, Pool #183868........        50
      72    9.00%, 11/15/16, Pool #156478........        75
       7    9.50%, 1/15/17, Pool #185619.........         7
      97    9.00%, 2/15/17, Pool #195058.........       101
       8    9.00%, 2/15/17, Pool #201757.........         8
     156    9.00%, 6/15/17, Pool #219079.........       162
     205    9.50%, 8/15/17, Pool #201217.........       214
      31    9.50%, 8/15/17, Pool #218841.........        32
      21    9.50%, 8/15/17, Pool #224015.........        22
       4    9.00%, 8/15/17, Pool #225825.........         4
      72    9.00%, 6/15/18, Pool #238161.........        74
      32    9.50%, 8/15/18, Pool #248390.........        33
       1    9.00%, 10/15/18, Pool #253188........         1
      27    9.50%, 12/15/18, Pool #263400........        29
      79    10.00%, 4/15/19, Pool #257047........        84
      26    10.00%, 5/15/19, Pool #269607........        27
       2    9.00%, 10/15/19, Pool #267676........         2
      18    9.00%, 11/15/19, Pool #162768........        19
     118    9.50%, 12/15/19, Pool #281696........       123
      35    9.00%, 1/15/20, Pool #283138.........        37
      16    9.00%, 2/15/20, Pool #276157.........        17
      24    9.50%, 9/15/20, Pool #292918.........        25
      37    9.50%, 12/15/20, Pool #291865........        38
   5,545    9.00%, 8/15/21, Pool #306081.........     5,754
   1,691    9.00%, 12/15/21, Pool #780284........     1,757
      19    7.50%, 2/15/22, Pool #324025.........        19
     205    8.00%, 7/15/22, Pool #321560.........       208
     393    7.50%, 8/15/22, Pool #337141.........       393
      19    7.00%, 10/15/22, Pool #337175........        19
     113    7.00%, 11/15/22, Pool #323008........       110
      20    7.00%, 12/15/22, Pool #339969........        19
     252    7.00%, 1/15/23, Pool #342248.........       246
     323    7.00%, 1/15/23, Pool #332022.........       316
     191    7.00%, 1/15/23, Pool #346214.........       186

Continued

One Group Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $    25    7.00%, 1/15/23, Pool #321675.........  $     25
     227    7.00%, 1/15/23, Pool #341536.........       221
      31    7.00%, 3/15/23, Pool #350110.........        30
      39    7.00%, 5/15/23, Pool #338005.........        38
     479    7.00%, 5/15/23, Pool #221604.........       468
     544    7.00%, 5/15/23, Pool #346572.........       531
     503    7.00%, 5/15/23, Pool #351041.........       491
     510    7.00%, 5/15/23, Pool #342348.........       498
     208    6.50%, 5/15/23, Pool #343208.........       199
   2,635    7.50%, 6/15/23, Pool #358801.........     2,630
   3,727    7.50%, 6/15/23, Pool #359588.........     3,719
     286    6.50%, 6/15/23, Pool #348677.........       273
      43    6.50%, 6/15/23, Pool #358250.........        41
      72    6.50%, 6/15/23, Pool #346624.........        69
      45    6.50%, 6/15/23, Pool #349788.........        43
     228    7.00%, 7/15/23, Pool #358382.........       223
     101    7.00%, 7/15/23, Pool #357782.........        98
     155    7.00%, 7/15/23, Pool #325977.........       152
     536    7.00%, 7/15/23, Pool #362982.........       523
     277    7.00%, 7/15/23, Pool #360889.........       271
     352    7.00%, 7/15/23, Pool #360697.........       344
      15    7.00%, 7/15/23, Pool #350709.........        15
     228    7.00%, 7/15/23, Pool #353569.........       223
     583    7.00%, 7/15/23, Pool #346673.........       570
      21    7.00%, 7/15/23, Pool #354538.........        20
     256    6.50%, 7/15/23, Pool #322200.........       245
      89    6.50%, 8/15/23, Pool #359027.........        85
     302    6.50%, 8/15/23, Pool #353137.........       289
     420    6.50%, 8/15/23, Pool #356717.........       401
     229    6.50%, 8/15/23, Pool #344505.........       219
     196    6.50%, 8/15/23, Pool #360738.........       187
     116    6.50%, 8/15/23, Pool #360713.........       111
      37    6.50%, 9/15/23, Pool #339041.........        36
     541    6.50%, 9/15/23, Pool #345375.........       517
   2,157    8.00%, 10/15/23, Pool #354681........     2,190
     160    6.50%, 10/15/23, Pool #345391........       153
     331    6.00%, 10/15/23, Pool #364717........       308
     269    6.00%, 10/15/23, Pool #345389........       250
      32    6.00%, 10/15/23, Pool #370006........        30
     443    6.50%, 11/15/23, Pool #369356........       423
      14    6.50%, 11/15/23, Pool #370927........        13
     426    6.50%, 12/15/23, Pool #369830........       407
      24    6.50%, 12/15/23, Pool #370289........        23
     118    6.50%, 12/15/23, Pool #349944........       113
      66    6.50%, 12/15/23, Pool #365740........        63
     755    6.50%, 12/15/23, Pool #349265........       721
     386    6.50%, 1/15/24, Pool #379127.........       368
     295    6.50%, 2/15/24, Pool #389200.........       282
     284    6.50%, 2/15/24, Pool #371999.........       271
  15,307    6.50%, 2/15/24, Pool #354747.........    14,615
     234    6.50%, 2/15/24, Pool #370338.........       223
     125    6.50%, 2/15/24, Pool #380818.........       119

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $ 1,048    6.50%, 2/15/24, Pool #362341.........  $  1,001
     933    7.00%, 2/16/24, Series 96-21, Class
              D..................................       898
     376    7.00%, 3/15/24, Pool #391552.........       367
   1,008    7.00%, 3/15/24, Pool #379328.........       984
     652    7.00%, 4/15/24, Pool #355128.........       636
   1,387    7.00%, 4/15/24, Pool #379001.........     1,354
      42    7.50%, 6/15/24, Pool #389827.........        42
     232    7.50%, 6/15/24, Pool #388747.........       231
     140    8.00%, 9/15/24, Pool #393908.........       142
   1,454    8.00%, 9/15/24, Pool #403212.........     1,476
     470    8.50%, 10/15/24, Pool #407073........       483
   3,629    9.00%, 11/15/24, Pool #780029........     3,770
      89    8.00%, 6/15/25, Pool #385370.........        90
      90    7.50%, 6/15/25, Pool #401860.........        89
     885    8.00%, 7/15/25, Pool #377557.........       898
     854    7.25%, 12/15/25, Pool #411361........       840
      73    7.50%, 3/15/26, Pool #381163.........        72
   2,648    7.50%, 3/15/26, Pool #422308.........     2,634
   4,350    8.00%, 7/15/26, Pool #412644.........     4,410
      93    8.00%, 8/15/26, Pool #436445.........        94
   2,275    8.00%, 11/20/26, Pool #G22324........     2,292
   4,898    8.00%, 12/20/26, Pool #2344..........     4,934
   1,275    7.50%, 3/15/27, Pool #432398.........     1,268
  14,500    6.50%, 6/20/27, Series 97-19, Class
              PJ.................................    13,515
   3,592    6.00%, 7/20/27, Pool #80094..........     3,606
  15,000    6.25%, 8/20/27, Series 98-1, Class
              PD.................................    13,565
   7,943    8.00%, 11/20/27, Pool #2512..........     7,995
   5,228    7.50%, 1/15/28, Pool #461625.........     5,198
   9,324    7.50%, 2/15/28, Pool #462562.........     9,271
      74    7.00%, 6/15/28, Pool #472679.........        72
  10,549    7.50%, 7/15/28, Pool #780828.........    10,494
  10,800    7.50%, 9/16/28, Series 99-33B, Class
              PQ.................................    10,718
   5,000    6.50%, 9/20/28, Series 98-22,
              Class PD...........................     4,522
   4,500    6.00%, 5/20/29, Series 99-17, Class
              L..................................     3,749
                                                   --------
                                                    160,031
                                                   --------
  Total U.S. Government Agency Mortgages            676,207
                                                   --------
U.S. GOVERNMENT AGENCY SECURITIES (11.4%):
Fannie Mae (4.0%):
  15,000    7.16%, 5/11/05.......................    15,084
  15,000    5.00%, 2/2/06........................    14,213
  10,211    6.38%, 6/15/09.......................     9,693
                                                   --------
                                                     38,990
                                                   --------
Federal Agricultural Mortgage Corp. (0.1%):
     500    7.56%, 5/28/02.......................       506
                                                   --------
Federal Home Loan Bank (0.1%):
     500    7.50%, 8/10/04.......................       508
                                                   --------
Financial Corporation STRIPS (0.2%):
     180    10/5/05..............................       126
     334    12/27/05.............................       230

Continued

One Group Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. GOVERNMENT AGENCY SECURITIES, CONTINUED:
Financial Corporation STRIPS, continued:
 $   500    10/6/06..............................  $    327
   1,000    11/11/06.............................       651
     500    12/27/06.............................       322
                                                   --------
                                                      1,656
                                                   --------
Freddie Mac (0.5%):
   4,500    7.00%, 11/18/02......................     4,520
     250    7.93%, 1/20/05.......................       258
                                                   --------
                                                      4,778
                                                   --------
Resolution Funding Corp. (3.9%):
  53,000    Principal STRIPS, 7/15/20............    14,311
  50,000    Principal STRIPS, 7/15/20............    13,449
  25,000    Principal STRIPS, 10/15/20...........     6,645
  15,000    Principal STRIPS, 4/15/28............     2,527
   5,000    Principal STRIPS, 4/15/30............       754
                                                   --------
                                                     37,686
                                                   --------
Tennessee Valley Authority (2.6%):
  25,000    6.24%, 7/15/45, Putable on
              7/15/01 @ 100......................    24,831
                                                   --------
  Total U.S. Government Agency Securities           108,955
                                                   --------
U.S. TREASURY OBLIGATIONS (15.4%):
U.S. Treasury Bonds (3.7%):
   1,000    9.38%, 2/15/06.......................     1,144
   1,500    10.38%, 11/15/09.....................     1,719
  25,000    8.13%, 8/15/19.......................    30,164
   2,500    7.13%, 2/15/23.......................     2,774
                                                   --------
                                                     35,801
                                                   --------
U.S. Treasury Inflation Protected Bonds (3.2%):
  31,790    3.63%, 1/15/08.......................    30,837
                                                   --------
U.S. Treasury Notes (5.7%):
   4,500    6.13%, 7/31/00.......................     4,503
   2,775    8.75%, 8/15/00.......................     2,786

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. TREASURY OBLIGATIONS, CONTINUED:
U.S. Treasury Notes, continued:
 $32,800    6.25%, 4/30/01.......................  $ 32,748
   1,000    7.88%, 8/15/01.......................     1,015
   5,425    6.38%, 8/15/02.......................     5,418
     150    6.25%, 2/15/03.......................       150
   2,150    5.75%, 8/15/03.......................     2,114
   5,500    6.50%, 8/15/05.......................     5,560
                                                   --------
                                                     54,294
                                                   --------
U.S. Treasury STRIPS (2.8%):
   5,000    8/15/02..............................     4,373
  30,000    11/15/09.............................    16,598
  20,000    5/15/20..............................     5,889
                                                   --------
                                                     26,860
                                                   --------
  Total U.S. Treasury Obligations                   147,792
                                                   --------
INVESTMENT COMPANIES (2.2%):
  21,500    One Group Government Money Market
              Fund, Class I......................    21,500
                                                   --------
  Total Investment Companies                         21,500
                                                   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING (0.6%):
Repurchase Agreements (0.6%):
 $ 6,151    Bear Stearns, 6.83%, 7/3/00,
              (Collateralized by $27,971 various
              U.S. Government securities,
              5.73% - 8.00%, 1/15/02 - 2/15/28,
              market value $6,686)...............     6,151
                                                   --------
  Total Short-Term Securities Held as Collateral
  for
    Securities Lending
                                                      6,151
                                                   --------
Total (Cost $978,502) (a)                          $960,605
                                                   ========

------------

Percentages indicated are based on net assets of $956,897.

(a) Represents cost for federal income tax and financial reporting purposes and differs from market value by unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $  8,895
                   Unrealized depreciation......................   (26,792)
                                                                  --------
                   Net unrealized appreciation (depreciation)...  $(17,897)
                                                                  ========

(b) Serves as collateral for Futures Contracts.

 * The interest rate for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portolio Investments is the rate in effect at June 30, 2000.

See notes to financial statements.

One Group Mutual Funds
Treasury & Agency Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
 U.S. GOVERNMENT AGENCY (34.2%):
Federal Farm Credit Bank (12.2%):
 $ 3,000    5.90%, 10/21/05......................  $  2,842
   7,000    7.16%, 5/15/06.......................     7,018
   3,100    7.60%, 7/24/06.......................     3,173
   3,000    5.38%, 2/11/08.......................     2,773
   2,000    5.87%, 9/2/08........................     1,844
   2,000    5.93%, 7/6/10........................     1,834
                                                   --------
                                                     19,484
                                                   --------
Federal Home Loan Bank (10.2%):
   6,840    5.79%, 12/1/03.......................     6,573
   4,000    8.22%, 11/17/04......................     4,176
   1,000    5.94%, 12/1/05.......................       944
   5,000    5.89%, 7/7/08........................     4,619
                                                   --------
                                                     16,312
                                                   --------
FICO Strips (5.7%):
   2,425    0.00%, 8/8/01........................     2,254
   3,675    0.00%, 6/27/02.......................     3,224
   4,051    0.00%, 8/8/02........................     3,529
                                                   --------
                                                      9,007
                                                   --------
Tennessee Valley Authority (6.1%):
  10,000    6.13%, 7/15/03.......................     9,683
                                                   --------
  Total U.S. Government Agency                       54,486
                                                   --------
U.S. TREASURY OBLIGATIONS (61.3%):
U.S. Treasury Bonds (49.7%):
  18,500    11.63%, 11/15/02.....................    20,575
  19,000    11.88%, 11/15/03.....................    22,135
  28,500    12.75%, 11/15/10.....................    36,525
                                                   --------
                                                     79,235
                                                   --------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
U.S. TREASURY OBLIGATIONS, CONTINUED:
U.S. Treasury Inflation Protected Bonds (2.6%):
 $ 4,322    3.38%, 1/15/07.......................  $  4,149
                                                   --------
U.S. Treasury Notes (9.0%):
   4,000    4.88%, 3/31/01.......................     3,953
  10,500    6.25%, 2/28/02.......................    10,463
                                                   --------
                                                     14,416
                                                   --------
  Total U.S. Treasury Obligations                    97,800
                                                   --------
INVESTMENT COMPANIES (2.6%):
   4,163    One Group Treasury Only Money Market
              Fund, Class I......................     4,163
                                                   --------
  Total Investment Companies                          4,163
                                                   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING (6.8%):
Repurchase Agreements (6.8%):
 $10,796    Bear Stearns, 6.83%, 7/3/00,
              (Collateralized by $49,092 various
              U.S. Government securities,
              5.73% - 8.00%, 1/15/02 - 2/15/28,
              market value $11,734)..............    10,796
                                                   --------
  Total Short-Term Securities Held as Collateral
    for Securities Lending                           10,796
                                                   --------
Total (Cost $172,363) (a)                          $167,245
                                                   ========

------------

Percentages indicated are based on net assets of $159,414.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $438. Cost for federal income tax purposes differs from value by net unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $   313
                   Unrealized depreciation......................   (5,869)
                                                                  -------
                   Net unrealized appreciation (depreciation)...  $(5,556)
                                                                  =======

See notes to financial statements.

One Group Mutual Funds
High Yield Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
 COMMERCIAL PAPER (3.4%):
Financial Services (3.0%):
 $3,000     Ford Motor Credit Corp., 0.00%,
              7/3/00.............................  $  2,999
  1,000     Riverwood, 6.53%, 7/3/00.............     1,000
  1,000     Riverwood, 6.53%, 7/5/00.............     1,000
  1,000     Sheffield Receivable Corp., 0.00%,
              7/3/00.............................     1,000
  1,000     Southern Company, 0.00%, 7/5/00......     1,000
                                                   --------
                                                      6,999
                                                   --------
Packaging (0.4%):
  1,000     Grand Funding Dp, 6.58%, 7/5/00......     1,000
                                                   --------
  Total Commercial Paper                              7,999
                                                   --------
COMMON STOCKS (0.4%):
Oil & Gas (0.3%):
      9     Grant Prideco, Inc...................       213
      9     Weatherford International............       340
                                                   --------
                                                        553
                                                   --------
Telecommunications/Mobile, Cellular (0.1%):
      1     AT&T Canada, Inc.....................        23
      8     Convergent Communications............        65
     10     Mcleod, Inc..........................       212
      2     Viatel, Inc..........................        46
                                                   --------
                                                        346
                                                   --------
  Total Common Stocks                                   899
                                                   --------
CORPORATE BONDS (87.5%):
Air Transport (0.9%):
  2,059     Atlantic Coast Airlines, Inc., 8.75%
              1/1/07 (c).........................     2,042
                                                   --------
Automotive (5.1%):
  2,000     Accuride Corp., 9.25%, 2/1/08........     1,690
  1,750     Dura Operating Corp, 9.00%, 5/1/09...     1,531
  1,750     Group 1 Automotive, Inc., 10.88%,
              3/1/09.............................     1,566
    825     Hayes Lemmerz International, Inc.,
              9.13%, 7/15/07.....................       743
  1,350     JL French, Series B, 11.50%, 6/1/09,
              Callable 6/1/04 @ 106..............     1,235
  1,650     Lear Corp., 9.50%, 7/15/06...........     1,592
    250     Lear Seating Corp., 8.25%, 2/1/02....       246
  2,000     Oshkosh Truck Corp., 8.75%, 3/1/08...     1,871
  1,750     Western Star Truck Holdings, 8.75%,
              5/1/07.............................     1,636
                                                   --------
                                                     12,110
                                                   --------
Beverages & Tobacco (0.7%):
    840     Cott Corp., 9.38%, 7/1/05............       804
  1,000     National Wine & Spirits, 10.13%,
              1/15/09............................       975
                                                   --------
                                                      1,779
                                                   --------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Broadcast Radio & TV (5.4%):
 $1,750     Ackerly Group, Inc., 9.00%,
              1/15/09............................  $  1,614
    160     AMFM Operating, Inc., 12.63%,
              10/31/06...........................       187
    150     Capstar Broadcasting, 9.25%,
              7/1/07.............................       154
     95     Capstar Broadcasting, 12.00%, 7/1/09,
              PIK................................       110
    675     Chancellor Media Corp., 8.75%,
              6/15/07............................       680
    600     Chancellor Media Corp., 8.13%,
              12/15/07...........................       607
    875     Chancellor Media Corp., 9.00%,
              10/1/08............................       903
  1,755     Citadel Broadcasting Co., 9.25%,
              11/15/08...........................     1,711
    915     Granite Broadcasting Corp., 10.38%,
              5/15/05............................       874
  2,250     Lamar Media Corp., 9.63%, 12/1/06....     2,272
  1,250     Salem Communication Corp., 9.50%,
              10/1/07............................     1,178
  1,500     Spanish Broadcasting System, 9.63%,
              11/1/09............................     1,500
    750     Tri-State Outdoor Media, 11.00%,
              5/15/08............................       694
    250     Young Broadcasting, Inc., 10.13%,
              2/15/05............................       248
                                                   --------
                                                     12,732
                                                   --------
Building & Development (4.8%):
  1,250     American Builders & Contractors
              Supply Co., 10.63%, 5/15/07........     1,034
  1,775     Associated Materials, Inc., 9.25%,
              3/1/08.............................     1,669
    500     Collins & Aikman Floorcoverings,
              10.00%, 1/15/07....................       489
  2,250     D.R. Horton, 10.50%, 4/1/05..........     2,274
  1,000     Fedders North America, 9.38%,
              8/15/07............................       944
  1,250     MMI Products, Inc., 11.25%,
              4/15/07............................     1,238
  1,750     NCI Building Systems, Inc., 9.25%,
              5/1/09.............................     1,654
  1,000     Omega Cabinets, 10.50%, 6/15/07......       925
  1,400     Williams Scotsman, Inc., 9.88%,
              6/1/07.............................     1,281
                                                   --------
                                                     11,508
                                                   --------
Business Equipment & Services (0.9%):
  1,000     Iron Mountain, Inc., 10.13%,
              10/1/06............................     1,004
    500     Pierce Leahy Corp., 11.13%,
              7/15/06............................       519
    500     Pierce Leahy Corp., 8.13%, 5/15/08...       443
    300     United Stationer Supply Co., 8.38%,
              4/15/08............................       276
                                                   --------
                                                      2,242
                                                   --------

Continued

One Group Mutual Funds
High Yield Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
 Cable Television (5.1%):
 $2,000     Charter Community Holdings, 10.25%,
              1/15/10 (c)........................  $  1,945
  2,575     Classic Cable, Inc., 9.38%, 8/1/09...     2,259
    450     CSC Holdings, Inc., 9.25%, 11/1/05...       455
    250     CSC Holdings, Inc., 7.88%,
              12/15/07...........................       242
    225     CSC Holdings, Inc., 9.88%, 2/15/13...       232
    275     Lenfest Communications, 8.25%,
              2/15/08............................       273
  2,250     Mediacom L.L.C., 8.50%, 4/15/08......     2,080
  1,500     RCN Corp., 0.00%/9.80%, 2/15/08......       863
    535     Rogers Cablesystems Ltd., 10.00%,
              3/15/05............................       550
  1,500     Susquehanna Media Co., 8.50%,
              5/15/09............................     1,433
  1,250     TeleWest Communication PLC., Series
              B, 0.00%/11.00%, 10/1/07...........     1,191
    300     UIH Australia/Pacific, Series B,
              0.00%/14.00%, 5/15/06..............       278
    525     United International Holdings, Inc.,
              0.00%/10.75%, 2/15/08..............       370
                                                   --------
                                                     12,171
                                                   --------
Chemicals/Plastics (5.2%):
  1,000     Berry Plastics Corp., 11.00%,
              7/15/07, Callable 7/15/03 @ 106
              (c)................................       883
    775     Buckeye Cellulose Corp., 8.50%,
              12/15/05...........................       750
    650     Buckeye Cellulose Corp., 9.25%,
              9/15/08............................       653
    400     Huntsman Corp., 9.50%, 7/1/07 (c)....       366
  2,000     Huntsman ICI Chemicals, 10.13%,
              7/1/09, Callable 7/1/04 @ 105......     2,024
    250     Indesco International, 9.75%,
              4/15/08............................        94
  1,275     ISP Holdings, Inc., 9.00%,
              10/15/03...........................     1,194
    350     ISP Holdings, Inc., Series B, 9.75%,
              2/15/02............................       342
  2,250     Philipp Brothers, 9.88%, 6/1/08......     1,609
  2,000     Polymer Group, Inc., 9.00%, 7/1/07...     1,709
  1,500     Portola Packaging, Inc., 10.75%,
              10/1/05............................     1,223
  1,500     Scotts Co., 8.63%, 1/15/09 (c).......     1,448
                                                   --------
                                                     12,295
                                                   --------
Clothing/Textiles (0.3%):
    750     Coyne International Enterprises,
              11.25%, 6/1/08.....................       628
    200     Dyersburg Corp., 9.75%, 9/1/07.......        47
                                                   --------
                                                        675
                                                   --------
Containers & Packaging (1.3%):
  2,075     Ball Corp, 8.25%, 8/1/08.............     1,960
  1,250     LLS Corp., 11.63%, 8/1/09, Callable
              8/1/04 @ 106.......................     1,188
                                                   --------
                                                      3,148
                                                   --------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Cosmetics/Toiletries (0.9%):
 $1,000     Chattem, Inc., Series B, 8.88%,
              4/1/08.............................  $    805
  1,425     Drypers Corp., 10.25%, 6/15/07.......       926
    500     Playtex Products, Inc., Series B,
              8.88%, 7/15/04.....................       485
                                                   --------
                                                      2,216
                                                   --------
Drugs (1.6%):
  2,000     Gentek, Inc., 11.00%, 8/1/09,
              Callable 8/1/04 @ 106..............     2,035
  1,750     King Pharmaceutical, Inc., 10.75%,
              2/15/09............................     1,811
                                                   --------
                                                      3,846
                                                   --------
Ecological Services & Equipment (1.3%):
    500     American Eco Corp., 9.63%, 5/15/08
              (e)................................        18
  1,500     Marsulex, Inc., 9.63%, 7/1/08........     1,403
  1,500     Norcal Waste Systems, 13.50%,
              11/15/05...........................     1,567
    555     Safety-Kleen Corp., 9.25%, 6/1/08
              (d)................................        47
                                                   --------
                                                      3,035
                                                   --------
Electronics/Electric (4.1%):
  1,000     Airxcel, Inc., 11.00%, 11/15/07......       715
    180     Amphenol Corp., 9.88%, 5/15/07.......       182
  1,300     Communication Instruments, 10.00%,
              9/15/04............................     1,066
  2,420     Flextronics International Ltd.,
              8.75%, 10/15/07....................     2,300
  2,000     Viasystems, Inc., 9.75%, 6/1/07......     1,740
    175     Viasystems, Inc., Series B, 9.75%,
              6/1/07.............................       152
  1,750     Wesco Distribution, Inc., 9.13%,
              6/1/08.............................     1,610
  2,000     Windmere Durable Holdings, 10.00%,
              7/31/08............................     1,970
                                                   --------
                                                      9,735
                                                   --------
Equipment Leasing (1.6%):
  2,370     Coinmach Corp., Series D, 11.75%,
              11/15/05...........................     2,287
  1,500     National Equipment Services, 10.00%,
              11/30/04...........................     1,253
    175     National Equipment Services, Series
              B, 10.00%, 11/30/04................       146
                                                   --------
                                                      3,686
                                                   --------
Food Service (2.8%):
  1,500     American Restaurant Group, Inc.,
              11.50%, 2/15/03....................     1,159
    500     Apple South, Inc., 9.75%, 6/1/06.....       395
  1,000     Avado Brands, Inc., 11.75%,
              6/15/09............................       513
  1,500     Dominos, Inc., 10.38%, 1/15/09.......     1,399
  1,000     Fresh Foods, Inc., 10.75%, 6/1/06....       625

Continued

One Group Mutual Funds
High Yield Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Food Service, continued:
 $1,750     TPI Enterprises, 8.25%, 7/15/02......  $    945
  1,875     Volume Services, 11.25%, 3/1/09......     1,715
                                                   --------
                                                      6,751
                                                   --------
Food/Drug Retailers (1.0%):
  2,250     International Home Foods, 10.38%,
              11/1/06............................     2,419
                                                   --------
Forest Products (2.5%):
  1,600     Ainsworth Lumber, 12.50%, 7/15/07....     1,596
  1,250     Crown Packaging Ltd., 10.75%,
              11/1/00............................     1,033
  2,000     Millar Western, 9.88%, 5/15/08.......     1,879
  1,500     Pope & Talbot, 8.38%, 6/1/13.........     1,373
                                                   --------
                                                      5,881
                                                   --------
Health Care (4.4%):
  2,000     American Tissue, Inc., 12.50%,
              7/15/06, Callable 7/15/04 @ 107....     1,940
    935     Beverly Enterprises, 9.00%, 2/15/06,
              Callable 2/15/01 @ 104.5...........       781
    375     Fisher Scientific International,
              Inc., Add On, 9.00%, 2/1/08........       345
  1,875     Fisher Scientific International,
              Inc., 9.00%, 2/1/08................     1,725
  1,250     Hanger Orthopedic Group, 11.25%,
              6/15/09, Callable 6/15/04 @ 106....     1,094
    500     Healthsouth Corp., 3.25%, 4/1/03.....       395
  1,750     Quorum Health, 8.75%, 11/1/05........     1,671
    500     Rose Hill Co., 9.50%, 11/15/04.......       328
  2,250     Tenet Healthcare Corp., 8.00%,
              1/15/05............................     2,170
                                                   --------
                                                     10,449
                                                   --------
Home Furnishings (1.1%):
  1,750     Home Products International, Inc.,
              9.63%, 5/15/08.....................     1,444
  1,250     Mattress Discount Co., 12.63%,
              7/15/07 (c)........................     1,144
                                                   --------
                                                      2,588
                                                   --------
Hotels/Motels/Inns & Casinos (4.0%):
  1,500     Argosy Gaming Co., 10.75%, 6/1/09
              (c)................................     1,557
  1,150     HMH Properties, Inc., Series B,
              7.88%, 8/1/08......................     1,038
    500     HMH Properties, Inc., Series C,
              8.45%, 12/1/08.....................       466
  1,500     Hollywood Park, Inc., 9.50%,
              8/1/07.............................     1,499
  1,000     Horseshoe Gaming Holdings, 8.63%,
              5/15/09, Callable 5/15/04 @
              104.31.............................       948
  1,250     Mohegan Tribal Gaming, 8.13%,
              1/1/06.............................     1,194
    650     Mohegan Tribal Gaming, 8.75%,
              1/1/09.............................       621
    750     Prime Hospitality Corp., 9.25%,
              1/15/06............................       743
  1,375     Prime Hospitality Corp., 9.75%,
              4/1/07.............................     1,334
                                                   --------
                                                      9,400
                                                   --------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Industrial Equipment (2.6%):
 $1,650     Anchor Lamina, Inc., 9.88%, 2/1/08...  $    751
  1,325     Columbus McKinnon Corp., 8.50%,
              4/1/08.............................     1,146
    500     International Knife & Saw, 11.38%,
              11/15/06...........................       263
  1,000     Jackson Products, Inc., 9.50%,
              4/15/05............................       905
  1,000     Newport News Shipbuilding, 8.63%,
              12/1/06............................       990
    500     Precision Partners Inc., 12.00%,
              3/15/09, Callable 3/15/04 @ 106....       293
    500     Westinghouse Air Brake, 9.38%,
              6/15/05............................       485
  1,500     Westinghouse Electric, 9.38%,
              6/15/05, Callable 6/15/01 @
              102.34.............................     1,454
                                                   --------
                                                      6,287
                                                   --------
Industrial Goods & Services (0.7%):
  1,500     Advanced Micro Device, 11.00%,
              8/1/03.............................     1,556
                                                   --------
Leisure (2.9%):
  1,500     Bally Total Fitness Holding, 9.88%,
              10/15/07...........................     1,365
    550     Premier Parks, Inc., 9.25%, 4/1/06...       520
    325     Premier Parks, Inc., 9.75%,
              1/15/07............................       316
    750     Premier Parks, Inc., 9.75%,
              6/15/07............................       728
    375     Premier Parks, Inc., 0.00%/10.00%,
              4/1/08.............................       256
  1,500     SFX Entertainment, Inc., 9.13%,
              12/1/08............................     1,515
  2,250     Speedway Motorsports, Inc., Series D,
              8.50%, 8/15/07.....................     2,104
                                                   --------
                                                      6,804
                                                   --------
Medical Equipment & Supplies (0.3%):
    750     Fresenius Medical Care Agency, 9.00%,
              12/1/06, Callable 12/1/01 @
              104.50.............................       714
                                                   --------
Nonferrous Metals/Minerals (0.5%):
    400     AEI Resources, Inc., 11.50%,
              12/15/06 (c).......................        42
  1,250     Oglebay Norton Co., 10.00%, 2/1/09...     1,144
                                                   --------
                                                      1,186
                                                   --------
Office Equipment & Services (0.5%):
  1,140     Knoll, Inc., 10.88, 3/15/06, Callable
              3/15/01 @ 105.44...................     1,146
                                                   --------
Oil & Gas (3.5%):
    500     Buckeye Technologies, 8.00%,
              10/15/10...........................       468
  2,000     Coho Energy, 15.00%, 3/31/08 (c).....     1,999
    750     Giant Industries, Inc., 9.75%,
              11/15/03...........................       733
    925     Houston Exploration Co., 8.63%,
              1/1/08.............................       865

Continued

One Group Mutual Funds
High Yield Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Oil & Gas, continued:
 $1,200     Orion Refining Corp., 10.00%,
              11/15/04 (c).......................  $    816
  1,500     Pioneer Natural Resource, 6.50%,
              1/15/08............................     1,294
    750     Pogo Producing Co., Series B, 8.75%,
              5/15/07............................       713
  1,500     Pride Petroleum Services, Inc.,
              9.38%, 5/1/07......................     1,504
                                                   --------
                                                      8,392
                                                   --------
Publishing (4.2%):
  1,880     Garden State Newspapers, Series B,
              8.75%, 10/1/09.....................     1,673
    500     Hollinger International Publishing,
              8.63%, 3/15/05.....................       497
  1,500     Hollinger International Publishing,
              9.25%, 2/1/06......................     1,487
    275     K-III Communications Corp., 8.50%,
              2/1/06.............................       261
  1,300     Liberty Group Publishing, 9.38%,
              2/1/08.............................     1,073
    500     Liberty Group Publishing,
              0.00%/11.63%, 2/1/09...............       280
  1,000     Perry-Judd, 10.63%, 12/15/07.........       845
  1,000     Phoenix Color Corp., 10.38%,
              2/1/09.............................       905
  1,750     Primedia, Inc., 7.63%, 4/1/08........     1,566
  1,500     World Color Press, Inc., 8.38%,
              11/15/08...........................     1,451
                                                   --------
                                                     10,038
                                                   --------
Restaurants (0.2%):
    500     FM 1993A Corp, 9.75%, 11/1/03,
              Callable 1/1/01 @ 102.5............       503
                                                   --------
Retailers (1.1%):
  1,250     Central Tractor, 10.63%, 4/1/07......       881
  1,250     Frank's Nursery & Crafts, 10.25%,
              3/1/08.............................       469
  1,150     Travelcenters of America, 10.25%,
              4/1/07.............................     1,166
                                                   --------
                                                      2,516
                                                   --------
Steel (1.9%):
  1,250     LTV Corp., 11.75%, 11/15/09..........     1,056
    200     Metals USA, Inc., 8.63%, 2/15/08.....       167
  3,000     NS Group, Inc., 13.50%, 7/15/03......     3,075
    250     Ryerson Tull, Inc., 8.50%, 7/15/01...       253
                                                   --------
                                                      4,551
                                                   --------
Surface Transport (0.6%):
  1,500     Newport News Shipbuilding, 9.25%,
              12/1/06............................     1,508
                                                   --------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Telecommunications/Mobile, Cellular (13.5%):
 $1,000     Alaska Communications, 9.38%,
              5/15/09............................  $    928
    325     Arch Communications, Inc., 12.75%,
              7/1/07.............................       250
  1,000     Arch Communications, Inc., 13.75%,
              4/15/08............................       810
  1,750     Centennial Cellular Corp., 10.75%,
              12/15/08...........................     1,708
  2,250     Convergent Communication, 13.00%,
              4/1/08.............................     1,589
  2,000     Crown Castle International Corp.,
              9.50%, 8/1/11, Callable 8/1/04 @
              10.................................     1,910
    500     Dobson/Sygnet, 12.25%, 12/15/08......       535
  2,000     DTI Holdings, Inc., 0.00%/12.50%,
              3/1/08.............................       850
  2,250     Exodus Communications, 10.75%,
              12/15/09...........................     2,182
    600     GCI, Inc., 9.75%, 8/1/07.............       561
    550     Hermes Europe Railtel, 11.50%,
              8/15/07............................       473
    225     Hermes Europe Railtel, 10.38%,
              1/15/09............................       185
  1,025     Level 3 Communications, Inc.,
              0.00%/10.50%, 12/1/08..............       628
  1,500     Level 3 Communications, Inc., 11.25%,
              3/15/10 (c)........................     1,485
    750     McLeod USA, Inc., 0.00%/10.50%,
              3/1/07.............................       619
    150     McLeod USA, Inc., 9.25%, 7/15/07.....       146
  1,100     McLeod USA, Inc., 8.38%, 3/15/08.....     1,018
    225     McLeod USA, Inc., 8.13%, 2/15/09.....       204
  1,725     Metrocall, Inc., 10.38%, 10/1/07.....     1,216
  2,250     Metromedia Fiber Network, 10.00%,
              12/15/09...........................     2,227
  2,250     Nextel Communication, 9.38%,
              11/15/09, Callable 11/15/04 @ 105
              (c)................................     2,159
  1,210     Pathnet, Inc., 12.25%, 4/15/08.......       684
    500     Price Communication Wire, 9.13%,
              12/15/06...........................       508
  1,075     Qwest Communications International,
              0.00%/9.47%, 10/15/07 (c)..........       905
    200     Qwest Communications International,
              7.50%, 11/1/08.....................       194
    750     RCN Corp., 10.13%, 1/15/10...........       628
  2,000     Rogers Cantel, Inc., 8.80%,
              10/1/07............................     2,000
    900     Rogers Communications, 8.88%,
              7/15/07............................       887
  2,086     Rural Cellular, 9.63%, 5/15/08.......     2,034

Continued

One Group Mutual Funds
High Yield Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
CORPORATE BONDS, CONTINUED:
Telecommunications/Mobile, Cellular, continued:
 $  400     Viatel, Inc., 0.00%/12.50%,
              4/15/08............................  $    182
  2,250     Williams Communications Group, Inc.,
              10.88%, 10/1/09....................     2,210
                                                   --------
                                                     31,915
                                                   --------
  Total Corporate Bonds                             207,824
                                                   --------
INVESTMENT COMPANIES (2.1%):
  4,933     One Group Prime Money Market Fund,
              Class I............................     4,933
                                                   --------
  Total Investment Companies                          4,933
                                                   --------
PREFERRED STOCKS (0.2%):
Broadcast Radio & TV (0.1%):
      4     Sinclair Capital, 11.63%.............       326
                                                   --------
Cable Television (0.0%):
      0     Pegasus Communications Corp., 12.75%,
              PIK (b)............................         1
                                                   --------
Oil & Gas (0.0%):
      0     Orion Refining, Class C (b)..........        21
     10     Transcontinental Refining Corp.,
              Class A............................         7
      5     Transcontinental Refining Corp.,
              Class B (b)........................         0
      3     Transcontinental Refining Corp.,
              Class C (b)........................         0
      7     Transcontinental Refining Corp.,
              Class D (b)........................         0
     15     Transcontinental Refining Corp.,
              Class E............................         1
                                                   --------
                                                         29
                                                   --------
Telecommunications/Mobile, Cellular (0.1%):
      0     Nextel Communications, 11.13%, PIK
              (b)................................       153
                                                   --------
  Total Preferred Stocks                                509
                                                   --------
PRIVATE PLACEMENT (5.6%):
Chemicals/Plastics (0.2%):
 $  500     Georgia Gulf Corp., 10.38%, 11/1/07,
              Callable 11/1/03 @ 105.19..........       523
                                                   --------
Industrial Equipment (0.6%):
  1,800     Concentra Operating Corp., 13.00%,
              8/15/09, Callable 8/15/04 @
              106.5..............................     1,449
                                                   --------
Nonferrous Metals/Minerals (0.6%):
  1,500     Better Minerals & Aggregates, 13.00%,
              9/15/09............................     1,474
                                                   --------
Telecommunications/Mobile, Cellular (4.2%):
  2,500     Global Crossing Holding Ltd., 9.13%,
              11/15/06...........................     2,406
  1,250     Globenet Communication Group Ltd.,
              13.00%, 7/15/07, Callable 7/14/04 @
              106.50.............................     1,267

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
PRIVATE PLACEMENT, CONTINUED:
Telecommunications/Mobile, Cellular, continued:
 $2,250     Nextlink Communications, 10.50%,
              12/1/09, Callable 12/01/04 @
              105.25.............................  $  2,216
  2,250     Psinet, Inc, 10.50%, 12/1/06.........     2,081
  1,750     Voicestream Wire, 10.38%, 11/15/09,
              Callable 11/15/04 @ 105.19.........     1,820
                                                   --------
                                                      9,790
                                                   --------
  Total Private Placement                            13,236
                                                   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING (19.5%):
Master Notes (2.8%):
  2,259     Bear Stearns, 7.40%, 7/3/00*.........     2,259
    678     Danaher Corp., 7.31%, 7/3/00*........       678
  1,310     General Mills, 6.83%, 7/3/00*........     1,310
  2,033     Lehman Brothers, 7.44%, 7/3/00*......     2,033
    474     NationsBanc, 7.33%, 7/3/00*..........       474
                                                   --------
                                                      6,754
                                                   --------
Put Bonds (9.2%):
  1,129     Associates Corp., 7.00%, 9/17/01*....     1,143
  1,581     Bank of America, 6.32%, 7/5/01*......     1,600
    903     Caterpillar Finance, 7.05%,
              5/1/01*............................       903
  1,129     Chase Manhattan, 7.11%, 5/6/02*......     1,129
  1,129     Chase Manhattan, 7.02%, 5/4/01*......     1,129
  1,129     Ford Motor Credit, 6.99%,
              11/27/00*..........................     1,141
  1,129     GMAC, 7.07%, 5/30/01*................     1,129
  1,129     GMAC, 7.08%, 4/30/01*................     1,129
  1,129     Goldman Sachs, 7.05%, 11/19/01*......     1,129
  1,694     Jackson National, 7.50%, 4/15/01*....     1,694
  1,129     JP Morgan and Co., 7.01%, 5/4/01*....     1,129
  1,129     Lehman Brothers, 6.80%, 6/1/01*......     1,133
    452     Liberty Lighthouse, 7.08%,
              4/12/02*...........................       452
  1,129     Merrill Lynch, 7.16%, 5/6/02*........     1,129
  1,129     Salomon Smith Barney, 6.84%,
              4/12/01*...........................     1,129
  1,129     Sigma Financial, 6.91%, 5/15/01*.....     1,129
    903     Sigma Financial, 7.31%, 2/2/01*......       903
  1,581     SPARCC, 6.65%, 9/25/00*..............     1,582
  1,129     U.S. Bancorp, 6.78%, 5/8/02*.........     1,129
                                                   --------
                                                     21,841
                                                   --------
Repurchase Agreements (7.5%):
  3,162     Goldman Sachs, 7.21%, 7/3/00,
              (Collateralized by $3,552 various
              Corporate Bonds, 5.20% - 9.45%,
              3/19/01 - 6/1/37, market value
              $3,439)............................     3,162
  5,647     Goldman Sachs, 7.15%, 7/3/00
              (Collateralized by $5,975 various
              Commercial Paper, 0.00%, 7/3/00 -
              8/14/00, market value $5,949)......     5,647

Continued

One Group Mutual Funds
High Yield Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 2000
(Amounts in Thousands)

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
SHORT-TERM SECURITIES HELD AS COLLATERAL FOR SECURITIES
  LENDING, CONTINUED:
Repurchase Agreements, continued:
 $1,024     Lehman Brothers, 7.18%, 7/3/00,
              (Collateralized by $1,075 Galaxy
              Funding Commercial Paper, 0.00%,
              10/10/00, market value $1,055).....  $  1,024
  3,388     Paine Webber, 7.27%, 7/3/00
              (Collateralized by $3,608 various
              Corporate Bonds, 6.50% - 9.63%,
              6/1/01 - 6/15/25, market
              value $3,557)......................     3,388
  4,517     Salomon Smith Barney, 7.17%, 7/3/00,
              (Collateralized by $4,762 various
              Commercial Paper, 0.00%, 7/6/00 -
              10/3/00, market value $4,743)......     4,517
                                                   --------
                                                     17,738
                                                   --------
  Total Short-Term Securities Held as Collateral
    for Securities Lending                           46,333
                                                   --------

 SHARES
   OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
WARRANTS (0.0%):
Cable Television (0.0%):
      0     UIH Australia/Pacific (b)............  $      9
                                                   --------
Telecommunications/Mobile, Cellular (0.0%):
     10     DTI Holdings, Inc. (c)...............         1
      1     Pathnet, Inc. (c)....................        12
                                                   --------
                                                         13
                                                   --------
  Total Warrants                                         22
                                                   --------
Total (Cost $297,461) (a)                          $281,755
                                                   ========

------------

Percentages indicated are based on net assets of $237,326.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $4. Cost for federal income tax purposes differs from value by net unrealized appreciation (depreciation) of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $  1,806
                   Unrealized depreciation......................   (17,516)
                                                                  --------
                   Net unrealized appreciation (depreciation)...  $(15,710)
                                                                  ========

(b) Amount is less than 1,000.

(c) Security exempt from registration under Rule 144A or Section 4(2) of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities amounted to $15,908 or 6.70% of net assets.

(d) Safety Kleen, which filed for protection under Chapter 11 of the Federal Bankruptcy Code, has accrued interest of $15 and amortized cost of $549.

(e) American Eco Corp., which filed for protection under Chapter 11 of the Federal Bankruptcy Code, has accrued interest of $13 and amortized cost of $277.

 * Variable rate securities having liquidity sources through bank letters of credit or other cards and/or liquidity agreements. The interest rate, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 2000.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 2000
Abbreviations

ARM          Adjustable Rate Mortgage
CD           Certificate of Deposit
CMO          Collateralized Mortgage Obligation
CMT          Collateralized Mortgage Trust
COFI         Cost of Funds Index
HB           High Coupon Bonds (a.k.a. "IOettes") represent the right to receive interest payment on an underlying pool of mortgages with similar risks as those associated with IO securities.
             Unlike IO's the owner also has a right to receive a very
             small portion of principal. The high interest rate results from taking interest payments from other classes in the
             REMIC trust and allocating them to the small principal of
             the HB class.
IF           Inverse Floaters represent securities that pay interest at a rate that increases (decreases) with a decline (increase) in a specified index.
IO           Interest Only represents the right to receive the monthly
             interest payment on an underlying pool of mortgage loans.
             The face amount shown represents the par value on the
             underlying pool. The yields on these securities are
             generally higher than prevailing market yields on other
             mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the
             initial investment will not be fully recouped. These
             securities are subject to accelerated principal paydowns as a result of prepayment or refinancing of the underlying pool of mortgage instruments. As a result, interest income may be reduced considerably.
PIK          Paid In Kind
PO           Principal Only represents the right to receive the principal portion only on an underlying pool of mortgage loans. The
             market value of these securities is extremely volatile in
             response to changes in market interest rates. As prepayments on the underlying mortgages of these securities increase,
             the yield on these securities increases.

See notes to financial statements.

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--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 2000
(Amounts in Thousands, except per share amounts)

                                                                ULTRA
                                                              SHORT-TERM      SHORT-TERM      INTERMEDIATE
                                                              BOND FUND       BOND FUND        BOND FUND        BOND FUND
                                                              ----------      ----------      ------------      ----------
ASSETS:
Investments, at cost........................................   $294,686        $913,992        $1,708,316       $2,205,263
Unrealized appreciation (depreciation) from investments.....     (2,261)         (8,089)          (43,409)         (28,880)
                                                               --------        --------        ----------       ----------
Investments, at value.......................................    292,425         905,903         1,664,907        2,176,383
Cash........................................................         --              --                --                1
Interest and dividends receivable...........................      1,729           9,116            13,032           14,342
Receivable for capital shares issued........................         98              44               287              197
Receivable from brokers for investments sold................        179              61               287           14,508
Prepaid expenses and other assets...........................          8               6                 9                9
                                                               --------        --------        ----------       ----------
TOTAL ASSETS................................................    294,439         915,130         1,678,522        2,205,440
                                                               --------        --------        ----------       ----------
LIABILITIES:
Dividends payable...........................................      1,562           3,677             7,069            9,940
Payable to brokers for investments purchased................        534              --             3,426           28,564
Payable for capital shares redeemed.........................          8              16                32              384
Net payable for variation margin on futures contracts.......         18              --                --               --
Payable for return of collateral received for securities on
  loan......................................................         --         158,001           259,962          314,278
Accrued expenses and other payables:
  Investment advisory fees..................................         64             200               426              567
  Administration fees.......................................          9              50                93              113
  Distribution fees.........................................         10               7                84               44
  Other.....................................................         84             170               190              162
                                                               --------        --------        ----------       ----------
TOTAL LIABILITIES...........................................      2,289         162,121           271,282          354,052
                                                               --------        --------        ----------       ----------
NET ASSETS:
Capital.....................................................    300,047         773,518         1,461,034        1,893,421
Undistributed (distributions in excess of) net investment
  income....................................................        139            (125)               31             (341)
Accumulated undistributed net realized gains (losses) from
  investment and futures transactions.......................     (5,614)        (12,295)          (10,416)         (12,812)
Net unrealized appreciation (depreciation) from investments
  and futures...............................................     (2,422)         (8,089)          (43,409)         (28,880)
                                                               --------        --------        ----------       ----------
NET ASSETS..................................................   $292,150        $753,009        $1,407,240       $1,851,388
                                                               ========        ========        ==========       ==========
NET ASSETS:
  Class I...................................................   $261,592        $726,539        $1,179,116       $1,687,041
  Class A...................................................     23,352          21,834           157,577          143,421
  Class B...................................................      7,206           4,636            37,460           18,808
  Class C...................................................         --              --            33,087            2,118
                                                               --------        --------        ----------       ----------
Total.......................................................   $292,150        $753,009        $1,407,240       $1,851,388
                                                               ========        ========        ==========       ==========
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
  Class I...................................................     26,885          70,637           117,104          167,327
  Class A...................................................      2,401           2,124            15,650           14,228
  Class B...................................................        745             448             3,757            1,866
  Class C...................................................         --              --             3,316              209
                                                               --------        --------        ----------       ----------
Total.......................................................     30,031          73,209           139,827          183,630
                                                               ========        ========        ==========       ==========
Net Asset Value
  Class I -- Offering and redemption price per share........   $   9.73        $  10.29        $    10.07       $    10.08
                                                               ========        ========        ==========       ==========
  Class A -- Redemption price per share.....................   $   9.73        $  10.28        $    10.07       $    10.08
                                                               ========        ========        ==========       ==========
    Maximum sales charge....................................       3.00%           3.00%             4.50%            4.50%
                                                               ========        ========        ==========       ==========
    Maximum offering price per share (100%/(100% -- maximum
      sales charge) of net asset value adjusted to nearest
      cent).................................................   $  10.03        $  10.60        $    10.54       $    10.55
                                                               ========        ========        ==========       ==========
  Class B -- Offering price per share (a)...................   $   9.68        $  10.35        $     9.97       $    10.08
                                                               ========        ========        ==========       ==========
  Class C -- Offering price per share (a)...................                                   $     9.98       $    10.14
                                                                                               ==========       ==========

------------
(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See notes to financial statements.

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--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 2000
(Amounts in Thousands, except per share amounts)

                                                                INCOME        GOVERNMENT      TREASURY &       HIGH YIELD
                                                              BOND FUND       BOND FUND       AGENCY FUND      BOND FUND
                                                              ----------      ----------      -----------      ----------
ASSETS:
Investments, at cost........................................  $1,623,624       $978,502        $172,363         $297,461
Unrealized appreciation (depreciation) from investments.....    (25,818)        (17,897)         (5,118)         (15,706)
                                                              ----------       --------        --------         --------
Investments, at value.......................................  1,597,806         960,605         167,245          281,755
Cash........................................................         --              31              --                1
Interest and dividends receivable...........................     17,619           7,776           2,247            6,164
Receivable for capital shares issued........................         38              60           1,829              101
Receivable from brokers for investments sold................        287              16              --            1,375
Prepaid expenses and other assets...........................          9               8               5                4
                                                              ----------       --------        --------         --------
TOTAL ASSETS................................................  1,615,759         968,496         171,326          289,400
                                                              ----------       --------        --------         --------
LIABILITIES:
Dividends payable...........................................      7,263           4,884             744            1,889
Payable to brokers for investments purchased................      1,425              --              --            3,646
Payable for capital shares redeemed.........................         45              67             183               --
Net payable for variation margin on futures contracts.......         --              43              --               --
Payable for return of collateral received for securities on
  loan......................................................    247,124           6,151          10,796           46,333
Accrued expenses and other payables:
  Investment advisory fees..................................        478             328              26              117
  Administration fees.......................................         90              58               9               16
  Distribution fees.........................................         16              42              42                8
  Other.....................................................        349              26             112               65
                                                              ----------       --------        --------         --------
TOTAL LIABILITIES...........................................    256,790          11,599          11,912           52,074
                                                              ----------       --------        --------         --------
NET ASSETS:
Capital.....................................................  1,461,013         998,263         167,835          264,924
Undistributed (distributions in excess of) net investment
  income....................................................        305             (94)             --               --
Accumulated undistributed net realized gains (losses)
  from investment and futures transactions..................    (76,531)        (23,213)         (3,303)         (11,892)
Net unrealized appreciation (depreciation) from investments
  and futures...............................................    (25,818)        (18,059)         (5,118)         (15,706)
                                                              ----------       --------        --------         --------
NET ASSETS..................................................  $1,358,969       $956,897        $159,414         $237,326
                                                              ==========       ========        ========         ========
NET ASSETS:
  Class I...................................................  $1,317,128       $866,755        $ 65,437         $218,780
  Class A...................................................     28,677          43,935          39,655            9,860
  Class B...................................................     13,036          43,077          54,322            6,565
  Class C...................................................        128           3,130              --            2,121
                                                              ----------       --------        --------         --------
Total.......................................................  $1,358,969       $956,897        $159,414         $237,326
                                                              ==========       ========        ========         ========
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
  Class I...................................................    175,447          90,820           6,788           24,593
  Class A...................................................      3,822           4,603           4,110            1,109
  Class B...................................................      1,731           4,511           5,637              737
  Class C...................................................         17             327              --              238
                                                              ----------       --------        --------         --------
Total.......................................................    181,017         100,261          16,535           26,677
                                                              ==========       ========        ========         ========
Net Asset Value
  Class I -- Offering and redemption price per share........  $    7.51        $   9.54        $   9.64         $   8.90
                                                              ==========       ========        ========         ========
  Class A -- Redemption price per share.....................  $    7.50        $   9.55        $   9.65         $   8.89
                                                              ==========       ========        ========         ========
    Maximum sales charge....................................       4.50%           4.50%           3.00%            4.50%
                                                              ==========       ========        ========         ========
    Maximum offering price per share (100%/(100% -- maximum
      sales charge) of net asset value adjusted to nearest
      cent).................................................  $    7.85        $  10.00        $   9.95         $   9.31
                                                              ==========       ========        ========         ========
  Class B -- Offering price per share (a)...................  $    7.53        $   9.55        $   9.64         $   8.91
                                                              ==========       ========        ========         ========
  Class C -- Offering price per share (a)...................  $    7.54        $   9.55                         $   8.90
                                                              ==========       ========                         ========

------------
(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See notes to financial statements.

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--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                                YEAR ENDED JUNE 30, 2000
(Amounts in Thousands)

                                                          ULTRA
                                                        SHORT-TERM    SHORT-TERM    INTERMEDIATE
                                                        BOND FUND     BOND FUND      BOND FUND      BOND FUND
                                                        ----------    ----------    ------------    ---------
INVESTMENT INCOME:
Interest income.......................................   $18,564       $49,269        $100,468      $111,291
Discount accretion....................................       725         2,219           3,626         9,812
Premium amortization..................................    (1,304)       (4,571)         (8,965)      (11,139)
Dividend income.......................................       652         1,332           2,720         3,774
Income from securities lending........................        --           445             845           882
                                                         -------       -------        --------      --------
Total Income..........................................    18,637        48,694          98,694       114,620
                                                         -------       -------        --------      --------
EXPENSES:
Investment advisory fees..............................     1,619         4,642           8,864         9,773
Administration fees...................................       475         1,248           2,383         2,627
Distribution fees (Class A)...........................        92            75             486           564
Distribution fees (Class B)...........................        65            52             383           178
Distribution fees (Class C)...........................        --            --             270            15
Custodian fees........................................        17            53              89            77
Legal and audit fees..................................         7            14              19            22
Trustees' fees and expenses...........................         5            13              22            23
Transfer agent fees...................................        28           163             383           707
Registration and filing fees..........................        32            26              46            56
Printing costs........................................         8            29              53            80
Other.................................................        16            67             107            95
                                                         -------       -------        --------      --------
Total expenses before waivers.........................     2,364         6,382          13,105        14,217
Less waivers..........................................    (1,072)       (2,200)         (3,602)       (3,818)
                                                         -------       -------        --------      --------
Net Expenses..........................................     1,292         4,182           9,503        10,399
                                                         -------       -------        --------      --------
Net Investment Income.................................    17,345        44,512          89,191       104,221
                                                         -------       -------        --------      --------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS
  AND FUTURES:
Net realized gains (losses) from investment and
  futures transactions................................      (378)         (531)         (3,911)        5,430
Net change in unrealized appreciation (depreciation)
  from investments and futures........................      (987)       (8,223)        (28,372)      (41,683)
                                                         -------       -------        --------      --------
Net realized/unrealized gains (losses) from
  investments and futures.............................    (1,365)       (8,754)        (32,283)      (36,253)
                                                         -------       -------        --------      --------
Change in net assets resulting from operations........   $15,980       $35,758        $ 56,908      $ 67,968
                                                         =======       =======        ========      ========

See notes to financial statements.

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--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                                YEAR ENDED JUNE 30, 2000
(Amounts in Thousands)

                                                       INCOME      GOVERNMENT    TREASURY &     HIGH YIELD
                                                      BOND FUND    BOND FUND     AGENCY FUND    BOND FUND
                                                      ---------    ----------    -----------    ----------
INVESTMENT INCOME:
Interest income.....................................  $ 96,977      $ 63,381       $14,025       $ 18,733
Discount accretion..................................     4,484         6,064           783          2,251
Premium amortization................................    (6,904)       (2,197)       (2,751)          (191)
Dividend income.....................................       770         1,406            89            328
Income from securities lending......................       759           200            44             43
                                                      --------      --------       -------       --------
Total Income........................................    96,086        68,854        12,190         21,164
                                                      --------      --------       -------       --------
EXPENSES:
Investment advisory fees............................     8,264         4,536           779          1,511
Administration fees.................................     2,222         1,626           314            325
Distribution fees (Class A).........................       106           150           208             38
Distribution fees (Class B).........................       146           487           632             53
Distribution fees (Class C).........................        --(a)         22            --             12
Custodian fees......................................        75            47            14             18
Legal and audit fees................................        22            13            11              9
Organizations costs.................................         4            --            --             --
Trustees' fees and expenses.........................        25            13             7              5
Transfer agent fees.................................       325           270            37            109
Registration and filing fees........................        83            63            54             52
Printing costs......................................        61            29             9              8
Other...............................................        98            49            13             36
                                                      --------      --------       -------       --------
Total expenses before waivers.......................    11,431         7,305         2,078          2,176
Less waivers........................................    (2,619)         (459)         (721)          (315)
                                                      --------      --------       -------       --------
Net Expenses........................................     8,812         6,846         1,357          1,861
                                                      --------      --------       -------       --------
Net Investment Income...............................    87,274        62,008        10,833         19,303
                                                      --------      --------       -------       --------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS
  AND FUTURES:
Net realized gains (losses) from investment and
  futures transactions..............................    (3,787)       (8,382)       (3,123)       (10,690)
Net change in unrealized appreciation (depreciation)
  from investments and futures......................   (28,296)      (13,140)         (370)       (10,116)
                                                      --------      --------       -------       --------
Net realized/unrealized gains (losses) from
  investments and futures...........................   (32,083)      (21,522)       (3,493)       (20,806)
                                                      --------      --------       -------       --------
Change in net assets resulting from operations......  $ 55,191      $ 40,486       $ 7,340       $ (1,503)
                                                      ========      ========       =======       ========

------------
(a) Amount is less than $1,000.

See notes to financial statements.

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--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                           ULTRA SHORT-TERM           SHORT-TERM                       INTERMEDIATE
                                              BOND FUND               BOND FUND                         BOND FUND
                                         --------------------    --------------------    ----------------------------------------
                                           YEAR        YEAR        YEAR        YEAR         YEAR       SIX MONTHS        YEAR
                                          ENDED       ENDED       ENDED       ENDED        ENDED         ENDED          ENDED
                                         JUNE 30,    JUNE 30,    JUNE 30,    JUNE 30,     JUNE 30,      JUNE 30,     DECEMBER 31,
                                           2000        1999        2000        1999         2000        1999 (A)         1998
                                         --------    --------    --------    --------    ----------    ----------    ------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income..............  $ 17,345    $ 13,896    $ 44,512    $ 38,748    $   89,191    $  34,900       $ 35,381
    Net realized gains (losses) from
      investment and futures
      transactions.....................      (378)       (691)       (531)      1,942        (3,911)        (379)         2,568
    Net change in unrealized
      appreciation (depreciation) from
      investments and futures..........      (987)     (2,163)     (8,223)    (10,835)      (28,372)     (37,645)         4,718
                                         --------    --------    --------    --------    ----------    ----------      --------
Change in net assets resulting from
  operations...........................    15,980      11,042      35,758      29,855        56,908       (3,124)        42,667
                                         --------    --------    --------    --------    ----------    ----------      --------
DISTRIBUTIONS TO CLASS I SHAREHOLDERS:
    From net investment income.........   (15,521)    (12,265)    (43,071)    (37,526)      (77,602)     (31,201)       (30,769)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income.........    (1,483)     (1,232)     (1,180)       (969)       (8,144)      (2,929)        (4,974)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income.........      (343)       (268)       (261)       (253)       (2,015)        (512)           (36)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income.........        --          --          --          --        (1,430)        (193)            --
                                         --------    --------    --------    --------    ----------    ----------      --------
Change in net assets from shareholder
  distributions........................   (17,347)    (13,765)    (44,512)    (38,748)      (89,191)     (34,835)       (35,779)
                                         --------    --------    --------    --------    ----------    ----------      --------
CAPITAL TRANSACTIONS:
Change in net assets from capital
  transactions.........................     3,220      75,609     (69,617)    227,171      (125,638)     946,582        124,243
                                         --------    --------    --------    --------    ----------    ----------      --------
Change in net assets...................     1,853      72,886     (78,371)    218,278      (157,921)     908,623        131,131
NET ASSETS:
    Beginning of period................   290,297     217,411     831,380     613,102     1,565,161      656,538        525,407
                                         --------    --------    --------    --------    ----------    ----------      --------
    End of period......................  $292,150    $290,297    $753,009    $831,380    $1,407,240    $1,565,161      $656,538
                                         ========    ========    ========    ========    ==========    ==========      ========

------------
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Intermediate Bond Fund merged into the Pegasus Intermediate Bond Fund to become the One Group Intermediate Bond Fund. The Statements of Changes in Net Assets for the periods prior to March 22, 1999, represent the Pegasus Intermediate Bond Fund.

See notes to financial statements.

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--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                            BOND FUND                                INCOME BOND FUND
                                             ----------------------------------------    ----------------------------------------
                                                YEAR       SIX MONTHS        YEAR           YEAR       SIX MONTHS        YEAR
                                               ENDED         ENDED          ENDED          ENDED         ENDED          ENDED
                                              JUNE 30,      JUNE 30,     DECEMBER 31,     JUNE 30,      JUNE 30,     DECEMBER 31,
                                                2000        1999 (A)         1998           2000        1999 (B)         1998
                                             ----------    ----------    ------------    ----------    ----------    ------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income..................  $  104,221    $  49,325      $   85,685     $   87,274    $  27,787       $ 11,949
    Net realized gains (losses) from
      investment and futures
      transactions.........................       5,430          156           3,839         (3,787)       1,520          3,788
    Net change in unrealized appreciation
      (depreciation) from investments and
      futures..............................     (41,683)     (63,408)         21,184        (28,296)     (46,355)        (2,293)
                                             ----------    ----------     ----------     ----------    ----------      --------
Change in net assets resulting from
  operations...............................      67,968      (13,927)        110,708         55,191      (17,048)        13,444
                                             ----------    ----------     ----------     ----------    ----------      --------
DISTRIBUTIONS TO CLASS I SHAREHOLDERS:
    From net investment income.............     (93,243)     (42,447)        (73,570)       (84,636)     (27,011)       (11,104)
    From net realized gains from investment
      transactions.........................          --           --              --             --       (2,726)        (2,199)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income.............      (9,911)      (6,544)        (12,214)        (1,843)        (705)          (707)
    From net realized gains from investment
      transactions.........................          --           --              --             --         (114)           (85)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income.............        (983)        (290)           (313)          (795)        (247)           (26)
    From net realized gains from investment
      transactions.........................          --           --              --             --           (5)            (3)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income.............         (84)          (4)             --             --(c)        --             --
                                             ----------    ----------     ----------     ----------    ----------      --------
Change in net assets from shareholder
  distributions............................    (104,221)     (49,285)        (86,097)       (87,274)     (30,808)       (14,124)
                                             ----------    ----------     ----------     ----------    ----------      --------
CAPITAL TRANSACTIONS:
Change in net assets from capital
  transactions.............................     362,789       75,484         257,166         14,438    1,022,375        299,866
                                             ----------    ----------     ----------     ----------    ----------      --------
Change in net assets.......................     326,536       12,272         281,777        (17,645)     974,519        299,186
NET ASSETS:
    Beginning of period....................   1,524,852    1,512,580       1,230,803      1,376,614      402,095        102,909
                                             ----------    ----------     ----------     ----------    ----------      --------
    End of period..........................  $1,851,388    $1,524,852     $1,512,580     $1,358,969    $1,376,614      $402,095
                                             ==========    ==========     ==========     ==========    ==========      ========

------------
(a) Upon reorganizing as a fund of One Group Mutual Funds, the Pegasus Bond Fund became the One Group Bond Fund. The Statements of Changes in Net Assets for the periods prior to March 22, 1999, represent the Pegasus Bond Fund.

(b) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Income Bond Fund merged into the Pegasus Multi Sector Bond Fund to become the One Group Income Bond Fund. The Statements of Changes in Net Assets for the periods prior to March 22, 1999, represent the Pegasus Multi Sector Bond Fund.

(c) Amount is less than $1,000.

See notes to financial statements.

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--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                            GOVERNMENT            TREASURY & AGENCY             HIGH YIELD
                                                            BOND FUND                    FUND                   BOND FUND
                                                     ------------------------    --------------------    ------------------------
                                                        YEAR          YEAR         YEAR        YEAR        YEAR      NOVEMBER 13,
                                                       ENDED         ENDED        ENDED       ENDED       ENDED          1998
                                                      JUNE 30,      JUNE 30,     JUNE 30,    JUNE 30,    JUNE 30,    TO JUNE 30,
                                                        2000          1999         2000        1999        2000        1999 (a)
                                                     ----------    ----------    --------    --------    --------    ------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income..........................  $   62,008    $   60,356    $ 10,833    $ 10,761    $ 19,303      $  4,101
    Net realized gains (losses) from investment and
      futures transactions.........................      (8,382)          509      (3,123)      1,522     (10,690)         (724)
    Net change in unrealized appreciation
      (depreciation) from investments and
      futures......................................     (13,140)      (41,455)       (370)     (7,604)    (10,116)       (2,977)
                                                     ----------    ----------    --------    --------    --------      --------
Change in net assets resulting from operations.....      40,486        19,410       7,340       4,679      (1,503)          400
                                                     ----------    ----------    --------    --------    --------      --------
DISTRIBUTIONS TO CLASS I SHAREHOLDERS:
    From net investment income.....................     (56,766)      (56,313)     (4,246)     (5,060)    (17,737)       (3,864)
    From net realized gains from investment
      transactions.................................          --            --        (135)       (654)         --            --
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income.....................      (2,535)       (2,114)     (3,341)     (3,606)     (1,001)         (190)
    From net realized gains from investment
      transactions.................................          --            --        (122)       (484)         --            --
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income.....................      (2,582)       (1,922)     (3,246)     (2,095)       (460)          (47)
    From net realized gains from investment
      transactions.................................          --            --        (124)       (273)         --            --
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income.....................        (119)           (7)         --          --        (105)           --(b)
                                                     ----------    ----------    --------    --------    --------      --------
Change in net assets from shareholder
  distributions....................................     (62,002)      (60,356)    (11,214)    (12,172)    (19,303)       (4,101)
                                                     ----------    ----------    --------    --------    --------      --------
CAPITAL TRANSACTIONS:
Change in net assets from capital transactions.....     (83,468)      198,840     (59,436)     87,448     105,537       156,296
                                                     ----------    ----------    --------    --------    --------      --------
Change in net assets...............................    (104,984)      157,894     (63,310)     79,955      84,731       152,595
NET ASSETS:
    Beginning of period............................   1,061,881       903,987     222,724     142,769     152,595            --
                                                     ----------    ----------    --------    --------    --------      --------
    End of period..................................  $  956,897    $1,061,881    $159,414    $222,724    $237,326      $152,595
                                                     ==========    ==========    ========    ========    ========      ========

------------
(a) Period from commencement of operations.

(b) Amount is less than $1,000.

See notes to financial statements.

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--------------------------------------------------------------------------------
SCHEDULES OF CAPITAL STOCK ACTIVITY
(Amounts in Thousands)

                                      ULTRA SHORT-TERM              SHORT-TERM                         INTERMEDIATE
                                         BOND FUND                  BOND FUND                            BOND FUND
                                    --------------------      ----------------------      ---------------------------------------
                                      YEAR        YEAR          YEAR         YEAR           YEAR       SIX MONTHS        YEAR
                                     ENDED       ENDED          ENDED        ENDED          ENDED        ENDED          ENDED
                                    JUNE 30,    JUNE 30,      JUNE 30,     JUNE 30,       JUNE 30,      JUNE 30,     DECEMBER 31,
                                      2000        1999          2000         1999           2000        1999 (a)         1998
                                    --------    --------      ---------    ---------      ---------    ----------    ------------
CAPITAL TRANSACTIONS:
CLASS I SHARES:
 Proceeds from shares issued......  $92,871     $134,162      $ 162,163    $ 116,291      $ 170,807    $ 141,767      $ 148,957
 Proceeds from shares issued in
   Pegasus acquisition............       --           --             --      299,075             --      811,565             --
 Proceeds from shares issued in
   conversion.....................       --           --             --           --             --           --         24,556
 Dividends reinvested.............      212          302            844          866            866        5,585         14,064
 Cost of shares redeemed..........  (90,142)     (60,288)      (232,876)    (195,425)      (350,007)    (107,046)      (108,667)
                                    --------    --------      ---------    ---------      ---------    ---------      ---------
 Change in net assets from Class I
   capital transactions...........  $ 2,941     $ 74,176      $ (69,869)   $ 220,807      $(178,334)   $ 851,871      $  78,910
                                    ========    ========      =========    =========      =========    =========      =========
CLASS A SHARES:
 Proceeds from shares issued......  $18,076     $ 20,412      $  27,155    $   7,482      $  94,592    $  51,170      $  67,341
 Proceeds from shares issued in
   Pegasus acquisition............       --           --             --       13,936             --       61,562             --
 Dividends reinvested.............    1,305          868            738          645          7,000        2,289          4,355
 Cost of shares redeemed..........  (20,210)     (21,498)       (27,293)     (15,953)       (66,383)     (74,736)       (26,830)
                                    --------    --------      ---------    ---------      ---------    ---------      ---------
 Change in net assets from Class A
   capital transactions...........  $  (829)    $   (218)     $     600    $   6,110      $  35,209    $  40,285      $  44,866
                                    ========    ========      =========    =========      =========    =========      =========
CLASS B SHARES:
 Proceeds from shares issued......  $ 4,178     $  4,206      $   1,740    $   1,382      $  13,382    $   8,892      $     525
 Proceeds from shares issued in
   Pegasus acquisition............       --           --             --          271             --       31,409             --
 Dividends reinvested.............      252          197            230          226          1,589          283             29
 Cost of shares redeemed..........   (3,322)      (2,752)        (2,318)      (1,625)       (14,378)      (3,068)           (88)
                                    --------    --------      ---------    ---------      ---------    ---------      ---------
 Change in net assets from Class B
   capital transactions...........  $ 1,108     $  1,651      $    (348)   $     254      $     593    $  37,516      $     466
                                    ========    ========      =========    =========      =========    =========      =========
CLASS C SHARES:
 Proceeds from shares issued......                                                        $  27,629    $   7,634
 Proceeds from shares issued in
   Pegasus acquisition............                                                               --       10,204
 Dividends reinvested.............                                                            1,323          122
 Cost of shares redeemed..........                                                          (12,058)      (1,050)
                                                                                          ---------    ---------
 Change in net assets from Class C
   capital transactions...........                                                        $  16,894    $  16,910
                                                                                          =========    =========
SHARE TRANSACTIONS:
CLASS I SHARES:
 Issued...........................    9,541       13,642         15,750       11,046         16,889       13,591         14,087
 Issued in Pegasus acquisition....       --           --             --       28,482             --       77,461             --
 Issued in conversion.............       --           --             --           --             --           --          2,318
 Reinvested.......................       21           31             82           82             86          531          1,337
 Redeemed.........................   (9,266)      (6,137)       (22,587)     (18,623)       (34,704)     (10,266)       (10,295)
                                    --------    --------      ---------    ---------      ---------    ---------      ---------
 Change in Class I Shares.........      296        7,536         (6,755)      20,987        (17,729)      81,317          7,447
                                    ========    ========      =========    =========      =========    =========      =========
CLASS A SHARES:
 Issued...........................    1,858        2,080          2,639          711          9,380        4,921          6,387
 Issued in Pegasus acquisition....       --           --             --        1,327             --        5,875             --
 Reinvested.......................      134           88             72           61            694          219            414
 Redeemed.........................   (2,078)      (2,188)        (2,651)      (1,519)        (6,578)      (7,164)        (2,541)
                                    --------    --------      ---------    ---------      ---------    ---------      ---------
 Change in Class A Shares.........      (86)         (20)            60          580          3,496        3,851          4,260
                                    ========    ========      =========    =========      =========    =========      =========
CLASS B SHARES:
 Issued...........................      432          429            167          130          1,336          865             50
 Issued in Pegasus acquisition....       --           --             --           26             --        3,027             --
 Reinvested.......................       26           20             22           21            159           27              3
 Redeemed.........................     (343)        (281)          (223)        (153)        (1,440)        (299)            (8)
                                    --------    --------      ---------    ---------      ---------    ---------      ---------
 Change in Class B Shares.........      115          168            (34)          24             55        3,620             45
                                    ========    ========      =========    =========      =========    =========      =========
CLASS C SHARES:
 Issued...........................                                                            2,757          742
 Issued in Pegasus acquisition....                                                               --          983
 Reinvested.......................                                                              132           12
 Redeemed.........................                                                           (1,208)        (102)
                                                                                          ---------    ---------
 Change in Class C Shares.........                                                            1,681        1,635
                                                                                          =========    =========

------------
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Intermediate Bond Fund merged into the Pegasus Intermediate Bond Fund to become the One Group Intermediate Bond Fund. The Schedules of Capital Stock Activity for the periods prior to March 22, 1999, represent the Pegasus Intermediate Bond Fund.

See notes to financial statements.

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--------------------------------------------------------------------------------
SCHEDULES OF CAPITAL STOCK ACTIVITY
(Amounts in Thousands)

                                                            BOND FUND                                INCOME BOND FUND
                                             ---------------------------------------      ---------------------------------------
                                               YEAR       SIX MONTHS        YEAR            YEAR       SIX MONTHS        YEAR
                                               ENDED        ENDED          ENDED            ENDED        ENDED          ENDED
                                             JUNE 30,      JUNE 30,     DECEMBER 31,      JUNE 30,      JUNE 30,     DECEMBER 31,
                                               2000        1999 (A)         1998            2000        1999 (B)         1998
                                             ---------    ----------    ------------      ---------    ----------    ------------
CAPITAL TRANSACTIONS:
CLASS I SHARES:
 Proceeds from shares issued...............  $ 664,916    $ 229,160      $ 413,142        $ 291,397     $ 82,599       $ 21,736
 Proceeds from shares issued in Pegasus
   acquisition.............................         --           --             --               --      987,407             --
 Proceeds from shares issued in
   conversion..............................         --           --             --               --           --        330,845
 Dividends reinvested......................     21,311       14,637         36,842              716        2,781          1,979
 Cost of shares redeemed...................   (298,518)    (136,395)      (295,732)        (272,681)     (83,617)       (62,714)
                                             ---------    ---------      ---------        ---------     --------       --------
 Change in net assets from Class I capital
   transactions............................  $ 387,709    $ 107,402      $ 154,252        $  19,432     $989,170       $291,846
                                             =========    =========      =========        =========     ========       ========
CLASS A SHARES:
 Proceeds from shares issued...............  $  45,137    $  31,835      $ 169,562        $  15,465     $  8,944       $ 11,205
 Proceeds from shares issued in Pegasus
   acquisition.............................         --           --             --               --       21,297             --
 Dividends reinvested......................      8,508        5,639         10,307            1,372          560            698
 Cost of shares redeemed...................    (85,665)     (75,039)       (82,545)         (19,054)     (13,742)        (3,980)
                                             ---------    ---------      ---------        ---------     --------       --------
 Change in net assets from Class A capital
   transactions............................  $ (32,020)   $ (37,565)     $  97,324        $  (2,217)    $ 17,059       $  7,923
                                             =========    =========      =========        =========     ========       ========
CLASS B SHARES:
 Proceeds from shares issued...............  $  11,012    $   6,139      $   5,939        $   1,410     $    971       $    148
 Proceeds from shares issued in Pegasus
   acquisition.............................         --           --             --               --       17,369             --
 Dividends reinvested......................        746          230            251              644          144             24
 Cost of shares redeemed...................     (6,339)      (1,184)          (600)          (4,959)      (2,338)           (76)
                                             ---------    ---------      ---------        ---------     --------       --------
 Change in net assets from Class B capital
   transactions............................  $   5,419    $   5,185      $   5,590        $  (2,905)    $ 16,146       $     96
                                             =========    =========      =========        =========     ========       ========
CLASS C SHARES:
 Proceeds from shares issued...............  $   2,409    $     592                       $     130
 Dividends reinvested......................         69            1                              --
 Cost of shares redeemed...................       (797)        (131)                             (2)
                                             ---------    ---------                       ---------
 Change in net assets from Class C capital
   transactions............................  $   1,681    $     462                       $     128
                                             =========    =========                       =========
SHARE TRANSACTIONS:
CLASS I SHARES:
 Issued....................................     66,089       21,673         38,580           38,629       10,561          3,006
 Issued in Pegasus acquisition.............         --           --             --               --      125,129             --
 Issued in conversion......................         --           --             --               --           --         40,333
 Reinvested................................      2,121        1,373          3,454               95          352            245
 Redeemed..................................    (29,548)     (12,881)       (27,545)         (36,271)     (10,683)        (7,756)
                                             ---------    ---------      ---------        ---------     --------       --------
 Change in Class I Shares..................     38,662       10,165         14,489            2,453      125,359         35,828
                                             =========    =========      =========        =========     ========       ========
CLASS A SHARES:
 Issued....................................      4,452        2,992         15,864            2,058        1,140          1,377
 Issued in Pegasus acquisition.............         --           --             --               --        2,701             --
 Reinvested................................        841          532            966              182           71             87
 Redeemed..................................     (8,480)      (7,103)        (7,686)          (2,534)      (1,747)          (493)
                                             ---------    ---------      ---------        ---------     --------       --------
 Change in Class A Shares..................     (3,187)      (3,579)         9,144             (294)       2,165            971
                                             =========    =========      =========        =========     ========       ========
CLASS B SHARES:
 Issued....................................      1,085          584            554              186          123             18
 Issued in Pegasus acquisition.............         --           --             --               --        2,192             --
 Reinvested................................         74           22             24               85           18              3
 Redeemed..................................       (629)        (112)           (56)            (656)        (296)            (9)
                                             ---------    ---------      ---------        ---------     --------       --------
 Change in Class B Shares..................        530          494            522             (385)       2,037             12
                                             =========    =========      =========        =========     ========       ========
CLASS C SHARES:
 Issued....................................        237           56                              17
 Reinvested................................          7           --(c)                           --
 Redeemed..................................        (79)         (12)                             --(c)
                                             ---------    ---------                       ---------
 Change in Class C Shares..................        165           44                              17
                                             =========    =========                       =========

------------
(a) Upon reorganizing as a fund of One Group Mutual Funds, the Pegasus Bond Fund became the One Group Bond Fund. The Schedules of Capital Stock Activity for the periods prior to March 22, 1999, represent the Pegasus Bond Fund.

(b) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Income Bond Fund merged into the Pegasus Multi Sector Bond Fund to become the One Group Income Bond Fund. The Schedules of Capital Stock Activity for the periods prior to March 22, 1999, represent the Pegasus Multi Sector Bond Fund.

(c) Amount is less than 1,000.

See notes to financial statements.

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One Group Mutual Funds
--------------------------------------------------------------------------------
SCHEDULES OF CAPITAL STOCK ACTIVITY
(Amounts in Thousands)

                                                         GOVERNMENT             TREASURY & AGENCY               HIGH YIELD
                                                         BOND FUND                     FUND                     BOND FUND
                                                   ----------------------      --------------------      ------------------------
                                                     YEAR         YEAR           YEAR        YEAR          YEAR      NOVEMBER 13,
                                                     ENDED        ENDED         ENDED       ENDED         ENDED          1998
                                                   JUNE 30,     JUNE 30,       JUNE 30,    JUNE 30,      JUNE 30,    TO JUNE 30,
                                                     2000         1999           2000        1999          2000        1999 (A)
                                                   ---------    ---------      --------    --------      --------    ------------
CAPITAL TRANSACTIONS:
CLASS I SHARES:
 Proceeds from shares issued.....................  $ 141,985    $ 212,763      $ 7,926     $14,674       $118,263      $ 63,280
 Proceeds from shares issued in Pegasus
   acquisition...................................         --           --           --          --             --        82,230
 Proceeds from shares issued in Marquis
   acquisition...................................         --      139,784           --          --             --            --
 Dividends reinvested............................      1,625          349          178          71            793           391
 Cost of shares redeemed.........................   (221,909)    (202,815)     (21,266)    (27,558)       (18,682)       (5,216)
                                                   ---------    ---------      --------    --------      --------      --------
 Change in net assets from Class I capital
   transactions..................................  $ (78,299)   $ 150,081      $(13,162)   $(12,813)     $100,374      $140,685
                                                   =========    =========      ========    ========      ========      ========
CLASS A SHARES:
 Proceeds from shares issued.....................  $  42,052    $  22,234      $17,695     $76,947       $ 13,255      $ 10,697
 Proceeds from shares issued in Pegasus
   acquisition...................................         --           --           --          --             --         2,221
 Proceeds from shares issued in Marquis
   acquisition...................................         --        3,008           --          --             --            --
 Dividends reinvested............................      1,914        1,502        3,192       3,561            829            86
 Cost of shares redeemed.........................    (41,989)     (13,769)     (52,913)    (39,994)       (14,509)       (1,242)
                                                   ---------    ---------      --------    --------      --------      --------
 Change in net assets from Class A capital
   transactions..................................  $   1,977    $  12,975      $(32,026)   $40,514       $   (425)     $ 11,762
                                                   =========    =========      ========    ========      ========      ========
CLASS B SHARES:
 Proceeds from shares issued.....................  $   9,522    $  42,690      $ 8,691     $69,682       $  6,230      $  3,445
 Proceeds from shares issued in Pegasus
   acquisition...................................         --           --           --          --             --           400
 Proceeds from shares issued in Marquis
   acquisition...................................         --        1,211           --          --             --            --
 Dividends reinvested............................      2,148        1,451        2,545       1,636            286            21
 Cost of shares redeemed.........................    (20,866)     (10,693)     (25,484)    (11,571)        (3,157)          (27)
                                                   ---------    ---------      --------    --------      --------      --------
 Change in net assets from Class B capital
   transactions..................................  $  (9,196)   $  34,659      $(14,248)   $59,747       $  3,359      $  3,839
                                                   =========    =========      ========    ========      ========      ========
CLASS C SHARES:
 Proceeds from shares issued.....................  $   2,877    $   1,122                                $  2,256      $     10
 Dividends reinvested............................         98            3                                      84            --(b)
 Cost of shares redeemed.........................       (925)          --                                    (111)           --
                                                   ---------    ---------                                --------      --------
 Change in net assets from Class C capital
   transactions..................................  $   2,050    $   1,125                                $  2,229      $     10
                                                   =========    =========                                ========      ========
SHARE TRANSACTIONS:
CLASS I SHARES:
 Issued..........................................     14,859       21,078          819       1,451         12,578         6,241
 Issued in Pegasus acquisition...................         --           --           --          --             --         8,117
 Issued in Marquis acquisition...................         --       13,813           --          --             --            --
 Reinvested......................................        172           35           19           7             86            38
 Redeemed........................................    (23,319)     (20,081)      (2,200)     (2,733)        (1,996)         (471)
                                                   ---------    ---------      --------    --------      --------      --------
 Change in Class I Shares........................     (8,288)      14,845       (1,362)     (1,275)        10,668        13,925
                                                   =========    =========      ========    ========      ========      ========
CLASS A SHARES:
 Issued..........................................      4,466        2,199        1,824       7,587          1,399         1,050
 Issued in Pegasus acquisition...................         --           --           --          --             --           219
 Issued in Marquis acquisition...................         --          297           --          --             --            --
 Reinvested......................................        201          148          330         351             88             9
 Redeemed........................................     (4,463)      (1,367)      (5,478)     (3,994)        (1,534)         (122)
                                                   ---------    ---------      --------    --------      --------      --------
 Change in Class A Shares........................        204        1,277       (3,324)      3,944            (47)        1,156
                                                   =========    =========      ========    ========      ========      ========
CLASS B SHARES:
 Issued..........................................        994        4,216          894       6,878            665           339
 Issued in Pegasus acquisition...................         --           --           --          --             --            40
 Issued in Marquis acquisition...................         --          120           --          --             --            --
 Reinvested......................................        225          144          263         162             31             2
 Redeemed........................................     (2,191)      (1,067)      (2,641)     (1,157)          (338)           (2)
                                                   ---------    ---------      --------    --------      --------      --------
 Change in Class B Shares........................       (972)       3,413       (1,484)      5,883            358           379
                                                   =========    =========      ========    ========      ========      ========
CLASS C SHARES:
 Issued..........................................        301          113                                     240             1
 Reinvested......................................         10           --(b)                                    9            --(b)
 Redeemed........................................        (97)          --                                     (12)           --
                                                   ---------    ---------                                --------      --------
 Change in Class C Shares........................        214          113                                     237             1
                                                   =========    =========                                ========      ========

------------
(a) Period from commencement of operations.

(b) Amount is less than 1,000.

See notes to financial statements.

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One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                  ULTRA SHORT-TERM BOND FUND
                                                ---------------------------------------------------------------
                                                                        CLASS I SHARES
                                                ---------------------------------------------------------------
                                                                      YEAR ENDED JUNE 30,
                                                ---------------------------------------------------------------
                                                  2000          1999          1998          1997         1996
                                                --------      --------      --------      --------      -------
NET ASSET VALUE, BEGINNING OF PERIOD........    $   9.77      $   9.87      $   9.87      $   9.79      $  9.84
                                                --------      --------      --------      --------      -------
Investment Activities:
  Net investment income.....................        0.58          0.56          0.59          0.62         0.62
  Net realized and unrealized gains (losses)
     from investments and futures...........       (0.04)        (0.11)        (0.01)         0.05        (0.07)
                                                --------      --------      --------      --------      -------
     Total from Investment Activities.......        0.54          0.45          0.58          0.67         0.55
                                                --------      --------      --------      --------      -------
Distributions:
  Net investment income.....................       (0.58)        (0.55)        (0.58)        (0.59)       (0.60)
                                                --------      --------      --------      --------      -------
     Total Distributions....................       (0.58)        (0.55)        (0.58)        (0.59)       (0.60)
                                                --------      --------      --------      --------      -------
NET ASSET VALUE, END OF PERIOD..............    $   9.73      $   9.77      $   9.87      $   9.87      $  9.79
                                                ========      ========      ========      ========      =======
Total Return................................        5.66%         4.66%         6.00%         7.14%        5.71%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........    $261,592      $259,873      $188,133      $114,413      $57,276
  Ratio of expenses to average net assets...        0.40%         0.32%         0.30%         0.35%        0.45%
  Ratio of net investment income to average
     net assets.............................        5.93%         5.63%         5.92%         6.02%        6.20%
  Ratio of expenses to average net
     assets*................................        0.77%         0.79%         0.81%         0.81%        1.06%
  Portfolio turnover (a)....................       32.68%        38.70%        41.15%        70.36%       67.65%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                     ULTRA SHORT-TERM BOND FUND
                                                     ----------------------------------------------------------
                                                                           CLASS A SHARES
                                                     ----------------------------------------------------------
                                                                        YEAR ENDED JUNE 30,
                                                     ----------------------------------------------------------
                                                      2000         1999         1998         1997         1996
                                                     -------      -------      -------      -------      ------
NET ASSET VALUE, BEGINNING OF PERIOD.............    $  9.77      $  9.87      $  9.87      $  9.78      $ 9.83
                                                     -------      -------      -------      -------      ------
Investment Activities:
  Net investment income..........................       0.55         0.52         0.56         0.58        0.58
  Net realized and unrealized gains (losses) from
     investments.................................      (0.04)       (0.10)       (0.01)        0.09       (0.06)
                                                     -------      -------      -------      -------      ------
     Total from Investment Activities............       0.51         0.42         0.55         0.67        0.52
                                                     -------      -------      -------      -------      ------
Distributions:
  Net investment income..........................      (0.55)       (0.52)       (0.55)       (0.58)      (0.57)
                                                     -------      -------      -------      -------      ------
     Total Distributions.........................      (0.55)       (0.52)       (0.55)       (0.58)      (0.57)
                                                     -------      -------      -------      -------      ------
NET ASSET VALUE, END OF PERIOD...................    $  9.73      $  9.77      $  9.87      $  9.87      $ 9.78
                                                     =======      =======      =======      =======      ======
Total Return (Excludes Sales Charge).............       5.40%        4.40%        5.75%        7.00%       5.42%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000)..............    $23,352      $24,300      $24,747      $29,643      $3,969
  Ratio of expenses to average net assets........       0.65%        0.57%        0.54%        0.61%       0.70%
  Ratio of net investment income to average net
     assets......................................       5.66%        5.37%        5.66%        5.78%       5.95%
  Ratio of expenses to average net assets*.......       1.12%        1.14%        1.15%        1.17%       1.41%
  Portfolio turnover (a).........................      32.68%       38.70%       41.15%       70.36%      67.65%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       ULTRA SHORT-TERM BOND FUND
                                                         ------------------------------------------------------
                                                                             CLASS B SHARES
                                                         ------------------------------------------------------
                                                                          YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------
                                                          2000        1999        1998        1997        1996
                                                         ------      ------      ------      ------      ------
NET ASSET VALUE, BEGINNING OF PERIOD.................    $ 9.72      $ 9.81      $ 9.81      $ 9.76      $ 9.84
                                                         ------      ------      ------      ------      ------
Investment Activities:
  Net investment income..............................      0.51        0.48        0.52        0.54        0.52
  Net realized and unrealized gains (losses) from
     investments.....................................     (0.04)      (0.10)      (0.01)       0.05       (0.07)
                                                         ------      ------      ------      ------      ------
     Total from Investment Activities................      0.47        0.38        0.51        0.59        0.45
                                                         ------      ------      ------      ------      ------
Distributions:
  Net investment income..............................     (0.51)      (0.47)      (0.51)      (0.54)      (0.53)
                                                         ------      ------      ------      ------      ------
     Total Distributions.............................     (0.51)      (0.47)      (0.51)      (0.54)      (0.53)
                                                         ------      ------      ------      ------      ------
NET ASSET VALUE, END OF PERIOD.......................    $ 9.68      $ 9.72      $ 9.81      $ 9.81      $ 9.76
                                                         ======      ======      ======      ======      ======
Total Return (Excludes Sales Charge).................      4.91%       3.99%       5.32%       6.22%       4.63%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000)..................    $7,206      $6,124      $4,531      $2,818      $1,144
  Ratio of expenses to average net assets............      1.15%       1.03%       0.99%       1.07%       1.20%
  Ratio of net investment income to average net
     assets..........................................      5.24%       4.93%       5.23%       5.18%       5.45%
  Ratio of expenses to average net assets*...........      1.77%       1.76%       1.75%       1.81%       2.06%
  Portfolio turnover (a).............................     32.68%      38.70%      41.15%      70.36%      67.65%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                     SHORT-TERM BOND FUND
                                               -----------------------------------------------------------------
                                                                        CLASS I SHARES
                                               -----------------------------------------------------------------
                                                                      YEAR ENDED JUNE 30,
                                               -----------------------------------------------------------------
                                                 2000          1999          1998          1997           1996
                                               --------      --------      --------      ---------      --------
NET ASSET VALUE, BEGINNING OF PERIOD.......    $  10.40      $  10.51      $  10.47      $  10.42       $  10.53
                                               --------      --------      --------      --------       --------
Investment Activities:
  Net investment income....................        0.59          0.59          0.63          0.63           0.64
  Net realized and unrealized gains
     (losses) from investments.............       (0.11)        (0.11)         0.04          0.05          (0.11)
                                               --------      --------      --------      --------       --------
     Total from Investment Activities......        0.48          0.48          0.67          0.68           0.53
                                               --------      --------      --------      --------       --------
Distributions:
  Net investment income....................       (0.59)        (0.59)        (0.63)        (0.63)         (0.64)
                                               --------      --------      --------      --------       --------
     Total Distributions...................       (0.59)        (0.59)        (0.63)        (0.63)         (0.64)
                                               --------      --------      --------      --------       --------
NET ASSET VALUE, END OF PERIOD.............    $  10.29      $  10.40      $  10.51      $  10.47       $  10.42
                                               ========      ========      ========      ========       ========
Total Return...............................        4.81%         4.67%         6.59%         6.75%          5.13%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000)........    $726,539      $804,883      $592,669      $563,979       $604,916
  Ratio of expenses to average net
     assets................................        0.53%         0.53%         0.53%         0.51%          0.51%
  Ratio of net investment income to average
     net assets............................        5.77%         5.61%         6.01%         6.06%          6.06%
  Ratio of expenses to average net
     assets*...............................        0.81%         0.81%         0.82%         0.81%          0.82%
  Portfolio turnover (a)...................       25.93%        37.22%        56.99%        66.61%         75.20%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       SHORT-TERM BOND FUND
                                                    -----------------------------------------------------------
                                                                          CLASS A SHARES
                                                    -----------------------------------------------------------
                                                                        YEAR ENDED JUNE 30,
                                                    -----------------------------------------------------------
                                                     2000         1999         1998         1997         1996
                                                    -------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD............    $ 10.39      $ 10.50      $ 10.46      $ 10.41      $ 10.52
                                                    -------      -------      -------      -------      -------
Investment Activities:
  Net investment income.........................       0.57         0.57         0.61         0.61         0.63
  Net realized and unrealized gains (losses)
     from investments...........................      (0.11)       (0.11)        0.04         0.05        (0.13)
                                                    -------      -------      -------      -------      -------
     Total from Investment Activities...........       0.46         0.46         0.65         0.66         0.50
                                                    -------      -------      -------      -------      -------
Distributions:
  Net investment income.........................      (0.57)       (0.57)       (0.61)       (0.61)       (0.61)
                                                    -------      -------      -------      -------      -------
     Total Distributions........................      (0.57)       (0.57)       (0.61)       (0.61)       (0.61)
                                                    -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD..................    $ 10.28      $ 10.39      $ 10.50      $ 10.46      $ 10.41
                                                    =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge)............       4.55%        4.41%        6.32%        6.47%        4.86%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).............    $21,834      $21,450      $15,582      $20,055      $21,343
  Ratio of expenses to average net assets.......       0.78%        0.78%        0.78%        0.76%        0.76%
  Ratio of net investment income to average
     net assets.................................       5.52%        5.30%        5.77%        5.81%        5.81%
  Ratio of expenses to average net assets*......       1.16%        1.16%        1.17%        1.16%        1.17%
  Portfolio turnover (a)........................      25.93%       37.22%       56.99%       66.61%       75.20%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                          SHORT-TERM BOND FUND
                                                         ------------------------------------------------------
                                                                             CLASS B SHARES
                                                         ------------------------------------------------------
                                                                          YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------
                                                          2000        1999        1998        1997        1996
                                                         ------      ------      ------      ------      ------
NET ASSET VALUE, BEGINNING OF PERIOD.................    $10.46      $10.57      $10.53      $10.49      $10.60
                                                         ------      ------      ------      ------      ------
Investment Activities:
  Net investment income..............................      0.52        0.53        0.58        0.55        0.55
  Net realized and unrealized gains (losses) from
     investments.....................................     (0.11)      (0.11)       0.04        0.04       (0.10)
                                                         ------      ------      ------      ------      ------
     Total from Investment Activities................      0.41        0.42        0.62        0.59        0.45
                                                         ------      ------      ------      ------      ------
Distributions:
  Net investment income..............................     (0.52)      (0.53)      (0.58)      (0.55)      (0.56)
                                                         ------      ------      ------      ------      ------
     Total Distributions.............................     (0.52)      (0.53)      (0.58)      (0.55)      (0.56)
                                                         ------      ------      ------      ------      ------
NET ASSET VALUE, END OF PERIOD.......................    $10.35      $10.46      $10.57      $10.53      $10.49
                                                         ======      ======      ======      ======      ======
Total Return (Excludes Sales Charge).................      4.00%       4.02%       5.98%       5.74%       4.28%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000)..................    $4,636      $5,047      $4,851      $4,920      $4,923
  Ratio of expenses to average net assets............      1.28%       1.14%       1.11%       1.20%       1.26%
  Ratio of net investment income to average net
     assets..........................................      4.98%       4.96%       5.44%       5.21%       5.31%
  Ratio of expenses to average net assets*...........      1.80%       1.65%       1.64%       1.81%       1.82%
  Portfolio turnover (a).............................     25.93%      37.22%      56.99%      66.61%      75.20%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                    INTERMEDIATE BOND FUND
                                      ----------------------------------------------------------------------------------
                                                                        CLASS I SHARES
                                      ----------------------------------------------------------------------------------
                                         YEAR         SIX MONTHS
                                        ENDED           ENDED                      YEAR ENDED DECEMBER 31,
                                       JUNE 30,        JUNE 30,       --------------------------------------------------
                                         2000          1999 (a)         1998          1997          1996          1995
                                      ----------      ----------      --------      --------      --------      --------
NET ASSET VALUE, BEGINNING OF
  PERIOD........................      $    10.28      $    10.61      $  10.48      $  10.29      $  10.37      $   9.21
                                      ----------      ----------      --------      --------      --------      --------
Investment Activities:
  Net investment income.........            0.62            0.32          0.63          0.65          0.64          0.59
  Net realized and unrealized
    gains (losses) from
    investments.................           (0.21)          (0.33)         0.14          0.18         (0.07)         1.16
                                      ----------      ----------      --------      --------      --------      --------
    Total from Investment
       Activities...............            0.41           (0.01)         0.77          0.83          0.57          1.75
                                      ----------      ----------      --------      --------      --------      --------
Distributions:
  Net investment income.........           (0.62)          (0.32)        (0.64)        (0.64)        (0.65)        (0.59)
                                      ----------      ----------      --------      --------      --------      --------
    Total Distributions.........           (0.62)          (0.32)        (0.64)        (0.64)        (0.65)        (0.59)
                                      ----------      ----------      --------      --------      --------      --------
NET ASSET VALUE, END OF
  PERIOD........................      $    10.07      $    10.28      $  10.61      $  10.48      $  10.29      $  10.37
                                      ==========      ==========      ========      ========      ========      ========
Total Return....................            4.12%         (0.08)%(b)      7.62%         8.37%         5.78%        19.48%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period
    (000).......................      $1,179,116      $1,385,890      $567,609      $482,679      $395,105      $393,656
  Ratio of expenses to average
    net assets..................            0.58%           0.62%(c)      0.66%         0.61%         0.67%         0.73%
  Ratio of net investment income
    to average net assets.......            6.10%           6.27%(c)      6.02%         6.26%         6.29%         5.98%
  Ratio of expenses to average
    net assets*.................            0.81%           0.77%(c)      0.66%         0.61%         0.67%         0.73%
  Portfolio turnover (d)........            6.08%           9.24%        50.32%        31.66%        31.62%        36.47%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Intermediate Bond Fund merged into the Pegasus Intermediate Bond Fund to become the One Group Intermediate Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Intermediate Bond Fund.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                      INTERMEDIATE BOND FUND
                                           ----------------------------------------------------------------------------
                                                                          CLASS A SHARES
                                           ----------------------------------------------------------------------------
                                             YEAR        SIX MONTHS
                                            ENDED          ENDED                    YEAR ENDED DECEMBER 31,
                                           JUNE 30,       JUNE 30,       ----------------------------------------------
                                             2000         1999 (a)        1998         1997         1996         1995
                                           --------      ----------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD...    $  10.28       $  10.61       $ 10.47      $ 10.29      $ 10.37      $  9.21
                                           --------       --------       -------      -------      -------      -------
Investment Activities:
  Net investment income................        0.59           0.30          0.61         0.62         0.64         0.59
  Net realized and unrealized gains
    (losses) from investments..........       (0.21)         (0.33)         0.14         0.18        (0.07)        1.16
                                           --------       --------       -------      -------      -------      -------
    Total from Investment Activities...        0.38          (0.03)         0.75         0.80         0.57         1.75
                                           --------       --------       -------      -------      -------      -------
Distributions:
  Net investment income................       (0.59)         (0.30)        (0.61)       (0.62)       (0.65)       (0.59)
                                           --------       --------       -------      -------      -------      -------
    Total Distributions................       (0.59)         (0.30)        (0.61)       (0.62)       (0.65)       (0.59)
                                           --------       --------       -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD.........    $  10.07       $  10.28       $ 10.61      $ 10.47      $ 10.29      $ 10.37
                                           ========       ========       =======      =======      =======      =======
Total Return (Excludes Sales Charge)...        3.86%         (0.27)%(b)     7.37%        8.04%        5.65%       19.48%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000)....    $157,577       $124,940       $88,072      $42,343      $18,324      $11,654
  Ratio of expenses to average net
    assets.............................        0.83%          0.84%(c)      0.91%        0.86%        0.79%        0.73%
  Ratio of net investment income to
    average net assets.................        5.87%          5.87%(c)      5.77%        6.01%        6.17%        5.98%
  Ratio of expenses to average net
    assets*............................        1.16%          1.02%(c)      0.91%        0.86%        0.79%        0.73%
  Portfolio turnover (d)...............        6.08%          9.24%        50.32%       31.66%       31.62%       36.47%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Intermediate Bond Fund merged into the Pegasus Intermediate Bond Fund to become the One Group Intermediate Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Intermediate Bond Fund.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                     INTERMEDIATE BOND FUND
                                              ---------------------------------------------------------------------
                                                                         CLASS B SHARES
                                              ---------------------------------------------------------------------
                                                 YEAR         SIX MONTHS          YEAR ENDED          SEPTEMBER 23,
                                                ENDED           ENDED            DECEMBER 31,            1996 TO
                                               JUNE 30,        JUNE 30,       ------------------      DECEMBER 31,
                                                 2000          1999 (a)        1998        1997         1996 (b)
                                              ----------      ----------      ------      ------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD........   $ 10.18         $ 10.50        $10.38      $10.20         $10.00
                                               -------         -------        ------      ------         ------
Investment Activities:
  Net investment income.....................      0.53            0.27          0.47        0.55           0.15
  Net realized and unrealized gains (losses)
    from investments........................     (0.21)          (0.32)         0.18        0.17           0.20
                                               -------         -------        ------      ------         ------
    Total from Investment Activities........      0.32           (0.05)         0.65        0.72           0.35
                                               -------         -------        ------      ------         ------
Distributions:
  Net investment income.....................     (0.53)          (0.27)        (0.53)      (0.54)         (0.15)
                                               -------         -------        ------      ------         ------
    Total Distributions.....................     (0.53)          (0.27)        (0.53)      (0.54)         (0.15)
                                               -------         -------        ------      ------         ------
NET ASSET VALUE, END OF PERIOD..............   $  9.97         $ 10.18        $10.50      $10.38         $10.20
                                               =======         =======        ======      ======         ======
Total Return (Excludes Sales Charge)........      3.23%          (0.46)%(c)     6.44%       7.32%          3.50%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........   $37,460         $37,681        $  857      $  385         $  122
  Ratio of expenses to average net assets...      1.48%           1.50%(d)      1.66%       1.61%          1.60%(d)
  Ratio of net investment income to average
    net assets..............................      5.26%           5.15%(d)      5.02%       5.26%          1.52%(d)
  Ratio of expenses to average net
    assets*.................................      1.81%           1.91%(d)      1.66%       1.61%          1.60%(d)
  Portfolio turnover (e)....................      6.08%           9.24%        50.32%      31.66%         31.62%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Intermediate Bond Fund merged into the Pegasus Intermediate Bond Fund to become the One Group Intermediate Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Intermediate Bond Fund.
(b) Period from commencement of operations.
(c) Not annualized.
(d) Annualized.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                 Intermediate Bond Fund
                                                                -------------------------
                                                                     Class C Shares
                                                                -------------------------
                                                                   YEAR         MARCH 22,
                                                                  ENDED          1999 TO
                                                                 JUNE 30,       JUNE 30,
                                                                   2000         1999 (a)
                                                                ----------      ---------
NET ASSET VALUE, BEGINNING OF PERIOD........................     $ 10.18         $ 10.38
                                                                 -------         -------
Investment Activities:
  Net investment income.....................................        0.53            0.15
  Net realized and unrealized gains (losses) from
     investments............................................       (0.20)          (0.20)
                                                                 -------         -------
     Total from Investment Activities.......................        0.33           (0.05)
                                                                 -------         -------
Distributions:
  Net investment income.....................................       (0.53)          (0.15)
                                                                 -------         -------
     Total Distributions....................................       (0.53)          (0.15)
                                                                 -------         -------
NET ASSET VALUE, END OF PERIOD..............................     $  9.98         $ 10.18
                                                                 =======         =======
Total Return (Excludes Sales Charge)........................        3.33%          (0.51)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................     $33,087         $16,650
  Ratio of expenses to average net assets...................        1.49%           1.50%(c)
  Ratio of net investment income to average net assets......        5.30%           5.18%(c)
  Ratio of expenses to average net assets*..................        1.82%           2.13%(c)
  Portfolio turnover (d)....................................        6.08%           9.24%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                    Bond Fund
                             ---------------------------------------------------------------------------------------
                                                                 Class I Shares
                             ---------------------------------------------------------------------------------------
                                YEAR         SIX MONTHS
                               ENDED           ENDED                         Year Ended December 31,
                              JUNE 30,        JUNE 30,        ------------------------------------------------------
                                2000          1999 (a)           1998            1997           1996          1995
                             ----------      ----------       ----------      ----------      --------      --------
NET ASSET VALUE,
  BEGINNING OF PERIOD....    $    10.34      $    10.78       $    10.59      $    10.27      $  10.45      $   9.01
                             ----------      ----------       ----------      ----------      --------      --------
Investment Activities:
  Net investment
     income..............          0.65            0.35             0.65            0.66          0.68          0.63
  Net realized and
     unrealized gains
     (losses) from
     investments.........         (0.26)          (0.44)            0.19            0.32         (0.18)         1.45
                             ----------      ----------       ----------      ----------      --------      --------
     Total from
       Investment
       Activities........          0.39           (0.09)            0.84            0.98          0.50          2.08
                             ----------      ----------       ----------      ----------      --------      --------
Distributions:
  Net investment
     income..............         (0.65)          (0.35)           (0.65)          (0.66)        (0.68)        (0.64)
                             ----------      ----------       ----------      ----------      --------      --------
     Total
       Distributions.....         (0.65)          (0.35)           (0.65)          (0.66)        (0.68)        (0.64)
                             ----------      ----------       ----------      ----------      --------      --------
NET ASSET VALUE, END OF
  PERIOD.................    $    10.08      $    10.34       $    10.78      $    10.59      $  10.27      $  10.45
                             ==========      ==========       ==========      ==========      ========      ========
Total Return.............          3.94%          (0.87)%(b)        8.17%           9.97%         5.08%        23.75%
RATIOS/SUPPLEMENTARY
  DATA:
  Net assets at end of
     period (000)........    $1,687,041      $1,330,527       $1,277,246      $1,101,894      $757,627      $485,851
  Ratio of expenses to
     average net
     assets..............          0.60%           0.64%(c)         0.64%           0.61%         0.66%         0.74%
  Ratio of net investment
     income to average
     net assets..........          6.44%           6.65%(c)         6.10%           6.41%         6.71%         6.39%
  Ratio of expenses to
     average net
     assets*.............          0.83%           0.75%(c)         0.64%           0.61%         0.66%         0.74%
  Portfolio turnover
     (d).................         16.19%          10.89%           34.69%          17.60%        24.92%        41.91%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the Pegasus Bond Fund became the One Group Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Bond Fund.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       Bond Fund
                                    -------------------------------------------------------------------------------
                                                                    Class A Shares
                                    -------------------------------------------------------------------------------
                                      YEAR        SIX MONTHS
                                     ENDED          ENDED                      Year Ended December 31,
                                    JUNE 30,       JUNE 30,        ------------------------------------------------
                                      2000         1999 (a)          1998          1997         1996         1995
                                    --------      ----------       --------      --------      -------      -------
NET ASSET VALUE, BEGINNING OF
  PERIOD........................    $  10.34       $  10.78        $  10.59      $  10.27      $ 10.45      $  9.01
                                    --------       --------        --------      --------      -------      -------
Investment Activities:
  Net investment income.........        0.62           0.34            0.61          0.63         0.67         0.63
  Net realized and unrealized
     gains (losses) from
     investments................       (0.26)         (0.44)           0.21          0.32        (0.18)        1.45
                                    --------       --------        --------      --------      -------      -------
     Total from Investment
       Activities...............        0.36          (0.10)           0.82          0.95         0.49         2.08
                                    --------       --------        --------      --------      -------      -------
Distributions:
  Net investment income.........       (0.62)         (0.34)          (0.63)        (0.63)       (0.67)       (0.64)
                                    --------       --------        --------      --------      -------      -------
     Total Distributions........       (0.62)         (0.34)          (0.63)        (0.63)       (0.67)       (0.64)
                                    --------       --------        --------      --------      -------      -------
NET ASSET VALUE, END OF
  PERIOD........................    $  10.08       $  10.34        $  10.78      $  10.59      $ 10.27      $ 10.45
                                    ========       ========        ========      ========      =======      =======
Total Return (Excludes Sales
  Charge).......................        3.68%         (0.98)%(b)       7.92%         9.65%        4.98%       23.75%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period
     (000)......................    $143,421       $180,058        $226,261      $125,515      $46,977      $31,714
  Ratio of expenses to average
     net assets.................        0.85%          0.86%(c)        0.89%         0.86%        0.78%        0.74%
  Ratio of net investment income
     to average net assets......        6.15%          6.39%(c)        5.85%         6.16%        6.59%        6.39%
  Ratio of expenses to average
     net assets*................        1.16%          0.97%(c)        0.89%         0.86%        0.78%        0.74%
  Portfolio turnover (d)........       16.19%         10.89%          34.69%        17.60%       24.92%       41.91%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the Pegasus Bond Fund became the One Group Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Bond Fund.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           Bond Fund
                                             ---------------------------------------------------------------------
                                                                        Class B Shares
                                             ---------------------------------------------------------------------
                                                YEAR         SIX MONTHS           Year Ended           AUGUST 26,
                                               ENDED           ENDED             December 31,           1996 TO
                                              JUNE 30,        JUNE 30,        ------------------      DECEMBER 31,
                                                2000          1999 (a)         1998        1997         1996 (b)
                                             ----------      ----------       ------      ------      ------------
NET ASSET VALUE, BEGINNING OF PERIOD.....     $ 10.34         $ 10.78         $10.59      $10.27         $10.00
                                              -------         -------         ------      ------         ------
Investment Activities:
  Net investment income..................        0.56            0.30           0.47        0.56           0.21
  Net realized and unrealized gains
     (losses) from investments...........       (0.26)          (0.44)          0.27        0.32           0.27
                                              -------         -------         ------      ------         ------
     Total from Investment Activities....        0.30           (0.14)          0.74        0.88           0.48
                                              -------         -------         ------      ------         ------
Distributions:
  Net investment income..................       (0.56)          (0.30)         (0.55)      (0.56)         (0.21)
                                              -------         -------         ------      ------         ------
     Total Distributions.................       (0.56)          (0.30)         (0.55)      (0.56)         (0.21)
                                              -------         -------         ------      ------         ------
NET ASSET VALUE, END OF PERIOD...........     $ 10.08         $ 10.34         $10.78      $10.59         $10.27
                                              =======         =======         ======      ======         ======
Total Return (Excludes Sales Charge).....        3.01%          (1.35)%(c)      7.16%       8.91%          4.81%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000)......     $18,808         $13,812         $9,074      $3,394         $  280
  Ratio of expenses to average net
     assets..............................        1.50%           1.57%(d)       1.64%       1.61%          1.59%(d)
  Ratio of net investment income to
     average net assets..................        5.52%           5.69%(d)       5.10%       5.41%          3.01%(d)
  Ratio of expenses to average net
     assets*.............................        1.81%           1.70%(d)       1.64%       1.61%          1.59%(d)
  Portfolio turnover (e).................       16.19%          10.89%         34.69%      17.60%         24.92%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the Pegasus Bond Fund became the One Group Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Bond Fund.
(b) Period from commencement of operations.
(c) Not annualized.
(d) Annualized.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        Bond Fund
                                                                -------------------------
                                                                     Class C Shares
                                                                -------------------------
                                                                   YEAR         MARCH 22,
                                                                  ENDED          1999 TO
                                                                 JUNE 30,       JUNE 30,
                                                                   2000         1999 (a)
                                                                ----------      ---------
NET ASSET VALUE, BEGINNING OF PERIOD........................      $10.38         $10.59
                                                                  ------         ------
Investment Activities:
  Net investment income.....................................        0.56           0.17
  Net realized and unrealized gains (losses) from
     investments............................................       (0.24)         (0.21)
                                                                  ------         ------
     Total from Investment Activities.......................        0.32          (0.04)
                                                                  ------         ------
Distributions:
  Net investment income.....................................       (0.56)         (0.17)
                                                                  ------         ------
     Total Distributions....................................       (0.56)         (0.17)
                                                                  ------         ------
NET ASSET VALUE, END OF PERIOD..............................      $10.14         $10.38
                                                                  ======         ======
Total Return (Excludes Sales Charge)........................        3.19%         (0.35)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................      $2,118         $  455
  Ratio of expenses to average net assets...................        1.50%          1.47%(c)
  Ratio of net investment income to average net assets......        5.56%          5.66%(c)
  Ratio of expenses to average net assets*..................        1.82%          1.69%(c)
  Portfolio turnover (d)....................................       16.19%         10.89%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                     INCOME BOND FUND
                                       -----------------------------------------------------------------------------
                                                                      CLASS I SHARES
                                       -----------------------------------------------------------------------------
                                          YEAR       SIX MONTHS                                         FEBRUARY 1,
                                         ENDED         ENDED             YEAR ENDED DECEMBER 31,          1995 TO
                                        JUNE 30,      JUNE 30,       -------------------------------    DECEMBER 31,
                                          2000        1999 (a)         1998       1997        1996        1995 (b)
                                       ----------    ----------      --------    -------    --------    ------------
NET ASSET VALUE, BEGINNING OF
  PERIOD...........................    $     7.68    $     8.10      $   8.01    $  7.85    $   8.18      $   7.68
                                       ----------    ----------      --------    -------    --------      --------
Investment Activities:
  Net investment income............          0.48          0.22          0.47       0.50        0.46          0.47
  Net realized and unrealized gains
    (losses) from investments......         (0.17)        (0.35)         0.14       0.17       (0.24)         0.72
                                       ----------    ----------      --------    -------    --------      --------
    Total from Investment
       Activities..................          0.31         (0.13)         0.61       0.67        0.22          1.19
                                       ----------    ----------      --------    -------    --------      --------
Distributions:
  Net investment income............         (0.48)        (0.23)        (0.47)     (0.49)      (0.45)        (0.47)
  Net realized gains (losses)......            --         (0.06)        (0.05)     (0.02)      (0.10)        (0.22)
                                       ----------    ----------      --------    -------    --------      --------
    Total Distributions............         (0.48)        (0.29)        (0.52)     (0.51)      (0.55)        (0.69)
                                       ----------    ----------      --------    -------    --------      --------
NET ASSET VALUE, END OF PERIOD.....    $     7.51    $     7.68      $   8.10    $  8.01    $   7.85      $   8.18
                                       ==========    ==========      ========    =======    ========      ========
Total Return.......................          4.19%        (1.68)%(c)     7.82%      8.86%       3.14%        15.90%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period
    (000)..........................    $1,317,128    $1,328,702      $385,672    $94,544    $187,112      $191,930
  Ratio of expenses to average net
    assets.........................          0.62%         0.62%(d)      0.65%      0.62%       0.57%         0.55%(d)
  Ratio of net investment income to
    average net assets.............          6.35%         5.92%(d)      5.79%      6.08%       6.02%         6.34%(d)
  Ratio of expenses to average net
    assets*........................          0.81%         0.76%(d)      0.65%      0.62%       0.66%         0.67%(d)
  Portfolio turnover (e)...........         25.10%        20.55%        41.69%     38.70%     103.93%       173.26%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Income Bond Fund merged into the Pegasus Multi Sector Bond Fund to become the One Group Income Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Multi Sector Bond Fund.
(b) Effective February 1, 1995 the Fund changed its fiscal year end from January 31, to December 31.
(c) Not annualized.
(d) Annualized.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         INCOME BOND FUND
                                              -----------------------------------------------------------------------
                                                                          CLASS A SHARES
                                              -----------------------------------------------------------------------
                                                YEAR      SIX MONTHS                                     FEBRUARY 1,
                                               ENDED        ENDED           YEAR ENDED DECEMBER 31,        1995 TO
                                              JUNE 30,     JUNE 30,       ---------------------------    DECEMBER 31,
                                                2000       1999 (a)        1998       1997      1996       1995 (b)
                                              --------    ----------      -------    ------    ------    ------------
NET ASSET VALUE, BEGINNING OF PERIOD......    $  7.68      $  8.09        $  8.00    $ 7.84    $ 8.18       $ 7.68
                                              -------      -------        -------    ------    ------       ------
Investment Activities:
  Net investment income...................       0.46         0.21           0.44      0.48      0.41         0.44
  Net realized and unrealized gains
    (losses) from investments.............      (0.18)       (0.34)          0.14      0.17     (0.25)        0.72
                                              -------      -------        -------    ------    ------       ------
    Total from Investment Activities......       0.28        (0.13)          0.58      0.65      0.16         1.16
                                              -------      -------        -------    ------    ------       ------
Distributions:
  Net investment income...................      (0.46)       (0.22)         (0.44)    (0.47)    (0.40)       (0.44)
  Net realized gains (losses).............         --        (0.06)         (0.05)    (0.02)    (0.10)       (0.22)
                                              -------      -------        -------    ------    ------       ------
    Total Distributions...................      (0.46)       (0.28)         (0.49)    (0.49)    (0.50)       (0.66)
                                              -------      -------        -------    ------    ------       ------
NET ASSET VALUE, END OF PERIOD............    $  7.50      $  7.68        $  8.09    $ 8.00    $ 7.84       $ 8.18
                                              =======      =======        =======    ======    ======       ======
Total Return (Excludes Sales Charge)......       3.80%       (1.62)%(c)      7.44%     8.58%     2.75%       15.55%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).......    $28,677      $31,603        $15,785    $7,832    $8,798       $6,095
  Ratio of expenses to average net
    assets................................       0.88%        0.87%(d)       0.90%     0.87%     0.84%        0.94%(d)
  Ratio of net investment income to
    average net assets....................       6.11%        5.37%(d)       5.57%     5.83%     5.75%        5.72%(d)
  Ratio of expenses to average net
    assets*...............................       1.16%        1.16%(d)       0.90%     0.87%     0.90%        1.15%(d)
  Portfolio turnover (e)..................      25.10%       20.55%         41.69%    38.70%   103.93%      173.26%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Income Bond Fund merged into the Pegasus Multi Sector Bond Fund to become the One Group Income Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Multi Sector Bond Fund.
(b) Effective February 1, 1995 the Fund changed its fiscal year end from January 31, to December 31.
(c) Not annualized.
(d) Annualized.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         INCOME BOND FUND
                                              -----------------------------------------------------------------------
                                                                          CLASS B SHARES
                                              -----------------------------------------------------------------------
                                                YEAR      SIX MONTHS                                       MAY 31,
                                               ENDED        ENDED           YEAR ENDED DECEMBER 31,        1995 TO
                                              JUNE 30,     JUNE 30,       ---------------------------    DECEMBER 31,
                                                2000       1999 (a)        1998      1997      1996        1995 (b)
                                              --------    ----------      ------    ------    -------    ------------
NET ASSET VALUE, BEGINNING OF PERIOD......    $  7.71      $  8.13         $8.00     $7.85      $8.18        $8.13
                                              -------      -------         -----     -----      -----        -----
Investment Activities:
  Net investment income...................       0.41         0.18          0.39      0.42       0.45         0.24
  Net realized and unrealized gains
    (losses) from investments.............      (0.18)       (0.34)         0.14      0.17      (0.23)        0.27
                                              -------      -------         -----     -----      -----        -----
    Total from Investment Activities......       0.23        (0.16)         0.53      0.59       0.22         0.51
                                              -------      -------         -----     -----      -----        -----
Distributions:
  Net investment income...................      (0.41)       (0.20)        (0.35)    (0.42)     (0.45)       (0.24)
  Net realized gains (losses).............         --        (0.06)        (0.05)    (0.02)     (0.10)       (0.22)
                                              -------      -------         -----     -----      -----        -----
    Total Distributions...................      (0.41)       (0.26)        (0.40)    (0.44)     (0.55)       (0.46)
                                              -------      -------         -----     -----      -----        -----
NET ASSET VALUE, END OF PERIOD............    $  7.53      $  7.71         $8.13     $8.00      $7.85        $8.18
                                              =======      =======         =====     =====      =====        =====
Total Return (Excludes Sales Charge)......       3.11%       (2.07)%(c)     6.74%     7.75%      2.09%        6.41%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).......    $13,036      $16,309         $ 638     $ 533      $ 502        $ 259
  Ratio of expenses to average net
    assets................................       1.52%        1.52%(d)      1.65%     1.62%      1.58%        1.60%(d)
  Ratio of net investment income to
    average net assets....................       5.42%        5.05%(d)      4.80%     5.08%      5.01%        5.00%(d)
  Ratio of expenses to average net
    assets*...............................       1.81%        2.01%(d)      1.65%     1.62%      1.67%        1.78%(d)
  Portfolio turnover (e)..................      25.10%       20.55%        41.69%    38.70%    103.93%      173.26%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of One Group Mutual Funds, the One Group Income Bond Fund merged into the Pegasus Multi Sector Bond Fund to become the One Group Income Bond Fund. The Financial Highlights for the periods prior to March 22, 1999 represent the Pegasus Multi Sector Bond Fund.
(b) Re-offering date of Class B shares was May 31, 1995.
(c) Not annualized.
(d) Annualized.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                  INCOME BOND FUND
                                                                  ----------------
                                                                   CLASS C SHARES
                                                                  ----------------
                                                                      MAY 30,
                                                                      2000 TO
                                                                      JUNE 30,
                                                                      2000 (a)
                                                                  ----------------
NET ASSET VALUE, BEGINNING OF PERIOD........................            $7.40
                                                                        -----
Investment Activities:
  Net investment income.....................................             0.04
  Net realized and unrealized gains (losses) from
     investments............................................             0.14
                                                                        -----
     Total from Investment Activities.......................             0.18
                                                                        -----
Distributions:
  Net investment income.....................................            (0.04)
                                                                        -----
     Total Distributions....................................            (0.04)
                                                                        -----
NET ASSET VALUE, END OF PERIOD..............................            $7.54
                                                                        =====
Total Return (Excludes Sales Charge)........................             2.37%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................            $ 128
  Ratio of expenses to average net assets...................             1.51%(c)
  Ratio of net investment income to average net assets......             5.90%(c)
  Ratio of expenses to average net assets*..................             1.77%(c)
  Portfolio turnover (d)....................................            25.10%

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                     GOVERNMENT BOND FUND
                                               ----------------------------------------------------------------
                                                                        CLASS I SHARES
                                               ----------------------------------------------------------------
                                                                     YEAR ENDED JUNE 30,
                                               ----------------------------------------------------------------
                                                 2000          1999          1998          1997          1996
                                               --------      --------      --------      --------      --------
NET ASSET VALUE, BEGINNING OF PERIOD.......    $   9.73      $  10.11      $   9.69      $   9.56      $   9.81
                                               --------      --------      --------      --------      --------
Investment Activities:
  Net investment income....................        0.59          0.58          0.60          0.62          0.62
  Net realized and unrealized gains
     (losses) from investments and
     futures...............................       (0.19)        (0.38)         0.42          0.13         (0.25)
                                               --------      --------      --------      --------      --------
     Total from Investment Activities......        0.40          0.20          1.02          0.75          0.37
                                               --------      --------      --------      --------      --------
Distributions:
  Net investment income....................       (0.59)        (0.58)        (0.60)        (0.62)        (0.62)
                                               --------      --------      --------      --------      --------
     Total Distributions...................       (0.59)        (0.58)        (0.60)        (0.62)        (0.62)
                                               --------      --------      --------      --------      --------
NET ASSET VALUE, END OF PERIOD.............    $   9.54      $   9.73      $  10.11      $   9.69      $   9.56
                                               ========      ========      ========      ========      ========
Total Return...............................        4.33%         1.94%        10.81%         8.10%         3.81%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000)........    $866,755      $964,576      $851,517      $724,423      $677,326
  Ratio of expenses to average net
     assets................................        0.62%         0.62%         0.62%         0.62%         0.68%
  Ratio of net investment income to average
     net assets............................        6.21%         5.77%         6.05%         6.45%         6.34%
  Ratio of expenses to average net
     assets*...............................        0.66%         0.66%         0.67%         0.68%         0.69%
  Portfolio turnover (a)...................       25.30%        80.86%        91.49%        60.53%        62.70%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       GOVERNMENT BOND FUND
                                                    -----------------------------------------------------------
                                                                          CLASS A SHARES
                                                    -----------------------------------------------------------
                                                                        YEAR ENDED JUNE 30,
                                                    -----------------------------------------------------------
                                                     2000         1999         1998         1997         1996
                                                    -------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD............    $  9.73      $ 10.11      $  9.69      $  9.56      $  9.81
                                                    -------      -------      -------      -------      -------
Investment Activities:
  Net investment income.........................       0.57         0.56         0.58         0.60         0.60
  Net realized and unrealized gains (losses)
     from investments and futures...............      (0.18)       (0.38)        0.42         0.13        (0.25)
                                                    -------      -------      -------      -------      -------
     Total from Investment Activities...........       0.39         0.18         1.00         0.73         0.35
                                                    -------      -------      -------      -------      -------
Distributions:
  Net investment income.........................      (0.57)       (0.56)       (0.58)       (0.60)       (0.60)
                                                    -------      -------      -------      -------      -------
     Total Distributions........................      (0.57)       (0.56)       (0.58)       (0.60)       (0.60)
                                                    -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD..................    $  9.55      $  9.73      $ 10.11      $  9.69      $  9.56
                                                    =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge)............       4.17%        1.69%       10.54%        7.83%        3.58%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).............    $43,935      $42,819      $31,548      $34,727      $38,800
  Ratio of expenses to average net assets.......       0.87%        0.87%        0.87%        0.87%        0.93%
  Ratio of net investment income to average net
     assets.....................................       5.93%        5.52%        5.80%        6.20%        6.09%
  Ratio of expenses to average net assets*......       1.01%        1.00%        1.02%        1.03%        1.04%
  Portfolio turnover (a)........................      25.30%       80.86%       91.49%       60.53%       62.70%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       GOVERNMENT BOND FUND
                                                    -----------------------------------------------------------
                                                                          CLASS B SHARES
                                                    -----------------------------------------------------------
                                                                        YEAR ENDED JUNE 30,
                                                    -----------------------------------------------------------
                                                     2000         1999         1998         1997         1996
                                                    -------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD............    $  9.74      $ 10.11      $  9.69      $  9.56      $  9.81
                                                    -------      -------      -------      -------      -------
Investment Activities:
  Net investment income.........................       0.51         0.49         0.52         0.54         0.54
  Net realized and unrealized gains (losses)
     from investments and futures...............      (0.19)       (0.37)        0.42         0.13        (0.25)
                                                    -------      -------      -------      -------      -------
     Total from Investment Activities...........       0.32         0.12         0.94         0.67         0.29
                                                    -------      -------      -------      -------      -------
Distributions:
  Net investment income.........................      (0.51)       (0.49)       (0.52)       (0.54)       (0.54)
                                                    -------      -------      -------      -------      -------
     Total Distributions........................      (0.51)       (0.49)       (0.52)       (0.54)       (0.54)
                                                    -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD..................    $  9.55      $  9.74      $ 10.11      $  9.69      $  9.56
                                                    =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge)............       3.39%        1.14%        9.86%        7.14%        2.95%
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).............    $43,077      $53,384      $20,922      $11,729      $10,782
  Ratio of expenses to average net assets.......       1.52%        1.52%        1.52%        1.52%        1.58%
  Ratio of net investment income to average net
     assets.....................................       5.30%        4.86%        5.14%        5.55%        5.44%
  Ratio of expenses to average net assets*......       1.66%        1.65%        1.67%        1.68%        1.69%
  Portfolio turnover (a)........................      25.30%       80.86%       91.49%       60.53%       62.70%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                  GOVERNMENT BOND FUND
                                                                -------------------------
                                                                     CLASS C SHARES
                                                                -------------------------
                                                                   YEAR         MARCH 22,
                                                                  ENDED          1999 TO
                                                                 JUNE 30,       JUNE 30,
                                                                   2000         1999 (a)
                                                                ----------      ---------
NET ASSET VALUE, BEGINNING OF PERIOD........................      $ 9.74         $10.03
                                                                  ------         ------
Investment Activities:
  Net investment income.....................................        0.51           0.14
  Net realized and unrealized gains (losses) from
     investments and futures................................       (0.19)         (0.29)
                                                                  ------         ------
     Total from Investment Activities.......................        0.32          (0.15)
                                                                  ------         ------
Distributions:
  Net investment income.....................................       (0.51)         (0.14)
                                                                  ------         ------
     Total Distributions....................................       (0.51)         (0.14)
                                                                  ------         ------
NET ASSET VALUE, END OF PERIOD..............................      $ 9.55         $ 9.74
                                                                  ======         ======
Total Return (Excludes Sales Charge)........................        3.39%         (1.54)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................      $3,130         $1,102
  Ratio of expenses to average net assets...................        1.52%          1.52%(c)
  Ratio of net investment income to average net assets......        5.36%          5.06%(c)
  Ratio of expenses to average net assets*..................        1.66%          1.65%(c)
  Portfolio turnover (d)....................................       25.30%         80.86%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         TREASURY & AGENCY FUND
                                                              --------------------------------------------
                                                                             CLASS I SHARES
                                                              --------------------------------------------
                                                                                               JANUARY 20,
                                                                   YEAR ENDED JUNE 30,           1997 TO
                                                              -----------------------------     JUNE 30,
                                                               2000       1999       1998       1997 (a)
                                                              -------    -------    -------    -----------
NET ASSET VALUE, BEGINNING OF PERIOD......................    $  9.81    $ 10.09    $  9.99     $  10.00
                                                              -------    -------    -------     --------
Investment Activities:
  Net investment income...................................       0.57       0.57       0.62         0.28
  Net realized and unrealized gains (losses) from
     investments..........................................      (0.15)     (0.21)      0.15        (0.01)
                                                              -------    -------    -------     --------
     Total from Investment Activities.....................       0.42       0.36       0.77         0.27
                                                              -------    -------    -------     --------
Distributions:
  Net investment income...................................      (0.57)     (0.57)     (0.62)       (0.28)
  Net realized gains (losses).............................      (0.02)     (0.07)     (0.05)          --
                                                              -------    -------    -------     --------
     Total Distributions..................................      (0.59)     (0.64)     (0.67)       (0.28)
                                                              -------    -------    -------     --------
NET ASSET VALUE, END OF PERIOD............................    $  9.64    $  9.81    $ 10.09     $   9.99
                                                              =======    =======    =======     ========
Total Return..............................................       4.42%      3.54%      7.91%        2.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).......................    $65,437    $79,958    $95,073     $110,084
  Ratio of expenses to average net assets.................       0.38%      0.36%      0.35%        0.45%(c)
  Ratio of net investment income to average net assets....       5.89%      5.60%      6.16%        6.44%(c)
  Ratio of expenses to average net assets*................       0.63%      0.65%      0.65%        0.78%(c)
  Portfolio turnover (d)..................................      30.02%     76.73%     41.60%       54.44%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         TREASURY & AGENCY FUND
                                                              --------------------------------------------
                                                                             CLASS A SHARES
                                                              --------------------------------------------
                                                                                               JANUARY 20,
                                                                   YEAR ENDED JUNE 30,           1997 TO
                                                              -----------------------------     JUNE 30,
                                                               2000       1999       1998       1997 (a)
                                                              -------    -------    -------    -----------
NET ASSET VALUE, BEGINNING OF PERIOD......................    $  9.81    $ 10.09    $  9.98      $10.00
                                                              -------    -------    -------      ------
Investment Activities:
  Net investment income...................................       0.55       0.54       0.63        0.29
  Net realized and unrealized gains (losses) from
     investments..........................................      (0.14)     (0.21)      0.16       (0.02)
                                                              -------    -------    -------      ------
     Total from Investment Activities.....................       0.41       0.33       0.79        0.27
                                                              -------    -------    -------      ------
Distributions:
  Net investment income...................................      (0.55)     (0.54)     (0.63)      (0.29)
  Net realized gains (losses).............................      (0.02)     (0.07)     (0.05)         --
                                                              -------    -------    -------      ------
     Total Distributions..................................      (0.57)     (0.61)     (0.68)      (0.29)
                                                              -------    -------    -------      ------
NET ASSET VALUE, END OF PERIOD............................    $  9.65    $  9.81    $ 10.09      $ 9.98
                                                              =======    =======    =======      ======
Total Return (Excludes Sales Charge)......................       4.27%      3.30%      8.10%       2.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).......................    $39,655    $72,941    $35,213      $   94
  Ratio of expenses to average net assets.................       0.63%      0.60%      0.58%       0.71%(c)
  Ratio of net investment income to average net assets....       5.62%      5.30%      5.87%       6.47%(c)
  Ratio of expenses to average net assets*................       0.99%      1.00%      0.98%       1.15%(c)
  Portfolio turnover (d)..................................      30.02%     76.73%     41.60%      54.44%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         TREASURY & AGENCY FUND
                                                              --------------------------------------------
                                                                             CLASS B SHARES
                                                              --------------------------------------------
                                                                                               JANUARY 20,
                                                                   YEAR ENDED JUNE 30,           1997 TO
                                                              -----------------------------     JUNE 30,
                                                               2000       1999       1998       1997 (a)
                                                              -------    -------    -------    -----------
NET ASSET VALUE, BEGINNING OF PERIOD......................    $  9.81    $ 10.08    $  9.99      $10.00
                                                              -------    -------    -------      ------
Investment Activities:
  Net investment income...................................       0.50       0.49       0.58        0.26
  Net realized and unrealized gains (losses) from
     investments..........................................      (0.15)     (0.20)      0.14       (0.01)
                                                              -------    -------    -------      ------
     Total from Investment Activities.....................       0.35       0.29       0.72        0.25
                                                              -------    -------    -------      ------
Distributions:
  Net investment income...................................      (0.50)     (0.49)     (0.58)      (0.26)
  Net realized gains (losses).............................      (0.02)     (0.07)     (0.05)         --
                                                              -------    -------    -------      ------
     Total Distributions..................................      (0.52)     (0.56)     (0.63)      (0.26)
                                                              -------    -------    -------      ------
NET ASSET VALUE, END OF PERIOD............................    $  9.64    $  9.81    $ 10.08      $ 9.99
                                                              =======    =======    =======      ======
Total Return (Excludes Sales Charge)......................       3.65%      2.89%      7.33%       2.58%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).......................    $54,322    $69,825    $12,483      $   80
  Ratio of expenses to average net assets.................       1.13%      1.10%      1.08%       1.23%(c)
  Ratio of net investment income to average net assets....       5.14%      4.79%      5.39%       6.30%(c)
  Ratio of expenses to average net assets*................       1.64%      1.64%      1.63%       1.81%(c)
  Portfolio turnover (d)..................................      30.02%     76.73%     41.60%      54.44%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                    HIGH YIELD BOND FUND
                                                                ----------------------------
                                                                       CLASS I SHARES
                                                                ----------------------------
                                                                   YEAR         NOVEMBER 13,
                                                                  ENDED           1998 TO
                                                                 JUNE 30,         JUNE 30,
                                                                   2000           1999 (a)
                                                                ----------      ------------
NET ASSET VALUE, BEGINNING OF PERIOD........................     $   9.87         $  10.00
                                                                 --------         --------
Investment Activities:
  Net investment income.....................................         0.89             0.51
  Net realized and unrealized gains (losses) from
     investments............................................        (0.97)           (0.13)
                                                                 --------         --------
     Total from Investment Activities.......................        (0.08)            0.38
                                                                 --------         --------
Distributions:
  Net investment income.....................................        (0.89)           (0.51)
                                                                 --------         --------
     Total Distributions....................................        (0.89)           (0.51)
                                                                 --------         --------
NET ASSET VALUE, END OF PERIOD..............................     $   8.90         $   9.87
                                                                 ========         ========
Total Return................................................        (0.75)%           3.80%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................     $218,780         $137,433
  Ratio of expenses to average net assets...................         0.88%            0.89%(c)
  Ratio of net investment income to average net assets......         9.63%            8.48%(c)
  Ratio of expenses to average net assets*..................         1.03%            1.18%(c)
  Portfolio turnover (d)....................................        35.14%           28.02%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                    HIGH YIELD BOND FUND
                                                                ----------------------------
                                                                       CLASS A SHARES
                                                                ----------------------------
                                                                   YEAR         NOVEMBER 13,
                                                                  ENDED           1998 TO
                                                                 JUNE 30,         JUNE 30,
                                                                   2000           1999 (a)
                                                                ----------      ------------
NET ASSET VALUE, BEGINNING OF PERIOD........................      $ 9.86          $ 10.00
                                                                  ------          -------
Investment Activities:
  Net investment income.....................................        0.87             0.49
  Net realized and unrealized gains (losses) from
     investments............................................       (0.97)           (0.14)
                                                                  ------          -------
     Total from Investment Activities.......................       (0.10)            0.35
                                                                  ------          -------
Distributions:
  Net investment income.....................................       (0.87)           (0.49)
                                                                  ------          -------
     Total Distributions....................................       (0.87)           (0.49)
                                                                  ------          -------
NET ASSET VALUE, END OF PERIOD..............................      $ 8.89          $  9.86
                                                                  ======          =======
Total Return (Excludes Sales Charge)........................       (1.00)%           3.53%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................      $9,860          $11,405
  Ratio of expenses to average net assets...................        1.13%            1.13%(c)
  Ratio of net investment income to average net assets......        9.28%            8.46%(c)
  Ratio of expenses to average net assets*..................        1.38%            1.43%(c)
  Portfolio turnover (d)....................................       35.14%           28.02%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                    HIGH YIELD BOND FUND
                                                                ----------------------------
                                                                       CLASS B SHARES
                                                                ----------------------------
                                                                   YEAR         NOVEMBER 13,
                                                                  ENDED           1998 TO
                                                                 JUNE 30,         JUNE 30,
                                                                   2000           1999 (a)
                                                                ----------      ------------
NET ASSET VALUE, BEGINNING OF PERIOD........................      $ 9.88           $10.00
                                                                  ------           ------
Investment Activities:
  Net investment income.....................................        0.81             0.45
  Net realized and unrealized gains (losses) from
     investments............................................       (0.97)           (0.12)
                                                                  ------           ------
     Total from Investment Activities.......................       (0.16)            0.33
                                                                  ------           ------
Distributions:
  Net investment income.....................................       (0.81)           (0.45)
                                                                  ------           ------
     Total Distributions....................................       (0.81)           (0.45)
                                                                  ------           ------
NET ASSET VALUE, END OF PERIOD..............................      $ 8.91           $ 9.88
                                                                  ======           ======
Total Return (Excludes Sales Charge)........................       (1.64)%           3.30%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................      $6,565           $3,748
  Ratio of expenses to average net assets...................        1.77%            1.77%(c)
  Ratio of net investment income to average net assets......        8.66%            7.69%(c)
  Ratio of expenses to average net assets*..................        2.02%            2.06%(c)
  Portfolio turnover (d)....................................       35.14%           28.02%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                  High Yield Bond Fund
                                                                -------------------------
                                                                     Class C Shares
                                                                -------------------------
                                                                   YEAR         MARCH 22,
                                                                  ENDED          1999 TO
                                                                 JUNE 30,       JUNE 30,
                                                                   2000         1999 (a)
                                                                ----------      ---------
NET ASSET VALUE, BEGINNING OF PERIOD........................      $ 9.87         $10.14
                                                                  ------         ------
Investment Activities:
  Net investment income.....................................        0.81           0.22
  Net realized and unrealized gains (losses) from
     investments............................................       (0.97)         (0.27)
                                                                  ------         ------
     Total from Investment Activities.......................       (0.16)         (0.05)
                                                                  ------         ------
Distributions:
  Net investment income.....................................       (0.81)         (0.22)
                                                                  ------         ------
     Total Distributions....................................       (0.81)         (0.22)
                                                                  ------         ------
NET ASSET VALUE, END OF PERIOD..............................      $ 8.90         $ 9.87
                                                                  ======         ======
Total Return (Excludes Sales Charge)........................       (1.66)%        (0.56)%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000).........................      $2,121         $    9
  Ratio of expenses to average net assets...................        1.78%          1.76%(c)
  Ratio of net investment income to average net assets......        8.82%          7.84%(c)
  Ratio of expenses to average net assets*..................        2.03%          2.08%(c)
  Portfolio turnover (d)....................................       35.14%         28.02%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 2000

1. ORGANIZATION:

   The One Group Mutual Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust. The accompanying financial statements and financial highlights are those of the Ultra Short-Term Bond Fund, the Short-Term Bond Fund, the Intermediate Bond Fund, the Bond Fund, the Income Bond Fund, the Government Bond Fund, the Treasury & Agency Fund, and the High Yield Bond Fund (individually a "Fund," collectively the "Funds") only. Each Fund is a diversified mutual fund.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Trust in preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

     SECURITY VALUATION

     Debt securities (other than short-term investments maturing in 60 days or less), including municipal securities, are valued on the basis of valuations provided by dealers or by an independent pricing service approved by the Board of Trustees. Short-term investments maturing in 60 days or less are valued at amortized cost, which approximates market value. Futures contracts are valued at the settlement price established each day by the board of trade or an exchange on which they are traded. Options traded on an exchange are valued using the last sale price or, in the absence of a sale, the mean of the latest bid and ask prices. Options traded over-the-counter are valued using dealer-supplied valuations. Investments for which there are no such quotations or valuations are carried at fair value as determined by the Pricing Committee which is comprised of members from One Group Administrative Services, ("OGA"), an affiliate of Banc One Investment Advisors Corporation (the "Advisor"), and The One Group Services Company (the "Administrator") under the direction of the Board of Trustees.

     REPURCHASE AGREEMENTS

     The Funds may invest in repurchase agreements with institutions that are deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase agreement transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest. Repurchase agreements are considered to be loans by a fund under the 1940 Act.

     MORTGAGE ROLLS

     The Funds may enter into mortgage "dollar rolls" in which the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the mortgage-backed securities. The Fund is compensated by fee income or the difference between the current sales price and the lower forward price for the future purchase.

     SECURITIES LENDING

     To generate additional income, the Funds may lend up to 33 1/3% of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, letters of credit or any combination of cash, such securities or letters of credit

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

     as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Funds receive payments from borrowers equivalent to the dividends and interest that would have been earned on securities lent while simultaneously seeking to earn interest on the investment of cash collateral.

     Collateral is marked to market daily to provide a level of collateral at least equal to the market value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not considered to be illiquid investments. As of June 30, 2000, the following Funds had securities with the following market values on loan (amounts in thousands):

                                                                                 MARKET
                                                                   MARKET        VALUE
                                                                  VALUE OF     OF LOANED
                                                                 COLLATERAL    SECURITIES
                                                                 ----------    ----------
   Short-Term Bond Fund........................................   $223,643      $217,528
   Intermediate Bond Fund......................................    325,998       317,448
   Bond Fund...................................................    374,572       367,182
   Income Bond Fund............................................    281,940       275,905
   Government Bond Fund........................................    165,934       162,112
   Treasury & Agency Fund......................................     48,490        47,468
   High Yield Bond Fund........................................     47,549        46,734

     The loaned securities were fully collateralized by cash, U.S. Government securities, and letters of credit as of June 30, 2000.

     SECURITY TRANSACTIONS AND RELATED INCOME

     Security transactions are accounted for on a trade date basis. Net realized gains or losses from sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Dividends are recorded on the ex-dividend date. Net investment income includes premium amortization and discount accretion for both financial reporting and tax purposes. Amortization and accretion are calculated using the effective interest method.

     EXPENSES

     Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses, which are attributable to more than one Fund of the Trust, are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

     DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

     Dividends from net investment income are declared daily and paid monthly for the Funds. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are due to differences in separate class expenses.

     Distributions from net investment income and from net capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, expiring capital loss carryforwards, and deferrals of certain losses. Permanent book and tax basis differences have been reclassified among the components of net assets.

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

     ORGANIZATION COSTS

     Costs incurred by the Trust in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution, have been deferred. Prior to June 30, 1998, costs were being amortized using the straight-line method over a period of five years beginning with the commencement of each Fund's operations. After June 30, 1998, costs are expensed as incurred. All such costs, which are attributable to more than one Fund of the Trust, have been allocated among the respective Fund's pro-rata, based on the relative net assets of each Fund. In the event that any of the initial shares are redeemed during such period by any holder thereof, the related Fund will be reimbursed by such holder for any unamortized organization costs in the proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

     FEDERAL INCOME TAXES

     Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions from net investment income and from net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

     FINANCIAL INSTRUMENTS

     Investing in financial instruments such as written options, futures, structured notes and indexed securities involves risks in excess of the amounts reflected in the Statements of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular class of instrument. Risks associated with these instruments include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or inability of counterparties to perform under the terms of the contract. The Funds enter into these contracts primarily as a means to hedge against adverse fluctuations in securities held or planned to be purchased by the funds.

     FUTURES CONTRACTS

     The Funds (except for the Treasury & Agency Fund) may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or for the change in the value of a specified financial index over predetermined time period. Cash or securities are deposited with brokers in order to maintain a position. Subsequent payments made or received by the Fund based on the daily change in the market value of the position are recorded as unrealized appreciation or depreciation until the contract is closed out, at which time the appreciation or depreciation is realized.

     The following is a summary of futures outstanding as of June 30, 2000:

                                                                               OPENING     CURRENT MARKET
                                                                 NUMBER OF    POSITIONS        VALUE
                FUND                     CONTRACT TYPE           CONTRACTS      (000)          (000)
                ----               --------------------------    ---------    ---------    --------------
   Ultra Short-Term Bond Fund      Short Bond U.S. 2 Year,
                                   October 2000 Futures             100        $19,676        $19,837
   Government Bond Fund            Short Bond U.S. 2 Year,
                                   October 2000 Futures             100         19,676         19,838

     INDEXED SECURITIES

     The Funds may invest in indexed securities whose value is linked either directly or inversely to changes in foreign currencies, interest rates, commodities, indices or other referenced instruments. Indexed securities may be more volatile than the referenced instrument itself, but any loss is limited to the amount of the original investment.

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

3. SHARES OF BENEFICIAL INTEREST:

   The Trust has an unlimited number of shares of beneficial interest, with no par value, which may, without shareholder approval, be divided into an unlimited number of series of such shares, and any series may be classified or reclassified into one or more classes. The Trust is registered to offer fifty-four series and six classes of shares: Class I, Class A, Class B, Class C, Class S and Service Class. Currently, the Trust consists of forty-nine active funds. The Funds are each authorized to issue Class I, Class A, Class B and Class C shares only. Class A shares are subject to initial sales charges, imposed at the time of purchase, in accordance with the Funds' prospectus. Certain redemptions of Class B and Class C shares are subject to contingent deferred sales charges in accordance with the Funds' prospectus. As of June 30, 2000, there were no shareholders in Class C of the Ultra Short-Term Bond Fund, the Short-Term Bond Fund, and the Treasury and Agency Fund. Shareholders are entitled to one vote for each full share held and vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. See Schedules of Capital Stock Activity.

4. INVESTMENT ADVISORY, ADMINISTRATION, AND DISTRIBUTION AGREEMENTS:

   The Trust and the Advisor are parties to an investment advisory agreement under which the Advisor is entitled to receive an annual fee, computed daily and paid monthly, equal to the following percentages of the Funds' average daily net assets: 0.55% of the Ultra Short-Term Bond Fund, 0.60% of the Short-Term Bond Fund, the Intermediate Bond Fund, the Bond Fund and the Income Bond Fund; 0.45% of the Government Bond Fund; 0.40% of the Treasury & Agency Fund; and 0.75% of the High Yield Bond Fund.

   The Trust and the Administrator, a wholly-owned subsidiary of The BISYS Group, Inc., are parties to an administration agreement under which the Administrator provides services for a fee that is computed daily and paid monthly, at an annual rate of 0.20% on the first $1.5 billion of Trust net assets (excluding the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Conservative Growth Fund and the Investor Balanced Fund (the "Investor Funds") and the Treasury Only Money Market Fund, the Government Money Market Fund and the Institutional Prime Money Market Fund (the "Institutional Money Market Funds")); 0.18% on the next $0.5 billion of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds); and 0.16% of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds) over $2 billion. OGA serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and OGA. Pursuant to this agreement, OGA performs many of the Administrator's duties, for which OGA receives a fee paid by the Administrator.

   Banc One High Yield Partners, LLC, the sub-advisor of the One Group High Yield Bond Fund, was formed as a limited liability company under an agreement between Banc One Investment Advisors and Pacholder Associates, Inc. Under the Agreement, Pacholder is responsible for providing portfolio management services on behalf of Banc One High Yield Partners, LLC for the One Group High Yield Bond Fund. For its services, Banc One High Yield Partners, LLC is paid a fee by the Advisor.

   A Special Meeting of Shareholders ("Special Meeting") of the One Group Income Bond Fund (the "Fund") was held on November 19, 1999. At the meeting, a majority of the shareholders of record at the close of business on September 23, 1999 approved a Sub-Investment Advisory Agreement between Banc One Investment Advisors Corporation and Banc One High Yield Partners, LLC with respect to the Fund. As a result, Banc One High Yield Partners, LLC now acts as sub-advisor to the Fund with respect to that portion of the Fund's assets designated by Banc One Investment Advisors for investment in corporate fixed-income securities and instruments which are rated below investment grade or unrated corporate fixed-income securities and instruments of similar quality. The Fund cannot invest more than 30% of its total assets in this type of security. Approval of the Sub-Investment Advisory Agreement did not result in any change in the Fund's investment restrictions or an increase in the contractual rate of any advisory fees payable by the Fund. For its services, Banc One High Yield Partners, LLC is paid a fee by the Advisor.

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

   The Trust and The One Group Services Company (the "Distributor") are parties to a distribution agreement under which shares of the Funds are sold on a continuous basis. Class A, Class B, and Class C shares are subject to distribution and shareholder services plans (the "Plans") pursuant to Rule 12b-1 under the 1940 Act. As provided in the Plans, the Trust will pay the Distributor a fee of 0.35% of the average daily net assets of Class A shares of each of the Funds and 1.00% of the average daily net assets of the Class B and Class C shares of each of the Funds. Currently, the Distributor has voluntarily agreed to limit payments under the Plans to 0.25% of average daily net assets of the Class A shares of each Fund, 0.75% of average daily net assets of the Class B shares of the Ultra Short-Term Bond Fund, the Short-Term Bond Fund and the Treasury & Agency Fund, 0.90% of average daily net assets of the Class B shares of the Intermediate Bond Fund, the Bond Fund, the Income Bond Fund, the Government Bond Fund and the High Yield Bond Fund and 0.90% of the average daily net assets of the Class C shares of the Intermediate Bond Fund, the Bond Fund, the Income Bond Fund, the Government Bond Fund and the High Yield Bond Fund. Up to 0.25% of the fees payable under the Plans may be used as compensation for shareholder services by the Distributor and/or financial institutions and intermediaries. Fees paid under the Plans may be applied by the Distributor toward (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Advisor), brokers, dealers and other institutions, including the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. Class I shares of each Fund are offered without distribution fees. For the year ended June 30, 2000, the Distributor received $760,556 from commissions earned on sales of Class A shares and redemptions of Class B and Class C shares, of which the Distributor re-allowed $439,833 to affiliated broker-dealers of the Funds.

   Certain officers of the Trust are affiliated with the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

   The Advisor, the Administrator and the Distributor voluntarily agreed to waive a portion of their fees. For the year ended June 30, 2000, fees in the following amounts were waived (amounts in thousands):

                                             INVESTMENT                              DISTRIBUTION
                                              ADVISORY                                FEES WAIVED
                                                FEES       ADMINISTRATION    -----------------------------
                                               WAIVED       FEES WAIVED      CLASS A    CLASS B    CLASS C
                                             ----------    --------------    -------    -------    -------
    Ultra Short-Term Bond Fund.............    $  719           $310          $ 26       $ 17        $--
    Short-Term Bond Fund...................     2,166             --            21         13        --
    Intermediate Bond Fund.................     3,398             --           139         38        27
    Bond Fund..............................     3,454            184           161         18         1
    Income Bond Fund.......................     2,574             --            30         15        --(a)
    Government Bond Fund...................       172            193            43         49         2
    Treasury & Agency Fund.................       390            114            59        158        --
    High Yield Bond Fund...................       298             --            11          5         1

------------
(a) Amount is less than $1,000.

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

5. SECURITIES TRANSACTIONS:

   The cost of security purchases and the proceeds from the sale of securities (excluding short-term securities and purchased options) for the year ended June 30, 2000, were as follows (amounts in thousands):

                                                                  PURCHASES     SALES
                                                                  ---------    --------
    Ultra Short-Term Bond Fund..................................  $ 92,555     $ 94,292
    Short-Term Bond Fund........................................   192,690      252,419
    Intermediate Bond Fund......................................    83,203      224,977
    Bond Fund...................................................   553,146      246,437
    Income Bond Fund............................................   355,748      339,726
    Government Bond Fund........................................   247,341      325,756
    Treasury & Agency Fund......................................    56,799      118,078
    High Yield Bond Fund........................................   161,766       65,595

6. LINE OF CREDIT:

   The Trust and State Street Bank and Trust Company ("State Street") and a group of banks (collectively, the "Banks") entered into a financing agreement dated October 19, 1999. Under this agreement, the Banks provide an unsecured committed credit facility in the aggregate amount of $500 million. The credit facility is allocated, under the terms of the financing agreement, among the Banks. Advances under the agreement are taken primarily for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities, and are subject to each Fund's borrowing restrictions. Interest on borrowings is payable at the Federal Funds Rate plus 0.50% on an annualized basis. Interest on borrowings during the period from and including December 15, 1999 to January 17, 2000, was payable at 0.50% plus the higher of the Fed Funds Effective Rate plus 0.50% or the Fed Funds Target Rate plus 1.50%. A commitment fee of 0.10% per annum will be incurred on the unused portion of the committed facility, which is allocated to all funds.

   For the year ended June 30, 2000, there were no borrowings by the Funds under the agreement.

7. DEFERRED TRUSTEES FEES:

   Independent Trustees of the Funds may participate in a Deferred Compensation Plan in which they may defer any or all compensation related to performance of their duties as a Trustee. All deferred compensation is paid by the Funds and invested into various One Group Mutual Funds elected by each Trustee. The Plan is fully funded and therefore, the Funds bear no additional trustee expense over and above the normal cash compensation.

8. CONVERSION OF COMMON TRUST FUNDS:

   The net assets of certain common trust funds managed by First Chicago NBD Investment Management Company (an affiliate of the Advisor) were exchanged in a tax-free conversion for Class I shares of the corresponding Funds. The transactions were accounted for by a method followed for tax purposes in a tax-free business

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

   combination. The following is a summary of dates, shares issued, net asset value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands, except per share amounts):

                                                                                NET ASSET
                                                      SHARES     NET ASSETS     VALUE PER       UNREALIZED
                                                      ISSUED     CONVERTED     SHARE ISSUED    APPRECIATION
                                                      -------    ----------    ------------    ------------
    January 16, 1998
    Income Bond Fund................................    5,726     $ 46,377        $ 8.10         $ 1,314
    June 5, 1998
    Intermediate Bond Fund..........................      658        6,897         10.49             212
    August 21, 1998
    Intermediate Bond Fund..........................      424        4,465         10.52             123
    September 25,1998
    Intermediate Bond Fund..........................    1,236       13,194         10.67             499
    Income Bond Fund................................   34,607      284,468          8.22          17,961

9. MARQUIS REORGANIZATION:

   The Trust entered an agreement and plan of reorganization and liquidation ("the Marquis Reorganization") with the Marquis Family of Funds (the "Marquis Funds") pursuant to which all of the assets and liabilities of each Marquis Fund transferred to a fund of the One Group in exchange for shares of the corresponding fund of the One Group. The Marquis Reorganization, which qualified as a tax-free exchange for federal income tax purposes, was completed on August 10, 1998, following approval by shareholders of the Marquis Funds at a special shareholder meeting. The following is a summary of shares outstanding, net assets, net asset value per share issued and unrealized appreciation immediately before and after the Marquis Reorganization (amounts in thousands, except per share amounts):

                                                                                                AFTER
                                                             BEFORE REORGANIZATION          REORGANIZATION
                                                        --------------------------------    --------------
                                                        MARQUIS GOVERNMENT    GOVERNMENT      GOVERNMENT
                                                         SECURITIES FUND      BOND FUND       BOND FUND
                                                        ------------------    ----------    --------------
    Shares............................................         14,222            90,163          104,393
    Net assets........................................       $144,002          $912,669       $1,056,671
    Net asset value:
      Class I.........................................             --             10.12            10.12
      Class A.........................................          10.13             10.12            10.12
      Class B.........................................          10.18             10.12            10.12
    Unrealized appreciation...........................          2,739            35,291           38,030

10. PEGASUS REORGANIZATION:

    The Trust entered an agreement and plan of reorganization and liquidation ("the Pegasus Reorganization") with the Pegasus Funds pursuant to which all of the assets and liabilities of each Pegasus Fund transferred to a fund of the One Group in exchange for shares of the corresponding fund of the One Group. The Pegasus Reorganization, which qualified as a tax-free exchange for federal income tax purposes, was completed on March 22, 1999, following approval by shareholders of the Pegasus Funds at a special shareholder meeting. All of the One Group Funds were accounting survivors except the Intermediate Bond Fund and the Income Bond Fund where the Pegasus Fund was the accounting survivor. All accounting and performance information reflect the prior Pegasus Fund. The following is a summary of shares outstanding, net assets, net asset value per

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

    share issued and unrealized appreciation immediately before and after the Pegasus Reorganization (amounts in thousands, except per share amounts):

                                                                                                  AFTER
                                                                 BEFORE REORGANIZATION        REORGANIZATION
                                                             -----------------------------    --------------
                                                                                LIMITED
                                                             PEGASUS SHORT     VOLATILITY       SHORT-TERM
                                                               BOND FUND          FUND          BOND FUND
                                                             -------------    ------------    --------------
      Shares...............................................      30,860           58,460           88,295
      Net assets...........................................    $313,282         $613,984         $927,266
      Net asset value:
        Class I............................................       10.15            10.50            10.50
        Class A............................................       10.16            10.50            10.50
        Class B............................................       10.06            10.57            10.57
      Unrealized appreciation..............................       1,569            7,001            8,570

                                                                                                  AFTER
                                                                 BEFORE REORGANIZATION        REORGANIZATION
                                                             -----------------------------    --------------
                                                                PEGASUS
                                                             INTERMEDIATE     INTERMEDIATE     INTERMEDIATE
                                                               BOND FUND       BOND FUND        BOND FUND
                                                             -------------    ------------    --------------
      Shares...............................................      62,063           87,346           149,434
      Net assets...........................................    $650,147         $914,740        $1,564,887
      Net asset value:
        Class I............................................       10.48            10.48             10.48
        Class A............................................       10.48            10.48             10.48
        Class B............................................       10.37            10.38             10.38
        Class C............................................          --            10.38             10.38
      Unrealized appreciation..............................      10,495            3,899            14,394

                                                                                                  AFTER
                                                                 BEFORE REORGANIZATION        REORGANIZATION
                                                             -----------------------------    --------------
                                                                PEGASUS
                                                               BOND FUND       BOND FUND        BOND FUND
                                                             -------------    ------------    --------------
      Shares...............................................      143,101              --           143,101
      Net assets...........................................   $1,515,388              --        $1,515,388
      Net asset value:
        Class I............................................        10.59              --             10.59
        Class A............................................        10.59              --             10.59
        Class B............................................        10.59              --             10.59
      Unrealized appreciation..............................       48,460              --            48,460

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

                                                                                                  AFTER
                                                                 BEFORE REORGANIZATION        REORGANIZATION
                                                             -----------------------------    --------------
                                                             PEGASUS MULTI
                                                              SECTOR BOND        INCOME           INCOME
                                                                 FUND          BOND FUND        BOND FUND
                                                             -------------    ------------    --------------
      Shares...............................................      48,669           130,022          178,659
      Net assets...........................................    $383,772        $1,026,073       $1,409,845
      Net asset value:
        Class I............................................        7.89              7.89             7.89
        Class A............................................        7.88              7.89             7.89
        Class B............................................        7.92              7.92             7.92
      Unrealized appreciation..............................      12,187            28,006           40,193

                                                                                                  AFTER
                                                                 BEFORE REORGANIZATION        REORGANIZATION
                                                             -----------------------------    --------------
                                                             PEGASUS HIGH
                                                              YIELD BOND       HIGH YIELD       HIGH YIELD
                                                                 FUND          BOND FUND        BOND FUND
                                                             -------------    ------------    --------------
      Shares...............................................       8,666           3,769            12,145
      Net assets...........................................     $84,851         $38,195          $123,045
      Net asset value:
        Class I............................................        9.79           10.13             10.13
        Class A............................................        9.71           10.13             10.13
        Class B............................................        9.73           10.14             10.14
      Unrealized appreciation (depreciation)...............      (2,613)            343            (2,270)

11. FEDERAL TAX INFORMATION (UNAUDITED):

    The accompanying table below detail distributions from long-term capital gains for the following funds for the fiscal year ended June 30, 2000 (amounts in thousands):

                                  FUND                                AMOUNT
                                  ----                                ------
      Treasury & Agency Fund......................................     $296

    On June 30, 2000, the following Funds have capital loss carryforwards which are available to offset future capital gains, if any (amounts in thousands):

                                                                             EXPIRES
                                                  --------------------------------------------------------------
                         FUND                      2002     2003      2004     2005    2006     2007      2008      TOTAL
                         ----                     ------   -------   -------   ----   ------   -------   -------   -------
      Ultra Short-Term Bond Fund................  $   --   $ 2,282   $1,065    $682   $  139   $   602   $   632   $ 5,402
      Short-Term Bond Fund......................     122     2,720    3,301     651    2,646     1,623        --    11,063
      Intermediate Bond Fund....................   1,756     2,148      529      --      184        --     1,128     5,745
      Bond Fund.................................   8,066     1,042       --      --       --        --        --     9,108
      Income Bond Fund..........................      --    50,654    1,963      --    2,229    17,780       615    73,241
      Government Bond Fund......................      --     3,425    5,967      --       --        --    10,260    19,652
      Treasury & Agency Fund....................      --        --       --      --       --        --       155       155
      High Yield Bond Fund......................      --        --       --      --      478        --     2,983     3,461

Continued

One Group Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 2000

    Capital losses incurred after October 31 within the Fund's fiscal year may be deferred and treated as occurring on the first day of the following fiscal year. The following deferred losses will be treated as arising on the first day of the fiscal year ended June 30, 2001 (amounts in thousands):

                                  FUND                              AMOUNT
                                  ----                              ------
      Ultra Short-Term Bond Fund..................................  $  373
      Short Term Bond Fund........................................   1,232
      Intermediate Bond Fund......................................   3,174
      Income Bond Fund............................................   3,283
      Government Bond Fund........................................   3,722
      Treasury & Agency Fund......................................   2,710
      High Yield Bond Fund........................................   8,426

Report of Independent Accountants
--------------------------------------------------------------------------------
ONE GROUP MUTUAL FUNDS                                             JUNE 30, 2000

To the Board of Trustees and Shareholders of One Group Mutual Funds:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Ultra Short-Term Bond Fund, the Short-Term Bond Fund, the Intermediate Bond Fund, the Bond Fund, the Income Bond Fund, the Government Bond Fund, the Treasury & Agency Fund and the High Yield Bond Fund (eight series of One Group Mutual Funds, hereafter referred to as the "Funds") at June 30, 2000, the results of each of their operations for the year then ended and the changes in each of their net assets and the financial highlights for each of the periods presented (other than those statements of changes in net assets and financial highlights that have been audited by other independent accountants), in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above. The financial statements of the Intermediate Bond Fund, the Bond Fund and the Income Bond Fund for all periods ended on or before December 31, 1998 were audited by other independent accountants whose report dated February 12, 1999, expressed an unqualified opinion on those statements and financial highlights.

PricewaterhouseCoopers LLP
Columbus, Ohio
August 18, 2000

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

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

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

 One Group is distributed by
 The One Group Services Company,
 which is not affiliated with BANK
 ONE CORPORATION. Banc One
 Investment Advisors Corporation
 serves as investment advisor to
 the One Group, for which it
 receives advisory fees.

 Call Investor Services at
 The One Group Service Center
 at 1 800 480 4111 for a prospectus
 containing complete information
 about charges and expenses. Read
 carefully before investing. Past
 performance is no guarantee of
 future results.

 BANC ONE
 INVESTMENT
 ADVISORS
 CORPORATION
 TOG-F-037-AN (8/00)

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